dated 15 November 2016

BAHRAIN LNG W.L.L.
as Company

STANDARD CHARTERED BANK
as K-SURE Covered Facility Agent

STANDARD CHARTERED BANK
as Global Facility Agent

STANDARD CHARTERED BANK
as K-SURE Coordination Bank

THE KOREA DEVELOPMENT BANK
as K-SURE Covered Facility Syndication Arranger

and

K-SURE COVERED FACILITY LENDERS

_________________________________________
k-sure COVERED FACILITY AGREEMENT
_________________________________________

THIS AGREEMENT is made on _15____ November 2016 between:

(1)
BAHRAIN LNG W.L.L., a limited liability company incorporated and existing under the laws of Bahrain, having commercial registration number 95522-1 with its principal office at GBCORP Tower, 13th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain Financial Harbour District, P.O. Box 2417, Sea Front, Manama, Bahrain (the "Company");

(2)	STANDARD CHARTERED BANK, as facility agent to the K-SURE Covered Facility Lenders (the "K-SURE Covered Facility Agent");

(3)	STANDARD CHARTERED BANK, as global facility agent for and on behalf of itself and the other Finance Parties under the Finance Documents (the "Global Facility Agent");

(3)	STANDARD CHARTERED BANK, as K-SURE coordinator for and on behalf of itself and the other K-SURE Covered Facility Lenders (the "K-SURE Coordination Bank");

(3)	THE KOREA DEVELOPMENT BANK (the "K-SURE Covered Facility Syndication Arranger"); and

(4)
THE FINANCIAL INSTITUTIONS set out in Schedule 1 (The Original K-SURE Covered Facility Lenders) as the original lenders of the K-SURE Covered Facility (the "K-SURE Covered Facility Lenders" and together with the K-SURE Covered Facility Agent, the "K-SURE Covered Facility Finance Parties").

RECITALS:

(A)	The Company wishes to undertake the Project.

(B)
The Company has entered into a common terms agreement on or about the date hereof (the "Common Terms Agreement") with, inter alios, Standard Chartered Bank as the Global Facility Agent, K-SURE Covered Facility Agent and Offshore Security Trustee and Ahli United Bank B.S.C. as the Onshore Security Agent and the K-SURE Covered Facility Finance Parties, in respect of the common terms and conditions for the financing of the Project.

(C)
In respect of a portion of the financing of the Project, the K-SURE Covered Facility Lenders have agreed to provide the Company with loan facilities in an amount not exceeding US$581,851,136.00 on the terms and subject to the conditions set out in this Agreement.

(D)	This Agreement is entered into with the benefit of the provisions, and subject to the terms, of the Common Terms Agreement.
IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions
In this Agreement:
"Arbitral Tribunal" has the meaning given to it in Clause 19(b) (Arbitration).
"Break Costs" means the amount (if any) by which:

(a)
the interest (other than that attributable to the applicable Margin) which a K-SURE Covered Facility Lender should have received for the period from the date of receipt of all or any part of its participation in a K-SURE Covered Facility Advance or Unpaid Sum to the last day of the current Interest Period in respect of that K-SURE Covered Facility Advance or Unpaid Sum, had the amount of that K-SURE

Covered Facility Advance or Unpaid Sum received been paid on the last day of that Interest Period; or

(b)
where a K-SURE Covered Facility Lender funds its participation in a K-SURE Covered Facility Advance requested by the Company in a Notice of Drawdown and such K-SURE Covered Facility Advance is not made by reason of the operation of any one or more of the provisions of the Finance Documents, the interest to the last day of the Interest Period that would have been applicable to such K-SURE Covered Facility Advance (other than that attributable to the applicable Margin) which the K-SURE Covered Facility Lender would have received from the Company if the K-SURE Covered Facility Advance had been made, exceeds:

(c)
the amount which that K-SURE Covered Facility Lender would be able to obtain by placing an amount equal to the amount of that K-SURE Covered Facility Advance or Unpaid Sum received by it or the amount of the funding arranged by it (as the case may be) on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery of funding and ending on the last day of the current Interest Period.

"Commitment Fee" means the fee or fees specified in Clause 11.1 (Commitment Fee).
"Deferred Amount" has the meaning given to it in Clause 5.1(b) (Repayment of the K-SURE Covered Facility Loan).
"Dispute" has the meaning given to it in Clause 19(a) (Arbitration).
"Existing Dispute" has the meaning given to it in Clause 19(h) (Arbitration).
"Existing Interest Period" has the meaning given to it in Clause 6.3(b) (Consolidation of K-SURE Covered Facility Advances).
"Interest Period" means in relation to a K-SURE Covered Facility Advance, each period determined in accordance with Clause 6.1 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 7.3 (Default Interest Periods).
"Interpolated Screen Rate" means, in relation to any K-SURE Covered Facility Advance, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that K-SURE Covered Facility Advance; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that K-SURE Covered Facility Advance, each as of the Specified Time for the currency of that K-SURE Covered Facility Advance.
"K-SURE" means the Korea Trade Insurance Corporation.
"K-SURE Commitment Letter" means the written commitment letter from K-SURE pursuant to which it undertakes to provide the K-SURE Overseas Business Credit Insurance Contract.
"K-SURE Covered Facility Advance" means an advance (as from time to time reduced by repayment) made, or to be made, by the K-SURE Covered Facility Lenders under the K-SURE Covered Facility.
"K-SURE Covered Facility Repayment Instalment" has the meaning given to it in Clause 5.1(a) (Repayment of the K-SURE Covered Facility Loan).
"K-SURE Overseas Business Credit Insurance Contract" means collectively (i) the insurance policy (the "Insurance Policy") for medium and long term export insurance (buyer credit, standard), providing political and commercial cover for one hundred per cent. (100%) of the Total K-SURE Covered Facility Commitments, to be issued by K-SURE in favour of the K-SURE Covered Facility Agent (acting on behalf of the K-SURE Covered Facility Lenders), (ii) the general terms and conditions (the "General Terms and Conditions") of overseas business credit insurance of K-SURE, and (iii) the special terms and conditions entered into between K-SURE and the K-SURE Covered Facility Agent (acting on behalf of the K-SURE Covered Facility Lenders).
"K-SURE Overseas Business Credit Insurance Contract Payments" has the meaning given to it in Clause 12.2(a) (Reimbursement).
"LCIA" has the meaning given to it in Clause 19(a) (Arbitration).
"Majority K-SURE Covered Facility Lenders" means:

(a)
if there are no K-SURE Covered Facility Advances outstanding under the K-SURE Covered Facility Agreement, a K-SURE Covered Facility Lender or K-SURE Covered Facility Lenders whose K-SURE Covered Facility Commitments aggregate more than sixty six and two thirds per cent (66.67%) of the Total K-SURE Covered Facility Commitments (or, if the Total K-SURE Covered Facility Commitments have been reduced to zero, aggregated more than sixty six and two thirds per cent (66.67%) of the Total K-SURE Covered Facility Commitments immediately prior to the reduction); or

(b)
at any other time a K-SURE Covered Facility Lender or K-SURE Covered Facility Lenders whose participations in the K-SURE Covered Facility Advances then outstanding aggregate more than sixty six and two thirds per cent (66.67%) of all the K-SURE Covered Facility Advances then outstanding, provided that the participation or K-SURE Covered Facility Commitments of any K-SURE Covered Facility Lender that does not respond to the K-SURE Covered Facility Agent within the Majority Voting Period shall be excluded from the calculations of aggregate participations and K-SURE Covered Facility Commitments, as the case may be, described above.
"Majority Voting Period" means a period of fourteen (14) days or, if requested by any K-SURE Covered Facility Lender with respect to any decision that requires the vote of the Majority K-SURE Covered Facility Lenders, twenty-one (21) days, from notification by the K-SURE Covered Facility Agent that a decision requires the vote of the Majority K-SURE Covered Facility Lenders.
"Margin" means:

(c)	subject to paragraph (b) below and at any time that a K-SURE Cover Event is not continuing, 1.5 per cent. per annum; and

(d)
at any time that a K-SURE Cover Event is continuing, an amount equal to the Margin (as defined in the Commercial Bank Facility Agreement) that is payable at such time and for the duration of the period during which that K-SURE Cover Event is continuing.

"Market Disruption Event" has the meaning given to it in Clause 8.3 (Market Disruption).
"Original Repayment Schedule" has the meaning given to it in Clause 5.1(b) (Repayment of the K-SURE Covered Facility Loan).
"Party" means a party to this Agreement.
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period, unless market practice differs in the London interbank market for a currency, in which case the Quotation Day will be determined by the K-SURE Covered Facility Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one (1) day, the Quotation Day will be the last of those days).
"Related Dispute" has the meaning given to it in Clause 19(h) (Arbitration).
"Reference Bank Rate" means     the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the K-SURE Covered Facility Agent at its request by the Reference Banks:

(d)
(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(e)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

"Requested Disbursement Date" means the Drawdown Date specified in accordance with clause 5.3(a) (Completion of a Notice of Drawdown) of the Common Terms Agreement.
"Required Payment" means any outstanding payment that has arisen and is owing to the K-SURE Covered Facility Agent due to a K-SURE Covered Facility Lender failing to make payment of a scheduled K-SURE Covered Facility Advance.
"Revised Repayment Schedule" has the meaning given to it in Clause 5.1(c) (Repayment of the K-SURE Covered Facility Loan).
"Rules" has the meaning given to it in Clause 19(a) (Arbitration).
"Total K-SURE Covered Facility Commitments" means at any time, the aggregate of the K-SURE Covered Facility Commitments, being US$581,851,136.00 at the date of this Agreement.

1.2	Interpretation

(a)	Capitalised terms used (but not otherwise defined) in this Agreement and its recitals have the meaning given to them in the Common Terms Agreement.

(b)	The provisions of clauses 1.2 (Interpretation) and 1.3 (Currency Symbols and Definitions) of the Common Terms Agreement apply to this Agreement as if set forth herein, mutatis mutandis.

1.3	Third Party Rights
Other than K-SURE as expressly provided in this Agreement, unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

1.4	Common Terms Agreement
This Agreement and the Common Terms Agreement shall be viewed as, and shall constitute, one agreement so far as concerns the terms and conditions applicable to the K-SURE Covered Facility and the rights and obligations of the parties thereto. In case of any conflict or inconsistency between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of the Common Terms Agreement shall prevail.

1.5	Coordination Deed
The rights of the K-SURE Covered Facility Lenders under, and in respect of, this Agreement shall be exercised in accordance with and subject to the terms of the Coordination Deed. In case of any conflict between the terms of this Agreement and the terms of the Coordination Deed, as among the Parties to this Agreement, the terms of the Coordination Deed shall prevail and, in the case of any conflict between the terms of the Coordination Deed and the terms of the Common Terms Agreement, as among the Parties to this Agreement, the terms of the Coordination Deed shall prevail.

2.	Grant of the Facility and Purpose

2.1	Grant of the K-SURE Covered Facility
Subject to the terms and conditions of this Agreement, the K-SURE Overseas Business Credit Insurance Contract and the Common Terms Agreement, the K-SURE Covered Facility Lenders shall make available to the Company a US$ term loan in an aggregate amount not exceeding US$581,851,136.00.

2.2	Purpose
The Company shall, subject to the terms and conditions of this Agreement and the Common Terms Agreement, utilise each K-SURE Covered Facility Advance for the purpose set out in clause 3.1(b) (Purpose) of the Common Terms Agreement.

2.3	K-SURE Override

(a)
Notwithstanding anything to the contrary in this Agreement (except as provided in paragraph (c) below), nothing in this Agreement shall oblige any K-SURE Covered Facility Lender or the K-SURE Covered Facility Agent to act (or omit to act) in a manner that is inconsistent with any requirement of K-SURE under or in connection with the K-SURE Overseas Business Credit Insurance Contract and, in particular:

(i)
the K-SURE Covered Facility Agent shall be authorised to take all such actions as it may deem necessary to ensure that all requirements of K-SURE under or in connection with the K-SURE Overseas Business Credit Insurance Contract are complied with; and

(ii)
the K-SURE Covered Facility Agent shall not be obliged to do anything if, in its opinion, to do so could result in a breach of any requirements of K-SURE under or in connection with the K-SURE Overseas Business Credit Insurance Contract or affect the validity of the K-SURE Overseas Business Credit Insurance Contract.

(b)
If, in the opinion of the K-SURE Covered Facility Agent (acting reasonably), any terms of the Finance Documents contradicts or conflicts with any provision of the K-SURE Overseas Business Credit Insurance Contract such that compliance by a K-SURE Covered Facility Finance Party with the terms of the K-SURE Overseas Business Credit Insurance Contract could result in a breach by K-SURE Covered Facility Finance Party of the terms of any Finance Document, the relevant terms of the Finance Documents will be amended or supplemented as necessary so that compliance by any K-SURE Covered Facility Finance Party with the terms of the K-SURE Overseas Business Credit Insurance Contract will not result in a breach of the terms of the Finance Documents, provided that such amendment shall not affect the rights or obligations of the Company without the prior written consent of the Company.

(c)	Nothing in this Clause 2.3 (K-SURE Override) shall affect the rights or obligations of the Company.

(d)
In case of any conflict or inconsistency between the terms of the K-SURE Overseas Business Credit Insurance Contract and the terms of the Finance Documents, the terms of the K-SURE Overseas Business Credit Insurance Contract shall prevail as between the K-SURE Covered Facility Finance Parties and K-SURE, and to the extent of such conflict or inconsistency, that K-SURE Covered Facility Finance Parties shall not assert to K-SURE the terms of the Finance Documents.

2.4	Separate agreements
The Company agrees and acknowledges that the K-SURE Overseas Business Credit Insurance Contract is a separate arrangement between K-SURE and the K-SURE Covered Facility Agent (acting on behalf of the K-SURE Covered Facility Lenders) and the Company shall not have any right or recourse against the K-SURE Covered Facility Agent in respect of or arising by reason of any payment made by K-SURE to the K-SURE Covered Facility Agent pursuant to the K-SURE Overseas Business Credit Insurance Contract.

2.5	Company's Obligations
The obligations of the Company under this Agreement shall constitute absolute, unconditional and irrevocable financial obligations to the K-SURE Covered Facility Lenders.

2.6	Company's Obligations and K-SURE Overseas Business Credit Insurance Contract

(e)
The Company agrees and acknowledges that its payment obligations under this Agreement shall in no way be affected by the K-SURE Overseas Business Credit Insurance Contract. In the case of any payment to any K-SURE Covered Facility Finance Party pursuant to the K-SURE Overseas Business Credit Insurance Contract, the Company acknowledges that K-SURE shall, in addition to any other rights which it may have under the K-SURE Overseas Business Credit Insurance Contract or otherwise, have full rights of recourse against the Company pursuant to its right of subrogation as referred to in Clause ý2.7 (K-SURE Subrogation).

(f)
The Company acknowledges and agrees that the rights of recourse of K-SURE shall in no way be affected by any dispute, claim or counterclaim whatsoever between the Company and the K-SURE Covered Facility Finance Parties or any K-SURE Covered Facility Finance Party or between any other parties.

2.7	K-SURE Subrogation
The Company acknowledges that, upon payment by K-SURE of amounts due and payable under this Agreement in accordance with the provisions of the K-SURE Overseas Business Credit Insurance Contract, K-SURE will have the right to be subrogated to the rights of the relevant K-SURE Covered Facility Finance Parties.

3.	Conditions of Utilisation

3.1	Initial Conditions Precedent
The Company may not deliver a Notice of Drawdown under this Agreement unless the K-SURE Covered Facility Agent and the Company have received notice from the Global Facility Agent under clause 4.6 (Notice of Satisfaction) of the Common Terms Agreement confirming that the conditions precedent listed in clause 4.1 (Conditions Precedent to Financial Close) to the Common Terms Agreement have either been satisfied or waived in writing by the Global Facility Agent in accordance with the Coordination Deed.

3.2	Conditions Precedent to each K-SURE Covered Facility Advance

(a)
A K-SURE Covered Facility Advance may only be made if the K-SURE Covered Facility Agent shall have received a Notice of Drawdown (with a copy to the Global Facility Agent), appropriately completed in accordance with paragraph (a) of clause 5.3 (Completion of a Notice of Drawdown) of the Common Terms Agreement, executed by a person duly authorised to do so on behalf of the Company and, with respect to the Notice of Drawdown for the first K-SURE Covered Facility Advance only, including a representation by the Company that all or part of the proceeds of the K-SURE Covered Facility Advance requested in such Notice of Drawdown will be applied towards payment of the full amount of the K-SURE Insurance Premium.

(b)
The K-SURE Covered Facility Agent shall notify the Company and the Global Facility Agent promptly upon receiving all the relevant documents and evidence in a satisfactory form in accordance with paragraph (a) of Clause 3.2 (Conditions Precedent to each K-SURE Covered Facility Advance). The K-SURE Covered Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

3.3	Further Conditions Precedent

(a)	The K-SURE Covered Facility Lenders will only be obliged to comply with Clause 4.4 (K-SURE Covered Facility Lenders' participation in K-SURE Covered Facility Advances) if:

(i)	by the Requested Disbursement Date, the K-SURE Covered Facility Agent has:

(A)
received from the Global Facility Agent notification that the conditions, documents and evidence set out in clause 4.2 (Conditions Precedent to all Advances) of the Common Terms Agreement have been satisfied or waived;

(B)
notified, in accordance with clause 4.4(b) (Additional Conditions Precedent to K-SURE Covered Advances) of the Common Terms Agreement, the Global Facility Agent that the conditions, documents and evidence set out in Clause 3.2 (Conditions Precedent to each K-SURE Covered Facility Advance) and this Clause 3.3 (Further Conditions Precedent) have been satisfied or waived; and

(C)
confirmed that the proposed K-SURE Covered Facility Advance will be in compliance with clauses 5.2 (Delivery of a Notice of Drawdown) and 5.3 (Completion of a Notice of Drawdown) of the Common Terms Agreement;

(ii)	there is no outstanding notice from K-SURE instructing, advising or requiring the K-SURE Covered Facility Lenders to suspend the disbursement of the K-SURE Covered Facility Advances;

(iii)	solely with respect to the first K-SURE Covered Facility Advance, the K-SURE Covered Facility Agent has received a copy of the K-SURE Commitment Letter duly executed by K-SURE;

(iv)
solely with respect to the first K-SURE Covered Facility Advance, the K-SURE Covered Facility Agent has received evidence in form and substance satisfactory to it that an amount equal to the K-SURE Insurance Premium will be paid from the proceeds of the first K-SURE Covered Facility Advance or the Equity Bridge Loans;

(v)
solely with respect to the first K-SURE Covered Facility Advance, the K-SURE Covered Facility Agent has received an executed copy of the K-SURE Overseas Business Credit Insurance Contract in form and substance satisfactory to it and the K-SURE Covered Facility Agent is satisfied (acting reasonably) that all conditions for the effectiveness of the K-SURE Overseas Business Credit Insurance Contract (other than payment of the K-SURE Insurance Premium) have been satisfied or waived;

(vi)	following the application of the proceeds from the first K-SURE Covered Facility Advance, the K-SURE Overseas Business Credit Insurance Contract is in full force and effect and has not:

(A)	been declared (and is not reasonably likely to be declared as a result of making the Advance) by K-SURE to be ineffective as to the coverage provided by K-SURE; and

(B)	ceased (and is not reasonably likely to cease as a result of making the Advance) to be in full force and effect as to the amount of coverage provided by K-SURE,

in each case only insofar as, and to the extent that, such effectiveness or invalidity described in paragraphs 3.3(a)(vi)(A) and 3.3(a)(vi)(B) above is a consequence of an act (or an omission to act) by the Company or its Subsidiaries which is a breach of an obligation of the Company or its Subsidiary (as the case may be) under a Transaction Document, in each case, to which it is a party;

(vii)
solely with respect to the first K-SURE Covered Facility Advance, an executed legal opinion from the K-SURE Covered Facility Lenders' Korean counsel, in connection with: (a) the validity and enforceability of the K-SURE Overseas Business Credit Insurance Contract; and (b) the due execution, capacity, power and authority of K-SURE to enter into the K-SURE Overseas Business Credit Insurance Contract, addressed to the K-SURE Covered Facility Agent for and on behalf of the K-SURE Covered Facility Lenders (and in form and substance satisfactory to the K-SURE Covered Facility Lenders) shall have been delivered to the K-SURE Covered Facility Agent;

(viii)	the K-SURE Covered Facility Advance requested in the Notice of Drawdown is in compliance with clause 5.1 (Pro-rata Utilisation) of the Common Terms Agreement; and

(ix)	solely with respect to the second K-SURE Covered Facility Advance, the K-SURE Insurance Premium has been duly paid in full.

(b)
The K-SURE Covered Facility Agent shall notify the Company and the Global Facility Agent promptly upon receiving all the relevant documents and evidence in a satisfactory form in accordance with paragraph (a) of Clause 3.3 (Further Conditions Precedent).

(c)
The conditions in Clause 3.2 (Conditions Precedent to each K-SURE Covered Facility Advance) and this Clause 3.3 (Further Conditions Precedent) are for the benefit of K-SURE, the K-SURE Covered Facility Lenders and the K-SURE Covered Facility Agent and may be waived in respect of any K-SURE Covered Facility Advance only by the K-SURE Covered Facility Agent (acting in accordance with the provisions of this Agreement, the Coordination Deed and the K-SURE Overseas Business Credit Insurance Contract).

3.4	K-SURE Covered Facility Advance Funding
On each Notice of Drawdown when the K-SURE Covered Facility Lenders are required to make a K-SURE Covered Facility Advance, each of the K-SURE Covered Facility Lenders shall make available to the K-SURE Covered Facility Agent, in Dollars in immediately available funds, such K-SURE Covered Facility Lender's pro rata share of each K-SURE Covered Facility Advance requested in the corresponding Notice of Drawdown. The failure of any K-SURE Covered Facility Lender to advance its pro rata share of any K-SURE Covered Facility Advance so requested shall not relieve any other K-SURE Covered Facility Lender of its obligation to advance its pro rata share of such K-SURE Covered Facility Advance on such Drawdown Date, but no K-SURE Covered Facility Lender shall be responsible for the failure of any other K-SURE Covered Facility Lender to advance its pro rata share of any K-SURE Covered Facility Advance.

4.	Utilisation

4.1	Delivery of a Notice of Drawdown
The Company may utilise the K-SURE Covered Facility by delivery to the K-SURE Covered Facility Agent of a duly completed Notice of Drawdown in accordance with clause 5.2 (Delivery of a Notice of Drawdown) and clause 5.6 (Limitations on Utilisation) of the Common Terms Agreement.

4.2	Completion of a Notice of Drawdown
Each Notice of Drawdown is irrevocable and will not be regarded as having been duly completed unless it complies with the provisions of clause 5.3 (Completion of a Notice of Drawdown) of the Common Terms Agreement.

4.3	Currency and Amount

(a)	The currency specified in a Notice of Drawdown must be in Dollars.

(b)	The amount specified in a Notice of Drawdown shall comply with clause 5.4(c) (Currency and Amount) of the Common Terms Agreement.

4.4	K-SURE Covered Facility Lenders' participation in K-SURE Covered Facility Advances

(a)
If the conditions set out in this Agreement have been met, each K-SURE Covered Facility Lender shall make its participation in each K-SURE Covered Facility Advance available through its Facility Office.

(b)
The amount of each K-SURE Covered Facility Lender's participation in each K-SURE Covered Facility Advance will be equal to the proportion borne by its relevant Available K-SURE Covered Facility Commitment to the Available K-SURE Covered Facility immediately prior to making the K-SURE Covered Facility Advance.

4.5	Nature of Company's obligations

(a)
The obligations of the Company under this Agreement shall not be in any way conditional upon the performance by any person of its obligations under any other Transaction Document nor affected by any dispute under or unenforceability of any other Transaction Document for any other reason whatsoever.

(b)
Neither the K-SURE Covered Facility Agent nor any K-SURE Covered Facility Lender shall be under any obligation to enquire into the adequacy or enforceability of the Transaction Documents or as to whether any default, dispute or non-performance has arisen thereunder.

5.	Repayment

5.1	Repayment of the K-SURE Covered Facility Loan

(a)
Subject to paragraphs (b) to (e) (inclusive) of this Clause 5.1 (Repayment of the K-SURE Covered Facility Loan), the Company shall repay the K-SURE Covered Facility Loan in instalments on the Repayment Dates and in the amounts equal to the percentages of all K-SURE Covered Facility Loans made to the Company as at close of business in London on the last day of the Availability Period set out in Schedule 2 (Repayment Schedule) (as reduced from time to time by any prepayment and as may be adjusted by the Parties subject to either (i) the terms of the Coordination Deed; or (ii) paragraph (c) below) (each a "K-SURE Covered Facility Repayment Instalment").

(b)
If the First Repayment Date occurs less than six (6) months prior to the Second Repayment Date (or on the same date as the Second Repayment Date), the amount of the K-SURE Covered Facility Loans to be repaid by the Company on the First Repayment Date shall be reduced on a pro rata basis by the following amount (the "Deferred Amount"):

D = O * N1/180
Where:
D = the Deferred Amount (expressed as a percentage);
O = an amount equivalent to the fixed percentage (expressed as a whole number rather than a percentage) of the K-SURE Covered Facility Repayment Instalment due on the First Repayment Date pursuant to the repayment schedule set out in Schedule 2 (Repayment Schedule) on the date of this Agreement (the "Original Repayment Schedule"); and
N1 = the number of days between (a) the date falling six (6) months after the Initial Scheduled Commercial Start Date; and (b) the First Repayment Date.
For example:

(i)
if the First Repayment Date occurs ninety (90) days prior to the Second Repayment Date, an amount equal to fifty per cent. (50%) of the K-SURE Covered Facility Repayment Instalment shown in the Original Repayment Schedule will be payable by the Company on the First Repayment Date; and

(ii)
if the First Repayment Date occurs on the date contemplated by paragraph (b) of the definition thereof, the entirety of the amount payable by the Company on the First Repayment Date will constitute a Deferred Amount for application in accordance with paragraph (c) below.

(c)
If paragraph (b) above applies to the First Repayment Date, the Company shall supply to the K-SURE Covered Facility Agent a revised repayment schedule to replace Schedule 2 (Repayment Schedule) reflecting the application of any Deferred Amount to the remaining K-SURE Covered Facility Repayment Instalments on each Repayment Date (other than the Final Maturity Date) commencing on the Second Repayment Date, on a pro rata basis to the amount otherwise falling due on each such Repayment Date (the "Revised Repayment Schedule").

(d)
Notwithstanding anything contained in paragraphs (b) and (c) above, the application of the Deferred Amount shall only be permitted if after such deferral the Projected DSCR for each Calculation Date falling on or prior to the Final Maturity Date calculated on the basis of the Revised Repayment Schedule would be not less than 1.25:1.

(e)	Any K-SURE Covered Facility Loan outstanding on the last Repayment Date (if any) shall be repaid in full on the Final Maturity Date.

5.2	Amounts paid to or received by the K-SURE Covered Facility Agent

(g)
Without prejudice to the order of priority as set forth in the K-SURE Overseas Business Credit Insurance Contract that shall be applicable as between K-SURE and K-SURE Covered Facility Lenders, amounts paid to or received by the K-SURE Covered Facility Agent from K-SURE in respect of the K-SURE Overseas Business Credit Insurance Contract shall be promptly paid by the K-SURE Covered Facility Agent to the K-SURE Covered Facility Lenders or the Global Facility Agent (or retained by the K-SURE Covered Facility Agent in the case of amounts payable to it pursuant to item (i) below) for application in the following order of priority:

(i)	first, to the outstanding fees, costs, expenses and indemnities then due and payable to the K-SURE Covered Facility Agent;

(ii)	second, to the outstanding fees, costs, expenses and indemnities then due and payable to the Global Facility Agent;

(iii)	third, pro rata in accordance with the respective fees, costs, expenses, and indemnities then due and payable to the K-SURE Covered Facility Lenders hereunder and under the Common Terms Agreement;

(iv)	fourth, in or towards payments pro rata of any accrued interest, fees or commission due but unpaid to the K-SURE Covered Facility Lenders under the Finance Documents;

(v)	fifth, in or towards payment pro rata of any principal sum due to the K-SURE Covered Facility Lenders but unpaid under the Finance Documents; and

(vi)	sixth, in or towards payment pro rata of any other sum due to the K-SURE Covered Facility Agent or the K-SURE Covered Facility Lenders but unpaid under the Finance Documents, provided however, that the K-SURE Covered Facility Agent shall not be required to pay such amounts to any K-SURE Covered Facility Lender if and to the extent that such K-SURE Covered Facility Lender has failed to reimburse the K-SURE Covered Facility Agent for any Required Payment and interest thereon, in which case such amounts shall be applied to the payment of such unpaid reimbursement obligation in relation to any such Required Payment.

(h)	The K-SURE Covered Facility Agent must, if so directed by the Majority K-SURE Covered Facility Lenders, vary the order set out in paragraphs (a)(i) to (a)(vi) above.

(i)	Paragraphs (a) and (b) above will override any appropriation made by the Company.

5.3	Prepayment and cancellation

(a)	The Company may only prepay or cancel any part of the K-SURE Covered Facility in accordance with clause 6 (Prepayment and Cancellation) of the Common Terms Agreement.

(b)	The undrawn Commitment of each K-SURE Covered Facility Lender will automatically be cancelled on the last day of the Availability Period.

(c)
Upon receipt of notice of prepayment or cancellation of any part (but not the whole) of the K-SURE Covered Facility, the K-SURE Covered Facility Agent shall notify K-SURE of such prepayment or cancellation of any part (but not the whole) of the K-SURE Covered Facility.

5.4	K-SURE Insurance Premium

(a)	The Company shall pay the K-SURE Insurance Premium required by K-SURE under the K-SURE Overseas Business Credit Insurance Contract in accordance with the terms thereof.

(b)	The K-SURE Insurance Premium shall be paid in full from all or part of the proceeds of:

(i)	the first K-SURE Covered Facility Advance; or

(ii)	the Equity Bridge Loans.

(c)
If the Company fails to make any payment as required pursuant to paragraph (a) above, the K-SURE Covered Facility Lenders may, in their sole discretion, make such payment on behalf of the Company and the Company shall reimburse the K-SURE Covered Facility Lenders to the extent of any such payment immediately upon demand therefor.

6.	Interest Periods

6.1	Interest Periods

(a)	Each Interest Period for a K-SURE Covered Facility Advance prior to the Commercial Start Date will be one (1) month, and thereafter, six (6) months.

(b)
Subject to paragraphs (c), (d) and (e) below, each Interest Period shall end on the same numbered day (the "later equivalent day"), in the calendar month in which it is to end, as the numbered day on which the first Interest Period for that K-SURE Covered Facility Advance would have ended, in each case in the absence of (and before) any adjustment pursuant to Clause 6.2 (Non-Business Days). Where there is no later equivalent day then, subject to paragraphs (c), (d) and (e) below, the relevant Interest Period shall end on the last calendar day of the calendar month in which it is to end, subject to adjustment pursuant to Clause 6.2 (Non-Business Days).

(c)	An Interest Period for a K-SURE Covered Facility Advance shall not extend beyond the Final Maturity Date.

(d)
Each Interest Period for a K-SURE Covered Facility Advance under this Agreement shall start on the Drawdown Date for such K-SURE Covered Facility Advance or (if already made) on the last day of its preceding Interest Period save in relation to any Interest Period which would otherwise end during the month preceding, or extending beyond, a Repayment Date, in which case, such Interest Period shall be of such duration that it shall end on that Repayment Date.

(e)
The Company agrees that the Interest Periods pursuant to this Clause 6.1 (Interest Periods) shall conform to the requirements of any Hedging Agreements entered into from time to time, so far as practically possible.

6.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

6.3	Consolidation of K-SURE Covered Facility Advances

(a)
If two (2) or more Interest Periods relating to K-SURE Covered Facility Advances made in the same currency end on the same date, those K-SURE Covered Facility Advances will be consolidated into, and treated as, a single K-SURE Covered Facility Advance made under the K-SURE Covered Facility on the last day of the Interest Period.

(b)
Any K-SURE Covered Facility Advance under the K-SURE Covered Facility made during an Interest Period for a previous Advance (an "Existing Interest Period") will, subject to paragraphs (c) and (d) below, have an initial Interest Period ending on the last day of such Existing Interest Period.

(c)
The K-SURE Covered Facility Agent shall be entitled to shorten any Interest Period for any K-SURE Covered Facility Advance to ensure that the aggregate principal amount of K-SURE Covered Facility Advances with an Interest Period ending on a Repayment Date is not less than the amount of principal due to be repaid on that Repayment Date.

(d)
If paragraph (b) above would result in a K-SURE Covered Facility Advance having an Interest Period of less than one (1) month, then the initial Interest Period for such K-SURE Covered Facility Advance will be such period as the K-SURE Covered Facility Agent and the Company may agree.

(e)
If the K-SURE Covered Facility Agent makes any change to the Interest Period referred to in paragraph (c) of this Clause 6.3 (Consolidation of K-SURE Covered Facility Advances), it shall promptly notify the Company and the K-SURE Covered Facility Lenders.

7.	Payment and Calculation of INTEREST

7.1	Payment of Interest

(a)	On the last day of each Interest Period, the Company shall pay accrued interest on the K-SURE Covered Facility Advance to which that Interest Period relates.

(b)
In the event the Company prepays all or any part of a K-SURE Covered Facility Advance or Unpaid Sum on any day other than the last day of an Interest Period, the Company shall pay interest accrued on that K-SURE Covered Facility Advance or Unpaid Sum (or part thereof) from the first day of the Interest Period during which such prepayment occurs until the date of prepayment, and, in addition, any amounts payable pursuant to Clause 8.5 (Break Costs).

7.2	Calculation of Interest
The rate of interest on each K-SURE Covered Facility Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin relating to the relevant K-SURE Covered Facility Advance at that time; and

(b)	LIBOR.

7.3	Default Interest Periods

(a)
Default interest shall accrue on any Unpaid Sum from the due date up to the date of actual payment (both before and after judgement) at a rate of 2.00 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a K-SURE Covered Facility Advance in the currency of the Unpaid Sum, as the case may be, for successive Interest Periods, each of a duration selected by the K-SURE Covered Facility Agent. Any interest accruing under this Clause 7.3 (Default Interest Periods) shall be immediately payable by the Company on demand by the K-SURE Covered Facility Agent.

(b)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

7.4	Notification of rates of interest
The K-SURE Covered Facility Agent shall promptly notify the K-SURE Covered Facility Lenders and the Company of the determination of a rate of interest under this Agreement.

8.	Changes to the Calculation of Interest

8.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a K-SURE Covered Facility Advance, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that K-SURE Covered Facility Advance.

(b)
Reference Bank Rate: If paragraph (a) above applies but it is not possible to calculate the Interpolated Screen Rate for that K-SURE Covered Facility Advance, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time on the Quotation Day for the currency of that K-SURE Covered Facility Advance, and for a period equal in length to the Interest Period of that K-SURE Covered Facility Advance.

8.2	Absence of quotations
Subject to Clause 8.3 (Market Disruption), if LIBOR is to be determined by reference to the Reference Bank(s) but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Bank(s).

8.3	Market Disruption

(a)
If a Market Disruption Event occurs in relation to a K-SURE Covered Facility Advance for any Interest Period, then the rate of interest on each K-SURE Covered Facility Lender's share of that K-SURE Covered Facility Advance for that Interest Period shall be the rate per annum which is the sum of:

i.	the applicable Margin; and

ii.
the rate specified by notice to the K-SURE Covered Facility Agent from that K-SURE Covered Facility Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that K-SURE Covered Facility Lender of funding its participation in that K-SURE Covered Facility Advance from whatever source it may reasonably select.

(b)	In this Agreement, "Market Disruption Event" means:

i.
at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the K-SURE Covered Facility Agent to determine LIBOR for Dollars for the relevant Interest Period; or

ii.
before close of business in London on the Quotation Day for the relevant Interest Period, the K-SURE Covered Facility Agent receives notification from a K-SURE Covered Facility Lender or K-SURE Covered Facility Lenders that the cost to it (or them) of obtaining matching deposits from whatever source it reasonably selects would be in excess of LIBOR for the relevant Interest Period.

8.4	Alternative Basis of Interest or Funding

(a)
If a Market Disruption Event occurs and the K-SURE Covered Facility Agent or the Company so requires, the K-SURE Covered Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of K-SURE, all the K-SURE Covered Facility Lenders and the Company, be binding on all Parties.

8.5	Break Costs
The Company shall, within three (3) Business Days of demand by a K-SURE Covered Facility Lender, pay to that K-SURE Covered Facility Lender its Break Costs attributable to:

(a)
all or any part of a K-SURE Covered Facility Advance or an Unpaid Sum being paid by the Company on a day other than the last day of an Interest Period for that K-SURE Covered Facility Advance or Unpaid Sum; or

(b)
a K-SURE Covered Facility Lender funding its participation in a K-SURE Covered Facility Advance requested by the Company in a Notice of Drawdown where such K-SURE Covered Facility Advance is not made by reason of the operation of any one or more of the provisions of this Agreement, and in each case as set out in a certificate of the K-SURE Covered Facility Lender in reasonable detail.

9.	Increased Costs

9.1	Increased Costs

(a)
Subject to Clause 9.3 (Exceptions), the Company shall, within five (5) Business Days of a demand by the K-SURE Covered Facility Agent, pay for the account of a K-SURE Covered Facility Lender the amount of any Increased Costs incurred by that K-SURE Covered Facility Lender or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement:

(i)	"Increased Costs" means:

(A)	a reduction in the rate of return from the K-SURE Covered Facility Loan or on a K-SURE Covered Facility Lender (or its Affiliates') overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a K-SURE Covered Facility Lender or any of its Affiliates to the extent that it is attributable to the K-SURE Covered Facility Lender having entered into its K-SURE Covered Facility Commitment, or funding or performing its obligations under this Agreement or the Common Terms Agreement, as the case may be; and

(ii)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

9.2	Increased Cost Claims

(j)
A K-SURE Covered Facility Lender intending to make a claim pursuant to Clause 9.1 (Increased Costs) shall notify the K-SURE Covered Facility Agent of the event giving rise to the claim, following which the K-SURE Covered Facility Agent shall promptly notify the Company.

(k)	Each K-SURE Covered Facility Lender shall, as soon as practicable after a demand by the K-SURE Covered Facility Agent, provide a certificate confirming the amount of its Increased Costs.

9.3	Exceptions
Clause 9.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Company;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by clause 8.2(b) (Gross-up of Payments/Tax Indemnity) of the Common Terms Agreement or a payment in respect of Excluded Tax;

(d)	attributable to the wilful breach by the relevant K-SURE Covered Facility Lender or its Affiliates of any law or regulation; or

(e)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III after the date of this Agreement) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, K-SURE Covered Facility Lender or any of its Affiliates).

10.	Mitigation by the K-SURE Covered Facility Lenders

10.1	Mitigation by the K-SURE Covered Facility Lenders

(a)
Each K-SURE Covered Facility Lender shall, in consultation with the Company, use reasonable endeavours to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, Clause 9 (Increased Costs) provided that, in order to comply with such duty, no K-SURE Covered Facility Lender shall be required to transfer any of its rights and obligations under the Finance Documents to an entity other than another Affiliate or Facility Office.

(b)
Paragraph (a) above does not in any way (i) limit the obligations of the Company under the Finance Documents, or reduce any rights of the K-SURE Covered Facility Lenders, in each case, under the Finance Documents.

10.2	Limitation of Liability

(a)
The Company shall promptly indemnify each K-SURE Covered Facility Lender for all costs and expenses reasonably incurred by that K-SURE Covered Facility Lender as a result of steps taken by it under Clause 10.1 (Mitigation by the K-SURE Covered Facility Lenders).

(b)
A K-SURE Covered Facility Lender is not obliged to take any steps under Clause 10.1 (Mitigation by the K-SURE Covered Facility Lenders) if, in the opinion of that K-SURE Covered Facility Lender (acting reasonably), to do so might be prejudicial to it or would be unlawful.

11.	Commitment Fees

11.1	Commitment Fee

(a)
The Company shall pay to the K-SURE Covered Facility Agent, for the account of each K-SURE Covered Facility Lender, a commitment fee in Dollars of zero point six per cent. (0.6%) per annum, which shall start accruing from the earlier of Financial Close and the date which falls thirty (30) days after the signing of this Agreement, until the last day of the Availability Period on that K-SURE Covered Facility Lender's Available K-SURE Covered Facility Commitment.

(b)	The accrued commitment fees shall be payable:

(i)	on the last day of each successive period of one (1) month which ends during the Availability Period;

(ii)	on the last day of the Availability Period; and

(iii)	on the cancelled amount of the relevant K-SURE Covered Facility Lender's Commitment at the time the cancellation is effective.

12.	SUBROGATION AND REIMBURSEMENT

12.1	Subrogation

(a)
Without prejudice to Clause 12.2 (Reimbursement) and subject to paragraph (b) below, each of the Parties agrees that K-SURE may, at its option, be subrogated to the rights of the K-SURE Covered Facility Lenders under this Agreement upon the making of any payment made by or on behalf of K-SURE under the K-SURE Overseas Business Credit Insurance Contract in respect of the payment obligations of the Company under the Finance Documents and the K-SURE Covered Facility Lenders shall act in accordance with the instructions of K-SURE in the enforcement of their rights under this Agreement and the other Finance Documents following such subrogation.

(b)
The Parties agree that the right of subrogation under paragraph (a) above shall arise irrespective of, and prevail over, any inconsistency with any right of subrogation arising under the K-SURE Overseas Business Credit Insurance Contract, or under English law, and notwithstanding any conduct on the part of K-SURE or the K-SURE Covered Facility Lenders.

12.2	Reimbursement

(a)
Without prejudice to Clause 12.1 (Subrogation), the Company agrees that it will promptly reimburse K-SURE for any payment made by K-SURE under the K-SURE Overseas Business Credit Insurance Contract, whether by direct payment or offset, in respect of, and to the extent of, the Company's obligations to the K-SURE Covered Facility Lenders under this Agreement (such amounts, the "K-SURE Overseas Business Credit Insurance Contract Payments").

(b)
The Company further agrees that its obligation to reimburse K-SURE is regardless of whether or not the Company is itself liable to make payment or is disputing its liability to make payment under this Agreement or any of the other Finance Documents (including, for the avoidance of doubt but without limitation, any payment paid by K-SURE in respect of withholding tax in any jurisdiction).

(c)	The obligations of the Company to reimburse K-SURE will be due and payable in Dollars on the date that any amount is paid by K-SURE in an amount equal to (without double counting):

(i)	the K-SURE Overseas Business Credit Insurance Contract Payments; and

(ii)
all previously paid K-SURE Overseas Business Credit Insurance Contract Payments which remain unreimbursed, together with interest on any and all amounts remaining unreimbursed from and including the date on which such amounts become due until and including the date on which such amounts are paid in full.

(d)	The Company undertakes to pay to K-SURE an amount in Dollars equal to:

(i)
for each payment made by K-SURE to any of the K-SURE Covered Facility Finance Parties or any person on any of their behalf under the K-SURE Overseas Business Credit Insurance Contract, an amount equal to the amount of such payment; and

(ii)
for each deduction or withholding imposed, levied, collected, withheld or assessed on any payment by K-SURE to any of the K-SURE Covered Facility Finance Parties or any person on any of their behalf under the K-SURE Overseas Business Credit Insurance Contract, an amount equal to the amount of such deduction or withholding, together with interest thereon (calculated in accordance with the K-SURE Insurance Policy and internal regulations)).

(e)	For the avoidance of doubt, clause 8.2 (Gross-up of Payments/Tax Indemnity) of the Common Terms Agreement will apply in respect of any reimbursement made pursuant to this Clause 12.2 (Reimbursement).

12.3	Satisfaction of Obligations
The Parties acknowledge and agree that the K-SURE Overseas Business Credit Insurance Contract Payments that are reimbursed by the Company to K-SURE pursuant to this Clause 12 (Subrogation and Reimbursement) shall satisfy the obligation of the Company to make payments to the K-SURE Covered Facility Lenders under this Agreement of the corresponding amounts of principal and interest in respect of which the K-SURE Overseas Business Credit Insurance Contract Payments were paid to the K-SURE Covered Facility Lenders by K-SURE.

12.4	Obligations Absolute

(a)	The obligations of the Company to K-SURE under Clauses 12.1 (Subrogation), 12.2 (Reimbursement) and 12.3 (Satisfaction of Obligations):

(i)	are absolute and unconditional;

(ii)	are to be discharged and/or performed strictly in accordance with this Agreement under all circumstances;

(iii)
are continuing obligations and will extend to the ultimate balance of sums payable by K-SURE to any of the Finance Parties or any person on any of their behalf under the K-SURE Overseas Business Credit Insurance Contract, regardless of any intermediate or discharge in whole or in part; and

(iv)
will not be affected by an act, omission, matter or thing which, but for this Clause 12.4 (Obligations Absolute), would reduce, release or prejudice any of its obligations under Clause 12.2 (Reimbursement) (without limitation and whether or not known to it or any Finance Party) including:

(A)	any time, waiver or consent granted to, or composition with the Company;

(B)	any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Finance Documents;

(C)	any reduction or release of any other obligations under this Agreement;

(D)	the release of the Company or any Equity Obligor or any other person under the terms of any composition or arrangement;

(E)
the taking, variation, compromise, exchange, renewal, discharge, substitution or release of, or refusal or neglect to perfect, take up, realise or enforce, any rights against, or security over assets of, the Company or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(F)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company, any of the Finance Parties or any other person;

(G)	any amendment (however fundamental and whether or not more onerous) or replacement of a Finance Document, the K-SURE Overseas Business Credit Insurance Contract or any other document or security;

(H)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, the K-SURE Overseas Business Credit Insurance Contract or any other document or security;

(I)	any insolvency or similar proceedings;

(J)	the existence of any claim, set-off, defence, reduction, abatement or other right which the Company may have at any time against K-SURE;

(K)
any document presented in connection with the K-SURE Overseas Business Credit Insurance Contract proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(L)
any payment by K-SURE against presentation of a payment demand which substantially, on its face, appears to be in the form of a claim under the K-SURE Overseas Business Credit Insurance Contract where any certificate or other document required to be provided with such claim in accordance with the terms of the K-SURE Overseas Business Credit Insurance Contract either is not provided or does not comply with the terms of the K-SURE Overseas Business Credit Insurance Contract; and

(M)	any other circumstances, other than payment in full, which might otherwise constitute a defence available to, or discharge of the Company in respect of any Finance Document.

12.5	Claims under the K-SURE Overseas Business Credit Insurance Contract
Each K-SURE Covered Facility Lender undertakes to the Company that it will not make a claim (or request that the K-SURE Covered Facility Agent makes a claim on its behalf) for any amount under the K-SURE Overseas Business Credit Insurance Contract unless an amount equal to the amount claimed:

(a)	is validly due and payable to such K-SURE Covered Facility Lender by the Company under the Finance Documents; and

(b)	is not paid by the Company on its due date and remains outstanding.

13.	Role of K-SURE Covered Facility Agent

13.1	Appointment of the K-SURE Covered Facility Agent

(a)
Subject to Clause 13.10 (Resignation of the K-SURE Covered Facility Agent), each of the K-SURE Covered Facility Lenders hereby irrevocably appoints the K-SURE Covered Facility Agent to act as its agent under and in connection with the Finance Documents and the K-SURE Overseas Business Credit Insurance Contract (including, but not limited to, the matters set out in Article 14 (Appointment of Agent for Insurance-Related Matters) of the General Terms and Conditions (as defined in the definition of K-SURE Overseas Business Credit Insurance Contract)).

(b)
Each of the K-SURE Covered Facility Lenders authorises the K-SURE Covered Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the K-SURE Covered Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
The K-SURE Covered Facility Agent's duties, rights and discretions are only those which are expressly specified in this Agreement and the Finance Documents, and no other duties, rights or discretions shall be implied.

13.2	Duties of the Agent

(a)
The K-SURE Covered Facility Agent shall promptly forward to a Party or K-SURE (as the case may be) the original or a copy of any document which is delivered to the K-SURE Covered Facility Agent for such Party by any other Party or K-SURE (as the case may be).

(b)
Except where a Finance Document specifically provides otherwise, the K-SURE Covered Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the K-SURE Covered Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the K-SURE Covered Facility Lenders.

(d)
If the K-SURE Covered Facility Agent is aware of the non-payment of any principal, interest, Commitment Fee or other fee payable to a K-SURE Covered Facility Lender (other than the K-SURE Covered Facility Agent) under this Agreement it shall promptly notify the other K-SURE Covered Facility Lenders.

(e)	The K-SURE Covered Facility Agent's duties under this Agreement are solely mechanical and administrative in nature.

13.3	No fiduciary duties

(a)	Nothing in this Agreement constitutes the K-SURE Covered Facility Agent as a trustee or fiduciary of any other person.

(b)	The K-SURE Covered Facility Agent shall not be bound to account to any K-SURE Covered Facility Lender for any sum or the profit element of any sum received by it for its own account.

13.4	Rights and discretions of the K-SURE Covered Facility Agent

(a)	The K-SURE Covered Facility Agent may:

(i)	rely on:

(N)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(O)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(i)	assume that:

(A)
any instructions received by it from the Majority K-SURE Covered Facility Lenders, any K-SURE Covered Facility Lender or any group of K-SURE Covered Facility Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(i)	rely on a certificate from any person:

(C)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(D)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (iii) above, may assume the truth and accuracy of that certificate.

(b)	The K-SURE Covered Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the K-SURE Covered Facility Lenders) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under clause 27.2 (Non-Payment by Company) of the Common Terms Agreement); and

(ii)	any right, power, authority or discretion vested in any Party or the Majority K-SURE Covered Facility Lenders has not been exercised.

(c)	The K-SURE Covered Facility Agent may, at its own cost, engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the K-SURE Covered Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the K-SURE Covered Facility Agent (and so separate from any lawyers instructed by the K-SURE Covered Facility Lenders) if the K-SURE Covered Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The K-SURE Covered Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the K-SURE Covered Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The K-SURE Covered Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(g)	The K-SURE Covered Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the K-SURE Covered Facility Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

13.5	Excluded Obligations of the K-SURE Covered Facility Agent
Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the obligations of the K-SURE Covered Facility Agent under the K-SURE Overseas Business Credit Insurance Contract, the K-SURE Covered Facility Agent shall not:

(a)	be bound to enquire as to:

(i)	whether or not any representation made by any person in connection with a Transaction Document is true;

(ii)	the occurrence or otherwise of any Event of Default or Potential Event of Default;

(iii)	the performance by any other party to a Transaction Document of its obligations thereunder; or

(iv)	any breach of or default by the Company or any other person of or under its obligations under any Transaction Document;

(b)	be bound to account to any K-SURE Covered Facility Lender for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person any information if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

(d)	be under any obligations other than those for which express provision is made in the Finance Documents; or

(e)	be bound to take any action which it reasonably considers to be contrary to law or regulation.

13.6	Majority K-SURE Covered Facility Lenders' instructions

(a)
Subject to the Coordination Deed, the K-SURE Covered Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as K-SURE Covered Facility Agent in accordance with any instructions given to it by the Majority K-SURE Covered Facility Lenders (or, if so instructed by the Majority K-SURE Covered Facility Lenders, refrain from exercising any right, power, authority or discretion vested in it as K-SURE Covered Facility Agent), which such instructions shall be binding on all of the K-SURE Covered Facility Lenders and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority K-SURE Covered Facility Lenders.

(b)	Subject to the Coordination Deed, any instructions given by the Majority K-SURE Covered Facility Lenders will be binding on all the K-SURE Covered Facility Lenders.

(c)
The K-SURE Covered Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority K-SURE Covered Facility Lenders as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the K-SURE Covered Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(d)
The K-SURE Covered Facility Agent may refrain from acting in accordance with the instructions of the Majority K-SURE Covered Facility Lenders (or, if appropriate, the K-SURE Covered Facility Lenders) until it has received any indemnification and/or security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(e)
In the absence of instructions from the Majority K-SURE Covered Facility Lenders, (or, if appropriate, the K-SURE Covered Facility Lenders) the K-SURE Covered Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the K-SURE Covered Facility Lenders.

13.7	No duty to monitor
The K-SURE Covered Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(l)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(m)	whether any other event specified in any Finance Document has occurred.

13.8	Exclusion of liability

(a)	Without limiting paragraph (b) below, the K-SURE Covered Facility Agent will not be liable for:

(i)	any failure:

(A)
to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any Finance Document or the K-SURE Overseas Business Credit Insurance Contract;

(B)	to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of such person;

(C)
to effect or procure registration of or otherwise perfect or protect any of the Security Interests by registering the same under any applicable registration laws in any territory (other than for additional costs (excluding losses) arising due to any such failure);

(D)
to take, or to require of the Company or any other person to take, any steps to render any of the Security Interests effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

(E)	to require any further assurances in relation to any of the Security Documents, provided that, prior to the enforcement of any Security Interests, the K-SURE Covered Facility Agent shall be so liable if directly resulting from its gross negligence or wilful default;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the K-SURE Covered Facility Agent) may take any proceedings against any officer, employee or agent of the K-SURE Covered Facility Agent in respect of any claim it might have against the K-SURE Covered Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or the K-SURE Overseas Business Credit Insurance Contract and any officer, employee or agent of the K-SURE Covered Facility Agent may rely on this Clause 13.8 (Exclusion of liability).

(c)
The K-SURE Covered Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the K-SURE Covered Facility Agent if the K-SURE Covered Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the K-SURE Covered Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the K-SURE Covered Facility Agent to carry out:

(iv)	any "know your customer" or other checks in relation to any person; or

(v)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any K-SURE Covered Facility Lender, on behalf of any K-SURE Covered Facility Lender and each K-SURE Covered Facility Lender confirms to the K-SURE Covered Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the K-SURE Covered Facility Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the K-SURE Covered Facility Agent's liability, any liability of the K-SURE Covered Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the K-SURE Covered Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the K-SURE Covered Facility Agent at any time which increase the amount of that loss. In no event shall the K-SURE Covered Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the K-SURE Covered Facility Agent has been advised of the possibility of such loss or damages.

13.9	K-SURE Covered Facility Lenders' indemnity to the K-SURE Covered Facility Agent
Each K-SURE Covered Facility Lender shall (in proportion to its share of the Total K-SURE Covered Facility Commitments or, if the Total K-SURE Covered Facility Commitments are then zero, to its share of the Total K-SURE Covered Facility Commitments immediately prior to their reduction to zero) indemnify the K-SURE Covered Facility Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence, in relation to any FATCA-related liability or any other category of liability whatsoever) incurred by the K-SURE Covered Facility Agent (otherwise than by reason of the K-SURE Covered Facility Agent's gross negligence or wilful misconduct) in acting as K-SURE Covered Facility Agent under this Agreement or the K-SURE Overseas Business Credit Insurance Contract, save to the extent that the same is recovered from the Company.

13.10	Resignation of the K-SURE Covered Facility Agent

(a)
The K-SURE Covered Facility Agent may resign and (with the prior written approval of K-SURE) appoint one of its Affiliates as successor by giving not less than thirty (30) days prior written notice to the other K-SURE Covered Facility Lenders and the Company.

(b)
Alternatively the K-SURE Covered Facility Agent may resign by giving not less than thirty (30) days' prior written notice to K-SURE, the K-SURE Covered Facility Lenders and the Company, in which case the Majority K-SURE Covered Facility Lenders (after consultation with the Company and with the prior written approval of K-SURE) may appoint a successor K-SURE Covered Facility Agent.

(c)
If the Majority K-SURE Covered Facility Lenders have not appointed a successor K-SURE Covered Facility Agent in accordance with paragraph (b) above within thirty (30) days' after notice of resignation was given, the K-SURE Covered Facility Agent (after consultation with the Company and with the prior written approval of K-SURE) may appoint a successor K-SURE Covered Facility Agent.

(d)
The retiring K-SURE Covered Facility Agent shall, at the sole cost of the Company, make available to the successor K-SURE Covered Facility Agent such documents and records and provide such assistance as the successor K-SURE Covered Facility Agent may reasonably request for the purposes of performing its functions as K-SURE Covered Facility Agent under the Finance Documents.

(e)	The K-SURE Covered Facility Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor;

(ii)	the K-SURE Covered Facility Agent's rights, benefits and obligations under the Finance Documents being transferred to its successor; and

(iii)	the K-SURE Covered Facility Agent's successor confirming its agreement to be bound by the provisions of the Finance Documents and all the other related agreements to which it is a party.

(f)
Upon the appointment of a successor, the retiring K-SURE Covered Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 13 (Role of K-SURE Covered Facility Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority K-SURE Covered Facility Lenders may (with the prior written approval of K-SURE), by notice to the K-SURE Covered Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the K-SURE Covered Facility Agent shall resign in accordance with paragraph (b) above (and, if an Insolvency Event has occurred in respect of the K-SURE Covered Facility Agent, the Majority K-SURE Covered Facility Lenders or the Company may remove the K-SURE Covered Facility Agent immediately from its appointment hereunder by notice to the K-SURE Covered Facility Agent, the K-SURE Covered Facility Lenders and K-SURE and otherwise in accordance with paragraph (b)). The K-SURE Covered Facility Lenders shall, acting reasonably, consider any request by the Company to replace the K-SURE Covered Facility Agent if the K-SURE Covered Facility Agent is entitled to make a deduction or withholding in accordance with Clause 13.19 (K-SURE Covered Facility Agent's Taxes).

13.11	Resignation of the K-SURE Covered Facility Agent due to FATCA
The K-SURE Covered Facility Agent shall resign in accordance with Clause 13.10 (Resignation of the K-SURE Covered Facility Agent) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor K-SURE Covered Facility Agent pursuant to Clause 13.10 (Resignation of the K-SURE Covered Facility Agent)) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the K-SURE Covered Facility Agent under this Agreement, either:

(a)
the K-SURE Covered Facility Agent fails to respond to a request under clause 8.6 (FATCA Information) of the Common Terms Agreement and the Company or a K-SURE Covered Facility Lender reasonably believes that the K-SURE Covered Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the K-SURE Covered Facility Agent pursuant to clause 8.6 (FATCA Information) of the Common Terms Agreement indicates that the K-SURE Covered Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)
the K-SURE Covered Facility Agent notifies the Company and the K-SURE Covered Facility Lenders that the K-SURE Covered Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a K-SURE Covered Facility Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the K-SURE Covered Facility Agent were a FATCA Exempt Party, and the Company or that K-SURE Covered Facility Lender, by notice to the K-SURE Covered Facility Agent, requires it to resign.

13.12	Confidentiality

(a)
In acting as agent for the K-SURE Covered Facility Lenders, the K-SURE Covered Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the K-SURE Covered Facility Agent, it may be treated as confidential to that division or department and the K-SURE Covered Facility Agent shall not be deemed to have notice of it.

13.13	Other Finance Documents
Each K-SURE Covered Facility Lender irrevocably authorises the K-SURE Covered Facility Agent to execute on its behalf the Finance Documents which are expressed to be executed by the K-SURE Covered Facility Agent as agent for such K-SURE Covered Facility Lender.

13.14	K-SURE Covered Facility Agent's Business
The K-SURE Covered Facility Agent may accept deposits from, lend money to and generally engage in any kind of lending or other business with any person including the Company and any party to any Transaction Document.

13.15	Compliance with Terms of the K-SURE Overseas Business Credit Insurance Contract

(a)
Each K-SURE Covered Facility Lender will co-operate with the K-SURE Covered Facility Agent and each other K-SURE Covered Facility Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the K-SURE Overseas Business Credit Insurance Contract continues in full force and effect. The Company shall provide information requested by the K-SURE Covered Facility Agent if required to be provided to K-SURE under the K-SURE Overseas Business Credit Insurance Contract.

(b)	Each K-SURE Covered Facility Lender is severally responsible for complying with the terms of the K-SURE Overseas Business Credit Insurance Contract.

13.16	Exclusion of the K-SURE Covered Facility Agent's Liabilities
Without prejudice to the obligations of the K-SURE Covered Facility Agent under the K-SURE Overseas Business Credit Insurance Contract, the K-SURE Covered Facility Agent does not accept any responsibility for the accuracy and/or completeness of any other information supplied in connection with any Transaction Document or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and the K-SURE Covered Facility Agent shall not be under any liability as a result of taking or omitting to take any action in relation thereto save in the case of gross negligence or wilful misconduct.

13.17	K-SURE Covered Facility Lender's Responsibility
It is understood and agreed by each K-SURE Covered Facility Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company, each other party to any Transaction Document and the Project and, accordingly, each K-SURE Covered Facility Lender warrants to the K-SURE Covered Facility Agent that it has not relied on and will not hereafter rely on the K-SURE Covered Facility Agent:

(a)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been approved by or circulated to such K-SURE Covered Facility Lender by the K-SURE Covered Facility Agent);

(b)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any Finance Document any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any Finance Document, any Security Interest to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)
to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any Finance Document or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)
to check or enquire on its behalf into the ownership, value or sufficiency of any property the subject of any of the Security Interests, the priority of any of the Security Interests, the right or title of any person in or to any property comprised therein or the existence of any Security Interest affecting the same; or

(e)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any person or the Project.

13.18	K-SURE Covered Facility Agent as a K-SURE Covered Facility Lender
The K-SURE Covered Facility Agent shall, if it is also a K-SURE Covered Facility Lender, have the same rights and powers under this Agreement as any other K-SURE Covered Facility Lender and may exercise those rights and powers as though it were not the K-SURE Covered Facility Agent.

13.19	K-SURE Covered Facility Agent's Taxes
The K-SURE Covered Facility Agent shall be entitled to make the deductions and withholdings (on account of Taxes or otherwise) from payments to any person under the Finance Documents which it is required by any Applicable Law to make, in respect of anything done by it in its capacity as K-SURE Covered Facility Agent or otherwise by virtue of its capacity as K-SURE Covered Facility Agent. The Company agrees that the Secured Obligations shall only be discharged by virtue of receipt of recovery by the K-SURE Covered Facility Agent of proceeds recovered following enforcement, or of payments made by the K-SURE Covered Facility Agent hereunder, to the extent that the ultimate recipient actually receives monies from the K-SURE Covered Facility Agent.

13.20	Impaired K-SURE Covered Facility Agent

(a)
If, at any time, the K-SURE Covered Facility Agent becomes an Impaired Agent, the Company or a Finance Party which is required to make a payment under the Finance Documents or the K-SURE Overseas Business Credit Insurance Contract to the K-SURE Covered Facility Agent in accordance with clause 36.1 (Payments to the Senior Lenders and Hedge Providers) of the Common Terms

Agreement may instead either (i) pay that amount directly to the required recipient or (ii) pay that amount to the Relevant Account. In each case such payments must be made on the due date for payment under the Finance Documents or the K-SURE Overseas Business Credit Insurance Contract (as applicable).

(b)	All interest accrued on the amount standing to the credit of the Relevant Account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party to a Finance Document or the K-SURE Overseas Business Credit Insurance Contract which has made a payment in accordance with this Clause 13.20 (Impaired K-SURE Covered Facility Agent) shall be discharged of the relevant payment obligation under the Finance Documents or K-SURE Overseas Business Credit Insurance Contract (as applicable) and will not take any credit risk with respect to the amounts standing to the credit of the Relevant Account.

(d)
Promptly upon the appointment of a successor K-SURE Covered Facility Agent in accordance with Clause 13.10 (Resignation of the K-SURE Covered Facility Agent), each Party to a Finance Document or the K-SURE Overseas Business Credit Insurance Contract which has made a payment to a Relevant Account in accordance with this Clause 13.20 (Impaired K-SURE Covered Facility Agent) must give all requisite instructions to the bank with whom the Relevant Account is held to transfer the amount (together with any accrued interest) to the successor K-SURE Covered Facility Agent for distribution in accordance with clause 36.3 (Distributions by Agents) of the Common Terms Agreement.

13.21	Communication when K-SURE Covered Facility Agent is an Impaired Agent
If the K-SURE Covered Facility Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the K-SURE Covered Facility Agent, communicate with each other directly and (while the K-SURE Covered Facility Agent is an Impaired Agent) all the provisions of the Finance Documents and the K-SURE Overseas Business Credit Insurance Contract which require communications to be made or notices to be given to or by the K-SURE Covered Facility Agent will be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision will not operate after a replacement K-SURE Covered Facility Agent has been appointed.

14.	Events of Default

(a)
The K-SURE Covered Facility Advances (and any other sums then owed by the Company to the K-SURE Covered Facility Lenders under this Agreement) shall become immediately due and payable upon a declaration to that effect by the Global Facility Agent pursuant to clause 28.1 (Remedies Following Event of Default) of the Common Terms Agreement, whereupon the K-SURE Covered Facility Agent shall become entitled to select as the duration of each Interest Period that begins thereafter any period of six (6) months or less.

(b)
The Available K-SURE Covered Facility Commitments of each K-SURE Covered Facility Lender shall be cancelled upon a declaration to that effect by Global Facility Agent pursuant to clause 28 (Remedies Following Event of Default) of the Common Terms Agreement.

15.	Required Consents

(a)
Subject to the Coordination Deed and Clause 1.3 (Third Party Rights) and Clause 15.1 (Exceptions) below, any term of this Agreement may be amended or waived only by an agreement in writing signed by the Company and the Majority K-SURE Covered Facility Lenders, or by the K-SURE Covered Facility Agent acting on the instructions of the Majority K-SURE Covered Facility Lenders and any such amendment or waiver will be binding on all the Parties.

(n)
The K-SURE Covered Facility Agent may effect, on behalf of any K-SURE Covered Facility Lender, any amendment or waiver permitted by this Clause 15 (Required Consents). The K-SURE Covered Facility Agent must notify the other Parties promptly of any amendment or waiver effected by it under this paragraph.

15.1	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority K-SURE Covered Facility Lenders" in Clause 1.1 (Definitions);

(ii)	an extension of the date of payment of any amount to a K-SURE Covered Facility Lender under the Finance Documents;

(iii)
a reduction in any Margin or a reduction in the amount or change in currency of any payment of principal, interest, fees or other amount payable to a K-SURE Covered Facility Lender under the Finance Documents;

(iv)
an increase in, or an extension of, any Commitment of any K-SURE Covered Facility Lender or the Total K-SURE Covered Facility Commitments or any requirement that a cancellation of any part of the Total K-SURE Covered Facility Commitments reduces the Commitments of the K-SURE Covered Facility Lenders rateably under the K-SURE Covered Facility;

(v)	any provision of a Finance Document which expressly requires the consent of all the K-SURE Covered Facility Lenders; or

(vi)	this Clause 15 (Required Consents),
shall not be made without the prior written consent of K-SURE, all the K-SURE Covered Facility Lenders (or by the K-SURE Covered Facility Agent on their behalf) and the Company.

(b)
Any reduction in the Commitments of a K-SURE Covered Facility Lender, other than in accordance with clause 6.3 (Voluntary Cancellation) or clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender) of the Common Terms Agreement, shall require that K-SURE Covered Facility Lender's prior written consent.

(c)	An amendment or waiver which relates to the rights or obligations of the K-SURE Covered Facility Agent may only be made with the consent of the K-SURE Covered Facility Agent.

(d)
Notwithstanding paragraph (a) above, a Fee Letter relating to a fee payable to the K-SURE Covered Facility Agent may be amended or waived with the agreement of the K-SURE Covered Facility Agent and the Company.

15.2	K-SURE

(a)
The K-SURE Covered Facility Lenders and the Company acknowledge that, pursuant to the terms of the K-SURE Overseas Business Credit Insurance Contract, K-SURE shall be entitled to direct the manner in which voting rights or any other rights, powers, authorities and discretions held by the K-SURE Covered Facility Lenders with respect to the K-SURE Covered Facility are exercised.

(b)
The K-SURE Covered Facility Agent shall seek the instructions of K-SURE with respect to any matter on which any K-SURE Covered Facility Lender is entitled to vote or exercise any right, power, authority or discretion (whether under this Agreement, any other Finance Document or any related agreement). The K-SURE Covered Facility Agent shall notify the relevant K-SURE Covered Facility Lenders promptly of K-SURE's instructions.

(c)
K-SURE may assign or transfer to any bank, export credit agency, development finance institution or multilateral financial institution any of K-SURE's rights and/or interest in this Agreement, on such terms and conditions as K-SURE in its sole discretion determines.

16.	Payment Mechanics

16.1	Payments to the K-SURE Covered Facility Agent

(a)
Save as otherwise provided in any Finance Document, each payment received by the K-SURE Covered Facility Agent for the account of a K-SURE Covered Facility Lender shall be made available by the K-SURE Covered Facility Agent to such K-SURE Covered Facility Lender (or, as the case may be, its own account) for value on the due date for payment in same day funds to such account or bank as the K-SURE Covered Facility Agent may have specified for this purpose.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the K-SURE Covered Facility Agent specifies.

16.2	Distributions by the K-SURE Covered Facility Agent
Each payment received by the K-SURE Covered Facility Agent under the Finance Documents or the K-SURE Overseas Business Credit Insurance Contract for another Party shall, subject to Clause 16.3 (Distributions to the Company) and Clause 16.4 (Clawback), be made available by the K-SURE Covered Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement or the K-SURE Overseas Business Credit Insurance Contract (in the case of a K-SURE Covered Facility Lender, for the account of its Facility Office), to such account as that Party may notify to the K-SURE Covered Facility Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency.

16.3	Distributions to the Company
The K-SURE Covered Facility Agent may (in accordance with clause 37 (Set-off) of the Common Terms Agreement) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

16.4	Clawback

(a)
Where a sum is to be paid to the K-SURE Covered Facility Agent under the Finance Documents or the K-SURE Overseas Business Credit Insurance Contract for another Party, the K-SURE Covered Facility Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the K-SURE Covered Facility Agent pays an amount to another Party and it proves to be the case that the K-SURE Covered Facility Agent had not actually received that amount, then the Party to whom that amount was paid by the K-SURE Covered Facility Agent shall on demand refund the same to the K-SURE Covered Facility Agent together with commission on that amount from the date of payment to the date of receipt by the K-SURE Covered Facility Agent, calculated by the K-SURE Covered Facility Agent to reflect its actual cost of funds.

(c)
If the K-SURE Covered Facility Agent is willing to make available amounts for the account of the Company before receiving funds from the K-SURE Covered Facility Lenders, then if and to the extent that the K-SURE Covered Facility Agent does so but it proves to be the case that it does not then receive funds from a K-SURE Covered Facility Lender in respect of a sum which it paid to the Company:

(i)	the Company shall on demand refund it to the K-SURE Covered Facility Agent; and

(ii)
the K-SURE Covered Facility Lender by whom those funds should have been made available or, if that K-SURE Covered Facility Lender fails to do so, the Company, shall on demand pay to the K-SURE Covered Facility Agent the amount (as certified by the K-SURE Covered Facility Agent) which will indemnify the K-SURE Covered Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that K-SURE Covered Facility Lender.

16.5	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

17.	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

18.	Governing Law
This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law.

19.	ARBITRATION

(a)
Any dispute, controversy or claim arising out of or relating to this Agreement, the breach, termination, existence or validity thereof or any non-contractual obligations arising out of or relating to this Agreement (a "Dispute") shall be referred to and finally settled by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (respectively, the "LCIA" and the

"Rules") as in force at the date of this Agreement (which Rules are deemed to be incorporated by reference into this Clause 19 (Arbitration) (save as expressly amended herein)). Service of any request made pursuant to this Clause 19 (Arbitration) shall be in accordance with the provisions for the sending of notices under clause 38 (Notices) of the Common Terms Agreement.

(b)
The arbitral tribunal (the "Arbitral Tribunal") shall consist of three (3) arbitrators. The claimant(s) in their request for arbitration shall jointly nominate one (1) arbitrator and the respondent(s) shall jointly nominate one (1) arbitrator provided that if a party fails to nominate an arbitrator within thirty (30) days of receipt of the request for arbitration, such appointment shall be made, at the request of such other party, by the LCIA. The third arbitrator, who shall serve as the presiding arbitrator, shall be jointly nominated by the other two arbitrators within thirty (30) days of the confirmation of the second arbitrator. If the presiding arbitrator is not nominated within this time period, the LCIA shall appoint such arbitrator.

(c)
The seat, or legal place, of arbitration shall be London, England and the procedural law applicable to the arbitration proceedings shall be English law. The language used in the arbitral proceedings shall be English and all documents submitted in the arbitral proceedings shall be in the English language or, if in another language, accompanied by an English translation.

(d)
Any award of the Arbitral Tribunal shall be immediately binding on the Parties. Any monetary award shall be made and payable in dollars and the Arbitral Tribunal shall be authorised to grant pre-award and post-award interest at commercial rates. The Parties waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.

(e)	This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(f)	Nothing in these dispute resolution provisions shall be construed as preventing any Party from seeking conservatory or similar interim relief from any court of competent jurisdiction.

(g)
The Arbitral Tribunal shall have the power to allow third parties to be joined in the arbitration as a party in accordance with the Rules and may make a single, final award determining all Disputes between them.

(h)
Where: (a) a Dispute has been referred to arbitration under this Agreement or under the Common Terms Agreement, any other Facility Agreement, the Equity Subscription and Retention Agreement, the Coordination Deed, the English Charge and Assignment, the Assignment of Reinsurances, any Subordination Agreement, any Subordinated Loan Assignment Agreement, any Hedging Agreement and any Direct Agreement (except the Consolidated Project Agreement Direct Agreement) (each an "Existing Dispute"); and (b) a new Dispute has arisen under this Agreement relating either to issues or to facts which are substantially the same as those to be determined in an Existing Dispute (a "Related Dispute");

(i)	the Parties may agree that the Arbitral Tribunal appointed or to be appointed in respect of such Existing Dispute shall also be appointed in respect of such Related Dispute; and

(ii)
if an Arbitral Tribunal has been appointed in the Existing Dispute, and no Arbitral Tribunal has been appointed in a Related Dispute or is composed of the same arbitrators as in the Existing Dispute, the Arbitral Tribunal in the Existing Dispute shall have the power, upon the request of a party to the Existing Dispute or a Related Dispute, to order the consolidation of the whole or part of both sets of arbitration proceedings in accordance with the Rules, provided it determines that:

(A)	it would be just and equitable and procedurally efficient to do so; and

(B)	no party to either the Existing Dispute or the Related Dispute would be materially prejudiced as a result.

(i)	This agreement to arbitrate shall be binding upon the successors, assigns and any trustee or receiver of each party.

20.	Sovereign Immunity
To the extent that the Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether before the issue of an award or judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Original K-SURE Covered Facility Lenders

Name of Original K-SURE Covered Facility Lender	Amount (US$)
Banco Santander, S.A.	24,243,797.00
Crédit Agricole Corporate and Investment Bank	48,487,595.00
ING Bank, a branch of ING-DIBA AG	96,975,189.00
The Korea Development Bank	145,462,784.00
NATIXIS (DIFC Branch)	96,975,189.00
Société Générale	145,462,784.00
Standard Chartered Bank (Hong Kong) Limited	24,243,798.00
Total	$581,851,136.00

SCHEDULE 2
Repayment Schedule

Repayment Date	K-SURE Covered Facility Percentage
First Repayment Date	2.0898%
Second Repayment Date	2.0981%
Second Repayment Date + 6 Months	1.9617%
Second Repayment Date + 12 Months	1.9840%
Second Repayment Date + 18 Months	2.0717%
Second Repayment Date + 24 Months	2.0849%
Second Repayment Date + 30 Months	2.1733%
Second Repayment Date + 36 Months	2.1906%
Second Repayment Date + 42 Months	2.2556%
Second Repayment Date + 48 Months	2.2771%
Second Repayment Date + 54 Months	2.3567%
Second Repayment Date + 60 Months	2.3939%
Second Repayment Date + 66 Months	2.4862%
Second Repayment Date + 72 Months	2.5173%
Second Repayment Date + 78 Months	2.6109%
Second Repayment Date + 84 Months	2.6473%
Second Repayment Date + 90 Months	2.7219%
Second Repayment Date + 96 Months	2.7638%
Second Repayment Date + 102 Months	2.8521%
Second Repayment Date + 108 Months	2.9082%
Second Repayment Date + 114 Months	3.0057%
Second Repayment Date + 120 Months	3.0596%
Second Repayment Date + 126 Months	3.1587%
Second Repayment Date + 132 Months	3.2191%
Second Repayment Date + 138 Months	3.3108%

Second Repayment Date + 144 Months	3.3781%
Second Repayment Date + 150 Months	3.4757%
Second Repayment Date + 156 Months	3.5553%
Second Repayment Date + 162 Months	3.6592%
Second Repayment Date + 168 Months	3.7414%
Second Repayment Date + 174 Months	3.8466%
Second Repayment Date + 180 Months	3.9367%
Second Repayment Date + 186 Months	4.0435%
Second Repayment Date + 192 Months	2.8355%
Second Repayment Date + 198 Months	2.8874%
Final Maturity Date	1.4416%

EXECUTION PAGES

THE COMPANY

By: DIRECTOR)
)
Name: Qaisar M Zaman) ....
) Authorised Signatory
)

Notice Details:

Address:	GBCORP Tower, 13th Floor, Building No. 1411, Road No. 4626, Block No. 346, Bahrain Financial Harbour District, P.O. Box 2417, Sea Front, Manama, Kingdom of Bahrain
Tel:	+973 17 101 400
Fax:	+973 17 101 422
Attn:	Mr. Qaisar Zaman
Email:	qzaman@nogaholding.com

[*Signature page to K-SURE Covered Facility Agreement*]

THE K-SURE COVERED FACILITY AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:)
)
Name: Charles Mildred)
Associate Director, Agency UK/Europe) ....
Standard Chartered Bank) Authorised Signatory
)

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to K-SURE Covered Facility Agreement*]

THE GLOBAL FACILITY AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:		)	
		)	
Name:	Charles Mildred Associate Director, Agency UK/Europe Standard Chartered Bank	)	………………………………
		)	Authorised Signatory
		)	

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[Signature page to K-SURE Covered Facility Agreement]

THE K-SURE COORDINATION BANK

Signed for and on behalf of
STANDARD CHARTERED BANK

By:)
)
Name: Charles Mildred)
Associate Director, Agency UK/Europe) ....
Standard Chartered Bank) Authorised Signatory
)

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to K-SURE Covered Facility Agreement*]

THE K-SURE COVERED FACILITY SYNDICATION ARRANGER

Signed for and on behalf of
THE KOREA DEVELOPMENT BANK

By: Insuk Park	)	
	)	
	)	…………………………………………
Name: Insuk Park	)	Authorised Signatory
Head of Plant Team	)	
Project Finance Department II		

Notice Details:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5688
Fax:	+82-2-787-5693
Attn:	Jaebum Park
Email:	jaebeom@kdb.co.kr

With a copy to:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5660
Fax:	+82-2-787-5693
Attn:	Wongi Hong
Email:	wongi.hong@kdb.co.kr

[*Signature page to K-SURE Covered Facility Agreement*]

THE K-SURE COVERED FACILITY LENDERS

Signed for and on behalf of
BANCO SANTANDER, S.A.

By: ROMINA ESTHER VENTURA	)	
VICE - PRESIDENT	)	[signature]
Name:	)	Authorised Signatory

By: INIGO PEREZ PEIRO	)	
ASSOCIATE	)	[signature]
Name:	)	Authorised Signatory

Notice Details:

Address:	Ciudad Grupo Santander, Avenida de Cantabria, s/n Edificio Encinar, Ground Floor, 28660 Boadilla del Monte, Madrid, Spain
Tel:	+34 91289 1380 / +34 91289 1028
Fax:	+34 91257 1682
Attn:	Credit Matters: Romina Ventura / Sunjung Lee / Hector Muñoz Administrative Matters: Vanessa Berrio / Jose Luis Diaz Cassou / Janice Sze
Email:	Team for credit and administrative matters: reventura@gruposantander.com / sulee@gruposantander.com / hemuoz@gruposantander.com / iigperez@gruposantander.com vaberrio@gruposantander.com / joldiaz@gruposantander.com / jwksze@gruposantander.com

[*Signature page to K-SURE Covered Facility Agreement*]

Signed for and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	Fabien STAL Managing Director	)))))	…………………………………… Authorised Signatory
Name:			
By:	Edouard Ficat Director	)))))	…………………………………… Authorised Signatory
Name:			

Notice Details:

Address:	Crédit Agricole CIB, 12 place des Etats-Unis, 92120 Montrouge, France
Attn:	Eleonora Teissier / Frédérique Rey
Tel:	+33 1 57 87 19 58 / +33 1 41 89 18 22
Fax:	+33 1 41 89 19 83
Email:	eleonora.teissier@ca-cib.com / frederique.rey@ca-cib.com

With a copy to:

Address:	Crédit Agricole CIB, 12 place des Etats-Unis, 92120 Montrouge, France
Attn:	Edouard Ficat / Samy Zouaoui
Tel:	+33 1 41 89 65 86 / +33 1 41 89 31 38
Fax:	+33 1 57 87 18 41
Email:	edouard.ficat@ca-cib.com / samy.zouaoui@ca-cib.com

[*Signature page to K-SURE Covered Facility Agreement*]

Signed for and on behalf of
ING BANK, a branch of ING-DIBA AG

By: Michael Zander) ....
Managing Director)
Structured Finance & Sponsor Coverage) Authorised Signatory
Name:)

By:) ....
B. Ponsioen)
Name: Director) Authorised Signatory

Notice Details:

Address: Hamburger Allee 1, 60486 Frankfurt am Main, Germany

Tel: +49-69-759-36430 / +49-69-759-36241 / +49-69-759-36149 / +82 (2) 317 1870

Attn: Dounia Makhloufi / Dan Hadarean / Dokyun Kim / Yangho Oh

Email: dounia.makhloufi@ing.de / dan-radu.hadarean@ing.de / dokyun.kim@ing.de / yangho.oh@asia.ing.com

[*Signature page to K-SURE Covered Facility Agreement*]

Signed for and on behalf of
THE KOREA DEVELOPMENT BANK

By: Insuk Park)
)
) ....
Name: Insuk Park) Authorised Signatory
Head of Plant Team)
Project Finance Department II

Notice Details:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5688
Fax:	+82-2-787-5693
Attn:	Jaebum Park
Email:	jaebeom@kdb.co.kr

With a copy to:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5660
Fax:	+82-2-787-5693
Attn:	Wongi Hong
Email:	wongi.hong@kdb.co.kr

[*Signature page to K-SURE Covered Facility Agreement*]

Signed for and on behalf of
NATIXIS (DIFC Branch)

By:	Adel Elsolh (A) NATIXIS DIFC - Dubai	))) ....) Authorised Signatory)
Name:		
By:	Alexandre Dot (A) NATIXIS DIFC - Dubai	))) ....) Authorised Signatory)
Name:		

Notice Details (Credit Matters):

Address:	68-76 quai de la Rapée, 75012 Paris, France
Fax:	+33 1 58 19 38 40
Attn:	Bibengabo Gueye / Andrew Okana
Email:	bibengabo.gueye@natixis.com / andrew.okana@natixis.com

Notice Details (Operational Matters):

Address:	40 avenue des terroirs de France, hall Garonne, 75012 Paris, France
Fax:	+33 1 58 32 63 10
Attn:	Patricia Addelisse / Frederico Dos Santos / Roshan Chandrasena / Nazreen Abdulbari
Email:	patricia.addelisse@natixis.com / frederico.dossantos@natixis.com / LD-M-DUBAI-OPERATIONS@ae.natixis.com

[Signature page to K-SURE Covered Facility Agreement]

Signed for and on behalf of
SOCIÉTÉ GÉNÉRALE

By:) Langmans

Name:) ....

) Authorised Signatory

) Dieter Langmans
VP-Energy Project Finance

Notice Details (Credit Matters):

Address:	Société Générale, 189, rue d'Aubervilliers, 75886 PARIS, CEDEX 18 OPER/FIN/SMO/SCP
Attn:	Thomas Illouz / Racha Wizani / Mathieu Chevallier
Tel:	+33 1 57 29 40 43 / +33 1 57 29 02 75 / +33 1 58 98 78 98
Email:	thomas.illouz@sgcib.com / racha.wizani@sgcib.com / mathieu.chevallier@sgcib.com

Notice Details (Operational Matters):

Address:	Société Générale, 189, rue d'Aubervilliers, 75886 PARIS, CEDEX 18 OPER/FIN/STR/DMT6
Attn:	Lydie Cameus / Alexandre Ortiz Gonzalez
Tel:	+33 1 58 98 28 74 / +33 1 42 14 72 59
Email:	par-oper-caf-dmt6@sgcib.com

[*Signature page to K-SURE Covered Facility Agreement*]

By: **Helen Hui**
Managing Director
Head, Corporate & Institutional Banking

Name:

Authorised Signatory

Notice Details (Drawdown Notifications):

Fax:	+852 2267 0822
Attn:	HK, Loans Processing
Email:	HKFax.Loanadmin@sc.com / Loansprocessing.HK@sc.com

For queries or escalations:

Tel:	+91 44 422 19183 / +91 44 422 14574 / +91 44 422 14998 +91 44 434 17417 (as secondary contact)
Attn:	Krishnaswamy Srinivasan / Prathiba Murugan / Parthiban Sambandam Narasimhan, Esl (as secondary contact)
Email:	HKFax.Loanadmin@sc.com / srinivasan.krishnaswamy@sc.com / prathiba.murugan@sc.com / parthiban.sambandam@sc.com Esl.narasimhan@sc.com (as secondary contact)

Please mark a copy to jen.ahn@sc.com and HKFax.Loanadmin@sc.com for all drawdown-related emails.

Notice Details (Non-Drawdown Notifications):

Address:	Standard Chartered Bank, Dubai International Financial Centre, Building One, DIFC Gate Precinct, Level 7, P.O. Box 999, Dubai, United Arab Emirates
Fax:	+971 4 428 2599
Attn:	(1) Sachin Patwardhan / Portfolio Analysis and Management Team, (2) Bilal Khalid / Rohit Balakrishnan
Email:	patwardhan.sachin@sc.com / bilal.khalid@sc.com / rohit.balakrishnan@sc.com

With a copy to:

Address:	Standard Chartered Bank (Hong Kong) Limited, 22/F Standard Chartered Bank Bldg, No. 4-4A Des Voeux Rd, Central, HK
Tel:	+852 2821 1437
Attn:	Jen Ahn
Email:	jen.ahn@sc.com

[*Signature page to K-SURE Covered Facility Agreement*]

CONFORMED VERSION

Dated ___15___November 2016

among

BAHRAIN LNG W.L.L.
as Company

AHLI UNITED BANK B.S.C.
ARAB PETROLEUM INVESTMENTS CORPORATION (APICORP)
BANCO SANTANDER, S.A.
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
ING BANK, a branch of ING-DIBA AG
THE KOREA DEVELOPMENT BANK
NATIXIS
SOCIÉTÉ GÉNÉRALE
STANDARD CHARTERED BANK, DUBAI INTERNATIONAL FINANCIAL CENTRE
as Mandated Lead Arrangers

STANDARD CHARTERED BANK
as Global Facility Agent

CERTAIN OTHER FACILITY AGENTS

STANDARD CHARTERED BANK
as Offshore Security Trustee

AHLI UNITED BANK B.S.C.
as Onshore Security Agent

THE ACCOUNT BANKS

THE KOREA DEVELOPMENT BANK
as K-SURE Covered Facility Syndication Arranger

and

CERTAIN FINANCIAL INSTITUTIONS

_____________________________________

COMMON TERMS AGREEMENT
_____________________________________

45

46

46.	GOVERNING LAW	187
47.	ARBITRATION	187
48.	SOVEREIGN IMMUNITY	189
SCHEDULE 1 LENDERS		190
	Part A Original Commercial Lenders	190
	Part B Original K-SURE Covered Facility Lenders	191
	Part C Original Hedge Providers	192
SCHEDULE 2 CONDITIONS PRECEDENT		193
SCHEDULE 3 ACCOUNTS		209
SCHEDULE 4 NOTICE OF DRAWDOWN AND LENDERS' TECHNICAL CONSULTANT CERTIFICATE		232
	Part A Notice of Drawdown	232
	Part B Form of Lenders' Technical Consultant's Certificate	234
SCHEDULE 5 SPECIFIED TIMES		236
SCHEDULE 6 ASSUMPTIONS		237
	Part A Economic Assumptions	237
	Part B Technical Assumptions	239
SCHEDULE 7		240
	FORM OF DEED OF ACCESSION	240
SCHEDULE 8 FORM OF TRANSFER CERTIFICATE		242
SCHEDULE 9 CONSENTS		244
	Part A Financial Close Consents	244
	Part B Other Consents	245
SCHEDULE 10 INSURANCES		248
SCHEDULE 11 FORM OF LETTER OF CREDIT		324
SCHEDULE 12 RESERVED DISCRETIONS		327
SCHEDULE 13 HEDGING STRATEGY		338
SCHEDULE 14 OPERATING PHASE REPORTING		339
SCHEDULE 15 FORM OF RATIO CALCULATION CERTIFICATE		340

47

THIS AGREEMENT is made on ___15____ November 2016
BETWEEN:

(1)
BAHRAIN LNG W.L.L., a limited liability company incorporated and existing under the laws of Bahrain, having commercial registration number 95522-1, with its principal office at GBCORP Tower, 13th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain Financial Harbour District, P.O. Box 2417, Sea Front, Manama, Bahrain (the "Company");

(2)
AHLI UNITED BANK B.S.C., ARAB PETROLEUM INVESTMENTS CORPORATION (APICORP), BANCO SANTANDER, S.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, ING BANK, a branch of ING-DIBA AG, THE KOREA DEVELOPMENT BANK, NATIXIS, SOCIÉTÉ GÉNÉRALE, and STANDARD CHARTERED BANK, DUBAI INTERNATIONAL FINANCIAL CENTRE (together, the "Mandated Lead Arrangers");

(3)	STANDARD CHARTERED BANK, as global facility agent for and on behalf of itself and the other Finance Parties under the Finance Documents (the "Global Facility Agent");

(4)	STANDARD CHARTERED BANK, as the commercial facilities agent for and on behalf of the Commercial Lenders (the "Commercial Facilities Agent");

(5)	STANDARD CHARTERED BANK, as facility agent to the K-SURE Covered Facility Lenders (the "K-SURE Covered Facility Agent");

(6)	STANDARD CHARTERED BANK (the "Offshore Security Trustee");

(7)	AHLI UNITED BANK B.S.C. (the "Onshore Security Agent");

(8)	STANDARD CHARTERED BANK (the "Offshore Account Bank");

(9)	AHLI UNITED BANK B.S.C. (the "Onshore Account Bank");

(10)	THE KOREA DEVELOPMENT BANK (the "K-SURE Covered Facility Syndication Arranger");

(11)	THE FINANCIAL INSTITUTIONS listed in Part A (Original Commercial Lenders) of Schedule 1 (Lenders) as banks (the "Original Commercial Lenders");

(12)	THE FINANCIAL INSTITUTIONS listed in Part B (Original K-SURE Covered Facility Lenders) of Schedule 1 (Lenders) (the "Original K-SURE Covered Facility Lenders"); and

(13)	THE FINANCIAL INSTITUTIONS listed in Part C of Schedule 1 (Original Hedge Providers) (the "Original Hedge Providers").
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Acceptable Bank" has the meaning given to it in Clause 36.11(e) (Impaired Agent).
"Acceptable Hedge Provider" means a Senior Lender (or an Affiliate of such Senior Lender) that either has, or is guaranteed by a bank or other financial institution that has, the Initial Hedge Provider Rating Requirements, other than a Supported Hedge Provider.

"Acceptable On-going Hedge Provider" means a Hedge Provider that either has, or is guaranteed by a bank or other financial institution that has, the On-going Hedge Provider Rating Requirements.
"Acceptable Letter of Credit" means an on-demand, irrevocable letter of credit substantially in the form of the letter of credit attached in Schedule 11 (Form of Letter of Credit) or in such other form as is acceptable to the Required Majority, issued by an Approved Bank.
"Account Banks" means the Onshore Account Bank and the Offshore Account Bank or either of them, as the context requires.
"Account Pledge Agreement" means the account pledge agreement dated on or about the date of this Agreement between the Onshore Security Agent, the Onshore Account Bank and the Company.
"Acknowledgement" means the acknowledgement to be entered into by the Government of the Kingdom of Bahrain (as represented by the Ministry of Oil) with respect to ensuring that amounts due and payable by NOGA to the Company under the Project Development Agreement, the Terminal Use Agreement and the Option Agreement are reflected in the relevant annual budgets of the Kingdom of Bahrain.
"Additional Termination Event" has the meaning given to such term in the ISDA Agreement.
"Administrative Power of Attorney" means the power of attorney appointing the Onshore Security Agent as the agent of the Company in connection with certain actions under each of the Bahraini law governed Security Documents other than the Share Pledges over Company's Shares.
"Advance" means an advance (as from time to time reduced by prepayment or repayment) made, or to be made, by the Senior Lenders under the Commercial Facilities (as defined in the Commercial Facilities Agreement) or the K-SURE Covered Facility.
"Advance Payment Bond" means the bond to be issued pursuant to clause 10.1(a) (Advance Payment Bond) of the EPC Contract.
"Affected Lender" means, in relation to a Market Disruption Event (howsoever defined) under a Facility Agreement:

(a)	which affects all Advances under the relevant Facility, all the Lenders under the relevant Facility; or

(b)	which affects only Lenders participating in a particular Advance under the relevant Facility, those Lenders who have a participation in the relevant Advance.
"Affected Party" has the meaning given to such term in the ISDA Agreement.
"Affected Portion" means, in respect of a Hedge Coordinator and a Market Hedge, the portion of such Market Hedge that the Hedge Coordinator was unable to novate to the Relevant Market Hedge Transferees within one (1) London and New York banking day of entry into the Market Hedge.
"Affected Transactions" has the meaning given to such term in the ISDA Agreement.
"Affiliate" means:

(a)	for the purposes of Clause 26.18 (Transactions with Affiliates) only, in relation to any person:

(i)	any other person that is directly or indirectly controlled by, under common control with or controls such person;

(ii)	any other person directly or indirectly owning beneficially or controlling 20% or more of the Voting Stock of such person; or

(iii)	any officer, director or partner of such person.

For the purposes of this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or partnership interest, by contract or otherwise; and

(b)	for all other purposes, in relation to any person, a Subsidiary of that person, a Holding Company of that person or any Subsidiary of that Holding Company.
"Agents" means the Global Facility Agent, each Facility Agent, the Offshore Security Trustee and the Onshore Security Agent.
"Agreed Power Supply Agreement" means the form of power supply agreement delivered pursuant to paragraph 4.2 of Schedule 2 (Conditions Precedent).
"Aggregate Notional Amount" means, in respect of any current or future Hedging Calculation Period, the aggregate of the Notional Amounts (as defined in the relevant Transaction confirmation) in respect of such Hedging Calculation Period, for all interest rate hedging Transactions under all Hedging Agreements entered into between the Company and the Hedge Providers.
"Aggregate Orphan Hedge Provider Notional Amount" means, in respect of any current or future Hedging Calculation Period, the aggregate of the Notional Amounts (as defined in the relevant Transaction confirmation) in respect of such Hedging Calculation Period, for all interest rate hedging Transactions under all Hedging Agreements entered into between the Company and the Orphan Hedge Providers.
"All Voting Institutions" has the meaning given to it in the Coordination Deed.
"Annual Operating Budget" means the operating budget described under and approved or deemed approved by the Global Facility Agent in accordance with Clause 18 (Operating Budget).
"Applicable Law" means any law, regulation, rule, executive order, decree, code of practice, circular, guidance note or injunction of, or made by, any Competent Authority, which is binding and enforceable on or against the Company, the Project or any party to any of the Transaction Documents or the subject matter of any of the Transaction Documents.
"Approved Bank" means:

(a)	any bank or financial institution which:

(i)	has a long-term unsecured indebtedness or issuer credit rating (by Moody's or S&P) of no less than A- by S&P or A3 by Moody's; and

(ii)	has Core Capital of not less than US$1,000,000,000; or

(b)	any person designated as such in accordance with the provisions of Clause 30.23 (Approved Banks), to the extent, in any case, that such person has not ceased to be an Approved Bank in accordance with Clause 30.23 (Approved Banks).
"Approved Costs" means:

(a)	Taxes imposed by Applicable Law;

(b)	payments under the Land Agreements;

(c)	any costs incurred as the result of acting as a Reasonable and Prudent Operator with regard to an Emergency; and

(d)
any amounts then due to third parties in respect of which the Company has had a claim accepted by the relevant insurer(s) and where such proceeds will (after taking into account any deductible) be not less than the amount claimed by the relevant third party.

"Arbitral Tribunal" has the meaning given to it in Clause 47(b) (Arbitration).

"Assignment and Charge over Project Documents and Governmental Consents" means the assignment and charge over project documents and consents dated on or about the date of this Agreement between the Company and the Onshore Security Agent.
"Assignment of Insurances" means the insurance assignment agreement dated on or about the date of this Agreement between the Company and the Onshore Security Agent.
"Assignment of Reinsurances" means the assignment of reinsurances to be entered into prior to Financial Close between the Insurer(s), the Offshore Security Trustee and the Company.
"Associated Facilities" means any existing or future facilities which in relation to the Project satisfy the criteria for an associated facility set out in Performance Standard 1 (PS1) of the IFC Performance Standards and do not form part of the Project.
"Assumption Date" has the meaning given to it in Clause 34.9(a) (Assumption of Commitments).
"Assumptions" means the Economic Assumptions and the Technical Assumptions.
"AUB" means Ahli United Bank B.S.C.
"Auditors" has the meaning given to it in Clause 19.4 (Referral to Auditors).
"Availability Period" means:

(a)	with respect to the Base Facilities, from the date of Financial Close until the earliest of:

(i)	the date on which the Senior Lenders' aggregate commitments under such Base Facilities have been reduced to zero;

(ii)	one (1) year after the Initial Scheduled Commercial Start Date; and

(iii)	the date falling one (1) day before the First Repayment Date; and

(b)	with respect to the Contingent Facility, from the date of Financial Close until the earliest of:

(i)	the date on which the Senior Lenders' aggregate commitments under the Contingent Facility have been reduced to zero; and

(ii)	the earlier of:

(A)	the Completion Date; and

(B)	one (1) year after the Initial Scheduled Commercial Start Date.
"Available Cash Flow" means, in relation to the relevant Calculation Period:

(a)	the aggregate amount of:

(i)	Gross Revenues received (or in respect of a future period, forecast to be received) by the Company during such Calculation Period;

(ii)
amounts withdrawn from the Major Maintenance Reserve Account to pay Operating Costs incurred (or in respect of a future period, amounts forecast to be withdrawn in respect of Operating Costs projected to be incurred); and

(iii)
the net amount drawn (or minus the net amount repaid) under the Working Capital Facility during such period, but excluding any amounts drawn thereunder (or amounts repaid on account of amounts drawn thereunder) which were not drawn in order to meet Operating Costs falling due or expected to fall due during that Calculation Period, or the immediately succeeding six (6) months following that Calculation Period other than repayments of Working Capital Facility not available to be redrawn or replaced, less

(b)	the aggregate of (but without double counting):

(i)	Operating Costs (other than those falling within paragraph (f) of the definition thereof to the extent that the related Insurance Proceeds are not included in Gross Revenues in the relevant

Calculation Period) and capital costs not constituting Operating Costs, in each case falling due for payment (or in respect of a future period, forecast to fall due for payment) during such Calculation Period;

(ii)
save to the extent funded (or projected to be funded) by the Senior Facilities, or Shareholders' Funds or under the Equity Bridge Facility Agreements, the aggregate amount of all costs, expenses and liabilities which are:

(A)	included in the Project Budget; and

(B)
accrued, paid, payable or reimbursable by the Company under the Project Documents or in respect of engineering, legal, accounting, agency (including pursuant to the Fee Letters), financial and other professional advisers properly incurred by the Company in connection with and attributable to the Project during that Calculation Period;

(iii)
costs paid (or, in respect of a future period, forecast to be paid) by the Company during that Calculation Period in connection with entering into any Hedging Agreements (which excludes any ongoing payments under the Hedging Agreements); and

(iv)	amounts paid (or, in respect of a future period, forecast to be paid) to the Major Maintenance Reserve Account during that Calculation Period, provided that, for the purposes of any projection or estimate of Available Cash Flow for such Calculation Period, no account shall be taken of any portion of such Gross Revenues which consists of any delay liquidated damages payable under the EPC Contract (whether paid under the Performance Bond or otherwise), amounts that have been applied for prepayment pursuant to Clause 6.7 (Mandatory Prepayment - EPC Contract), refunds of Taxes or of any costs incurred by the Company in connection with the Project (including the Contract Price), Insurance Proceeds or any damages or any compensation for revenues whether as a result of termination or breach of any agreement or otherwise unless, in the case of each of the foregoing, at the time such determination falls to be made, the Company has the legal and unconditional right to receive such amount during such period.
"Available Commercial Bank Facility" means, at any time, the aggregate of the Available Commercial Bank Facility Commitments at such time.
"Available Commercial Bank Facility Commitment" means, in relation to a Commercial Lender at any time, its Commercial Bank Facility Commitment minus:

(a)	the amount of its participation in the outstanding Advances under the Commercial Bank Facility at such time; and

(b)
in relation to any proposed Advance under the Commercial Bank Facility, the amount of its proposed participation in any other Advance under the Commercial Bank Facility that is due to be made on or before the proposed Drawdown Date for such proposed Advance.

"Available Commitments" means the Available Commercial Bank Facility Commitments, the Available Contingent Facility Commitments and the Available K-SURE Covered Facility Commitments.
"Available Contingent Facility" means, at any time, the aggregate of the Available Contingent Facility Commitments at such time.
"Available Contingent Facility Commitment" means, in relation to a Commercial Lender at any time, its Contingent Facility Commitment minus:

(a)	the amount of its participation in the outstanding Advances under the Contingent Facility at such time; and

(b)
in relation to any proposed Advance under the Contingent Facility, the amount of its proposed participation in any other Advance under the Contingent Facility that is due to be made on or before the proposed Drawdown Date for such proposed Advance.

"Available K-SURE Covered Facility" means, at any time, the aggregate of the Available K-SURE Covered Facility Commitments at such time.

"Available K-SURE Covered Facility Commitment" means, in relation to a K-SURE Covered Facility Lender at any time, its K-SURE Covered Facility Commitment minus the sum of:

(a)	the amount of its participation in the outstanding Advances under the K-SURE Covered Facility at such time; and

(b)
in relation to any proposed Advance under the K-SURE Covered Facility, the amount of its proposed participation in any other Advance under the K-SURE Covered Facility that is due to be made on or before the proposed Drawdown Date for such proposed Advance.

"Bahrain" means the Kingdom of Bahrain.
"Base Case" means the base case financial projections and ratios to be provided as a condition precedent to Financial Close and demonstrating the values set out in Schedule 2 (Conditions Precedent).
"Base Facilities" means the Commercial Bank Facility and the K-SURE Covered Facility.
"Base Shareholder's Commitment" has the meaning given to it in the Equity Subscription and Retention Agreement.
"Beneficiary" has the meaning given to it in Clause 8.3(a) (Refund of Tax Credits).
"Bond" means:

(a)	any Performance Bond;

(b)	any Advance Payment Bond;

(c)	any Warranty Bond; and

(d)	any other security provided, or to be provided, by the EPC Contractor to the Company in accordance with the EPC Contract.
"BPC" means the Bahrain Petroleum Company B.S.C. (Closed), a closed joint stock company incorporated and existing under the laws of Bahrain, having commercial registration number 48602 with its principal office located at P.O. Box 25555, Awaii, Bahrain.
"BPC Pipeline" means the onshore gas pipeline owned and operated by BPC, together with equipment and facilities related thereto required to receive regasified LNG from the Terminal.
"Business Day" means:

(a)
for the purposes of determining LIBOR, a day (other than a Saturday or Sunday) on which dealings in Dollar deposits are carried on in the London interbank market and on which banks are generally open for domestic and foreign exchange business in London;

(b)	for the purposes of Clauses 5.2 (Delivery of a Notice of Drawdown) and 5.3 (Completion of a Notice of Drawdown):

(i)
with respect to any Notice of Drawdown issued in connection with the Commercial Bank Facility, any day (other than a Friday, Saturday or Sunday) on which banks are open for domestic and foreign exchange business in Frankfurt, Hong Kong, London, Madrid, Manama (Bahrain), New York, Paris and Seoul; and

(ii)
with respect to any Notice of Drawdown issued in connection with the K-SURE Covered Facility, any day (other than a Friday, Saturday or Sunday) on which banks are open for domestic and foreign exchange business in Frankfurt, Hong Kong, London, Madrid, Manama (Bahrain), New York, Paris and Seoul;

(c)	for the purposes of Clause 5.5(d) (Senior Lenders' Participation in Advances):

(i)
with respect to any Commercial Bank Facility Advance, any day (other than a Friday, Saturday or Sunday) on which banks are open for domestic and foreign exchange business in Frankfurt, Hong Kong, London, Madrid, Manama (Bahrain), New York, Paris and Seoul; and

(ii)
with respect to any K-SURE Covered Facility Advance, any day (other than a Friday, Saturday or Sunday) on which banks are open for domestic and foreign exchange business in Frankfurt, Hong Kong, London, Madrid, Manama (Bahrain), New York, Paris and Seoul;

(d)
for the purposes of any payments to be made denominated in Dollars, any day (other than a Friday, Saturday or Sunday) on which banks are open for domestic and foreign exchange business in London, Manama (Bahrain) and New York; and

(e)
(for all other purposes) a day (other than a Friday, Saturday or Sunday) on which banks are open for domestic and foreign exchange business in Frankfurt, Hong Kong, London, New York, Madrid, Manama (Bahrain), Paris and Seoul.

"Business Mortgage Deed" means the official mortgage deed for a business dated on or about the date of this Agreement between the Onshore Security Agent and the Company.
"Calculation Date" means the First Repayment Date, the Second Repayment Date, the Third Repayment Date and the date falling at the end of every consecutive six (6) month period falling after the Third Repayment Date.
"Calculation Period" means:

(a)	for the purposes of calculating the Historic DSCR, the relevant Historic DSCR Calculation Period;

(b)	for the purposes of calculating the Projected DSCR, the relevant Projected DSCR Calculation Period; and

(c)	for the purposes of calculating the LLCR, the relevant LLCR Calculation Period.
"Capital Compensation Proceeds" means:

(a)
all consideration received by the Company, any Shareholder or any Sponsor in respect of the nationalisation, expropriation or compulsory purchase of the Project, the Company or any material part thereof or any material interest therein other than amounts payable under Clause 6.8 (Mandatory Prepayment - Purchase Options);

(b)	any amount to be paid to the Company as compensation under the Terminal Use Agreement;

(c)	any other amounts designated from time to time as Capital Compensation Proceeds by the Global Facility Agent and the Company;

(d)	any Net Termination Amounts; and

(e)
without duplication of any of the amounts described in paragraphs (a) to (d) above, any amounts received by the Company under the Government Guarantee or the O&M Guarantee, in each case, in respect of any of the foregoing.

"Capital Compensation Proceeds Accounts" means the Dollar Capital Compensation Proceeds Account and the Dinar Capital Compensation Proceeds Account.
"Cash Deficiency Support Limit" has the meaning given to it in the Equity Subscription and Retention Agreement.
"Charterer Delay Event" has the meaning given to it in the Time Charter Party.
"Closing Representations" means the representations and warranties set out in Clauses 23.2 (Status) to 23.40 (Private and Commercial Acts) inclusive.
"Code" means the US Internal Revenue Code of 1986.
"Commercial Bank Facility" has the meaning given to it in the Commercial Facilities Agreement.
"Commercial Bank Facility Advance" means any Advance (as from time to time reduced by prepayment or repayment) made or to be made under the Commercial Bank Facility.
"Commercial Bank Facility Commitment" means:

(a)
in relation to an Original Commercial Lender, the amount set out opposite its name under the heading "Commitments in Dollars" in schedule 1 (The Original Commercial Lenders and Facilities Commitments) of the Commercial Facilities Agreement and the amount of any other Commercial Bank Facility Commitment transferred to it under the Commercial Facilities Agreement or this Agreement; and

(b)	in relation to any other Commercial Lender, the amount of any Commercial Bank Facility Commitment transferred to it under the Commercial Facilities Agreement or this Agreement, in each case to the extent not cancelled, reduced or transferred by it under the Commercial Facilities Agreement or this Agreement.
"Commercial Bank Facility Loan" means, at any time, the aggregate principal amount of the Commercial Bank Facility Advances outstanding at such time.
"Commercial Bank Facility Repayment Instalment" has the meaning given to it in the Commercial Facilities Agreement.
"Commercial Facilities Agreement" means the loan agreement between the Company, the Global Facility Agent, the Commercial Facilities Agent and the Commercial Lenders dated on or about the date hereof.
"Commercial Facilities Commitments" has the meaning given to "Facilities Commitments" in the Commercial Facilities Agreement.
"Commercial Lenders" has the meaning given to it in the Commercial Facilities Agreement.
"Commercial Start Date" has the meaning given to it in the Project Development Agreement.
"Commissioning Agreement" means the agreement (if any) to be entered into between NOGA and the Company.
"Commitment" means, in relation to a Lender, its Commercial Facilities Commitments or its K-SURE Covered Facility Commitment, as applicable.
"Company Share" means a share in the share capital of the Company.
"Company's Insurance Adviser" means Marsh (Singapore) Pte Ltd.
"Company Powers of Attorney" means:

(a)	each power of attorney appointing the Onshore Security Agent as the agent of the Company in connection with certain actions under the Direct Agreements; and

(b)	the Administrative Power of Attorney.
"Competent Authority" means a government, supranational, local government, statutory or regulatory body or any subdivision thereof and any ministerial or governmental, quasi-governmental, electricity industry or other regulatory department, body, instrumentality, agency or official court or tribunal having jurisdiction over the Company, the Project or the subject matter of, or any party to, any of the Transaction Documents.
"Completion Date" means the date upon which the Global Facility Agent (acting reasonably and in consultation with (i) the Lenders' Technical Consultant with respect to paragraphs (a), (d), (i), (k), (l) and (m) below; (ii) the Lenders' Insurance Adviser with respect to paragraph (h) below; and (iii) the Lenders' Environmental Consultant with respect to paragraph (j) below) notifies the Company that the following criteria have, as at such date, been met to its satisfaction:

(a)	the Lenders' Technical Consultant has provided the Global Facility Agent with a certificate certifying that the Commercial Start Date has been achieved;

(b)	no Default is continuing;

(c)
the Global Facility Agent has received a legal opinion of Bahraini counsel to the Company confirming that all Consents necessary as of such date for constructing and operating the Project have been issued and remain in full force and effect and evidence that any conditions required to be satisfied at that time have been satisfied or waived;

(d)
the Company has paid all amounts due and payable by it under the EPC Contract (excluding the EPC Retention, if any, provided therein provided that the Company has reserved sufficient amounts to pay in full the amount of any EPC Retention) and all other amounts required to complete the construction and start-up of the Project, or in the event the Company is disputing any amounts alleged to be payable by it under the EPC Contract, the Company has reserved sufficient amounts to pay in full the disputed amounts save that the Completion Date can occur notwithstanding that the Company may retain the benefit of any Warranty Bond;

(e)	the aggregate of all funds standing to the credit of the Debt Service Reserve Account and the available amount of any DSRA Acceptable Letter of Credit is at least equal to the DSRA Required Balance;

(f)
the aggregate of all funds standing to the credit of the Major Maintenance Reserve Account and the available amount of any MRA Acceptable Letter of Credit is at least equal to the MRA Required Balance;

(g)	all Shareholders' Funds that are due to have been contributed or advanced to the Company at that time have been so contributed or advanced;

(h)	the Insurances then required to be in effect pursuant to Clause 25 (Insurance) are in full force and effect;

(i)	the Initial Operating Budget has been delivered and approved or determined in accordance with Clause 18 (Operating Budget);

(j)	the Operations Environmental and Social Management Plans have been delivered and the Lenders' Environmental Consultant has confirmed its satisfaction therewith;

(k)	the Lenders' Technical Consultant has provided the Global Facility Agent with a certificate certifying that:

(i)	the FSU meets the Required Performance Levels (as defined in the Time Charter Party) and the FSU has been accepted by the Company pursuant to the Time Charter Party;

(ii)	the O&M Contractor has successfully undertaken operation of the Terminal during the period for the Final Acceptance Tests (as defined in the EPC Contract) in accordance with the O&M Agreement, and

(iii)
NOGA has made payments to the Company under the Project Documents for a period of no less than three (3) months in the period commencing on the Commercial Start Date and ending on the date that is proposed for the occurrence of the Completion Date without any dispute in respect of such payments other than any dispute which is acceptable to the Global Facility Agent (acting on the instructions of the Required Majority and in consultation with the Lenders' Technical Consultant);

(l)
the Lenders' Technical Consultant has provided the Global Facility Agent with a certificate certifying that the Terminal (other than the FSU) meets the Required Performance Levels (as defined in the EPC Contract) and the Final Acceptance Tests (as defined in the EPC Contract) have been passed to the reasonable satisfaction of the Lenders' Technical Consultant;

(m)	the Provisional Completion Date under the EPC Contract has occurred;

(n)	the First Repayment Date has occurred;

(o)	the D/E Ratio is no greater than 75:25;

(p)	the Equity Bridge Loans have been repaid in full and:

(i)	the Company has no further actual or contingent obligation to make any payments to any of the Equity Bridge Finance Parties under or pursuant to the terms of any Equity Bridge Finance Document; and

(ii)
no Equity Bridge Finance Party has any actual or contingent obligation or liability under or pursuant to any Equity Bridge Finance Document which will give rise to such an actual or contingent obligation of the Company; and

(q)	the Historic DSCR for the First Historic DSCR Calculation Period is at least 1.25:1 and the Projected DSCR for all Projected DSCR Calculation Periods up to and including the Final Maturity Date is no lower than 1.25:1; provided that if the annual, semi-annual or quarterly Financial Statements are not available for purposes of the calculation of the Historic DSCR or Projected DSCR, the Company may use its most recent monthly management accounts.
"Computer Model" means the computer model which generates the Base Case.
"Consents" means:

(a)	those consents listed in Part A (Financial Close Consents) and B (Other Consents) of Schedule 9 (Consents); and

(b)
all other material governmental authorisations, and all other material consents, approvals, permits, resolutions, licences, exemptions, filings or registrations required from time to time in connection with the Project and:

(i)
the entry into and performance by the Company, any Shareholder or any Sponsor of and their compliance with the obligations under, in each case, the Transaction Documents and the Equity Bridge Finance Documents to which it is a party and the transactions contemplated thereby;

(ii)	the legality, validity and enforceability against the Company, any Shareholder or any Sponsor of the Transaction Documents and the Equity Bridge Finance Documents to which it is a party; and

(iii)	the admissibility in evidence in Bahrain and England and any other relevant jurisdiction of the Transaction Documents and the Equity Bridge Finance Documents to which the Company is a party.
"Consolidated Project Agreement Amendment Agreement" means the agreement so entitled entered into, or to be entered into, between NOGA, the Company and the Shareholders.
"Consolidated Project Agreement Direct Agreement" means the agreement so entitled entered into or, to be entered into, between NOGA, the Company and the Onshore Security Agent.
"Construction Environmental and Social Management Plans" means the environmental and social impact management plan for the Project in the period up to (and including) the Commercial Start Date and/or series of plans related to the Project that provide a programme of specific management, mitigation and monitoring measures to be implemented to address environmental and social risks and potential impacts.
"Construction Report" has the meaning given to it in Clause 13.1 (Delivery of Construction Reports).
"Contingent Facility" has the meaning given to it in the Commercial Facilities Agreement.
"Contingent Facility Advance" means any Advance (as from time to time reduced by prepayment or repayment) made or to be made under the Contingent Facility.
"Contingent Facility Commitment" means:

(a)
in relation to an Original Commercial Lender, the amount set out opposite its name under the heading "Commitments in Dollars" in schedule 1 (The Original Commercial Lenders and Facilities Commitments) of the Commercial Facilities Agreement and the amount of any other Contingent Facility Commitment transferred to it under the Commercial Facilities Agreement or this Agreement; and

(b)	in relation to any other Commercial Lender, the amount of any Contingent Facility Commitment transferred to it under the Commercial Facilities Agreement or this Agreement, in each case to the extent not cancelled, reduced or transferred by it under the Commercial Facilities Agreement or this Agreement.
"Contingent Facility Loan" means, at any time, the aggregate principal amount of the Contingent Facility Advances outstanding at such time.

"Contingent Facility Repayment Instalment" has the meaning given to it in the Commercial Facilities Agreement.
"Contingent Shareholders' Commitments" has the meaning given to it in the Equity Subscription and Retention Agreement.
"Contract Price" has the meaning given to it in the EPC Contract.
"Control" by one person (the "Controlling Company") of another person (the "Controlled Company") means that the Controlling Company:

(a)	beneficially owns, directly or indirectly, more than half of the voting rights in the share capital of the Controlled Company; or

(b)	is able to direct the affairs and/or control the board of directors or equivalent management body of the Controlled Company, and "Control" shall be construed accordingly.
"Coordination Deed" means the coordination deed dated on or about the date of this Agreement between, among others, the Company, the Lenders, the Agents, the GIC EBL Facility Agent, the nogaholding EBL Facility Agent, the Teekay EBL Facility Agent, the Samsung Equity Bridge Facility Lender, the GIC (Shareholder) Equity Bridge Facility Lender, and the Hedge Providers.
"Coordination Deed of Accession" means a deed of accession substantially in the form set out in schedule 4 (Form of Deed of Accession) to the Coordination Deed.
"Core Capital" of a person means such person's common stockholders' equity, including related surplus, retained earnings and capital reserves.
"Cost Overrun" means an amount to be spent on Project Costs that is in excess of the aggregate amount projected to be spent on Project Costs in the Base Case.
"Cost Underrun Advance" means an Advance under the Base Facilities utilising:

(a)	the Available Commercial Bank Facility and the Available K-SURE Covered Facility as at the proposed Drawdown Date for the Cost Underrun Advance; less

(b)	the aggregate of all Project Costs due and payable as at the proposed Drawdown Date with respect to the Cost Underrun Advance, the proceeds of which are to be applied in accordance with Clauses 3.1(a)(ii) and 3.1(b)(iii) (Purpose) and the amount of which is to be determined in accordance with Clause 4.5(b) (Additional Conditions Precedent to payment of a Cost Underrun Advance).
"Cost Underrun Reserve Account" means the account to be maintained by the Company pursuant to paragraph 1.1(k) of Schedule 3 (Accounts).
"Current Exchange Rate" means the selling rate, rounded to the fourth decimal place, determined as of the date of calculation, for the relevant currency available from, in the case of Bahraini Dinars, the Central Bank of Bahrain or, if no such rate is available from the Central Bank of Bahrain and, in the case of all other currencies, from the Global Facility Agent.
"Customer Delay Event" has the meaning given to it in the Project Development Agreement.
"D/E Ratio" means, on any date, the ratio of:

(a)	an amount equal to the aggregate amount of all outstanding Advances; to

(b)	the amount of all Shareholders' Funds less the Cost Underrun Advance, if any.

"Debt Service Reserve Account" means the account to be maintained by the Company pursuant to paragraph 1.1(f) of Schedule 3 (Accounts).
"Deed of Accession" means a deed of accession in the form set out in Schedule 7 (Form of Deed of Accession).
"Deed of Undertaking" means the deed of undertaking dated on or about the date of this Agreement in respect of payments to be made by NOGA under the Project Development Agreement, the Terminal Use Agreement and the Option Agreement entered into by NOGA in favour of the Company.
"Deemed CSD" means the date that the Terminal becomes operational prior to the Commercial Start Date and that the Company (after obtaining consent of the Global Facility Agent in accordance with part A (Project Development Agreement) paragraph 10 of Schedule 12 (Reserved Discretions)) has agreed with NOGA to the commencement of provision and receipt of Services (as defined in the Terminal Use Agreement) as contemplated by clause 11 (Services prior to Commercial Start Date) of the Project Development Agreement.
"Default" means an Event of Default, Potential Event of Default, Sanctions Event or Potential Sanctions Event.
"Defaulting Party" has the meaning given to such term in the ISDA Agreement.
"Development Costs" means fees, costs and expenses in connection with the services provided by third party consultants, bid costs, travel expenses and other out of pocket expenses, each incurred by the Shareholders in connection with the Project.
"Development Costs Amount" means the amount of Development Costs set out in the relevant line item of the Project Budget at Financial Close pursuant to paragraph 13.3 (Miscellaneous) of Schedule 2 (Conditions Precedent).
"Dinar Capital Compensation Proceeds Account" means the account to be maintained by the Company pursuant to paragraph 1.1(g) of Schedule 3 (Accounts).
"Dinar Operating Revenues Account" means the account to be maintained by the Company pursuant to paragraph 1.1(b) of Schedule 3 (Accounts).
"Dinar Working Capital Account" means the account to be maintained by the Company under paragraph 1.1(l) of Schedule 3 (Accounts).
"Direct Agreements" means the direct agreements or other arrangements delivered to the Global Facility Agent pursuant to paragraph 5 of Schedule 2 (Conditions Precedent) and any other agreement or arrangement designated as such by the Global Facility Agent and the Company.
"Discount Rate" means, in relation to any Calculation Date, an amount equal to the sum of A and B below, where:
"A"     is X / Y (expressed as a percentage)
and where:
"X"    is the sum of:

(i)
for each Hedging Agreement entered into for the purposes of hedging the interest rate risk in relation to the Floating Facilities, the fixed interest rate applicable thereunder (including any swap margin payable to the relevant Hedge Provider) multiplied by the applicable notional principal amount under such Hedging Agreement at that Calculation Date; plus

(ii)	the LIBOR specified under the "Floating Interest Rate Assumptions" (referred to in Part A (Economic Assumptions) of Schedule 6 (Assumptions)), multiplied by the sum of the total amount of the Loans under the Senior Facilities, as at that Calculation Date less the aggregate of the applicable notional principal amounts under each Hedging Agreement as referred to in paragraph (i) above;

"Y"	is the total amount outstanding under the Senior Facilities at that Calculation Date; and

"B"	is the average of the margins applicable under the Senior Facilities weighted as to the Loans outstanding under each relevant Facility at that Calculation Date.
"Dispute" has the meaning given to it in Clause 47(a) (Arbitration).
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Senior Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out), which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Distribution Account" means any account to be maintained by the Company under paragraph 1.2 (Distribution Accounts) of Schedule 3 (Accounts).
"Dollar Capital Compensation Proceeds Account" means the account to be maintained by the Company pursuant to paragraph 1.1(f) of Schedule 3 (Accounts).
"Dollar Disbursement Account" means the account to be maintained by the Company pursuant to paragraph 1.1(c) of Schedule 3 (Accounts).
"Dollar Operating Revenues Account" means the account to be maintained by the Company pursuant to paragraph 1.1(a) of Schedule 3 (Accounts).
"Dollar Working Capital Account" means the account to be maintained by the Company under paragraph 1.1(j) of Schedule 3 (Accounts).
"Drawdown Date" means the date an Advance under any Facility is made or to be made.
"DSRA Acceptable Letter of Credit" means an Acceptable Letter of Credit in favour of the Offshore Security Trustee issued by an Approved Bank in relation to the Debt Service Reserve Account on or after the Completion Date (except for any DSRA Acceptable Letter of Credit procured prior to the Completion Date under, and in accordance with, clauses 11.17 (DSRA Acceptable Letters of Credit) and 14.10(h) (Cure Rights), in each case, of the Equity Subscription and Retention Agreement), on terms that it is payable or callable as contemplated by, paragraphs 4.4 (Payments to Fund Debt Service and Project Costs) and 4.5 (Calls on DSRA Acceptable Letter of Credit), in each case, of Schedule 3 (Accounts) and clause 6.2(b)(iii) (Calls for Cash Deficiency Support) of the Equity Subscription and Retention Agreement, provided that the issuer or provider of such Acceptable Letter of Credit shall have no recourse to the Company or its assets in respect thereof.
"DSRA Excess Amount" has the meaning given to it in paragraph 4.3(a) (Withdrawals of Balances in excess of DSRA Required Balance) of Schedule 3 (Accounts).

"DSRA Required Balance" means:

(a)
on the date falling no later than the Initial Scheduled Commercial Start Date (or otherwise, in the circumstances contemplated by clause 11.17 (DSRA Acceptable Letters of Credit) of the Equity Subscription and Retention Agreement on the earlier of (i) a Forecast Funding Shortfall; and (ii) the Initial Scheduled Commercial Start Date) up to (and including) the Completion Date, an amount equal to one hundred and fifty per cent. (150%) of Scheduled Debt Service for the period ending on the Completion Date (for the purposes of this paragraph (a), Scheduled Debt Service shall be calculated on the basis of the Repayment Instalments that are payable by the Company in the following six (6) months or the period up to the Completion Date (if such period is shorter than six (6) months) as contemplated on the date of signing of the Commercial Facilities Agreement and the K-SURE Covered Facility Agreement); and

(b)
from (but excluding) the Completion Date and in respect of any Repayment Date falling after the Completion Date (other than the Final Maturity Date), an amount equal to one hundred and twenty five per cent. (125%) of Scheduled Debt Service for the period from (but excluding) that Repayment Date up to and including the next Repayment Date, in each case, as notified to the Company under paragraph 4.2 (Notification of DSRA Required Balance) of Schedule 3 (Accounts).
"Early Termination Date" has the meaning given to such term in the Hedging Agreement.
"Economic Assumptions" means each of the assumptions set out in Part A (Economic Assumptions) of Schedule 6 (Assumptions).
"Electrical Supply" means the electrical equipment and connections for both the Offshore LNG Reception and Regasification Facility and the Onshore Receiving Facility and a 440V connection to a valve station to allow for supply of electricity.
"Emergency" means a condition or situation which in the reasonable opinion of the Company:

(a)
materially and adversely affects, or is reasonably likely to materially and adversely affect, the ability of the Company to operate the Terminal safely and in accordance with international standards; or

(b)	presents, or is reasonably likely to present, a physical threat to persons or property or the security, integrity or reliability of the Terminal.
"End Date" means the date on which:

(a)	the Company has no further actual or contingent obligation to make any payments to any of the Finance Parties under or pursuant to the terms of any Finance Document or to K-SURE; and

(b)	no Finance Party has any actual or contingent obligation or liability under or pursuant to any Finance Document which will give rise to such an actual or contingent obligation of the Company.
"Enforceability Date" has the meaning given to it in the Coordination Deed.
"English Charge and Assignment" means the English charge and assignment dated on or about the date of this Agreement between the Company, the Offshore Security Trustee and the Offshore Account Bank.
"Environment" means all, or any, of the following:

(a)	the air (including, without limitation, the air within natural or man-made structures whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, ground and surface water and water in drains and sewers);

(c)	land (including, without limitation, surface and sub-surface soil and land under water);

(d)	flora, fauna, and natural habitats;

(e)	visual amenity, cultural heritage and archaeology; or

(f)	civil society, community and workforce health, safety and security, quality of life and human rights, including resettlement and land acquisition.
"Environmental and Social Action Plan" means the plan of environmental and social actions identified in the due diligence process as necessary for the Project to comply in all respects with the Environmental Requirements, as agreed between the Company and the Lenders.
"Environmental and Social Due Diligence Report" means the document so entitled and dated 5 July 2016 and the environmental and social due diligence memo dated 20 October 2016, in each case prepared by Arcadis ESG assessing the environmental and social effects of the Project.
"Environmental and Social Management Plans" means, as applicable, either or both of the Construction Environmental and Social Management Plans and the Operations Environmental and Social Management Plans.
"Environmental and Social Management System" means, those documented systems, policies and procedures (including the Construction Environmental and Social Management Plans and the Operations Environmental and Social Management Plans to the extent required at the relevant time) designed to enable the Project to meet the Environmental Requirements, including necessary environmental, safety and social impact assessment and implementation, organisation structure, impact management programs, technical and management capacity, training, community, relationships, environmental, safety and social monitoring and reporting.
"Environmental and Social Matters" means any of the following:

(a)	any release, emission, entry or introduction into the air of any Environmental Contaminants including the air within buildings and other natural or man-made structures above or below ground;

(b)
any discharge, release or entry into water of any Environmental Contaminants including into any river, watercourse, lake or pond (whether natural or artificial or above or below ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewers or the sea;

(c)	any release, deposit, keeping or disposal in land or on land whether or not covered by the sea or other waters of any Environmental Contaminants;

(d)	nuisance, noise, defective premises, health and safety at work, preservation or protection of the natural Environment or of man or any living organisms supported by the Environment;

(e)
any adverse impact on civil society including, without limitation, resettlement, land acquisition or any adverse impact upon the livelihood or living standards (excluding general inflationary changes) of those persons affected by resettlement or land acquisition at the time of or subsequent to but attributable to such resettlement or land acquisition; or

(f)
any other matter whatsoever directly affecting the Environment or any part of it or otherwise covered by the Environmental Guidelines and requirements of the Environmental and Social Due Diligence Report and the Environmental Impact Assessment.

"Environmental and Social Monitoring Report" means the report prepared by the Company (as contemplated by Clauses 13.2 (Delivery of the Environmental and Social Monitoring Report during Construction) and 14.3 (Delivery of the Environmental and Social Monitoring Report during Operation)) setting out, without limitation, the following:

(a)	a description of the Project status including any change to the Project, the construction schedule and construction/operation overview;

(b)	the status of the Environmental and Social Action Plan;

(c)
the status of the Company's and the EPC Contractor's respective health, safety, social and environmental management systems, including any updates to such management systems, the results of any audit(s) and management review(s), the status of the health, safety, social, environmental and legal compliance and permitting, updates on the stakeholders management system, the grievance mechanism and the analysis of the changes to key project risks;

(d)
the environmental and social performance during planned operations (construction and/or exploitation) with respect to labour and working conditions, resources efficiency and pollution prevention, community health safety and security, biodiversity conservation and sustainable management of living natural resources and cultural heritage;

(e)	the environmental and social performance during unplanned operations (construction and/or exploitation);

(f)	the list and analysis of incidents including key risks and high potential near-miss events;

(g)	the status of the construction/operation emergency preparedness and response plans as required under the Environmental and Social Action Plan; and

(h)	the environmental and social status of Associated Facilities.

"Environmental Claim" means any claim, investigation or incident against the Company or any other persons in respect of the Project and arising out of a breach of Environmental Law or otherwise pertaining to Environmental and Social Matters.
"Environmental Contaminants" means any substance or emission whatsoever (whether natural or artificial, in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste that is capable of causing harm to man or any other living organism supported by the Environment, or damaging the Environment or public health or welfare, including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste.
"Environmental Guidelines" means:

(a)	the IFC Performance Standards;

(b)	the Equator Principles; and

(c)	the World Bank Environmental Standards.

"Environmental Impact Assessment" or "EIA" means, collectively:

(a)	the environmental impact assessment of the Project prepared by Worley Parsons on behalf of the Company, dated July 2014; and

(b)	the subsequent environmental impact assessment addendum prepared by Hatch, dated September 2016.

"Environmental Law" means any Applicable Law with respect to or concerning pollution, protection of the Environment or natural resources, the effect of the Environment on human health, safety and well-being, or concerning the release, emission, leakage or spillage into the Environment of any toxic, radioactive, flammable, corrosive, explosive or otherwise hazardous substance or other material (including hydrocarbons) or concerning social and resettlement issues, including labour and working conditions standards, or otherwise relating to, harm to or the protection of humans, animals, plants or the Environment.
"Environmental Requirements" means all Environmental Laws, the Environmental and Social Action Plan and Environmental and Social Management Plan and the applicable standards and guidelines set out in the definition of Environmental Guidelines.
"EPC Contract" means the agreement entitled "Engineering, Procurement and Construction Contract for Bahrain LNG Import Terminal" entered into on 2 December 2015 and amended on 19 August 2016 between the Company and the EPC Contractor which sets out the terms and conditions upon which the EPC Contractor will undertake, amongst other things, the engineering, procurement and construction of the Terminal (excluding the FSU).
"EPC Contract Termination Date" means the latest of:

(a)	the date upon which the final warranty period under the EPC Contract expires;

(b)
if the amount of any outstanding warranty claim exceeds the available amount under the Warranty Bond, the date of payment by the EPC Contractor of the amount by which the outstanding warranty claim exceeds the amount available under the Warranty Bond; and

(c)	the date upon which the EPC Contractor has no further actual or contingent liabilities under the EPC Direct Agreement relating to the EPC Contract.
"EPC Contractor" means GS Engineering & Construction Corporation.
"EPC Direct Agreement" means the agreement so entitled entered into or, to be entered into, between the EPC Contractor, the Company and the Offshore Security Trustee.
"EPC Retention" means any monies retained by the Company under clause 20.5 (Deduction) of the EPC Contract.
"Equator Principles" means those principles so entitled and described in "The Equator Principles - a financial industry benchmark for determining, assessing and managing social and environmental risk in projects" dated June 2013 and adopted by the International Finance Corporation and various other banks and financial institutions and available, as at the date of this Agreement, at http://www.equator-principles.com.
"Equity Bridge Facility Agreements" means:

(a)	the GIC Equity Bridge Facility Agreement;

(b)	the nogaholding Equity Bridge Facility Agreement;

(c)	the Samsung Equity Bridge Facility Agreement;

(d)	the GIC (Shareholder) Equity Bridge Facility Agreement; and

(e)	the Teekay Equity Bridge Facility Agreement.
"Equity Bridge Finance Documents" means:

(a)	the GIC Equity Bridge Finance Documents;

(b)	the nogaholding Equity Bridge Finance Documents;

(c)	the Samsung Equity Bridge Finance Documents;

(d)	the GIC (Shareholder) Equity Bridge Finance Documents; and

(e)	the Teekay Equity Bridge Finance Documents.
"Equity Bridge Finance Parties" means:

(a)	the GIC Equity Bridge Finance Parties;

(b)	the nogaholding Equity Bridge Finance Parties;

(c)	the Samsung Equity Bridge Facility Lender;

(d)	the GIC (Shareholder) Equity Bridge Lender; and

(e)	the Teekay Equity Bridge Finance Parties.
"Equity Bridge Loans" means:

(a)	the GIC Equity Bridge Loans;

(b)	the nogaholding Equity Bridge Loans;

(c)	the Samsung Equity Bridge Loans;

(d)	GIC (Shareholder) Equity Bridge Loans; and

(e)	the Teekay Equity Bridge Loans.

"Equity Contribution Excess" has the meaning given to it in paragraph 4.3(b) (Withdrawals of Balances in excess of DSRA Required Balance) of Schedule 3 (Accounts).
"Equity Obligor" has the meaning given to it in the Equity Subscription and Retention Agreement.

"Equity Subscription and Retention Agreement" means the agreement so entitled to be entered into between, amongst others, the Company, the Initial Shareholders (as defined therein), the Global Facility Agent, the Offshore Security Trustee and the Onshore Security Agent.
"ESCB Central Bank" means a central bank within the European System of Central Banks.
"Event of Default" means any event or circumstance specified as such in Clause 27 (Events of Default).
"Excess Cash Flow" means, as at the relevant Repayment Date, the aggregate balance of the Operating Revenues Accounts following payment or deduction for the amounts described in paragraphs (a) to (d)(vii) (inclusive) of paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts).
"Excluded Tax" means any Tax assessed on a Finance Party payable:

(a)	under the law of the jurisdiction in which that person is incorporated or, if different, the jurisdiction (or jurisdictions) in which that person is treated as resident for Tax purposes; or

(b)	under the law of the jurisdiction in which that person's Facility Office is located in respect of amounts received or receivable in that jurisdiction, provided that such Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that person.
"Existing Dispute" has the meaning given to it in Clause 47(h) (Arbitration).
"Existing Lender" has the meaning given to it in Clause 34.1 (Assignments or Transfers by the Lenders).
"Expert" has the meaning given to it in Clause 20.9(a) (Referral to Experts).
"EWA" means the Electricity and Water Authority of the Government.
"Facilities" means the facilities made available to the Company under the Facility Agreements.
"Facility Agents" means the Commercial Facilities Agent and the K-SURE Covered Facility Agent.
"Facility Agreements" means the Commercial Facilities Agreement, the K-SURE Covered Facility Agreement and the Working Capital Facility Agreement.
"Facility Office" means the office notified by a Senior Lender to the Relevant Facility Representative in writing on or before the date it becomes a Senior Lender (or, following that date, by not less than seven (7) days' written notice) as the office through which it will perform its obligations under this Agreement and the relevant Finance Documents.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement between a Finance Party and the Company (or any Agent and the Company) setting out any of the fees referred to in Clause 7 (Fees).
"Final Maturity Date" means 14 November 2036.
"Finance Documents" means:

(a)	this Agreement;

(b)	each Facility Agreement;

(c)	the Equity Subscription and Retention Agreement;

(d)	the Fee Letters;

(e)	the Hedging Agreements;

(f)	the Security Documents;

(g)	any DSRA Acceptable Letter of Credit;

(h)	any MRA Acceptable Letter of Credit;

(i)	any Acceptable Contingent Equity Letter of Credit (as defined in the Equity Subscription and Retention Agreement);

(j)	any Subordination Agreement;

(k)	the Finance Documents Amendment Agreement; and

(l)	any other document from time to time designated as such by the Global Facility Agent and the Company,

provided that, where the term "Finance Document" is used in, and construed for the purposes of, this Agreement only, a Hedging Agreement shall be a Finance Document only for the purposes of the definitions of "End Date", "Financing Costs", "Hedge Provider End Date", "Liabilities to Hedge Providers", "Material Adverse Effect", "Permitted Encumbrances", "Secured Obligations" and "Transaction Documents" and for the purposes of Clause 1.2 (Interpretation), Clause 1.4 (Contracts (Rights of Third Parties) Act 1999), Clause 2.2 (Finance Parties' Rights and Obligations), Clause 6 (Prepayment and Cancellation), Clause 9.2 (Third Party Indemnity), Clause 9.3 (Other Indemnities), Clause 21.4 (Hedge Provider Undertakings), Clause 22.4 (Disposal of Permitted Investments), Clause 23.7(d) (No Conflict), Clause 23.8 (Pari Passu Ranking), Clause 23.18 (Other Agreements), Clause 23.24 (Withholding Tax), Clause 24.11 (Pari Passu Ranking), Clause 24.13 (Application of Proceeds), Clause 24.21 ("Know your customer" checks), Clause 26.22 (Immunity), Clause 27 (Events of Default), Clause 28.1(e) (Remedies following Event of Default), Clause 30 (The Global Facility Agent and the Mandated Lead Arrangers), Clause 31 (The Account Banks), Clause 35 (Changes to the Company), Clause 36 (Payment Mechanics), Clause 37 (Set-Off), Clause 39 (Calculations and Certificates), Clause 40 (Partial Invalidity), Clause 41 (Remedies and Waivers), Clause 42 (Confidentiality), Clause 44 (Amendments and Waivers) and Clause 45 (Limited Liability) and Schedule 2 (Conditions Precedent), Schedule 3 (Accounts), Schedule 7 (Form of Deed of Accession) and Schedule 10 (Insurances).

"Finance Documents Amendment Agreement" means the agreement so entitled to be entered into on or about the date of Financial Close between the Company, the Global Facility Agent, the K-SURE Covered Facility Agent, the Commercial Facilities Agent, the Shareholders and the Sponsors for the purpose of adjusting certain dates, amounts and percentages in the Finance Documents so as to reflect the revised Monthly Capacity Charge (as defined in the Terminal Use Agreement).
"Finance Parties" means:

(a)	the Lenders;

(b)	the Agents;

(c)	the Account Banks;

(d)	the Hedge Providers; and

(e)	the Mandated Lead Arrangers,

provided that, where the term "Finance Parties" is used in, and construed for the purposes of, this Agreement only, a Hedge Provider shall be a Finance Party only for the purposes of the definitions of "End Date", "Excluded Tax", "FATCA FFI", "Financing Costs", "Hedge Provider End Date", "Material Adverse Effect", "Permitted Indebtedness", "Project Party" and "Secured Obligations" and Clause 1.2 (Interpretation), Clause 2.2 (Finance Parties' Rights and Obligations), Clause 3 (Purpose), Clause 6 (Prepayment and Cancellation), Clause 8 (Tax), Clause 9 (Other Indemnities), Clause 11 (Costs and Expenses), Clause 21 (Hedging), Clause 23.1 (Company Representations), Clause 23.8 (Pari Passu Ranking), Clause 23.24 (Withholding Tax), Clause 24.7 (Further Assurance), Clause 24.11 (Pari Passu Ranking), Clause 24.21 ("Know your customer" checks), Clause 24.26(a) (Other Information), Clause 26.3(c) (New Agreements),  Clause 26.28 (Sanctions), Clause 27.3(d) (Breach of Finance Documents), Clause 27.13 (Repudiation or Illegality), Clause 28.2 (Action by Finance Party), Clause 30 (The Global Facility Agent and the Mandated Lead Arrangers), Clause 31 (The Account Banks), Clause 32 (Conduct of Business by the Finance Parties), Clause 34 (Changes to the Lenders), Clause 36 (Payment Mechanics), Clause 37 (Set-Off), Clause 39 (Calculations and Certificates), Clause 40 (Partial Invalidity), Clause 41 (Remedies and Waivers), Clause 42 (Confidentiality) and Clause 45 (Limited Liability) and Schedule 2 (Conditions Precedent), Schedule 3 (Accounts), Schedule 7 (Form of Deed of Accession) and Schedule 10 (Insurances).
"Financial Close" means the first Business Day after which the Global Facility Agent notifies the Company, the Lenders and the Hedge Providers that all of the conditions precedent referred to in Schedule 2 (Conditions Precedent) have either been satisfied or waived.
"Financial Indebtedness" means all indebtedness of the Company in respect of:

(a)	borrowed money;

(b)	any bonds, notes, loan stock, commercial paper, acceptance credits, debentures and bills or promissory notes drawn, accepted, endorsed or issued by the Company;

(c)
any credit to the Company from a supplier of goods or under any instalment purchase or other similar arrangement in respect of goods or services (except trade accounts payable within sixty (60) days in the ordinary course of business);

(d)	obligations of the Company to reimburse any other person in respect of amounts paid under a letter of credit, guarantee, indemnity or similar instrument;

(e)
amounts raised under any other transaction having the commercial effect of a borrowing and which would be classified as a borrowing under the Relevant Accounting Standard including under leases or similar arrangements entered into primarily as a means of financing the asset leased; and

(f)	any derivative transactions.

"Financial Model" means the Base Case financial model on the date of Financial Close.
"Financial Statements" means, in respect of any person, the cashflow statement, balance sheet, profit and loss account and disclosure of material liabilities relating to such person.

"Financing Costs" means all amounts paid or payable to a Finance Party under the Finance Documents.
"First Consolidated Project Agreement Amendment Agreement" means the agreement so entitled to be entered into on or about the date of Financial Close between NOGA, the Company and the Shareholders.
"First Currency" has the meaning given to it in Clause 9.1(a) (Currency Indemnity).
"First Historic DSCR Calculation Period" means the period starting on the Relevant Start Date and ending on the first Calculation Date (both dates inclusive).
"First Projected DSCR Calculation Period" means the period from (and excluding) the First Repayment Date and ending on (and including):

(a)	the Second Repayment Date (if the First Repayment Date occurs on the date contemplated by paragraph (a) of the definition thereof); or

(b)	the Third Repayment Date (if the First Repayment Date occurs on the date contemplated by paragraph (b) of the definition thereof), in each case both dates inclusive.
"First Repayment Date" means, in relation to each Senior Facility the earlier of:

(a)	the date falling six (6) months after the Relevant Start Date; and

(b)	the date falling twelve (12) months after the Initial Scheduled Commercial Start Date.
"Floating Facilities" has the meaning given to it in Schedule 13 (Hedging Strategy).
"Force Majeure Event" means a force majeure event under any Project Document.
"Forecast Funding Shortfall" means, at any time, a shortfall arising if the amount of remaining Project Costs estimated at that time, irrespective of whether or not included in the Project Budget, can reasonably be expected to be more than:

(a)	the aggregate Available Commitments plus available Shareholders' Funds required to be provided to the Company pursuant to the Equity Subscription and Retention Agreement; plus

(b)
any other committed Financial Indebtedness comprising Permitted Indebtedness at the time available to the Company for the payment of Project Costs (other than Permitted Indebtedness falling within paragraphs (a), (b), (c), (d) or (f) of the definition thereof); plus

(c)	any other amounts agreed between the Company and the Global Facility Agent.
"FSU" means the Floating Storage Unit with Hull No. 2461 (IMO No. 9771080) including its appurtenances, machinery, equipment and fittings.
"FSU Building Contract" means the agreement entitled "Shipbuilding Contract for the Construction and Sale of one (1) 173,400 CBM Liquefied Natural Gas Carrier (Hull No. : 2461)", entered into on 2 February 2015 between the FSU Owner and the FSU Contractor.
"FSU Contractor" means Daewoo Shipbuilding & Marine Engineering Co., Ltd.
"FSU Guarantor" means Teekay LNG Partners LP.
"FSU Guarantee" means the agreement entitled "Guarantee", to be entered into between the FSU Guarantor and the Company (as charterer), substantially in the form scheduled to the Time Charter Party.
"FSU Letter of Credit" means the letter of credit provided (or procured) by the FSU Guarantor for the benefit of the Company in respect of the present and future obligations of the FSU Guarantor under the FSU Guarantee for the amount required under the FSU Guarantee from time to time.

"FSU Owner" means DSME Hull No. 2461 L.L.C., a company incorporated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.
"Gas Pipeline" means the gas pipeline to be constructed between the Offshore LNG Reception and Regasification Facility and the Onshore Receiving Facility.
"GIC" means Gulf Investment Corporation G.S.C., a Gulf shareholding company incorporated and existing under the laws of Kuwait with registration number 37885, having its registered address at Jaber Mubarak Street, Sharq, Kuwait City, Kuwait.
"GIC EBL Facility" means the "EBL Facility" under, and as defined in, the GIC Equity Bridge Facility Agreement.
"GIC EBL Facility Agent" means Mizuho Bank, Ltd., or any successor agent appointed under the terms of the GIC Equity Bridge Finance Documents.
"GIC Equity Bridge Facility Lenders" has the meaning given to it in the Coordination Deed.
"GIC Equity Bridge Facility Agreement" means the agreement to be entered into between, among others, the Company and the GIC Equity Bridge Facility Lenders in respect of GIC's Base Shareholder's Commitment.
"GIC Equity Bridge Finance Documents" means the "EBL Finance Documents" under, and as defined in, the GIC Equity Bridge Facility Agreement.
"GIC Equity Bridge Finance Parties" means the GIC Equity Bridge Facility Lenders and the GIC EBL Facility Agent.
"GIC Equity Bridge Loans" means the aggregate of the "Loans" under, and as defined in, the GIC Equity Bridge Facility Agreement.
"GIC (Shareholder) EBL Facility" means the "EBL Facility" under, and as defined in, the GIC (Shareholder) Equity Bridge Facility Agreement.
"GIC (Shareholder) Equity Bridge Facility Agent" means GIC, or any successor agent appointed under the terms of the GIC (Shareholder) Equity Bridge Finance Documents.
"GIC (Shareholder) Equity Bridge Facility Lender" has the meaning given to it in the Coordination Deed.
"GIC (Shareholder) Equity Bridge Facility Agreement" means the agreement to be entered into between the Company and the GIC (Shareholder) Equity Bridge Facility Lender.
"GIC (Shareholder) Equity Bridge Finance Documents" means the "EBL Finance Documents" under, and as defined in, the GIC (Shareholder) Equity Bridge Facility Agreement.
"GIC (Shareholder) Equity Bridge Loans" means the aggregate of the "Loans" under, and as defined in, the GIC (Shareholder) Equity Bridge Facility Agreement.
"Global Facility Agent's Spot Rate of Exchange" means, in respect of Bahraini Dinar, the rate displayed by the Central Bank of Bahrain for the purchase of the relevant currency with Dollars in Manama, Bahrain at or about 12:00 p.m. (Manama time) on the relevant day.
"Government" means the government of Bahrain.

"Government Guarantee" means the agreement so entitled, entered into on 2 December 2015 between the MOF and the Company.
"Government Guarantee Amendment Agreement" means the agreement so entitled, entered into on or about the date of Financial Close between the MOF and the Company for the purpose of amending the Government Guarantee.
"Government Risk Event" has the meaning given to it in the Terminal Use Agreement.
"Gross Revenues" means, in relation to the relevant Calculation Period, the aggregate of:

(a)	Operating Revenues; and

(b)	Non-Operating Revenues,
for that Calculation Period.
"Hedge Coordinators" means Standard Chartered Bank and Société Générale.
"Hedge Excess" means, in respect of any current or future Hedging Calculation Period, the amount by which the Aggregate Notional Amount exceeds the Maximum Debt.
"Hedge Provider" means any entity which either:

(a)	is an Original Hedge Provider and is a party to the Coordination Deed as an "Original Hedge Provider"; or

(b)
has become a party to this Agreement and the Coordination Deed, in each case, as a Hedge Provider pursuant to Clause 21.1(b) (Hedging) and clause 3 (Joining This Deed) of the Coordination Deed, respectively.

"Hedge Provider End Date" means the date when:

(a)
the Company has no further actual or contingent obligation to make any payments to any of the Finance Parties (other than the Hedge Providers) under or pursuant to the terms of any Finance Document; and

(b)
no Finance Party (other than the Hedge Providers) has any actual or contingent obligation or liability under or pursuant to any Finance Document which will give rise to such an actual or contingent obligation of the Company.

"Hedge Provider's Aggregate Notional Amount" means, in respect of a Hedge Provider and any current or future Hedging Calculation Period, the aggregate of the Notional Amounts (as defined in the relevant Transaction confirmation(s)) in respect of such Hedging Calculation Period for all interest rate hedging Transactions under all Hedging Agreements between that Hedge Provider and the Company.
"Hedge Provider's Proportion" means, in respect of a Hedge Provider and any current or future Hedging Calculation Period, that Hedge Provider's Aggregate Notional Amount as a proportion of the Aggregate Notional Amount.
"Hedging Agreement" means each master agreement, schedule thereto and each confirmation or other document evidencing a Transaction thereunder, which may take the form of a novation agreement or confirmation evidencing the novation of any (or part of any) Transaction) (or such other agreement or document, where a hedging agreement is not in, or substantially in, the form of the Template ISDA and the Global Facility Agent has determined such other agreement or document to be substantially equivalent to the Template ISDA in accordance with the terms of the Coordination Deed), in each case, between the Company and a Hedge Provider available or used for hedging interest rate risk in connection with the Floating Facilities in accordance with the Hedging Strategy.

"Hedging Calculation Period" has the meaning given to the term "Calculation Period" under the relevant Hedging Agreement.
"Hedging Strategy" means the hedging strategy set out in Schedule 13 (Hedging Strategy).
"Hedging Termination Payment" means any amount falling due from or to the Company under a Hedging Agreement as a direct result of a termination in whole or in part of one or more Transactions under that Hedging Agreement.
"High-income OECD Member" means those members of the Organisation for Economic Co-operation and Development which have a gross national income per capita of US$44,311 or more, or as such definition may be revised from time to time.
"Hire" has the meaning given to it in the Time Charter Party.
"Historic DSCR" means, for any Historic DSCR Calculation Period, the ratio of:

(a)	Available Cash Flow during that period; to

(b)	the aggregate of:

(i)	Scheduled Debt Service during that period; and

(ii)	without double counting, all costs, fees and expenses, in each case, due in respect of the Facilities during that period.
"Historic DSCR Calculation Period" means:

(a)	the First Historic DSCR Calculation Period;

(b)	the Second Historic DSCR Calculation Period; and

(c)	in relation to any Calculation Date falling after:

(i)	the Second Repayment Date (if the First Repayment Date occurs on the date contemplated by paragraph (a) of the definition thereof); or

(ii)	the Third Repayment Date (if the First Repayment Date occurs on the date contemplated by paragraph (b) of the definition thereof), the six (6) month period ending on (and including) that Calculation Date.
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.
"IFC" means the International Finance Corporation.
"IFC Performance Standards" means:

(a)	the IFC's Performance Standards on Social and Environmental Sustainability dated 1 January 2012; and

(b)	the Environmental, Health and Safety Guidelines (effective April 2007).
"Illegality Lender" has the meaning give to it in Clause 6.1 (Mandatory Prepayment - Illegality).
"Impaired Agent" means an Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
unless:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within four (4) Business Days of its due date; or

(ii)	that Agent is disputing in good faith whether it is contractually obliged to make the payment in question;

(b)	that Agent otherwise rescinds or repudiates a Finance Document; or

(c)	an Insolvency Event has occurred and is continuing with respect to an Agent.

"Indemnitees" has the meaning given to it in Clause 9.2(a) (Third Party Indemnity).
"Information Memorandum" means the project information memorandum dated July 2016 provided to financial institutions in seeking to obtain their participation in the financing of the Project.
"Initial AUB Rating Requirements" means, in respect of AUB in its capacity as Hedge Provider:

(a)	a long-term unsecured indebtedness or issuer credit rating (by Moody's or S&P) of at least Baa2 by Moody's or BBB by S&P; and

(b)	Core Capital of not less than US$1,000,000,000.
"Initial Hedge Provider Rating Requirements" means:

(a)	a long-term unsecured indebtedness or issuer credit rating (by Moody's or S&P) of at least A3 by Moody's or A- by S&P; and

(b)	Core Capital of not less than US$1,000,000,000.
"Initial Operating Budget" means the operating budget described in and approved or deemed to be approved by the Global Facility Agent in accordance with Clause 18 (Operating Budget).
"Initial Scheduled Commercial Start Date" means 14 February 2019.
"Initial Sponsors" means Samsung, Teekay LNG Partners LP and GIC.
"Insolvency Event" means in relation to an Agent or Account Bank, that such party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)
becomes insolvent or is unable to pay its debts (in each case as determined in accordance with the laws applicable to such Agent or Account Bank) or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(i)
causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) (inclusive) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Insurance Proceeds" means all proceeds of Insurances payable or paid to or on behalf of the Company.
"Insurance Proceeds Account" means the account to be maintained by the Company pursuant to paragraph 1.1(e) of Schedule 3 (Accounts).
"Insurances" means each of the contracts of insurance or reinsurance entered into by or on behalf of the Company in respect of the Project and in accordance with its obligations under Schedule 10 (Insurances).
"Insurer" means any insurer with whom Insurances have been placed.
"Interest Period" has the meaning given to it in the relevant Facility Agreement.
"ISDA" means the International Swaps and Derivatives Association, Inc.
"ISDA Agreement" means the ISDA 2002 Master Agreement.
"ISDA Definitions" means the 2006 ISDA Definitions.
"K-SURE" means Korea Trade Insurance Corporation.
"K-SURE Cover Event" means any of the following events or circumstances:

(a)	it is or becomes unlawful for K-SURE to perform or comply with any or all of its payment obligations pursuant to the K-SURE Insurance Policy;

(b)	any of the obligations of K-SURE under the K-SURE Insurance Policy are not or cease to be legal, valid, binding or in full force and effect; or

(c)	K-SURE otherwise avoids, cancels, rescinds, repudiates, suspends or terminates the K-SURE Insurance Policy in whole or in part, in each case, except to the extent that such event or circumstance arises due to (i) a wilful act or wilful omission of a K-SURE Covered Facility Lender; or (ii) a wilful breach by a K-SURE Covered Facility Lender of its obligations under the K-SURE Insurance Policy, unless such act, omission or breach is, directly or indirectly, caused by an act, omission or breach by the Company.
"K-SURE Covered Facility" means the term loan facility made or to be made available pursuant to the terms of the K-SURE Covered Facility Agreement.
"K-SURE Covered Facility Advance" means any Advance (as from time to time reduced by repayment or prepayment) made or to be made under the K-SURE Covered Facility.
"K-SURE Covered Facility Agreement" means the loan agreement between the Company, the K-SURE Covered Facility Agent and the K-SURE Covered Facility Lenders dated on or about the date hereof documenting the terms and conditions applying to the K-SURE Covered Facility.

"K-SURE Covered Facility Commitment" means:

(a)
in relation to a K-SURE Covered Facility Lender, the amounts set out opposite its name under the heading "Commitments in Dollars" in schedule 1 (The Original K-SURE Covered Facility Lenders) of the K-SURE Covered Facility Agreement and the amount of any other K-SURE Covered Facility Commitment transferred to it under the K-SURE Covered Facility Agreement or this Agreement; and

(b)	in relation to any other K-SURE Covered Facility Lender, the amount of any K-SURE Covered Facility Commitment transferred to it under the K-SURE Covered Facility Agreement or this Agreement, in each case to the extent not cancelled, reduced or transferred by it under the K-SURE Covered Facility Agreement or this Agreement.
"K-SURE Covered Facility Lender" means any Original K-SURE Covered Facility Lender and any other bank or financial institution which has become a K-SURE Covered Facility Lender in accordance with the terms of the K-SURE Covered Facility Agreement and, in each case, has not ceased to be a K-SURE Covered Facility Lender in accordance with the terms of the K-SURE Covered Facility Agreement.
"K-SURE Covered Facility Loan" means, at any time, the aggregate principal amount of the K-SURE Covered Facility Advances outstanding at such time.
"K-SURE Covered Facility Repayment Instalment" has the meaning given to it in the K-SURE Covered Facility Agreement.
"K-SURE Insurance Policy" means the K-SURE Overseas Business Credit Insurance Contract, as defined in the K-SURE Covered Facility Agreement.
"K-SURE Insurance Premium" means the insurance premium payable by the Company in Dollars to K-SURE under the K-SURE Insurance Policy in respect of the cover provided by K-SURE under the K-SURE Insurance Policy as invoiced by K-SURE to the K-SURE Covered Facility Agent.
"Land Agreements" means:

(a)	the Land Lease Agreement; and

(b)	the Pipeline Corridor Agreement.
"Land Lease Agreement" means the agreement so entitled, entered into on 2 December 2015 between NOGA and the Company.
"Land Lease Agreement Direct Agreement" means the agreement so entitled entered into or, to be entered into, between NOGA, the Company and the Onshore Security Agent.
"LCIA" has the meaning given to it in Clause 47(a) (Arbitration).
"Legal Opinion" means any legal opinion delivered to the Global Facility Agent under Clause 4.1 (Conditions Precedent to Financial Close).
"Lenders" means the Senior Lenders and the Working Capital Banks.
"Lenders' Environmental Consultant" means Arcadis ESG or such other advisor as may from time to time be appointed in relation to the Project by the Company with the consent of the Global Facility Agent.
"Lenders' Insurance Adviser" means Marsh Limited or such other advisor as may from time to time be appointed in relation to the Project by the Company with the consent of the Global Facility Agent.
"Lenders' Technical Consultant" means ThyssenKrupp Uhde Energy and Power Consultants Ltd or such other advisor as may from time to time be appointed in relation to the Project by the Company with the consent of the Global Facility Agent.

"Liabilities to Hedge Providers" means all amounts, present or future, actual or contingent, payable or owed by the Company to the Hedge Providers in their capacity as such under, or in connection with, any Finance Document.
"LIBOR" means, in relation to any Advance:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available for Dollars for the Interest Period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Global Facility Agent at its request quoted by the Reference Bank(s) to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the relevant Interest Period for that Advance and, if any such rate is below zero, LIBOR will be deemed to be zero.
"Litigation" means legal actions, litigation, arbitration, administrative or winding up proceedings or analogous proceedings.
"LLCR" means, for the relevant LLCR Calculation Period, the ratio of:

(a)
an amount equal to the net present value as at the relevant Calculation Date of the forecast Available Cash Flow (discounted at the Discount Rate) for each LLCR Calculation Period from that Calculation Date up to and including the Final Maturity Date; to

(b)	an amount equal to the sum of:

(i)
the aggregate of the Loans outstanding under the Senior Facilities on that Calculation Date (after taking account of all repayments of the Loans under the Base Facilities and the Contingent Facility or, in the case of the first Calculation Date, the amount of Loans projected to be outstanding as at the first Calculation Date before any repayment (if any) is made on such date); plus

(ii)	the aggregate of the Loans outstanding under the Working Capital Facility to the extent that such Loans are not available to be redrawn; plus

(iii)
for the Calculation Date falling immediately prior to the Final Maturity Date, the total amount of the Commitment under, and as defined in, the Working Capital Facility Agreement (unless any amount of such Commitment (if drawn) would only fall due for repayment on a date after the Final Maturity Date); minus

(iv)
the cash balance of the Debt Service Reserve Account and/or amounts available for drawing under any DSRA Acceptable Letter of Credit on that Calculation Date (having made any repayments referred to in sub-paragraphs (i) and (ii) above), calculated in accordance with the then-current Project Budget and applying the same principles as in the Base Case.
"LLCR Calculation Period" means, at any time, the period starting on any date from which the LLCR is to be calculated in accordance with this Agreement and ending on the Final Maturity Date.
"LNG" means natural gas in a liquid state at or below its point of boiling at a pressure of approximately one atmosphere.
"Loans" means the Commercial Bank Facility Loan, the K-SURE Covered Facility Loan and the Contingent Facility Loan.
"Local Business Day" has the meaning given to such term in the ISDA Agreement.
"Longstop Completion Date" means 29 March 2020.

"Major Maintenance Reserve Account" means the account to be maintained by the Company pursuant to paragraph 1.1 (i) of Schedule 3 (Accounts).
"Major Project Document" means:

(a)	the Project Development Agreement;

(b)	the Terminal Use Agreement;

(c)	the Option Agreement;

(d)	the Government Guarantee;

(e)	the Land Lease Agreement;

(f)	the Time Charter Party;

(g)	the FSU Guarantee;

(h)	the O&M Agreement;

(i)	the O&M Guarantee;

(j)	the Pipeline Interconnection Agreement;

(k)	the Pipeline Corridor Agreement;

(l)	the EPC Contract;

(m)	any Power Supply Agreement;

(n)	the Quiet Enjoyment Agreement;

(o)	the Deed of Undertaking;

(p)	the Acknowledgement;

(q)	the Consolidated Project Agreement Amendment Agreement;

(r)	the First Consolidated Project Agreement Amendment Agreement;

(s)	the Government Guarantee Amendment Agreement;

(t)
any guarantee or letter of credit provided (or procured) by a Major Project Party or its Affiliate for the benefit of the Company in respect of the obligations of that Major Project Party or Affiliate pursuant to a Major Project Document; and

(u)	any other document designated as such by the Global Facility Agent and the Company.
"Major Project Party" means:

(a)	the Company;

(b)	each Shareholder;

(c)	each Sponsor;

(d)	NOGA;

(e)	until the EPC Contract Termination Date, the EPC Contractor;

(f)	the O&M Contractor;

(g)	the O&M Guarantor;

(h)	MOF;

(i)	the FSU Owner;

(j)	the FSU Guarantor;

(k)	BPC;

(l)	EWA;

(m)	the Government of Bahrain; and

(n)	any other counterparty to a Major Project Document designated as such by the Global Facility Agent and the Company, in each case, while such person has any outstanding obligations under any Transaction Document to which it is, or is expressed to be, a party.
"Majority Commercial Lenders" has the meaning given to it in the Commercial Facilities Agreement.
"Majority K-SURE Covered Facility Lenders" has the meaning given to it in the K-SURE Covered Facility Agreement.
"Majority Voting Institutions" has the meaning given to it in the Coordination Deed.

"Market Hedges" means the interest rate swap transactions to be entered into between the Company and each of the Hedge Coordinators on or prior to Financial Close, on the understanding that portions of such interest rate swap transactions will be novated to one or more of the other Original Hedge Providers pursuant to certain novation confirmations and/or novation agreements to be entered into between the Company (as the remaining party), the relevant Hedge Coordinator (as the transferor) and each of the relevant Original Hedge Providers (other than the Hedge Coordinators) (as the transferee) (each such interest rate swap transaction, a "Market Hedge").
"Market Disruption Event" has the meaning given to it in the applicable Facility Agreement.
"Material Adverse Effect" means, as of any date of determination, in respect of any event, circumstance or change in circumstance (or any combination thereof), an effect which, in the opinion of the Required Majority (acting reasonably) materially impairs, or is reasonably likely to materially impair:

(a)	the business, material assets, material property, financial condition or operation of the Company;

(b)
the ability of any Shareholder or any Sponsor to perform its payment and other material obligations under the Equity Subscription and Retention Agreement, in each case, only for so long as it has any financial obligations under the Equity Subscription and Retention Agreement;

(c)	the rights or remedies of any of the Lenders or K-SURE under the Finance Documents;

(d)	the legality, validity or enforceability of any Finance Document or any Security Interest created or purportedly created pursuant to any Security Document; or

(e)	the ability of:

(i)	the Company to perform and comply with any of its payment or other material obligations under any of the Transaction Documents to which it is a party; or

(ii)
a Major Project Party to perform and comply with any of its payment or other material obligations under any of the Transaction Documents to which it is a party where such ability is impaired in a manner or to an extent which is materially prejudicial to the interests of the Finance Parties under the Finance Documents.

"Maximum Debt" means, in respect of any current or future Hedging Calculation Period, one hundred per cent. (100%) of the aggregate principal amount outstanding or expected to be outstanding in respect of the Floating Facilities in respect of such Hedging Calculation Period, as set out in the Financial Model or, if the debt profile as set out in the Financial Model no longer reflects the Company's expectations of the debt profile, the expected debt profile at the relevant time.
"Minimum Hedge" means, in respect of any current or future Hedging Calculation Period, the minimum amount of the Floating Facilities required to be hedged in accordance with the Hedging Strategy.
"Minimum Hedge Excess" means, in respect of any current or future Hedging Calculation Period, the amount by which the Aggregate Notional Amount exceeds the Minimum Hedge.
"Ministry of Industry, Commerce and Tourism" means Ministry of Industry, Commerce and Tourism of the Government.
"Model Auditor" means PwC A.G. or such other advisor as may from time to time be appointed in relation to the Project by the Company with the consent of the Global Facility Agent.
"Modelling Bank" means Arab Petroleum Investments Corporation (APICORP).
"MOF" means the Government as represented by the Ministry of Finance of Bahrain.
"Monthly Charges" has the meaning given to it in the Terminal Use Agreement.
"Moody's" means Moody's Investors Service, Ltd.
"MoWMA&UP" means the Ministry of Works, Municipalities Affairs and Urban Planning of the Government.

"MRA Acceptable Letter of Credit" means an Acceptable Letter of Credit in favour of the Offshore Security Trustee issued by an Approved Bank in relation to the Major Maintenance Reserve Account, on terms that it is payable or callable as contemplated by paragraph 10.6 (MRA Acceptable Letter of Credit) of Schedule 3 (Accounts), provided that the issuer or provider of such Acceptable Letter of Credit shall have no recourse to the Company or its assets in respect thereof.
"MRA Required Balance" means at any time on and after the Commercial Start Date, the cost of scheduled major maintenance that would have been included in the Contract Price as set out and defined in the O&M Agreement (as in effect immediately prior to an MRA Trigger Event), such amount to be equal to the costs forecast and estimated in the then-current Project Budget or Operating Budget (as applicable) to be incurred by the Company in relation to the next scheduled major inspection multiplied by a fraction:

(a)
the denominator of which is the number of Calculation Periods from and excluding the Calculation Period in which the completion of the preceding scheduled major inspection has occurred (the "First Calculation Period") to and excluding the Calculation Period in which the completion of the next scheduled major inspection is projected to occur; and

(b)	the numerator of which is the number of Calculation Periods from and excluding the First Calculation Period up to and including the next Calculation Date, provided that the MRA Required Balance shall never be less than zero and in each case such amounts shall be notified to the Company under paragraph 10.3 (Notification of MRA Required Balance) of Schedule 3 (Accounts).
"MRA Trigger Event" means the occurrence of any of the following:

(b)
the occurrence of any event of force majeure (however defined) or any other event (including a breach) which results in, or (in the opinion of the Lenders' Technical Consultant) is likely to result in, the termination of the O&M Agreement and/or suspension of any obligations of the O&M Contractor thereunder;

(c)	the occurrence of any suspension, revocation, unenforceability, invalidity, illegality or unlawfulness of the O&M Agreement;

(d)	any circumstance under which it becomes unlawful for any party to perform its obligations under the O&M Agreement; and

(e)	any insolvency, bankruptcy, winding up, the appointment of any liquidator, administrator or similar official or any analogous events or proceedings affecting the O&M Contractor.
"Net Interest Costs" means, in relation to any period:

(a)
all interest falling due on the Loans outstanding at that time plus all Scheduled Hedging Payments falling due from the Company plus all interest and fees falling due in respect of the Working Capital Facility; less

(b)	all Scheduled Hedging Payments falling due to the Company in respect of Hedging Agreements, in each case, during such period.
"Net Termination Amounts" means:

(a)	any termination amounts payable to the Company under any Project Document (other than the EPC Contract, the Terminal Use Agreement and the Project Development Agreement); less

(b)
any amounts payable by the Company to any person entering into a replacement contract for such Project Document in consideration for entering into such replacement contract, but excluding any periodic or ongoing payments (including prepayments thereof) for services or goods provided or to be provided by such person thereunder.

"New Lender" has the meaning given to it in Clause 34.1 (Assignments or Transfers by the Lenders).
"NOGA" means the National Oil & Gas Authority, an authority existing under the laws of Bahrain with its principal office at P.O. Box 1426, Manama, Bahrain.

"nogaholding" has the meaning given to it in the Equity Subscription and Retention Agreement.
"nogaholding EBL Facility" means the "EBL Facility" under, and as defined in, the nogaholding Equity Bridge Facility Agreement.
"nogaholding EBL Facility Agent" means Arab Petroleum Investments Corporation (APICORP), or any successor agent appointed under the terms of the nogaholding Equity Bridge Finance Documents.
"nogaholding Equity Bridge Facility Lenders" has the meaning given to it in the Coordination Deed.
"nogaholding Equity Bridge Facility Agreement" means the agreement to be entered into between, among others, the Company and the nogaholding Equity Bridge Facility Lenders in respect of nogaholding's Base Shareholder's Commitment.
"nogaholding Equity Bridge Finance Documents" means the "EBL Finance Documents" under, and as defined in, the nogaholding Equity Bridge Facility Agreement.
"nogaholding Equity Bridge Finance Parties" means the nogaholding Equity Bridge Facility Lenders and the nogaholding EBL Facility Agent.
"nogaholding Equity Bridge Loans" means the aggregate of the "Loans" under, and as defined in, the nogaholding Equity Bridge Facility Agreement.
"Non-Funding Lender" means:

(a)
any Lender which has failed to make or participate in an Advance when required to do so under this Agreement and/or its respective Facility Agreement unless such failure is due solely to technical or administrative delays in the transmission of funds outside the control of the Lender and payment is made within three (3) Business Days (as defined under the relevant Facility Agreement) after becoming due;

(b)
any Lender which has, or a Holding Company of which has, given notice to the Company, any Sponsor, any Shareholder or an Agent that it does not intend to make or participate in an Advance when required to do so under this Agreement and/or its respective Facility Agreement or which has repudiated its obligation to do so;

(c)	any Lender which has rescinded or repudiated a Finance Document or evidenced an intention to rescind or repudiate a Finance Document; or

(d)	any Lender in respect of which (or, if the Required Majority agrees, in respect of whose Holding Company) an Insolvency Event has occurred.
"Non-Major Project Document" means any Project Document which is not a Major Project Document.
"Non-Operating Revenues" means all cash revenues received by the Company other than:

(a)	Operating Revenues;

(b)	Capital Compensation Proceeds;

(c)
amounts disbursed to the Company under the Commercial Bank Facility, the K-SURE Covered Facility, the Contingent Facility, the Working Capital Facility or other proceeds of Permitted Indebtedness, or other cash contributions made to the Company by way of subscription for equity;

(d)	amounts received by the Company under any Hedging Agreement;

(e)	interest or other investment income arising in respect of amounts standing to the credit of each Distribution Account;

(f)	amounts received by the Company by way of termination payments under the O&M Agreement; and

(g)	any other amounts designated from time to time as Non-Operating Revenues by the Global Facility Agent and the Company.

"Notice of Drawdown" means a request for an Advance substantially in the form set out in Part A (Notice of Drawdown) of Schedule 4 (Notice of Drawdown and Lenders' Technical Consultant Certificate).
"Novated Rights and Obligations" has the meaning given to it in Clause 34.4(d) (Procedure for Transfer).
"NTP" has the meaning given to it in the Project Development Agreement.
"O&M Agreement" means the agreement so entitled, to be entered into between the Company and the O&M Contractor.
"O&M Agreement Direct Agreement" means the agreement so entitled entered into or, to be entered into, between the Company, the O&M Contractor and the Offshore Security Trustee.
"O&M Contractor" means Teekay LNG Bahrain Operations L.L.C.
"O&M Guarantee" means the agreement so entitled to be entered into prior to Financial Close between the Company and the O&M Guarantor.
"O&M Guarantor" means Teekay LNG Partners LP.
"Offshore LNG Reception and Regasification Facility" means an offshore LNG reception and regasification facility with a gas production capacity of up to 800mmscfd.
"On-going AUB Rating Requirements" means:

(a)	a long-term unsecured indebtedness or issuer credit rating (by Moody's or S&P) of at least Baa3 by Moody's or BBB- by S&P; and

(b)	Core Capital of not less than US$1,000,000,000.
"On-going Hedge Provider Rating Requirements" means:

(a)	a long-term unsecured indebtedness or issuer credit rating (by Moody's or S&P) of at least Baa1 by Moody's or BBB+ by S&P; and

(b)	Core Capital of not less than US$1,000,000,000.
"Onshore Operating Account" means the account to be maintained by the Company pursuant to paragraph 1.1(h) of Schedule 3 (Accounts).
"Onshore Receiving Facility" means an onshore receiving facility and connection for the Gas Pipeline with the Bahrain gas grid at the existing Hidd metering station containing pressure control, metering and nitrogen production and injection equipment with a 1,100t/day capacity.
"Operating Accounts" means the Operating Revenues Accounts, the Onshore Operating Account, the Working Capital Accounts, the Debt Service Reserve Account and the Major Maintenance Reserve Account.
"Operating Budget" means the Initial Operating Budget or an Annual Operating Budget.
"Operating Budget Excess" has the meaning given to it in Clause 18.4 (Approval of Annual Operating Budgets).
"Operating Costs" means, for any period, all costs, liabilities and expenses incurred by the Company in relation to the Project's operating, maintenance and other costs (including amounts payable to providers of trade credit and services pursuant to paragraph (c) of the definition of Permitted Indebtedness) during such period including:

(a)	in respect of each of the items set out in the Base Case or in the most recent Operating Budget as operating costs or maintenance costs (including capital expenditure, premiums in respect of the

Insurances, employees salaries, administration costs and payments by the Company under the Project Documents);

(b)	any Taxes;

(c)	Professional Expenses;

(d)	any costs, expenses and Taxes in relation to any Permitted Investment and any loss incurred in the realisation thereof;

(e)	any fees, costs or other expenses relating to the issue and maintenance of any Security Interests under the Security Documents;

(f)
any costs which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose (in each case, relating to the Project) ("Remedial Costs") for which Insurance Proceeds in an amount which (when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent in other currencies) have been paid to the Company;

(g)
amounts paid to third parties in respect of which the Company has had a claim accepted by the relevant Insurer(s) and where such proceeds will (after taking into account any deductible) be not less than the amount claimed by the relevant third party;

(h)	Redeployment Costs; and

(i)	such other amounts as the Company and the Global Facility Agent (after consulting the Lenders' Technical Consultant) agree to include as Operating Costs, but excluding (to the extent included):

(i)	Financing Costs;

(ii)	any Remedial Costs not falling within paragraph (f) above; and

(iii)	amounts paid to third parties (other than amounts paid to third parties falling within paragraphs (a) to (f) and (h) of this definition) which do not fall within paragraph (g) above.
"Operating Report" has the meaning given to it in Clause 14.1 (Delivery of Operating Reports).
"Operating Revenues" means all cash revenues received by the Company in the ordinary course of its business, including:

(a)
revenues arising under the Terminal Use Agreement (including (i) any lump sum payments not required to be paid into any Project Account other than an Operating Revenues Account and (ii) any Redeployment Costs reimbursed to the Company by NOGA under the Terminal Use Agreement);

(b)	any Insurance Proceeds in respect of delay in start-up and business interruption;

(c)	any delay liquidated damages payable under the EPC Contract (whether paid under the Performance Bond or otherwise);

(d)
interest (including interest on the Project Accounts), investment income, profits, realised gains and any other income in respect of debt investments (including bank deposits) of any kind other than such income arising in respect of amounts standing to the credit of each Distribution Account;

(e)
Insurance Proceeds in amounts which, when taken together with all other Insurance Proceeds relating to the same event, do not exceed US$10,000,000 (or its equivalent in other currencies) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid;

(f)	Insurance Proceeds in respect of third party claims to the extent the Company has made payments in respect of, and in amounts not less than, such claims;

(g)	refunds of Tax; and

(h)	any other amounts designated from time to time as Operating Revenues by the Global Facility Agent and the Company,
but excluding (to the extent included):

i.	Capital Compensation Proceeds;

ii.	amounts disbursed to the Company under the Commercial Bank Facility, the K-SURE Covered Facility, the Contingent Facility, the Working Capital Facility or proceeds in respect of

Permitted Indebtedness or other cash contributions made to the Company by way of a subscription of equity;

iii.	amounts received by the Company by way of termination payments under the O&M Agreement; and

iv.	Insurance Proceeds not falling within paragraphs (e) or (f) above.
"Operating Revenues Accounts" means the Dollar Operating Revenues Account and the Dinar Operating Revenues Account.
"Operations Environmental and Social Management Plans" means the environmental and social impact management plans for the Project in the period from (but excluding) the Commercial Start Date and being the overall plan and/or series of plans related to the Project that provide a programme of specific management, mitigation and monitoring of measures to be implemented to address environmental and social risks and potential impacts.
"Option Agreement" means the agreement so entitled, entered into on 2 December 2015 between NOGA, the Company, Samsung HoldCo, Teekay and GIC.
"Orphan Hedge Provider" has the meaning given to it in Clause 21.6(d)(ii) (Early Termination).
"Orphan Hedge Provider’s Proportion" means, in respect of an Orphan Hedge Provider and any current or future Hedging Calculation Period, the aggregate of the Hedge Provider's Notional Amounts (as defined in the relevant Transaction confirmation) of that Orphan Hedge Provider as a proportion of the Aggregate Orphan Hedge Provider Notional Amount.
"Overdraft Amount" means, at any time, the aggregate of all the Working Capital Commitments at that time.
"Overdraft Default" means an Event of Default pursuant to Clauses 27.2 (Non-Payment by Company), 27.6 (Insolvency Events) or 27.13 (Repudiation or Illegality).
"Overdraft Facility" means a Working Capital Facility which:

(a)	denominated in Bahraini Dinars which is made available to the Company by way of an overdraft on the Dinar Working Capital Account; and/or

(b)	denominated in Dollars and made available to the Company by way of an overdraft on the Dollar Working Capital Account.
"Party" means a party to this Agreement.
"Performance Bond" means the bond to be issued pursuant to clause 10.2(a) (Performance Bond) of the EPC Contract.
"Performance Tests" means any acceptance test, final acceptance test or performance test to be held at or prior to the Commercial Start Date in accordance with the terms of the Project Documents.
"Permitted Encumbrances" means:

(a)	Security Interests arising under any Finance Document;

(b)
Security Interests arising solely by operation of law for amounts not yet due or for amounts being diligently contested by the Company in good faith by appropriate proceedings timely instituted, so long as (x) if continuing, the enforcement of the contested item could not reasonably be expected to have a Material Adverse Effect and (y) adequate cash reserves, as required by the Relevant Accounting Standard to ensure any contested item determined to be due will be promptly paid in full when such contest is resolved, are being maintained by the Company;

(c)
retentions of title in favour of material men, workers or repairmen, or other like Security Interests arising in the ordinary course of the Company's business or in connection with the construction of the

Project, either for amounts not yet due or for amounts being diligently contested in good faith and by appropriate proceedings timely instituted, so long as adequate cash reserves, as required by the Relevant Accounting Standard to ensure any contested item determined to be due will be promptly paid in full when such contest is resolved, are being maintained by the Company;

(d)	Security Interests securing Financial Indebtedness under paragraph (c) of the definition of Permitted Indebtedness; and

(e)	Security Interests created with the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority).
"Permitted Indebtedness" means:

(a)	Financial Indebtedness arising pursuant to the Transaction Documents and the Equity Bridge Finance Documents;

(b)	Shareholder Loans;

(c)
trade accounts payable arising in the ordinary course of business so long as the aggregate amount of such trade accounts does not, at any time, exceed US$5,000,000 (or its equivalent in other currencies) or such greater amount as may be approved in writing by the Global Facility Agent (acting on the instructions of the Required Majority) and which are incurred in the ordinary course of business which are not more than 90 days past due, or if past due, are being contested in good faith;

(d)	Financial Indebtedness in relation to letters of credit issued pursuant to Clause 26.3(c) (New Agreements);

(e)
unsecured Financial Indebtedness, the creditor(s) in respect of which has entered into a Subordination Agreement (or any other subordination agreement in favour of the Finance Parties on terms reasonably satisfactory to the Required Majority); provided that the amount of such Financial Indebtedness does not exceed, in aggregate, at any time, US$10,000,000 (or its equivalent in other currencies) or such greater amount as may be approved in writing by the Global Facility Agent (acting on the instructions of the Required Majority); and

(f)	other indebtedness previously approved in writing by the Global Facility Agent (acting on the instructions of the Required Majority).
"Permitted Investment" means, at any time but subject to market availability, any of the following:

(a)
a freely negotiable and marketable debt security which is denominated in Dollars and is issued by the United States of America or by any other sovereign government of a High-income OECD Member with a long term credit rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, and has a maturity of less than five (5) years from the date of acquisition;

(b)
Dollar denominated time deposits, commercial paper and certificates of deposit, with maturities of not more than six (6) months from the date of acquisition, of any international commercial bank of recognised standing having a rating on its commercial paper of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's;

(c)	Dollar denominated investments in money market funds all the assets of which are comprised of securities of the types described in paragraphs (a) and (b) above;

(d)
United States Securities and Exchange Commission registered Dollar denominated money market mutual funds conforming to Rule 2a-7 of the Investment Company Act of 1940 in effect in the United States that invest in direct obligations issued by the United States Treasury and rated in the highest category by S&P and Moody's;

(e)
any other investment that the Global Facility Agent (acting on the instructions of the Required Majority) agrees in writing shall constitute a Dollar-denominated Permitted Investment or a Bahraini Dinar-denominated Permitted Investment (as applicable); and

(f)
with respect to Bahraini Dinars, (x) securities issued or directly and fully guaranteed or insured by the Government and which have a maturity of less than five (5) years; (y) time deposits, savings accounts and certificates of deposit, with maturities of not more than six (6) months from the date of acquisition, of Bahraini banks and Bahraini branches of foreign banks where such Bahraini bank or foreign bank (as the case may be) is an Approved Bank, provided that the Global Facility Agent may, on the instructions of the Required Majority (acting reasonably) at any time, designate that any of the foregoing which at the time is a Permitted Investment is no longer a Permitted Investment.
"Permitted Investment Security Document" has the meaning given to it in Clause 22.3 (Security over Permitted Investments).
"Pipeline Corridor Agreement" means the agreement so entitled, entered into on 2 December 2015 between NOGA and the Company.
"Pipeline Corridor Agreement Direct Agreement" means the agreement so entitled entered into or, to be entered into, between NOGA, the Company and the Onshore Security Agent.
"Pipeline Interconnection Agreement" means the agreement so entitled, entered into on 2 December 2015 between BPC and the Company.
"Pipeline Interconnection Agreement Direct Agreement" means the agreement so entitled entered into or, to be entered into, between BPC, the Company and the Onshore Security Agent.
"Potential Event of Default" means any event or circumstance which would (with the lapse of time, the expiry of a grace period, the giving of notice or the making of a determination of the presence of a Material Adverse Effect) become an Event of Default.
"Potential Sanctions Event" means any event or circumstance which would (with the lapse of time, the expiry of a grace period, the giving of notice or the making of a determination of the presence of a Material Adverse Effect) become a Sanctions Event.
"Power Supply Agreements" means any agreement with respect to the supply of power to the Company to be entered into between the Company and EWA.
"Professional Expenses" means the costs, fees, expenses and disbursements of engineering, legal, insurance, accounting, technical, environmental and other professional advisors properly incurred by the Company in connection with the Project.
"Project" means:

(a)
the long-term chartering, management and, if required, replacement, of an FSU with the ability to unload LNG carriers up to the capacity limit of the FSU's LNG storage tanks (with a minimum capacity of 173,400m3 and a maximum capacity of 180,000m3) and which is capable of redeployment as an LNG carrier in accordance with the Terminal Use Agreement;

(b)	the design, financing, construction and commissioning of the Offshore LNG Reception and Regasification Facility;

(c)	the design, financing, construction and commissioning of the Gas Pipeline;

(d)	the design, financing, construction and commissioning of the Electrical Supply;

(e)	the design, financing, construction and commissioning of the Onshore Receiving Facility;

(f)
the ownership, operation and maintenance of the Offshore LNG Reception and Regasification Facility, the Gas Pipeline and the Onshore Receiving Facility until its transfer to NOGA in accordance with the terms of the Terminal Use Agreement as well as the chartering and management of the FSU;

(g)	the dedication of capacity of the Project to NOGA under the Terminal Use Agreement; and

(h)	all other activities incidental thereto.

"Project Accounts" means the project accounts more particularly listed in paragraph 1.1 (Project Accounts) of Schedule 3 (Accounts) plus any other project accounts opened in accordance with paragraph 1.3 (Other Project Accounts) of Schedule 3 (Accounts), and all sub-accounts thereof.
"Project Budget" has the meaning given to it in Clause 17.1 (Submission of the Project Budget).
"Project Costs" means all costs and expenses relating to the Project paid or payable by the Company and set out in the Project Budget, including the following, without duplication:

(a)
all costs and expenses incurred under the Project Documents to design, develop, engineer, procure, obtain permits for, manufacture, construct, complete, test, commission, operate, maintain, manage and insure the Terminal (including reinstatement premia relating to the Insurances, undisputed penalties payable to NOGA and any contingency items identified in the Base Case but excluding any increased costs arising as a consequence of a Government Risk Event or a Customer Delay Event);

(b)	Punchlist Items;

(c)	all costs and expenses incurred to acquire all required interests in the Site for the Project and any other land necessary for the Project;

(d)	all costs and expenses incurred to establish an initial inventory of spares and other consumables for the Project;

(e)
working capital requirements up to the Completion Date (other than amounts financed under the Working Capital Facility) including payment of Hire under, and in accordance with, the Time Charter Party prior to the date of receipt of first payment of the Monthly Charges under the Terminal Use Agreement;

(f)
interest (including default interest), fees and other amounts (excluding principal and Hedging Termination Payments) payable in respect of the Senior Facilities and any Hedging Agreements and all agreed fees until the earlier of (i) the Commercial Start Date and (ii) the date that is nine (9) months after the Initial Scheduled Commercial Start Date, and other costs, charges and expenses associated with the financing of the Project including Professional Expenses, commitment fees, management fees, agency fees, up-front fees or arrangement fees, hedging costs, underwriting fees, Taxes, interest amounts and other related out-of-pocket expenses payable by the Company (other than, in respect of any of the foregoing, such amounts in respect of Shareholder Loans);

(g)	the following:

i.	the Success Fee;

ii.	the amount required to satisfy:

1.	the DSRA Required Balance; and

2.	the MRA Required Balance,
calculated for the purposes of meeting such balances as at (1) in the case of paragraph (A) above, the Initial Scheduled Commercial Start Date (or otherwise, in the circumstances contemplated by clause 11.17 (DSRA Acceptable Letters of Credit) of the Equity Subscription and Retention Agreement on the earlier of (x) a Forecast Funding Shortfall; and (y) the Initial Scheduled Commercial Start Date); and (2) in the case of paragraph (B) above, the Commercial Start Date; and

iii.	Development Costs to the extent that these are properly documented;

(h)	costs and expenses incurred in establishing and operating the Company, and related venture costs, including all the Operating Costs of the Company prior to the Commercial Start Date;

(i)
amounts payable by the Company to the Equity Bridge Finance Parties (other than any Equity Bridge Finance Party that is a Shareholder, Sponsor or Affiliate thereof) (including interest, fees and other amounts but excluding principal) under the Equity Bridge Finance Documents on or before the earlier of (A) the Commercial Start Date; and (B) the date that is nine (9) months after the Initial Scheduled Commercial Start Date, in aggregate and together with amounts set forth in paragraph (j) below, not exceeding US$20,000,000, provided that Project Costs shall not include any payments by the Company to any Shareholder or Sponsor or, in each case, Affiliate thereof in respect of any guarantees or other credit support provided in favour of the Equity Bridge Finance Parties;

(j)
interest payable to any Equity Bridge Finance Party that is a Shareholder, Sponsor or Affiliate thereof, solely to the extent such interest rate is capped at the lowest rate payable to any other Equity Bridge Finance Party on an Equity Bridge Loan, in aggregate and together with amounts set forth in paragraph (i) above, not exceeding US$20,000,000; and

(k)	the K-SURE Insurance Premium.

"Project Development Agreement" means the agreement so entitled, entered into on 2 December 2015 between NOGA and the Company.
"Project Documents" means:

(a)	the Project Development Agreement;

(b)	the Terminal Use Agreement;

(c)	the Option Agreement;

(d)	the Government Guarantee;

(e)	the Land Lease Agreement;

(f)	the Time Charter Party;

(g)	the Shareholders' Agreement;

(h)	the O&M Agreement;

(i)	the O&M Guarantee;

(j)	the Pipeline Interconnection Agreement;

(k)	the Pipeline Corridor Agreement;

(l)	the EPC Contract;

(m)	any Bond;

(n)	the Technical Interface Agreement;

(o)	the Tug Charter;

(p)	the Commissioning Agreement, if any;

(q)	the Power Supply Agreements;

(r)	the Quiet Enjoyment Agreement, if any;

(s)	the FSU Guarantee;

(t)	the FSU Building Contract;

(u)	the Project Management Contract;

(v)	the Project Management Contract Guarantee;

(w)	the Deed of Undertaking;

(x)	the Acknowledgement;

(y)	the Consolidated Project Agreement Amendment Agreement;

(z)	the First Consolidated Project Agreement Amendment Agreement;

(aa)	FSU Letter of Credit;

(ab)
any guarantee or letter of credit provided (or procured) by a Project Party (other than a Major Project Party) or its Affiliate for the benefit of the Company in respect of the obligations of that Project Party or Affiliate pursuant to a Project Document (other than a Major Project Document); and

(ac)	any other document designated as such by the Global Facility Agent and the Company.

"Project Management Consultant/Contractor" means Whessoe Engineering Limited.
"Project Management Contract" means the agreement entitled project management consultancy services contract, entered into on 18 April 2016 between the Project Management Consultant/Contractor and the Initial Sponsors, and novated or to be novated to the Company by the Initial Sponsors.
"Project Management Contract Guarantee" means the guarantee of the Project Management Consultant/Contractor's obligations under the Project Management Contract provided to the Company in accordance with the terms of the Project Management Contract.

"Project Party" means any person (other than the Company or a Finance Party) party to a Project Document while such person has any outstanding obligations under such Project Document.
"Projected DSCR" means for any Projected DSCR Calculation Period, the ratio of:

(a)	projected Available Cash Flow during that period, calculated in accordance with Clause 20.1 (Assumptions); to

(b)	the aggregate of:

i.	Scheduled Debt Service during that period; and

ii.
without double counting, all costs, fees and expenses projected to be due in respect of the Facilities during that period, calculated in accordance with Clause 20.1 (Assumptions) and assuming for the purposes of projecting interest that no mandatory prepayments will be made pursuant to Clause 6.6 (Mandatory Prepayment from Excess Cash Flow) relating to that period.

"Projected DSCR Calculation Period" means:

(a)	the First Projected DSCR Calculation Period;

(b)	if the First Repayment Date occurs on the date contemplated by paragraph (a) of the definition thereof, the Second Projected DSCR Calculation Period; and

(c)	in relation to any other Calculation Date, the six (6) month period from (and excluding) that Calculation Date and ending on (and including) the Calculation Date thereafter.
"Punchlist Items" means items the absence of which would not impair the operation of the Project.
"Punchlist Item Sub-account" means the sub-account to be maintained by the Company pursuant to paragraph 1.1(c) of Schedule 3 (Accounts).
"Quiet Enjoyment Agreement" means the quiet enjoyment agreement which may be entered into among the Company (as charterer), the FSU Owner, and any lenders to the FSU Owner in respect of the FSU substantially in the form of schedule VIII (Form of Quiet Enjoyment Agreement) of the Time Charter Party.
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period, unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Global Facility Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one (1) day, the Quotation Day will be the last of those days).
"Reasonable and Prudent Operator" has the meaning given to it in the Terminal Use Agreement.
"Recipient" has the meaning given to it in Clause 8.5(b) (Value added tax).
"Redeployment" has the meaning given to it in the Terminal Use Agreement and "Redeploy" shall be construed accordingly.
"Redeployment Costs" means costs, expenses and liabilities incurred by the Company in connection with Redeployment, including costs of re-commissioning of the Terminal after any suspension.
"Redeployment Service Contract" means the agreement to be entered into between the Company and a third party redeployment service provider for the provision of redeployment services in connection with the FSU during operations.
"Reference Banks" means the principal office in London of such banks as may be appointed by the Global Facility Agent in consultation with the Company and that have accepted such appointment.

"Reinsurances" means each of the reinsurances taken out or maintained (or required to be taken out or maintained) in accordance with Clause 25 (Insurance) and Schedule 10 (Insurances), with respect to any part of the Insurances.
"Reinsurer" means any reinsurer with whom Reinsurances have been placed.
"Related Dispute" has the meaning given to it in Clause 47(h) (Arbitration).
"Related Fund" means, in relation to a fund (the "first fund"), a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Account" has the meaning given to it in Clause 36.11(a) (Impaired Agent).
"Relevant Accounting Standard" means internationally generally accepted accounting principles in effect from time to time as applicable to the relevant person and, in the case of the Financial Statements of: (a) GIC, IFRS as adopted for use by the State of Kuwait consistently applied; (b) Teekay or Teekay LNG Partners LP, U.S. GAAP; (c) Samsung and the EPC Contractor, generally accepted accounting principles in the Republic of Korea; or (d) any Bahraini entity, Bahraini generally accepted accounting principles.
"Relevant Company" has the meaning given to it in paragraph 1 (Corporate Documents) of Schedule 2 (Conditions Precedent).
"Relevant Expert" has the meaning given to it in Clause 18.8(a) (Expert Determination).
"Relevant Facility Representative" means:

(a)	in respect of matters relating to all Lenders, the Global Facility Agent;

(b)	in respect of matters relating to the Commercial Lenders, the Commercial Facilities Agent;

(c)	in respect of matters relating to the K-SURE Covered Facility Lenders, the K-SURE Covered Facility Agent; and

(d)	in respect of matters relating to any other Lender, the person designated in a Coordination Deed of Accession as the "Relevant Facility Representative" in respect of that Finance Document.
"Relevant Market Hedge Transferee" means:

(a)	in the case of Sociéte Générale, ING Bank N.V., NATIXIS and The Korea Development Bank; and

(b)	in the case of Standard Chartered Bank, Ahli United Bank B.S.C. and Crédit Agricole Corporate and Investment Bank
or such other Original Hedge Providers as may be agreed between the Hedge Coordinators, the Company and the relevant Original Hedge Provider on or prior to the novation of the Market Hedges.
"Relevant Party" has the meaning given to it in Clause 8.5(b) (Value added tax).
"Relevant Payment Date" has the meaning given to it in Clause 21.6(e) (Early Termination).
"Relevant Start Date" means the earlier of:

(a)	Deemed CSD; and

(b)	the Commercial Start Date.
"Remedial Cost" has the meaning given to it in paragraph (f) of the definition of Operating Costs.
"Repayment Date" means:

(a)	the First Repayment Date;

(b)	the Second Repayment Date;

(c)	the Third Repayment Date;

(d)	each date which falls at six (6) monthly intervals after the Third Repayment Date prior to the Final Maturity Date; and

(e)	the Final Maturity Date.
"Repayment Instalment" means a Commercial Bank Facility Repayment Instalment, a Contingent Facility Repayment Instalment or a K-SURE Covered Facility Repayment Instalment.
"Repayment Proportion" means, in respect of a Hedge Provider, the proportion of the outstanding Advances made by such Hedge Provider (or its Affiliates) in its capacity as Lender under the Floating Facilities that are repaid (or, if such Hedge Provider has not exercised its termination right pursuant to Clause 21.6(e) (Early Termination), have been repaid) in part to that Hedge Provider (or its Affiliate) in its capacity as Lender pursuant to Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event) on each Relevant Payment Date.
"Repayment Representations" means the representations and warranties set out in Clauses 23.2 (Status), 23.3 (Powers and Authorisation) and 23.4 (Execution and Delivery).
"Repeating Representations" means the representations and warranties set out in Clause 23 (Representations and Warranties) other than those set out in Clause 23.8 (Pari Passu Ranking), Clause 23.9 (Transactions with Affiliates), Clause 23.10 (Consents), Clause 23.13 (Labour Matters), Clause 23.15 (Assets), Clause 23.16(b) (Security Documents), Clause 23.17 (Compliance with Laws), Clause 23.18 (Other Agreements), Clause 23.19 (Other Business), Clause 23.22 (Project Documents), Clause 23.24 (Withholding Tax), Clause 23.25 (Stamp Taxes), Clause 23.26 (Intellectual Property), Clause 23.27 (Taxes), Clause 23.29 (Absence of Obligations), Clause 23.30(b) (Ownership of the Company), Clause 23.36(a) (Dissolution) and Clause 23.37 (FATCA).
"Replacement Lender" has the meaning given to it in Clause 34.7(c)(i) (Replacement of a Senior Lender).
"Reporting Provisions" means:

a.	clause 5.3 (Construction, Testing and Commissioning Progress Reports and Updates) of the Project Development Agreement;

b.	clause 4.20 (Records and Reporting Obligations) of the Project Management Contract;

c.	clause 13.6 (Progress Reporting) of the EPC Contract;

d.	clause 50.6 (Construction of the Vessel in the shipyard) of the Time Charter Party; and

e.	article IV, 7 (Progress Report) of the FSU Building Contract.
"Required Majority" has the meaning given to it in the Coordination Deed.
"Required Portion" means, in respect of a Hedge Coordinator and a Market Hedge, the portion of such Market Hedge that such Hedge Coordinator has agreed (with the Company) to novate to the Relevant Market Hedge Transferees.
"Reserve Account" means the Debt Service Reserve Account or the Major Maintenance Reserve Account, as the case may be.
"Reserved Discretions" has the meaning given to it in Schedule 12 (Reserved Discretions).
"Response Date" has the meaning given to it in Clause 20.3(b) (Agreement of Assumptions).
"Restricted Party" means a person that is:

(a)	listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)
located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c)
otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

"Rules" has the meaning given to it in Clause 47(a) (Arbitration).
"S&P" means Standard & Poor's, a division of the McGraw Hill Companies.
"Samsung" means Samsung C&T Corporation, a company incorporated and existing under the laws of the Republic of Korea having its registered address at SAMSUNG C&T CORPORATION, 123, Olympic-ro 35-gil, Songpa-gu, Seoul, 05510, Korea.
"Samsung EBL Facility" means the "EBL Facility" under, and as defined in, the Samsung Equity Bridge Facility Agreement.
"Samsung Equity Bridge Facility Lenders" has the meaning given to it in the Coordination Deed.
"Samsung Equity Bridge Facility Agreement" means the agreement to be entered into between, among others, the Company and the Samsung Equity Bridge Facility Lenders in respect of Samsung's Base Shareholder's Commitment.
"Samsung Equity Bridge Finance Documents" means the "EBL Finance Documents" under, and as defined in, the Samsung Equity Bridge Facility Agreement.
"Samsung Equity Bridge Loans" means the aggregate of the "Loans" under, and as defined in, the Samsung Equity Bridge Facility Agreement.
"Samsung HoldCo" means Sam Gulf Investment Limited, a company incorporated and existing under the laws of the Jebel Ali Free Zone, Dubai, United Arab Emirates with registration number 175863, having its registered address at Rolex Tower, 26th Fl., Sheikh Zayed Road, P.O. Box 33675, Dubai, United Arab Emirates.
"Samsung Share Pledge" means the share pledge to be entered into as a condition precedent to Financial Close between the Offshore Security Trustee and Samsung in relation to the shares in Samsung HoldCo.
"Sanctions" means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a)	the United States government;

(b)	the United Nations;

(c)	the European Union;

(d)	the United Kingdom;

(e)	the Government of Korea; or

(f)
the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and Her Majesty's Treasury ("HMT"),

(together, the "Sanctions Authorities").

"Sanctions Event" means a failure to comply with any obligations or a breach of representation or warranty under:

(a)	Clause 26.28 (Sanctions) or clause 11.16 (Sanctions) of the Equity Subscription and Retention Agreement;

(b)
Clause 23.39 (Sanctions and anti-money laundering), and the circumstances as a result of which the breach of representation or warranty has arisen have not been altered so as to correct the same to the satisfaction of the Required Majority within thirty (30) days of the Company becoming aware of the breach; or

(c)	clause 10.15 (Sanctions) of the Equity Subscription and Retention Agreement.
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons", the "Sectoral Sanctions Identifications" list and the list of "Foreign Sanctions Evaders" list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities, each as amended, supplemented or substituted from time to time.
"Sanctions Prepayment" has the meaning given to it in Clause 6.2(b) (Mandatory Prepayment - Sanctions Prepayment Event).
"Sanctions Prepayment Shortfall" has the meaning given to it in Clause 6.2(c)(i) (Mandatory Prepayment - Sanctions Prepayment Event).
"Scheduled Commercial Start Date" means the Initial Scheduled Commercial Start Date or such later date as may be determined in accordance with the Project Development Agreement.
"Scheduled Debt Service" means, in respect of any period, the sum of:

(a)	in respect of the Senior Facilities, the aggregate amount of Repayment Instalments falling due during that period;

(b)	the aggregate of the Loans outstanding under the Working Capital Facility to the extent that such Loans are not available to be redrawn during that period; and

(c)	Net Interest Costs falling due during that period,
provided that, solely for the purposes of calculating the Historic DSCR or Projected DSCR, in the case of the First Historic DSCR Calculation Period, the Second Historic DSCR Calculation Period or the First Projected DSCR Calculation Period only, such amounts shall be calculated on a pro rata basis to reflect the actual number of days of the First Historic DSCR Calculation Period, the Second Historic DSCR Calculation Period or the First Projected DSCR Calculation Period, as applicable if such period is less than six (6) months.
"Scheduled Hedging Payments" means any amount of a regular nature falling due from or to the Company under a Hedging Agreement together with any default interest, tax gross-up or indemnity payment due under the terms of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of such Hedging Agreement.
"Scheduled Provisional Completion Date" has the meaning given to it in the EPC Contract.
"Screen Rate" means, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which published that rate from time to time in place of Thomson Reuters. If such page or services ceases to be available, the Global Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company and the Lenders.
"Second Currency" has the meaning given to it in Clause 9.1(a) (Currency Indemnity).
"Second Historic DSCR Calculation Period" means the period starting on (and excluding) the First Repayment Date and ending on (and including):

(a)	the Second Repayment Date (if the First Repayment Date occurs on the date contemplated by paragraph (a) of the definition thereof); or

(b)	the Third Repayment Date (if the First Repayment Date occurs on the date contemplated by paragraph (b) of the definition thereof).
"Second Projected DSCR Calculation Period" means the period starting from (and excluding) the Second Repayment Date to (and including) the Third Repayment Date.
"Second Repayment Date" means, in relation to each Senior Facility, the earlier of:

(a)	the date falling twelve (12) months after the Relevant Start Date; and

(b)
14 February 2020 (which, in circumstances where the Commercial Start Date falls on a date falling six (6) months or more after the Initial Scheduled Commercial Start Date, will be the same date as the First Repayment Date).

"Secured Obligations" means all indebtedness and other liabilities of any nature of the Company due, owing or incurred under or in connection with the Finance Documents (or any of them) to any Finance Party (other than the Working Capital Banks) or K-SURE whether present or future, actual or contingent, matured or not matured, liquidated or unliquidated, whether incurred solely or jointly with any other person and whether as principal or surety, in any currency or currencies.
"Secured Parties" has the meaning given to it in the Coordination Deed.
"Security Agent" means the Offshore Security Trustee or the Onshore Security Agent.
"Security Documents" means:

(a)	the Coordination Deed;

(b)	the Business Mortgage Deed;

(c)	the Account Pledge Agreement;

(d)	the Assignment and Charge over Project Documents and Governmental Consents;

(e)	the Assignment of Insurances;

(f)	the Share Pledges;

(g)	the English Charge and Assignment;

(h)	the Assignment of Reinsurances;

(i)	any Subordinated Loan Assignment Agreement;

(j)	the notices of assignment or charge, acknowledgements and other documents referred to therein;

(k)	the Direct Agreements;

(l)	each Permitted Investment Security Document;

(m)	the Company Powers of Attorney; and

(n)	any other document from time to time designated as such by the Global Facility Agent and the Company.
"Security Interest" means a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Senior Facilities" means the Commercial Bank Facility, the K-SURE Covered Facility and the Contingent Facility.
"Senior Lenders" means the Commercial Lenders and the K-SURE Covered Facility Lenders.
"Shareholder Loans" means:

(a)	a "Subordinated Loan" as such term is defined in the Equity Subscription and Retention Agreement; and

(b)
any shareholder loan made to the Company at any time and in respect of which the lender is either party to the Equity Subscription and Retention Agreement or has entered into a Subordination Agreement.

"Shareholders" means GIC, nogaholding, Samsung HoldCo and Teekay.

"Shareholders' Agreement" means the agreement so entitled, entered into on 2 December 2015 between nogaholding, the Company, Samsung HoldCo, Teekay and GIC.
"Shareholders' Funds" means (without double counting):

(a)	funds provided pursuant to the Equity Subscription and Retention Agreement in the form of Shareholder Loans and/or cash contributions made to the Company by way of subscription for equity; and

(b)	the Equity Bridge Loans.
"Share Pledges" means:

(a)	each Share Pledge over Company's Shares; and

(b)	the Samsung Share Pledge.
"Share Pledge over Company's Shares" means the share pledges between:

(a)	the Onshore Security Agent and Samsung HoldCo;

(b)	the Onshore Security Agent and Teekay;

(c)	the Onshore Security Agent and GIC; and

(d)	the Onshore Security Agent and nogaholding.
"Site" means the offshore site at which the FSU is to be moored and connected to the jetty and the onshore site upon which the Onshore Receiving Facility is to be constructed and operated, as the same is more fully described and defined in the Land Lease Agreement.
"Specified Time" means a time determined in accordance with Schedule 5 (Specified Times).
"Sponsors" means the Initial Sponsors, any Transferee and (in each case) any Affiliate (other than Samsung HoldCo and Teekay) that owns shares directly or indirectly in the Company.
"Stapled Facility" has the meaning given to it in Clause 34.1(g) (Assignments or Transfers by the Lenders).
"Subordinated Loan Assignment Agreement" means any assignment agreement in respect of a subordinated loan agreement entered into in accordance with clause 3.4(b) (Subordinated Loan Agreements) of the Equity Subscription and Retention Agreement.
"Subordination Agreement" means a subordination agreement substantially in the form attached at schedule 2 (Form of Subordination Agreement) of the Equity Subscription and Retention Agreement.
"Subsidiary" means in relation to any person, any other person:

(a)	which is under the Control, directly or indirectly, of the first mentioned person; or

(b)	which is a Subsidiary of another Subsidiary of the first mentioned person.
"Success Fee" means an amount not exceeding US$24,000,000 which shall accrue to the Sponsors on the Commercial Start Date, but which shall be retained by the Company until the Completion Date, for application (if required) pursuant to clause 6.2(b)(iv) (Calls for Cash Deficiency Support) of the Equity Subscription and Share Retention Agreement.
"Success Fee Sub-account" means the sub-account to be maintained by the Company pursuant to paragraph 1.1(c) of Schedule 3 (Accounts).
"Sum" has the meaning given to it in Clause 9.1(a) (Currency Indemnity).
"Supplier" has the meaning given to it in Clause 8.5(b) (Value added tax).
"Supported Hedge Provider" means a Hedge Provider (other than AUB) which has:

(a)
ceased to be an Acceptable On-going Hedge Provider (or ceased to be a Supported Hedge Provider (other than where such Hedge Provider has reacquired the On-going Hedge Provider Rating Requirements); and

(b)
having received a request for credit support from the Global Facility Agent to accomplish any of the options set out in sub-paragraphs (1) to (5) of Clause 21.2(b)(xvi) (Form of Hedging Agreement), within ninety (90) days of receipt of such request has accomplished one of the options set out in sub-paragraphs (1), (3), (4) or (5) of Clause 21.2(b)(xvi) (Form of Hedging Agreement); and

(c)	such credit support remains in full force and effect until such time as the Hedge Provider re-acquires the On-going Hedge Provider Rating Requirements.
"Supported AUB Hedge Provider" means, in respect of AUB in its capacity as a Hedge Provider, AUB has:

(a)
ceased to have the On-going AUB Rating Requirements (or ceased to be a Supported AUB Hedge Provider (other than where AUB in its capacity as Hedge Provider has re-acquired the On-going AUB Rating Requirements); and

(b)
having received a request for credit support from the Global Facility Agent to accomplish any of the options set out in sub-paragraphs (1) to (5) of Clause 21.2(b)(xvi) (Form of Hedging Agreement), within ninety (90) days of receipt of such request has accomplished one of the options set out in sub-paragraphs (1), (3), (4) or (5) of Clause 21.2(b)(xvi) (Form of Hedging Agreement); and:

(c)	such credit support remains in full force and effect until such time as AUB re-acquires the On-going AUB Rating Requirements.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" has the meaning given to it in Clause 8.3(b) (Refund of Tax Credits).
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.
"Tax Payment" has the meaning given to it in Clause 8.3(a) (Refund of Tax Credits).
"Technical Assumption" means each assumption set out in Part B (Technical Assumptions) of Schedule 6 (Assumptions).
"Technical Interface Agreement" means the agreement so entitled, entered into on 2 December 2015 between the Government and the Company.
"Teekay" means Teekay LNG Operating L.L.C., a company incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 960612, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.
"Teekay EBL Facility" means the "EBL Facility" under, and as defined in, the Teekay Equity Bridge Facility Agreement.
"Teekay EBL Facility Agent" means Teekay LNG Bahrain Operations LLC, or any successor agent appointed under the terms of the Teekay Equity Bridge Finance Documents.
"Teekay Equity Bridge Facility Lender" has the meaning given to it in the Coordination Deed.
"Teekay Equity Bridge Facility Agreement" means the agreement to be entered into between, among others, the Company, the Teekay Equity Bridge Facility Lender and the Teekay EBL Facility Agent in respect of Teekay's Base Shareholder's Commitment.
"Teekay Equity Bridge Finance Documents" means the "EBL Finance Documents" under, and as defined in, the Teekay Equity Bridge Facility Agreement.

"Teekay Equity Bridge Finance Parties" means the Teekay Equity Bridge Facility Lender and the Teekay EBL Facility Agent.
"Teekay Equity Bridge Loans" means the aggregate of the "Loans" under, and as defined in, the Teekay Equity Bridge Facility Agreement.
"Template ISDA" means (A) the ISDA Agreement (other than the schedule thereto) and (B) the template ISDA schedule thereto, delivered to the Global Facility Agent pursuant to paragraph 3.7 of Schedule 2 (Conditions Precedent).
"Terminal" means the Offshore LNG Reception and Regasification Facility, the FSU, the Onshore Receiving Facilities, the Gas Pipeline, the Electrical Supply and the appurtenant facilities up to the delivery point between the Terminal and the BPC Pipeline.
"Terminal Assets" has the meaning given to it in the Option Agreement.
"Terminal Use Agreement" means the agreement so entitled, entered into on 2 December 2015 between NOGA and the Company.
"Third Repayment Date" means, in relation to each Senior Facility, the earlier of:

a.	the date falling eighteen (18) months after the Relevant Start Date; and

b.	14 August 2020.
"Time Charter Party" means the agreement so entitled, entered into on 2 December 2015 between the FSU Owner and the Company (as charterer).
"Time Charter Party Direct Agreement" means the agreement so entitled entered into or, to be entered into, between the FSU Owner, the Company and the Offshore Security Trustee.
"Total Commitments" means, at any time, the aggregate of the Total Commercial Bank Facility Commitments, the Total Contingent Facility Commitments and the Total K-SURE Covered Facility Commitments at such time.
"Total Commercial Bank Facility Commitments" means, at any time, the aggregate of the Commercial Bank Facility Commitments.
"Total Contingent Facility Commitments" means, at any time, the aggregate of the Contingent Facility Commitments.
"Total K-SURE Covered Facility Commitments" means, at any time, the aggregate of the K-SURE Covered Facility Commitments.
"Transaction" has the meaning given to it in the relevant Hedging Agreement.
"Transaction Documents" means the Project Documents and the Finance Documents.
"Transferee" has the meaning given to it in the Equity Subscription and Retention Agreement.
"Transfer Certificate" means the transfer certificate referred to in Clause 34.4(a) (Procedure for Transfer) substantially in the form attached as Schedule 8 (Form of Transfer Certificate).
"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Global Facility Agent executes the Transfer Certificate.

"Tug Charter" means the agreement so entitled, to be entered into on or before the Commercial Start Date between NOGA and the Tug Counterparty.
"Tug Counterparty" means the counterparty to the Tug Charter to be entered into on or before the Commercial Start Date.
"Unpaid Sum" means any sum due and payable but unpaid by the Company under the Finance Documents.
"US" means the United States of America.
"US Tax Obligor" means:

(a)	a borrower which is resident for tax purposes in the US; or

(b)	any of the Company, Shareholders or Sponsors some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"VAT" means any goods and services tax, consumption tax, value added tax or any Tax of a similar nature.
"Voting Stock" means, with respect to any person, any and all shares, interests, participations and/or rights in or other equivalents (howsoever designated) in the equity or capital of such person (now or hereafter outstanding), and any rights, warrants or options exchangeable for or convertible into any thereof, the holders of which are ordinarily, in the absence of contingencies entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of any contingencies or any such contingency.
"Warranty Bond" means the bond to be issued pursuant to clause 10.3(a) (Warranty Bond) of the EPC Contract.
"Working Capital Accounts" means the Dinar Working Capital Account and the Dollar Working Capital Account.
"Working Capital Advance" means an advance (as from time to time reduced by repayment) made, or to be made, under the Working Capital Facility Agreement.
"Working Capital Bank" means, at any time, any Approved Bank which has executed a Deed of Accession and a Coordination Deed of Accession in the capacity of a Working Capital Bank and which has not ceased to be a Working Capital Bank in accordance with the terms of this Agreement.
"Working Capital Commitment" means, at any time, an amount equal to the aggregate undrawn commitments of the Working Capital Banks under the Working Capital Facility Agreement plus the aggregate principal amount outstanding under the Working Capital Facility Agreement at that time.
"Working Capital Facility" means the working capital loan facility to be made available to the Company under the Working Capital Facility Agreement.
"Working Capital Facility Agreement" means, at any time, any proposed working capital facility agreement that has been approved at such time pursuant to Clause 29.1 (Working Capital Facility Agreement).
"World Bank Environmental Standards" means the World Bank/IFC Environmental, Health and Safety Guidelines including the General EHS Guidelines (April 2007) and applicable Industry Sector Guidelines.

1.2	Interpretation

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)	"assets" includes present and future properties, revenues and rights of every description;

(ii)
the "Commercial Facilities Agent", the "GIC EBL Facility Agent", the "nogaholding EBL Facility Agent", the "Teekay EBL Facility Agent", the "Finance Parties", the "Global Facility Agent", the "K-SURE Covered Facility Agent", a "Lender", the "Offshore Account

Bank", the "Offshore Security Trustee", the "Onshore Account Bank", the "Onshore Security Agent", a "Party", a "Reference Bank", a "Senior Lender" or any other person shall be construed so as to include their respective permitted successors, transferees and assigns in accordance with their respective interests;

(iii)
a "Finance Document", "Project Document", "Security Document" or "Equity Bridge Finance Document" or any other agreement or instrument, is a reference to that Finance Document, Project Document, Security Document, Equity Bridge Finance Document or other agreement or instrument as supplemented, amended, varied or novated in accordance with the terms thereof, save that a reference to a document to which the Finance Parties are not party is, to the extent that any consent to an amendment to that document is required pursuant to the terms of any Finance Document, to that document as at the date hereof unless amended with such consent;

(iv)
the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which can be purchased with the amount of the second currency at the Current Exchange Rate determined as at such date;

(v)	"include", "includes" and "including" shall be construed without limitation;

(vi)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)	a "quarter" is a reference to each consecutive period of three (3) months in each year commencing on 1 January;

(ix)	a "transferee" means a person to which another person seeks to assign and transfer all or part of its rights, benefits and obligations;

(x)	a provision of law, statute or treaty is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to London time.

(b)	References to paragraphs, Clauses and Schedules are references to paragraphs, clauses and schedules of this Agreement unless stated otherwise.

(c)	Part, Clause, Paragraph and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default is "continuing" if it has not been remedied or, in accordance with the terms of the Coordination Deed, waived in writing by the Global Facility Agent.

(f)	A K-SURE Cover Event is "continuing" if it has not been remedied or, in accordance with the terms of the K-SURE Covered Facility Agreement, waived in writing by the K-SURE Covered Facility Agent.

(g)	For the purposes of any notice from a Lender to an Agent, "close of business" means 5.00 pm in the relevant jurisdiction.

(h)	The singular includes the plural and vice versa.

1.3	Currency Symbols and Definitions

(a)	"US$" and "Dollars" denote the lawful currency of the United States of America.

(b)	"BD" and "Bahraini Dinars" denote the lawful currency of Bahrain.

1.4	Contracts (Rights of Third Parties) Act 1999

(a)
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term or condition of this Agreement save for the Indemnitees (as and to the extent provided in Clause 9.2 (Third Party Indemnity)) and, to the extent expressly referred to in any provision of this Agreement and in respect of such provision only, K-SURE, unless expressly provided to the contrary in a Finance Document.

(b)
Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time (other than K-SURE to the extent that K-SURE consent is required by the terms of a Finance Document or the K-SURE Insurance Policy).

2.	THE FACILITIES

2.1	The Facilities

(a)	The Commercial Lenders grant to the Company: (i) the Commercial Bank Facility; and (ii) the Contingent Facility; and

(b)	the K-SURE Covered Facility Lenders grant to the Company the K-SURE Covered Facility, in each case, subject to the terms of the relevant Facility Agreement to which they are party and this Agreement.

2.2	Finance Parties' Rights and Obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for, and nor shall it be liable for, the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any financial obligation arising under the Finance Documents to a Finance Party from the Company shall be a separate and independent financial obligation.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under this Agreement.

3.	PURPOSE

3.1	Purpose

(a)	The Company shall apply all Commercial Bank Facility Advances:

(i)	in the case of any Advance other than the Cost Underrun Advance, in payment of Project Costs; and

(ii)
in the case of the Cost Underrun Advance but subject to Clause 4.5 (Additional Conditions Precedent to payment of a Cost Underrun Advance) and paragraph 11 (Cost Underrun Reserve Account) of Schedule 3 (Accounts), for the purposes of depositing the proceeds of the Cost Underrun Advance into the Cost Underrun Reserve Account.

(b)	The Company shall apply all K-SURE Covered Facility Advances:

(i)	in the case of the first Advance, in payment of the K-SURE Insurance Premium;

(ii)	in the case of any Advance other than the Cost Underrun Advance, in payment of Project Costs; and

(iii)
in the case of the Cost Underrun Advance but subject to Clause 4.5 (Additional Conditions Precedent to payment of a Cost Underrun Advance) and paragraph 11 (Cost Underrun Reserve Account) of Schedule 3 (Accounts), for the purposes of depositing the proceeds of the Cost Underrun Advance into the Cost Underrun Reserve Account.

(c)	The Company shall apply all Contingent Facility Advances in payment of Cost Overruns.

3.2	Monitoring
No Finance Party is bound to concern itself, monitor or verify the application of the proceeds of any Advance borrowed pursuant to this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent to Financial Close

(a)
The Company may not deliver a Notice of Drawdown for the first Advance under any Facility unless the Global Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Global Facility Agent (acting on the instructions of All Voting Institutions) or the Global Facility Agent has (acting upon the instructions of All Voting Institutions) waived the requirement of receipt of such documents or evidence which have not been received. The Global Facility Agent shall notify the Company, the Hedge Providers and the Lenders promptly upon being so satisfied.

(b)	The Global Facility Agent shall provide copies of the documents, evidence and other matters listed in Schedule 2 (Conditions Precedent) to each of the Hedge Providers.

4.2	Conditions Precedent to all Advances
It is a condition precedent to the making of each Advance that on the date of the Notice of Drawdown therefor and on the proposed date for the making of such Advance:

(a)	no Default is continuing or would result from the making of the relevant Advance;

(b)	in the case of:

(i)	the first Advance, the Closing Representations; and

(ii)	each subsequent Advance, the Repeating Representations,
are, in each case, true and accurate in all material respects by reference to the facts and circumstances then subsisting;

(c)	the D/E Ratio after the proposed Advance is made shall be no greater than 75:25;

(d)
the Company has certified that the proceeds of the relevant Advances, other than the Cost Underrun Advance and Advances related to each of the Success Fee and funding of the Debt Service Reserve Account will be utilised within sixty (60) days of the Notice of Drawdown in payment of the items specified by the Company in the then current Project Budget;

(e)
the Company has procured the submission of a certificate from the FSU Owner to the Global Facility Agent stating that the FSU will be delivered at a date that is no later than the Delivery Date (as defined in the FSU Building Contract), together with a monthly progress report delivered from the FSU Contractor to the FSU Owner for review by the Global Facility Agent and the Lenders' Technical Consultant;

(f)
other than with respect to the payment of a Cost Underrun Advance, the Lenders' Technical Consultant has provided a certificate to the Global Facility Agent (substantially in the form set out in Part B (Form of Lenders' Technical Consultant's Certificate) of Schedule 4 (Notice of Drawdown and Lenders' Technical Consultant Certificate)) in relation to the proposed Advance:

(i)	confirming details of the Project Costs for which the proceeds of the Advance will be used;

(ii)	stating that:

(A)	the payment of those Project Costs is (or, as applicable, was) in accordance with the then current Project Budget; and

(B)	there is not, and would not be as a result of the proposed Advance, a Forecast Funding Shortfall (the Lenders' Technical Consultant acting reasonably and following consultation with the Company); and

(iii)	confirming the reasonableness of the Company's or the FSU Owner's certification (as applicable) under paragraphs (d) and (e) above;

(g)
the Global Facility Agent has received notice from each Facility Agent representing Senior Facilities in respect of which a Notice of Drawdown has been submitted that all other conditions precedent to Advances specified under its Facility Agreement have been and remain satisfied or have been waived by the Required Majority with respect to that Senior Facility;

(h)
on the date of the first Notice of Drawdown for the first Advance, evidence satisfactory to the Global Facility Agent that (i) the full amount of the Equity Bridge Loans has been drawn and credited to the Dollar Disbursement Account and either applied towards Project Costs (and the Lenders' Technical Consultant has certified that the proceeds of the Equity Bridge Loans have been applied in payment of Project Costs) or, if not so applied, will be applied towards Project Costs within sixty (60) days of the Notice of Drawdown and (ii) that all obligations in respect of the contribution of Base Shareholders' Commitments under the Equity Subscription and Retention Agreement have been complied with and all such contributions of Base Shareholders' Commitments have been applied, or if not so applied, will be applied towards Project Costs within sixty (60) days of the Notice of Drawdown;

(i)
with respect to the first Advance made after the date that is sixty (60) days after the date of the first Notice of Drawdown for the first Advance, the Lenders' Technical Consultant has provided a certificate confirming that the proceeds of any Equity Bridge Loans that had not been applied towards Project Costs on the date of the first Notice of Drawdown for the first Advance, have since been applied towards Project Costs;

(j)	the Company is in compliance with Clause 5.1 (Pro-rata Utilisation) following the proposed Advance; and

(k)
prior to the date of the first Advance, the Company has delivered to the Global Facility Agent, copies duly executed by all parties thereto, certified as true, correct, complete and in full force and effect by a duly authorised signatory of the Company, of the Advance Payment Bond and the Performance Bond.

4.3	Additional Conditions Precedent to Contingent Facility Advances
It is a condition precedent to the making of a Contingent Facility Advance that:

(a)	each Base Facility (other than the amounts reserved for Success Fee and for cash funding of DSRA to be drawn after Commercial Start Date) is fully utilised;

(b)	following the making of such Advance, the D/E Ratio will be no greater than 75:25; and

(c)	the proceeds of any such Advance shall not be utilised to fund a Reserve Account.

4.4	Additional Conditions Precedent to K-SURE Covered Facility Advances

(a)
No Advance may be made under the K-SURE Covered Facility until each condition precedent specified in clauses 3.1 (Initial Conditions Precedent), 3.2 (Conditions Precedent to each K-SURE Covered Facility Advance) and 3.3 (Further Conditions Precedent) of the K-SURE Covered Facility Agreement has been satisfied or waived in accordance with the K-SURE Covered Facility Agreement.

(b)
The K-SURE Covered Facility Agent shall notify the Global Facility Agent in writing promptly upon being satisfied that the conditions precedent described in clauses 3.2 (Conditions Precedent to each K-SURE Covered Facility Advance) and 3.3 (Further Conditions Precedent) of the K-SURE Covered Facility Agreement have been satisfied or waived in accordance with the K-SURE Covered Facility Agreement.

4.5	Additional Conditions Precedent to payment of a Cost Underrun Advance
It is a condition precedent to the making of a Cost Underrun Advance that:

(a)	the proposed date for the making of a Cost Underrun Advance falls during the period between the Commercial Start Date and the end of the Availability Period;

(b)	following application of the proceeds of the Cost Underrun Advance, the D/E Ratio shall be no greater than 75:25;

(c)
the Company has delivered to the Global Facility Agent on or before the proposed Drawdown Date for the Cost Underrun Advance final calculations of Shareholders' Funds at such date and such calculations are used for the purposes of the calculation referred to in paragraph (b) above; and

(d)	the proceeds of such Advance are made under the Base Facilities and are paid directly to the Cost Underrun Reserve Account.

4.6	Notice of Satisfaction
The Global Facility Agent shall notify the Company and the relevant Facility Agents (as applicable) in writing promptly upon being satisfied that the conditions precedent listed in Clauses 4.1 (Conditions Precedent to Financial Close), 4.2 (Conditions Precedent to all Advances), 4.3 (Additional Conditions Precedent to Contingent Facility Advances) and Clause 4.5 (Additional Conditions Precedent to payment of a Cost Underrun Advance) have either been satisfied or waived in writing by the Global Facility Agent in accordance with the Coordination Deed.

5.	UTILISATION

5.1	Pro-rata Utilisation
The Company shall draw and utilise each of the Base Facilities so as to achieve exposure pro rata relative to the Commitments under all of the Base Facilities.

5.2	Delivery of a Notice of Drawdown

(a)
Subject to the terms of this Agreement, the Company may utilise the Senior Facilities by delivering to the Global Facility Agent and the Relevant Facility Representative a duly completed Notice of Drawdown not later than the Specified Time on the date falling five (5) Business Days or such lesser period as the Global Facility Agent may agree before the proposed Drawdown Date.

(b)
Notwithstanding paragraph (a) above, where the specified five (5) Business Day notice period would result in a total period of more than ten (10) calendar days elapsing, the Company may deliver to the Global Facility Agent and the Relevant Facility Representative a duly completed Notice of Drawdown not later than the Specified Time on the date falling four (4) Business Days before the proposed Drawdown Date.

5.3	Completion of a Notice of Drawdown

(a)	Each Notice of Drawdown is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies that it is a Notice of Drawdown;

(ii)	the proposed Drawdown Date is a Business Day which falls within the relevant Availability Period;

(iii)	the currency and amount of the Advance comply with Clause 5.4 (Currency and amount); and

(iv)	the proposed Interest Period (if applicable) complies with the provisions of the relevant Facility Agreement.

(b)	Only one Advance may be requested in relation to any one Senior Facility in each Notice of Drawdown.

5.4	Currency and Amount

(a)	The currency specified in a Notice of Drawdown must be Dollars.

(b)
The amount of a proposed Commercial Bank Facility Advance must be an amount which is not more than the Available Commercial Bank Facility and a minimum of US$400,000 or, if less, the Available Commercial Bank Facility.

(c)
The amount of a proposed K-SURE Covered Facility Advance must be an amount which is not more than the Available K-SURE Covered Facility and which is a minimum of US$2,000,000 or, if less, the Available K-SURE Covered Facility.

(d)
The amount of a proposed Contingent Facility Advance must be an amount which is not more than the Available Contingent Facility and which is a minimum of US$500,000 or, if less, the Available Contingent Facility.

5.5	Senior Lenders' Participation in Advances

(a)
Subject to the terms of this Agreement and the relevant Facility Agreement, each Senior Lender shall make available its participation in each Advance through its Facility Office if on the date of the Notice of Drawdown:

(i)	in the case of a Commercial Bank Facility Advance, each of the conditions in:

(A)	Clause 4.2 (Conditions Precedent to all Advances); and

(B)	in the case of the Cost Underrun Advance, Clause 4.5 (Additional Conditions Precedent to payment of the Cost Underrun Advance), is, in each case, satisfied or waived;

(ii)	in the case of a K-SURE Covered Facility Advance, each of the conditions in:

(A)	Clause 4.2 (Conditions Precedent to all Advances);

(B)	Clause 4.4 (Additional Conditions Precedent to K-SURE Covered Facility Advances); and

(C)	in the case of the Cost Underrun Advance, Clause 4.5 (Additional Conditions Precedent to payment of the Cost Underrun Advance), is, in each case, satisfied or waived; and

(iii)
in the case of a Contingent Facility Advance, each of the conditions in Clause 4.2 (Conditions Precedent to all Advances) and Clause 4.3 (Additional Conditions Precedent to Contingent Facility Advances) is satisfied or waived.

(b)	The amount of each Senior Lender's participation in each Advance will:

(i)
in respect of the Commercial Bank Facility, be equal to the proportion borne by its Available Commercial Bank Facility Commitment to the Available Commercial Bank Facility immediately prior to making the Advance; and

(ii)
in respect of the K-SURE Covered Facility, be equal to the proportion borne by its Available K-SURE Covered Facility Commitment to the Available K-SURE Covered Facility immediately prior to making the Advance.

(c)
In respect of the Contingent Facility, the amount of each Senior Lender's participation in each Advance shall be equal to the proportion borne by its Available Contingent Facility Commitment to the Available Contingent Facility Commitment immediately prior to making the Advance.

(d)
The relevant Facility Agent shall notify each Senior Lender of the amount of its participation in each Advance under the relevant Facility by the Specified Time on the date falling five (5) Business Days before the proposed Drawdown Date.

5.6	Limitations on Utilisation
The Company shall deliver a maximum of one (1) Notice of Drawdown in relation to any one Facility in any one (1) calendar month; provided that the Company may deliver a maximum of two (2) Notices of Drawdown in relation to any one Facility in any one (1) calendar month, solely with respect to the first and last Advances.

6.	PREPAYMENT AND CANCELLATION

8.1	Mandatory Prepayment - Illegality
If it becomes unlawful (including as a result of a Sanctions Event) in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or the Facility Agreements to fund or maintain its participation in or to allow to remain outstanding all or any part of any Advance or any commitment to make any Advance (an "Illegality Lender"):

(a)	such Illegality Lender shall promptly notify its Relevant Facility Representative upon becoming aware of that event;

(b)
upon such Relevant Facility Representative notifying the Company, the Available Commitment of such Illegality Lender will be immediately cancelled and such Illegality Lender will no longer be obliged to fund any Advance; and

(c)	the Company shall:

(i)
repay such Illegality Lender's participation in the Advances on the last day of the Interest Period for such Advance occurring after the Relevant Facility Representative has notified the Company or, if earlier, the date specified by the Illegality Lender in the notice delivered to the Relevant Facility Representative (being no earlier than the last day of any applicable grace period permitted by law), in each case, together with all accrued and unpaid interest and fees, any Break Costs (as defined in the relevant Facility Agreement) and all other amounts payable to the Illegality Lender under this Agreement and the other Finance Documents; or

(ii)
in the case of an Illegality Lender, replace such Illegality Lender at par in accordance with Clause 34.7 (Replacement of a Senior Lender) on or before the date applicable under sub-paragraph (i) above in relation to each Advance (subject to the prior written consent of the K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders) to such replacement in accordance with the provisions of Clause 34.7(b) (Replacement of a Senior Lender) below and the Coordination Deed).

(d)
The Company shall notify the Hedge Providers in writing promptly upon receipt of a notice from the Relevant Facility Representative pursuant to Clause 6.1(b) above and, in any event, prior to the date of repayment or replacement under sub-paragraph (c)(i) or (c)(ii) above in relation to each Advance. Any failure by the Company to notify the Hedge Providers in accordance with the provisions of this Clause 6.1(d) (Mandatory Prepayment - Illegality) shall not affect a Hedge Provider's right to terminate the Transactions under the Hedging Agreements to which it is a party pursuant to Clause 21.7(l) (Termination by a Hedge Provider) of this Agreement and in accordance with the terms of the relevant Hedging Agreement.

8.2	Mandatory Prepayment - Sanctions Prepayment Event

(a)	If a Sanctions Event has occurred and is continuing, then each Facility Agent (acting on the instructions of the Majority Voting Institutions under, and as defined in, its Facility Agreement) may:

(i)	cancel the Commitments of the Lenders under that Senior Facility, whereupon such Commitments will be immediately cancelled; and

(ii)	demand prepayment of the Advances owed to the Lenders under that Senior Facility in accordance with the terms of the relevant Facility Agreement, in which case, subject to, and in accordance with paragraph (b) below, following such demand the Company will prepay in full all outstanding Advances owed to the Lenders under that Senior Facility, in each case together with all accrued but unpaid interest, fees, expenses and all other amounts due to those Lenders under the relevant Facility Agreement and any related Hedging Termination Payments due to a Hedge Provider.

(b)
Any prepayment required or demanded to be made in respect of a Senior Facility pursuant to paragraph (a) above (together with any related Hedging Termination Payments due to a Hedge Provider) (a "Sanctions Prepayment") shall be made on the first Repayment Date following the demand required in paragraph (a) above and solely from funds available for that purpose in accordance with paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts). Notwithstanding anything to the contrary in this Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event), if a Hedge Provider is permitted to terminate the Transactions under a Hedging Agreement to which it is a party pursuant to Clause 21.6(d)(ii)(B) (Early Termination) or Clause 21.7(l) (Termination by a Hedge Provider) and a Hedging Termination Payment consequently falls due to a Hedge Provider, such Hedging Termination Payment shall be made on the date on which it falls due.

(c)
To the extent that, on a Repayment Date on which a Sanctions Prepayment is due to be made, the Company has insufficient funds (after making payment in full of all other amounts referred to in paragraphs (i) to (vi) (inclusive) of paragraph 3.3(d) (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts) which are payable on such Repayment Date) to make the required Sanctions Prepayment in full, then:

(i)
no Event of Default or Potential Event of Default shall occur under Clause ý27.2 (Non-Payment by Company) as a result of the non-payment of any amount of that Sanctions Prepayment (each such unpaid amount being a "Sanctions Prepayment Shortfall") which would otherwise have been payable on that Repayment Date; and

(ii)
such Sanctions Prepayment Shortfall shall be deferred such that it is payable on the immediately following Repayment Date, subject to the Company first making payment in full of all other amounts referred to in paragraphs (i) to (vi) (inclusive) of paragraph 3.3(d) (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts) which are payable on such Repayment Date. For the avoidance of doubt, to the extent that, on that next Repayment Date, the Company has insufficient funds (after making payment in full of all other amounts referred to in paragraphs (i) to (vi) of paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts) which are payable on that Repayment Date) to pay such Sanctions Prepayment Shortfall in full, this paragraph (c)(ii) shall apply to the remaining unpaid balance of that Sanctions Prepayment Shortfall as if it were itself a Sanctions Prepayment Shortfall.

(d)	The Company shall notify the Hedge Providers in writing (A) promptly upon becoming aware of the occurrence of a Sanctions Event and (B) immediately upon receipt of a demand from a Facility Agent pursuant to Clause 6.2(a)(ii) above. Any failure by the Company to notify the Hedge Providers in accordance with the provisions of this Clause 6.2(d) (Mandatory Prepayment - Sanctions Prepayment Event) shall not affect a Hedge Provider's right to terminate the Transactions under the Hedging Agreements to which it is a party pursuant to Clause 21.7(f) (Termination by a Hedge Provider) of this Agreement or Clause 21.7(l) (Termination by a Hedge Provider) of this Agreement and in accordance with the terms of the relevant Hedging Agreement.

8.3	Voluntary Cancellation

(a)
The Company may, if it gives the Global Facility Agent not less than twenty (20) Business Days' (or such shorter period as the Required Majority may agree) prior notice specifying the amount of the Total Commercial Bank Facility Commitments and the Total K-SURE Covered Facility Commitments to be cancelled together with a certificate of the Company (confirmed by the Lenders' Technical Consultant) certifying that:

(i)
no Forecast Funding Shortfall exists as at the date of the certificate and that, following the proposed cancellation hereunder, no Forecast Funding Shortfall will occur as a result of such cancellation; and

(ii)	the Commercial Start Date is reasonably expected to occur no later than the date falling nine (9) months after the Initial Scheduled Commercial Start Date, cancel the whole or any part (being a minimum amount of US$1,000,000 and integral multiples of US$1,000,000, or the remaining undrawn commitment) of the Total Commercial Bank Facility Commitments and the Total K-SURE Covered Facility Commitments (subject to, in respect of a cancellation of any part (but not the whole) of the Total K-SURE Covered Facility Commitments, the prior written notice to K-SURE of such cancellation).

(b)
Save in respect of any cancellation of the Available Commitment of a Senior Lender pursuant to paragraphs (a)(i) and (ii) of Clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender), any cancellation in part shall be applied against the relevant Available Commercial Bank Facility Commitment and the Available K-SURE Covered Facility Commitment of each Commercial Lender and each K-SURE Covered Facility Lender pro rata.

(c)	The Company may not cancel any Contingent Facility Commitments, unless consented to by the Global Facility Agent (acting on the instructions of the Required Majority).

8.4	Voluntary Prepayment
Subject to paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts), the Company may, at any time following the expiry of the Availability Period, if it gives the Global Facility Agent not less than twenty (20) Business Days' notice (or such shorter period as the Required Majority may agree) make a prepayment of the whole or any part of any Loan, provided that any prepayment in part across all relevant Loans must be in a minimum amount of US$1,000,000.

8.5	Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds

(a)
Following receipt of any Insurance Proceeds that are required to be deposited into the Insurance Proceeds Account and which are not eligible for withdrawal from the Insurance Proceeds Account in accordance with paragraph 5.2 (Withdrawals from the Insurance Proceeds Account), of Schedule 3 (Accounts), the Company shall apply such Insurance Proceeds in prepayment of the Loans together with any related Hedging Termination Payments.

(b)	Following receipt of any Capital Compensation Proceeds, the Company shall apply such Capital Compensation Proceeds in prepayment of the Loans together with any related Hedging Termination Payments.

8.6	Mandatory Prepayment from Excess Cash Flow
On each Repayment Date, the Company shall apply seventy-five per cent. (75%) of Excess Cash Flow as at that Repayment Date in prepayment of the Contingent Facility Loan (if any) until such time as no Contingent Facility Advances remain outstanding.

8.7	Mandatory Prepayment - EPC Contract
If:

(a)
the Company elects that the Contract Price (as defined under the EPC Contract as at the date of this Agreement) is reduced under, and in accordance with, clause 19.8(b) (Failure to meet Required Performance Levels) of the EPC Contract and the Company receives any amount from the EPC Contractor to the extent necessary to give effect to such reduction, the Company shall apply such amount in prepayment of the Loans to the extent required so that:

(i)	the Projected DSCR for each Projected DSCR Calculation Period until the Final Maturity Date is at least 1.30:1; and

(ii)	the LLCR for the LLCR Calculation Period is at least 1.37:1, in each case, calculated based on the revised Assumptions as agreed between the Company and the Global Facility Agent (in consultation with the Lenders' Technical Consultant);

(b)
the Company rejects the Works (as defined in the EPC Contract), the Company shall apply an amount equal to all amounts received from the EPC Contractor under clause 34.3 (Rejection) of the EPC Contract in prepayment of the Loans; or

(c)
the Company receives payment from the EPC Contractor in respect of any liability contemplated by clause 33 (Limitations of Liability) of the EPC Contract which is not otherwise applied in mandatory prepayment pursuant to this Clause 6 (Prepayment and Cancellation) or which is not intended to compensate the Company in respect of a cost already incurred by the Company or which is not otherwise payable to third parties, the Company shall apply an amount equal to such payment in prepayment of the Loans.

8.8	Mandatory Prepayment - Purchase Options

(a)	If:

(i)	NOGA exercises any option to require the Company to sell and transfer the Terminal Assets to NOGA (or its Affiliate) pursuant to clause 2.1 (Grant of Option) of the Option Agreement;

(ii)	the Company exercises any option to require NOGA (or its Affiliate) to purchase the Terminal Assets pursuant to clause 2.2 (Grant of Option) and clause 2.4 (Grant of Option) of the Option Agreement;

(iii)
NOGA exercises the option to require the Shareholders (other than nogaholding) to sell and transfer the Company Shares to NOGA (or its Affiliate) pursuant to clause 2.3 (Grant of Option) of the Option Agreement; or

(iv)	the Shareholders (other than nogaholding) exercise the option to require NOGA (or its Affiliate) to purchase the Company Shares pursuant to clause 2.5 (Grant of Option) of the Option Agreement, the Company shall prepay the Loans in full and pay any related Hedging Termination Payments due to the Hedge Providers.

(b)
The Company shall notify the Hedge Providers promptly upon (A) becoming aware that NOGA or the Shareholders will, or intend to, exercise any of the options referred to in paragraphs (a)(i), (iii) and (iv) above or (B) it determining to exercise any option referred to in paragraph (a)(ii) above, and in any event, at least two (2) Business Days prior to the date on which the Loans are scheduled to be prepaid in full. Any failure by the Company to notify the Hedge Providers in accordance with the provisions of this Clause 6.8(b), shall not impact the validity or exercise of any of the options referred to in Clause 6.8(a) above or affect a Hedge Provider's right to terminate the Transactions under the Hedging Agreements to which it is a party pursuant to Clause 21.7(g) (Termination by a Hedge Provider) of this Agreement and in accordance with the terms of the relevant Hedging Agreement.

8.9	Mandatory Prepayment - Disposals
If the Company sells, transfers or otherwise disposes of any asset having a value individually in excess of US$1,000,000 or in the aggregate in any financial year in excess of US$3,000,000 and does not apply those proceeds towards the purchase of an asset serving a similar purpose within twelve (12) months of disposal, the Company shall apply the proceeds of such disposal in prepayment of the Loans.

8.10	Mandatory Prepayment - K-SURE Cover Event
If, at any time, a K-SURE Cover Event occurs and is continuing:

(a)	then:

(i)	none of the K-SURE Covered Facility Lenders shall be obliged to fund an Advance; and

(ii)
subject to paragraphs (b) and (c) below, the K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders (as defined in the K-SURE Covered Facility Agreement) may:

(A)
by not less than five (5) Business Days' notice to the Company, cancel the Available K-SURE Covered Facility Commitments (at which time the K-SURE Covered Facility Commitment of each K-SURE Covered Facility Lender will be cancelled); and

(B)
by not less than ten (10) Business Days' notice to the Company, declare all or any part of the K-SURE Covered Facility Loans, together with any accrued interest and all other amounts accrued under the K-SURE Covered Facility Agreement, immediately due and payable (and all such amounts shall become immediately due and payable); and

(b)	the K-SURE Covered Facility Agent may only exercise its rights under paragraph (a)(ii) above:

(i)	if the Company is in breach of any of its obligations under paragraph (c) below at any time during the period of ninety (90) days from the occurrence of the K-SURE Cover Event; and

(ii)	otherwise, on the date falling ninety (90) days from the occurrence of the K-SURE Cover Event;

(c)	the Company shall:

(i)
provide and agree a remedial plan with the Global Facility Agent within thirty (30) days of the date of occurrence of the K-SURE Cover Event setting out the Company's proposed course of action to reinstate the K-SURE Insurance Policy by a date falling no later than ninety (90) days following the date of occurrence of the K-SURE Cover Event;

(ii)	comply in all respects with the remedial plan referred to in paragraph (i) above;

(iii)
coordinate with K-SURE so that K-SURE agrees to participate in the proposed course of action contemplated by the remedial plan referred to in paragraph (i) above and remains actively engaged and willing to co-operate with the Company and the K-SURE Covered Facility Agent with a view to reinstatement of the K-SURE Insurance Policy at all times during the ninety (90) day remedy period contemplated by paragraph (b) above; and

(iv)
upon receipt of a notice from the K-SURE Covered Facility Agent pursuant to Clause 6.10(a)(ii) above, promptly notify the Hedge Providers of the same. Any failure by the Company to notify the Hedge Providers in accordance with the provisions of this Clause 6.10(a)(iv) shall not affect a Hedge Provider's right to terminate the Transactions under the Hedging Agreements to which it is a party pursuant to Clause 21.7(i)(ii) (Termination by a Hedge Provider) of this Agreement and in accordance with the terms of the relevant Hedging Agreement.

8.11	Mandatory Prepayment - Commercial Lenders

(a)
If the K-SURE Covered Facility Agent elects to take any of the actions referred to in Clause 6.10(a)(ii) (Mandatory Prepayment - K-SURE Cover Event), then the Commercial Facilities Agent (acting on the instructions of the Majority Commercial Lenders) may elect to take the same action as elected by the K-SURE Covered Facility Agent in respect of the K-SURE Covered Facility Loans and Commitments (subject to the same notice periods as those set out in Clause 6.10(a)(ii) (Mandatory Prepayment - K-SURE Cover Event) in respect of, as the case may be, the Commercial Bank Facility Loans and Commitments and the Contingent Facility Loans and Commitments.

(b)
Upon receipt of a notice from the Commercial Facilities Agent, the Company shall promptly notify the Hedge Providers of the same. Any failure by the Company to notify the Hedge Providers in accordance with the provisions of this Clause 6.11(b) shall not affect a Hedge Provider's right to terminate the Transactions under the Hedging Agreements to which it is a party pursuant to Clause 21.7(h) (Termination by a Hedge Provider) of this Agreement and in accordance with the terms of the relevant Hedging Agreement.

8.12	Mandatory Prepayment - Cost Underrun Reserve Account
In the event that the Completion Date has not occurred by the Longstop Completion Date, the Company shall, on the date falling immediately after the Longstop Completion Date, apply any amounts standing to the credit of the Cost Underrun Reserve Account in prepayment of the Loans.

8.13	Mandatory Prepayment - Success Fee Sub-account
In the event that the Completion Date has not occurred by the Longstop Completion Date, the Company shall, on the date falling immediately after the Longstop Completion Date and if requested to do so by the Global Facility Agent, apply any amounts standing to the credit of the Success Fee Sub-account in prepayment of the Loans.

8.14	Mandatory Prepayment - Dollar Disbursement Account
On the Completion Date, the Company shall (following application of amounts (if any) in accordance with paragraph 2.2(a) (Withdrawals from the Dollar Disbursement Account) of Schedule 3 (Accounts)) apply any amounts credited at such time to the Dollar Disbursement Account (including the Punchlist Items Sub-account) and not required (i) to be applied to the payment of Project Costs (including payment of the Success Fee) on or after the Completion Date or (ii) by Bahraini law to be retained to capitalise the Company, in prepayment of the Loans.

8.15	Application of Prepayments

(a)
The prepayments in Clauses 6.2 (Mandatory Prepayment - Sanctions Prepayment Event), 6.4 (Voluntary Prepayment), 6.5 (Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds), 6.6 (Mandatory Prepayment from Excess Cash Flow), 6.7(a) and (b) (Mandatory Prepayment - EPC Contract), 6.8 (Mandatory Prepayment - Purchase Options), 6.9 (Mandatory Prepayment - Disposals) and 6.14 (Mandatory Prepayment - Dollar Disbursement Account) shall be applied:

(i)	pro rata in respect of amounts outstanding under the Commercial Bank Facility, the K-SURE Covered Facility and the Contingent Facility; and

(ii)	between the remaining Repayment Instalments of the Commercial Bank Facility, the K-SURE Covered Facility and the Contingent Facility in inverse order of maturity.

(b)
If the Commercial Facilities Agent has not elected to take action under Clause 6.11 (Mandatory Prepayment - Commercial Lenders), the prepayment in Clause 6.10 (Mandatory Prepayment - K-SURE Cover Event) shall be applied between the remaining Repayment Instalments of the K-SURE Covered Facility in inverse order of maturity.

(c)
If the Commercial Facilities Agent has elected to take action under Clause 6.11 (Mandatory Prepayment - Commercial Lenders), the prepayments in Clauses 6.10 (Mandatory Prepayment - K-SURE Cover Event) and 6.11 (Mandatory Prepayment - Commercial Lenders) shall be applied:

(i)	pro rata in respect of all amounts outstanding under:

(A)	the K-SURE Covered Facility; and/or

(B)	the Commercial Bank Facility and/or the Contingent Facility (as the case may be); and

(ii)	between the remaining Repayment Instalments of:

(A)	the K-SURE Covered Facility; and/or

(B)	the Commercial Bank Facility and/or the Contingent Facility (as the case may be), in inverse order of maturity.

(d)
The prepayments in Clause 6.7(c) (Mandatory Prepayment - EPC Contract), 6.12 (Mandatory Prepayment - Cost Underrun Reserve Account) and 6.13 (Mandatory Prepayment - Success Fee Sub-account) shall be applied:

(i)	pro rata in respect of amounts outstanding under the Commercial Bank Facility, the K-SURE Covered Facility and the Contingent Facility; and

(ii)	pro rata between the remaining Repayment Instalments of the Commercial Bank Facility, the K-SURE Covered Facility and the Contingent Facility.

8.16	Right of Cancellation and Repayment in relation to a Single Lender

(a)	If:

(i)	any sum payable to any Senior Lender by the Company is required to be increased under Clause 8.2 (Gross-up of Payments/Tax Indemnity);

(ii)
any Senior Lender claims indemnification from the Company under Clause 8.2 (Gross-up of Payments/Tax Indemnity) and clause 9 (Increased Costs) of each of the Commercial Facilities Agreement and the K-SURE Covered Facility Agreement;

(iii)	any Senior Lender is or becomes a Non-Funding Lender; or

(iv)	any Senior Lender is or becomes an Affected Lender,
the Company may, subject as provided below, whilst the circumstance giving rise to the requirement or indemnification continues give the Relevant Facility Representative notice for cancellation of the Available Commitments of that Senior Lender and its intention to procure the repayment of that Senior Lender's participation in the Loan.

(b)
If the circumstances set out in paragraph (a) above apply, and the Company intends to procure the cancellation of the Available Commitments of that Senior Lender and the repayment of that Senior Lender's participation in the Loan, it shall promptly notify the K-SURE Covered Facility Agent of the same (and in any event, prior to the delivery of the notice to the Relevant Facility Representative referred to in paragraph (a) above). The Company shall not (i) deliver the notice of cancellation and repayment referred to in paragraph (a) above to the Relevant Facility Representative or (ii) cancel the Available Commitments of that Senior Lender or repay that Senior Lender's participation in the Loan without either:

(i)
written confirmation from the K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders) that the cancellation of the Available Commitments of that Senior Lender and the repayment of that Senior Lender's participation in the Loan would not, in its determination, (including as a result of any potential termination of Transactions under any Hedging Agreement) prejudice the Company's ability to comply with the Hedging Strategy; or

(ii)
the prior written consent of K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders) to the cancellation of the Available Commitments of that Senior Lender and the repayment of such Senior Lender's participation in the Loan where such cancellation or repayment would, in its determination, prejudice the Company's ability to comply with the Hedging Strategy.

(c)	On receipt of a notice referred to in paragraph (a) above:

(i)	the Available Commitment of the relevant Senior Lender shall immediately be reduced to zero; and

(ii)
on the next Repayment Date and subject to paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts), the Company shall repay that Senior Lender's participation in the Loan.

(d)
Subject to paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts), prior to the Completion Date, the Company shall only be permitted to cancel and prepay a Lender's Commitment or its participation in an Advance (in either case, in full or in part) if the Lenders' Technical Consultant certifies that:

(i)	no Forecast Funding Shortfall exists as at the date of the certificate and that, following such cancellation and prepayment, there would not be a Forecast Funding Shortfall; and

(ii)	the Commercial Start Date is reasonably expected to occur no later than nine (9) months after the Initial Scheduled Commercial Start Date.

(e)
In the case of a prepayment pursuant to this Clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender), the remaining Senior Lenders (other than K-SURE) shall, in good faith, provide all commercially reasonable assistance to the Company in exploring alternative sources of bank and other financing to replace any such affected Senior Lender.

8.17	General

(a)
Any notice of cancellation or voluntary prepayment given by the Company under this Clause 6 (Prepayment and Cancellation) shall be irrevocable and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment and, in the case of prepayment, oblige the Company to prepay.

(b)
Any prepayment under this Agreement shall be (i) made together with accrued interest on the amount prepaid and together with, on a pro rata basis, all other amounts payable to the Finance Parties under this Agreement and the other Finance Documents (including any related Hedging Termination Payments payable to the Hedge Providers), (ii) made subject to the provisions of the relevant Facility Agreement relating to Break Costs (as defined therein), without premium or penalty, and (iii) reduced to the extent necessary to ensure that sufficient amounts are available to be applied, on a pro rata basis, in meeting the Company's obligations in respect of all other amounts payable to the Finance Parties under this Agreement and the other Finance Documents (including any related Hedging Termination Payments payable to the Hedge Providers).

(c)	The Company may not reborrow any part of the Facilities (other than the Working Capital Facility) that are repaid or prepaid.

(d)	The Company shall not repay or prepay all or any part of the Loan or cancel all or any part of the Available Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)
Any Commitment for any Senior Facility not used before the expiry of the Availability Period for that Senior Facility shall be automatically cancelled at close of business in London or, in the case of cancellation under the K-SURE Covered Facility Agreement, at close of business in Seoul.

(f)	No amount of the Available Commitments cancelled under this Agreement may be subsequently reinstated.

7.	FEES

7.1	Global Facility Agent Fees
The Company shall pay to the Global Facility Agent (for its own account) a fee in the amounts and at the times agreed in any Fee Letter entered or to be entered into between the Company and the Global Facility Agent.

7.2	Facility Agent Fees
The Company shall pay to each Facility Agent (for its own account) a fee in the amount and at the time agreed in the Fee Letter entered or to be entered into between the Company and each Facility Agent.

7.3	Security Agent Fees
The Company shall pay to each Security Agent (for its own account) a fee in the amounts and at the times agreed in any Fee Letter entered or to be entered into between the Company and each Security Agent.

7.4	Account Bank Fees
The Company shall pay to each Account Bank (for its own account) a fee in the amounts and at the times agreed in any Fee Letter entered or to be entered into between the Company and the relevant Account Bank.

7.5	Other Bank Fees
The Company shall pay to the relevant Finance Party (for their own account) the fees in the amount and the times agreed in the relevant Fee Letters.

8.	TAX

8.1	Payments to be Free and Clear

Subject to the other provisions of this Clause 8 (Tax), all sums payable by the Company to any Finance Party under any Finance Document shall be paid by it without any Tax Deduction unless a Tax Deduction is required by law.

8.2	Gross-up of Payments/Tax Indemnity

(a)
If the Company, a Facility Agent or the Global Facility Agent is required by law to make a Tax Deduction from any sum paid or payable by, or received or receivable from, the Company, a Facility Agent or the Global Facility Agent to any Finance Party under any Finance Document, the Company shall pay such additional amount as is necessary to ensure that the person to which that sum is due receives on the due date and retains after making any Tax Deduction a net sum equal to what it would have received and so retained had no such Tax Deduction been required.

(b)
Without prejudice to paragraph (a) above, if any Finance Party is required to make any payment for or on account of any Tax or otherwise on or in relation to any sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under any Finance Document or if such person determines that any loss, liability or cost will or has been (directly or indirectly) suffered for or on account of Tax (except in each instance for a payment by any such recipient of Excluded Tax), the Company shall upon demand of the Global Facility Agent promptly indemnify such person against such payment or liability together with any interest, penalties and expenses payable or incurred in connection therewith.

(c)
If the Company and/or a Facility Agent and/or the Global Facility Agent is required to make a Tax Deduction under paragraph (a) above, then the Company, the relevant Facility Agent and/or the Global Facility Agent (as the case may be) shall:

(i)	make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law; and

(ii)
promptly deliver to the Global Facility Agent and/or the relevant Facility Agent (with a copy to the Company) evidence satisfactory to the Global Facility Agent and/or the relevant Facility Agent or (as the case may be) the relevant Finance Party that the Tax Deduction has been made and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

(d)
Promptly after any Party becomes aware that any such Tax Deduction is required (or of any change in any such requirement), it shall notify the Global Facility Agent who will promptly notify the relevant Finance Parties and/or the Company.

(e)
Any person making a claim pursuant to paragraph (b) above shall promptly notify the Global Facility Agent and the Company of the event entitling it to make such a claim provided that such person shall not be required to disclose any information which it considers to be confidential.

(f)
Each relevant Finance Party (other than K-SURE) shall, upon written request from the Company, co-operate with the Company in completing any reasonable procedural formalities necessary for the Company to make a payment to that Finance Party without a Tax Deduction.

8.3	Refund of Tax Credits
If:

(a)
the Company makes a payment or increased payment under Clause 8.2(a) or 8.2(b) (Gross-up of Payments/Tax Indemnity) (a "Tax Payment") in respect of a payment to a Finance Party (each a "Beneficiary") under any Finance Document; and

(b)
that Beneficiary determines in good faith that it has obtained a refund or repayment of, relief or remission for, or credit against, Tax (a "Tax Credit") which that Beneficiary is able to identify as attributable to that Tax Payment and which that Beneficiary has obtained, utilised and retained, then, if in its absolute discretion it can do so without any adverse consequences for that Beneficiary (other than the loss of the amount being reimbursed), that Beneficiary shall reimburse the Company such amount as that Beneficiary determines to be such proportion of that Tax Credit as shall leave the Beneficiary (after that reimbursement) in no better or worse position in respect of its world-wide Tax liabilities than it would have been in if no Tax Payment had been required. A Beneficiary shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 8.3 (and, if so, what amount and when). No Beneficiary shall be obliged to disclose any information regarding its Tax affairs or computations.

8.4	Stamp taxes
The Company shall pay and, within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

8.5	Value added tax

(a)
All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 8.5 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

8.6	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

8.7	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), and in any case at least three (3) Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Company, the Global Facility Agent and the other Finance Parties.

8.8	General
Unless a contrary indication appears, in this Clause 8 (Tax) a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

9.	OTHER INDEMNITIES

9.1	Currency Indemnity

(a)
If any sum due from the Company under any Finance Document (a "Sum"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against the Company; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Company shall, as an independent obligation, within three (3) Business Days of demand, indemnify K-SURE and each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (x) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (y) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

9.2	Third Party Indemnity

(a)
The Company shall, (without double counting in respect of any other indemnity from the Company in favour of a Finance Party pursuant to any other Finance Document), indemnify, within ten (10) Business Days of demand, the Finance Parties and K-SURE and, in each case, their respective officers, directors, employees, representatives and agents (the "Indemnitees") from and against all losses, liabilities, expenses, claims and damages (other than with respect to consequential losses) arising from any claims of third parties against any Indemnitee, in each case, by reason of its participation in the transactions contemplated hereunder and the Finance Documents, except to the extent resulting from the gross negligence or wilful misconduct of any such Indemnitee or from the breach of a Finance Document by the Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or by an arbitration under the Rules of Arbitration of the International Chamber of Commerce in a final arbitration award.

(b)
So long as the Company is in compliance with its obligations under this Clause 9.2 (Third Party Indemnity), the Company shall not be liable to any Indemnitee for any admission of liability, agreement or compromise by such Indemnitee in relation to the relevant claim without the prior written approval of the Company. Each Indemnitee shall afford the Company reasonable assistance for the purpose of assessing the merits of the relevant claims and take or procure the taking of those actions as the Company may reasonably request to avoid, dispute, resist, compromise or defend such claim. Accordingly, the Company shall have the right, through the appointment of counsel, to participate in and/or control any action, suit or proceeding for which it is liable as an indemnitor, provided that:

(i)	the Company shall not have the right to:

(A)	control such action, suit or proceeding if it involves potential imposition of criminal liability upon the Indemnitee or a conflict of interest between the Company and the Indemnitee; and

(B)	make any admission of liability, fault or wrongdoing in respect of any Indemnitee without the prior written consent of such Indemnitee; and

(ii)
the Indemnitee shall have the right to retain its own counsel, with the Company bearing the expenses thereof (to the extent reasonably incurred), and such participation by the Indemnitee in the defence shall not release the Company from any liability that it may have to such Indemnitee.

9.3	Other Indemnities
The Company shall (without double counting in respect of any other indemnity from the Company in favour of a Finance Party pursuant to any other Finance Document), within ten (10) Business Days of demand, indemnify each Finance Party and K-SURE against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Default;

(b)	a failure by the Company to pay any amount due under a Finance Document on its due date including without limitation, any cost, loss or liability as a result of Clause 34 (Changes to the Lenders);

(c)	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by the Company; or

(d)
funding, or making arrangements to fund, its participation in an Advance requested by the Company in a Notice of Drawdown but not made by reason of the operation of any one or more or of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone) or the relevant Facility Agreement.

9.4	Indemnity to the Global Facility Agent and the Facility Agents

Subject to Clause 11 (Costs and Expenses), the Company shall promptly indemnify the Global Facility Agent, each Facility Agent and K-SURE against any cost, loss or liability incurred by any of them (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

10.	MITIGATION BY THE LENDERS

10.1	Mitigation

(a)
Each Lender shall, subject as provided below, in consultation with the Company, use reasonable endeavours to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 6.1 (Mandatory Prepayment - Illegality), Clause 8.2 (Gross-up of Payments/Tax Indemnity) or clause 9 (Increased Costs) of each Facility Agreement including by transferring its rights and obligations under this Agreement to another Affiliate, Facility Office or other bank or financial institution.

(b)
If a Lender (a "Mitigating Lender"), in consultation with the Company, intends to transfer its rights and obligations under this Agreement to another Affiliate, Facility Office or other bank or financial institution as a result of Clause 10.1(a) above, it shall promptly notify the K-SURE Covered Facility Agent of the same. The Mitigating Lender shall not be permitted to transfer its rights and obligations under this Agreement without either:

(i)
written confirmation from the K-SURE Covered Facility Agent (acting on the instructions for the Majority K-SURE Covered Facility Lenders) that a transfer of the Mitigating Lender's rights and obligations under this Agreement would not, in its determination (including as a result of any potential termination of Transactions under any Hedging Agreement) prejudice the Company's ability to comply with the Hedging Strategy; or

(ii)
the prior written consent of the K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders) to the transfer of the Mitigating Lender's rights and obligations under this Agreement where such transfer might, in its determination, prejudice the Company's ability to comply with the Hedging Strategy.

(c)	Paragraphs (a) and (b) above do not in any way (i) limit the obligations of the Company under this Agreement or (ii) reduce any rights of the Lenders, in each case, under the Finance Documents.

10.2	Limitation of Liability

(a)	The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 10.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 10.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it or would be unlawful.

11.	COSTS AND EXPENSES

11.1	Transaction Expenses
The Company shall pay (without double counting) on the first drawdown date in respect of the Senior Facilities and thereafter within thirty (30) days of the presentation of an invoice, the Professional Expenses and the reasonable travel expenses and other reasonable out of pocket costs incurred by (a) K-SURE; and (b) the Mandated Lead Arrangers in accordance with, and subject to, the commitment letter(s) and/or mandate letter(s) and/or fee letter(s) and/or engagement letters entered into by the Company with each Mandated Lead Arranger (and after Financial Close, the Agents and the Account Banks) and such consultants and advisors in connection with the preparation and negotiation of the Transaction Documents (and all matters incidental thereto including any stamp or registration Taxes or charges).

11.2	Enforcement and Amendment Costs

Notwithstanding Clause 11.1 (Transaction Expenses), unless otherwise provided in a Fee Letter, the Company shall pay all expenses and legal, engineering and other professional fees and costs of consultants and advisors to the Agents, K-SURE and the Account Banks with respect to the preservation or enforcement of any of the rights of the Finance Parties or any such expenses incurred in connection with any amendments, waivers or consents or other implementation and administrative actions required under the Transaction Documents within five (5) Business Days of demand.

11.3	Hiring of Consultants and Advisors
If no Default has occurred and is continuing, then none of the Finance Parties may hire any additional consultants or advisors whose fees and costs are to be reimbursed by the Company without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

12.	FINANCIAL INFORMATION

12.1	Annual Statements

(a)
The Company shall, as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each financial year of the Company, deliver to the Global Facility Agent an electronic copy of its audited Financial Statements for such financial year, together with any letter addressed to management of the Company by the auditors of such Financial Statements and accompanying such Financial Statements.

(b)
The Company shall ensure that its audited Financial Statements are audited by an internationally recognised firm of accountants in accordance with the Relevant Accounting Standard consistently applied.

12.2	Half-Yearly Financial Statements
The Company shall, as soon as the same become available, but in any event within sixty (60) days after the end of each financial semi-annual period, deliver to the Global Facility Agent an electronic copy of its unaudited Financial Statements for such semi-annual period, together with a statement of compliance (or otherwise) signed by one (1) authorised officer of the Company.

12.3	Quarterly Financial Statements
The Company shall, as soon as the same became available, but in any event within sixty (60) days after the end of each of the first and third financial quarter periods, deliver to the Global Facility Agent an electronic copy of its unaudited Financial Statements for such financial quarter period, together with a statement of compliance (or otherwise) signed by one (1) authorised officer of the Company.

12.4	Other Financial Statements
The Company shall, as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each financial year of the applicable entity, deliver to the Global Facility Agent an electronic copy of:

(a)
the audited Financial Statements for such financial year of each Sponsor, each Shareholder (other than Samsung HoldCo), the O&M Guarantor and the FSU Guarantor (in the case of a Sponsor or Shareholder, only for so long as such Sponsor or Shareholder has any financial obligation under the Equity Subscription and Retention Agreement);

(b)
until the Commercial Start Date, the unaudited Financial Statements for such financial year of Samsung HoldCo and on and after the Commercial Start Date, the audited Financial Statements for such financial year of Samsung HoldCo, in each case only for so long as Samsung HoldCo has any financial obligation under the Equity Subscription and Retention Agreement;

(c)	the audited or unaudited Financial Statements for such fiscal year of NOGA to the extent available;

(d)
the audited Financial Statements for such financial year of the EPC Contractor until such party ceases to have any actual or contingent liabilities or obligations in such capacity under any Transaction Document; and

(e)	the unaudited Financial Statements for such financial year of the O&M Contractor.

12.5	Requirements as to Financial Statements
Each set of Financial Statements delivered pursuant to Clauses 12.1 (Annual Statements), 12.2 (Half-Yearly Financial Statements), 12.3 (Quarterly Financial Statements) and 12.4 (Other Financial Statements) shall contain a balance sheet, statement of profit and loss and cashflow statement and shall:

(a)	if audited, give a true and fair view of the financial condition (consolidated or otherwise) of the Company; and

(b)	in any case, be certified by one (1) authorised officer of the Company as fairly presenting its financial condition (consolidated or otherwise), as at, and in respect of the twelve (12) month period ending on the date to which those Financial Statements were drawn up.

12.6	LLCR
The Company shall, no later than sixty (60) days after each Calculation Date, supply to the Global Facility Agent an LLCR calculation for the relevant Calculation Date calculated using the Computer Model and in accordance with Clause 20 (Projected DSCRs and LLCR).

12.7	Other
The Company shall give prior notice to the Global Facility Agent of any change in the accounting standards which are used in the preparation of its Financial Statements to be supplied under this Agreement and provide a reconciliation of the differences and including an explanation of the differences in the presentation of its Financial Statements where there has been a change in the accounting practices which are used in the preparation of its Financial Statements if requested by the Global Facility Agent.

13.	CONSTRUCTION AND DEVELOPMENT REPORTS

13.1	Delivery of Construction Reports
The Company shall prepare and deliver to the Global Facility Agent (and, in the case of paragraph (a) below, the Lenders' Technical Consultant) construction reports (each, a "Construction Report"):

(a)
no later than forty five (45) days after the end of each calendar month (commencing with the calendar month following the date of this Agreement and ending on the Completion Date), prepared by the Company setting out the following:

(i)	a summary of actual progress during that month against planned progress;

(ii)	the status of the engineering, interface management, procurement, construction and Consents for the Project;

(iii)	details of compliance with health, safety, security and environmental matters relating to the Project; and

(iv)	details of invoicing and any change orders issued.

(b)
no later than ten (10) Business Days after the end of each fiscal quarter (commencing with the fiscal quarter in which this Agreement is signed and ending on the Completion Date), prepared by the Lenders' Technical Consultant setting out the following:

(i)	a summary of progress for that quarter including:

(A)	a summary of actual progress during that quarter against planned progress;

(B)
a comparison between the current state of construction of the Terminal with the schedule therefor specified in the project execution plan, together with an explanation for any material differences between the progress achieved and the progress forecast in the preceding report;

(C)
a completion schedule showing the critical path through the major engineering, procurement, construction, commissioning, performance testing and completion activities for the Project through the anticipated Completion Date;

(D)	details of any matters which are likely to materially and adversely affect the construction of the Project; and

(E)	areas of significant concern (if any) and the action being taken to resolve any significant difficulties;

(ii)	details of any event of force majeure under any Project Document which has occurred and any mitigation undertaken by the Company;

(iii)	an analysis showing actual expenditure in that quarter against the most recent Project Budget including a discrepancy with respect to any material differences;

(iv)
an estimate of (A) expenditure required to be incurred to achieve the Commercial Start Date and (B) all cost items under the EPC Contract in respect of which payment is due after the Commercial Start Date together with any material variance from the most recent Project Budget for that expenditure;

(v)	details of all material change orders issued;

(vi)	a current forecast of the likely date of the Commercial Start Date; and

(vii)	a description of any significant issues related to quality assurance and quality control for that quarter.

13.2	Delivery of the Environmental and Social Monitoring Report during Construction

(a)
The Company shall prepare and deliver to the Global Facility Agent and the Lenders' Environmental Consultant an Environmental and Social Monitoring Report, promptly, but in any event no later than thirty (30) days after the end of each fiscal quarter in the period commencing with the fiscal quarter in which this Agreement is signed and ending on the Completion Date, confirming, among other things, compliance and, if relevant, details of any material non-compliance with Environmental Law, the Environmental Guidelines, the Construction Environmental and Social Management Plans and/or the Environmental and Social Action Plan (including with respect to any updates to the items requiring action as identified at Financial Close).

(b)
Each Environmental and Social Monitoring Report delivered by the Company under paragraph (a) above shall be signed by an authorised officer of the Company and shall be approved by the Lenders' Environmental Consultant.

13.3	Delivery of Other Reports
The Company shall deliver to the Global Facility Agent and the Lenders' Technical Consultant (and to the Lenders' Environmental Consultant in respect of paragraph (c) below) copies of the following:

(a)	any notification or progress report delivered by the Company to NOGA under clause 5.3 (Construction, Testing and Commissioning Progress Reports and Updates) of the Project Development Agreement;

(b)	any report delivered by the Project Management Consultant/Contractor to the Company under clause 4.20 (Records and Reporting Obligations) of the Project Management Contract;

(c)	any notification or progress report delivered by the EPC Contractor to the Company under clause 13.6 (Progress Reporting) of the EPC Contract;

(d)	any notification or progress report delivered by the FSU Owner to the Company under clause 50.6 (Construction of the Vessel in the shipyard) of the Time Charter Party; and

(e)	any progress report delivered by the FSU Contractor to the Company through the FSU Owner, under article IV, 7 (Progress Report) of the FSU Building Contract.

14.	OPERATING REPORTS

14.1	Delivery of Operating Reports
The Company shall prepare and deliver to the Global Facility Agent and the Lenders' Technical Consultant an operating report (an "Operating Report") promptly, but in any event no later than:

(a)	ninety (90) days after the end of the first fiscal half year of the Company falling after the Commercial Start Date;

(b)	until the third anniversary of the Commercial Start Date, sixty (60) days after the end of each successive fiscal half year of the Company; and

(c)	thereafter, sixty (60) days after the end of each successive fiscal year of the Company thereafter, provided that if an Event of Default has occurred and is continuing, the Company shall deliver the

Operating Report no later than sixty (60) days after the end of each successive fiscal half year of the Company until such Event of Default has been remedied or waived.

14.2	Operating Report
Each Operating Report delivered by the Company pursuant to Clause 14.1 (Delivery of Operating Reports) shall be signed by an authorised officer of the Company and shall be approved by the Lenders' Technical Consultant and shall set out, in respect of the fiscal half year or fiscal year, as applicable, ending on the date as of which such Operating Report was prepared, a report from the Company on each of the following matters:

(a)	details of the operation and maintenance of the Project during that semi-annual or annual period;

(b)	details of any actual material maintenance for that semi-annual or annual period;

(c)
any material defects or material malfunctions at the Terminal during that semi-annual or annual period which have had, will have or are likely to have a Material Adverse Effect together with summary details of the action being taken to remedy those material defects or malfunctions;

(d)	details of the amount of LNG delivered to the Terminal during that semi-annual or annual period;

(e)	details of all Operating Costs (and to the extent available, including a break-down of manpower, gas, chemicals and maintenance costs) during that semi-annual or annual period;

(f)	details of revenues from the Project during that semi-annual or annual period;

(g)	details of any known Terminal modifications needed or planned in the future; and

(h)	to the extent not covered by the information provided under paragraphs (a) to (h) above, those matters contemplated by Schedule 15 (Operating Phase Reporting).

14.3	Delivery of the Environmental and Social Monitoring Report during Operation

(a)
The Company shall prepare and deliver to the Global Facility Agent and the Lenders' Environmental Consultant an Environmental and Social Monitoring Report, promptly, but in any event no later than sixty (60) days after the end of each fiscal half year in the period commencing on the Completion Date and ending on the Final Maturity Date, confirming, among other things, compliance and, if relevant, details of material non-compliance with Environmental Law, the Environmental Guidelines and the Construction Environmental and Social Management Plans, the Operations Environmental and Social Management Plans and/or the Environmental and Social Action Plan (including with respect to any updates to the items requiring action as identified at Financial Close).

(b)
Each Environmental and Social Monitoring Report delivered by the Company under paragraph (a) above shall be signed by an authorised officer of the Company and shall be approved by the Lenders' Environmental Consultant.

15.	REPORT UNDERTAKINGS
The Company undertakes in relation to each Construction Report and each other report delivered pursuant to Clause 13 (Construction and Development Reports), each Operating Report delivered pursuant to Clause 14 (Operating Reports), each Project Budget delivered pursuant to Clause 17 (Project Budget) and each Operating Budget delivered pursuant to Clause 18 (Operating Budget) that, as at the date of delivery thereof:

(a)
all the factual information set out therein will (or, to the extent that information has been provided by others, to the best of its knowledge will) be true, complete and accurate in all material respects; and

(b)	all projections, forecasts, estimates and opinions made by it therein will be compiled on a reasonable basis.

16.	ACCESS TO THE SITE

(a)
Provided that the Global Facility Agent shall use commercially reasonable efforts to coordinate with K-SURE, the Lenders' Technical Consultant and the Lenders' Environmental Consultant with respect to the exercise of K-SURE's rights of access and rights to meetings, in each case, as described in paragraphs (i) and (ii) below respectively, with the intent that, to the extent reasonably possible, K-SURE exercises any rights of access and rights to meetings concurrently with the exercise of any such rights by the Global Facility Agent, the Lenders' Technical Consultant and the Lenders' Environmental Consultant, then:

(i)
the Company shall procure that, subject to reasonable prior notice, the Global Facility Agent or K-SURE (or any of their respective agents) and (to the extent required to carry out its duties and functions under the Finance Documents) the Lenders' Technical Consultant and the Lenders' Environmental Consultant have access:

(A)
at reasonable times to inspect the construction, commissioning and operation of the Project and to examine, copy and make abstracts from the related technical data, books, records and other data in the possession and control of the Company; and

(B)	to key Project personnel to discuss the Project and the Company's business and affairs (all at the expense of the Company); and

(ii)	prior to the Commercial Start Date, the Company will meet with:

(A)	the Global Facility Agent, the Lenders' Technical Consultant and the Lenders' Environmental Consultant; and

(B)
if requested by K-SURE, with K-SURE, at the Site, to allow such inspections of the Site, discussions and analysis of the Construction Reports and Operating Reports as any of the Lenders' Technical Consultant, the Lenders' Environmental Consultant or K-SURE (acting reasonably) deems appropriate and to enable the Lenders' Technical Consultant or the Lenders' Environmental Consultant to prepare quarterly reports concerning the development and construction of the Project provided that, for so long as no Event of Default has occurred and is continuing, K-SURE shall be entitled to no more than one (1) meeting in any calendar quarter.

(b)	The Company shall give the Lenders' Technical Consultant not less than seven (7) days' notice of the date of any Performance Tests.

17.	PROJECT BUDGET

17.1	Submission of the Project Budget

(a)
The Company shall deliver a project budget consistent with the Base Case (the "Project Budget"), together with confirmation from the Lenders' Technical Consultant as to the reasonableness of the construction schedule and cost items (including contingency) set out therein, to the Global Facility Agent prior to Financial Close and thereafter, as soon as reasonably practicable and in any event within thirty (30) days of the end of each semi-annual period falling after Financial Close until the Commercial Start Date, an updated (and amended if necessary) Project Budget.

(b)	Each Project Budget shall be signed by an authorised officer of the Company.

17.2	Form of the Project Budget
The Project Budget and each updated Project Budget shall set out:

(a)	projected construction schedule milestones agreed to by the EPC Contractor (broken down into line items);

(b)	projected costs anticipated to be incurred to achieve the Commercial Start Date; and

(c)	the anticipated drawdown requirements of the Company in respect of each of the Facilities (excluding the Working Capital Facility).

17.3	Updated Project Budget

(a)	Until the Completion Date, the Company may, on the basis of its good faith forecasts:

(i)	allocate contingency amounts to other line items in the Project Budget; and

(ii)
re-allocate funds available for Project Costs (other than Project Costs payable under the EPC Contract) to other line items in the Project Budget (provided that Development Costs or related payments will in no event exceed the Development Costs Amount and the Success Fee will in no event exceed US$24,000,000) provided that the aggregate re-allocations under this paragraph (ii) across any line items shall not at any time exceed in total US$5,000,000 (or the equivalent thereof in any other currency) and the re-allocation to a single line item shall not at any time exceed US$1,000,000 (or the equivalent thereof in any other currency) unless the

Global Facility Agent has provided its consent to such re-allocation (in consultation with the Lenders' Technical Consultant and on the instructions of the Required Majority).

(b)
The Global Facility Agent shall, to the extent that an updated Project Budget differs from the Project Budget delivered prior to Financial Close, instruct the Lenders' Technical Consultant to review such updated Project Budget and:

(i)
if the Lenders' Technical Consultant has certified that, as a result of the difference between such updated Project Budget and the Project Budget, a Forecast Funding Shortfall would arise or the same could reasonably be expected to result in a delay in the Scheduled Commercial Start Date; and/or

(ii)	a new line item has been added to such updated Project Budget, then such updated Project Budget shall require the approval of the Global Facility Agent (acting on the instructions of the Required Majority).

(c)
At any time prior to approval by the Global Facility Agent of the updated Project Budget (if such approval is required), the most recent approved Project Budget shall be the Project Budget for the purposes of this Agreement (including for the purposes of determining the amount of Project Costs required to achieve the Completion Date).

(d)	Once approved by the Global Facility Agent, or, if no such approval is required, upon delivery, the updated Project Budget shall be the Project Budget for the purposes of this Agreement.

18.	OPERATING BUDGET

18.1	Submission of the Operating Budget

(a)
The Company shall, not less than thirty (30) days prior to the Commercial Start Date, deliver to the Global Facility Agent an initial operating budget for the period from the Commercial Start Date to the fifth anniversary of the Commercial Start Date (the "Initial Operating Budget").

(b)
The Company shall, within thirty (30) days after the start of each fiscal year of the Company commencing after the Commercial Start Date deliver to the Global Facility Agent an annual operating budget for that fiscal year and the fiscal year succeeding that fiscal year (the "Annual Operating Budget").

(c)	Each Operating Budget shall be signed by an authorised officer of the Company.

18.2	Form of Operating Budgets
Each Operating Budget shall comprise an operating plan and an operating budget for the relevant period in a form consistent with that of the Project Budget and the Initial Operating Budget setting out on a semi-annual basis, the projections of the Company (prepared in good faith) of the Operating Costs (including a separate break down of those Operating Costs referred to in the maintenance line items) to be incurred during such period together with all technical and operational assumptions relating thereto.

18.3	Approval of the Initial Operating Budget
The Global Facility Agent shall, within twenty-one (21) days following receipt by it of the Initial Operating Budget, notify the Company whether or not the Required Majority has approved such Initial Operating Budget (such approval not to be unreasonably withheld or delayed) and whether or not the Lenders' Technical Consultant has confirmed the reasonableness of the projected costs contained in the Initial Operating Budget; provided that the Senior Lenders and the Lenders' Technical Consultant shall not have the right to refuse approval in relation to:

(a)
any item of expenditure set out in an Initial Operating Budget that relates to Approved Costs, as identified in reasonable detail and certified to the Global Facility Agent by an authorised officer of the Company;

(b)
an amount that has been escalated consistent with the provisions of any Project Document, as identified in reasonable detail and certified to the Global Facility Agent by an authorised officer of the Company; or

(c)	any amount that, in any year, does not exceed the amount shown in the Base Case in respect of that year by more than five per cent. (5%).

18.4	Approval of Annual Operating Budgets
The Global Facility Agent shall, within twenty-one (21) days following receipt by it of each Annual Operating Budget (after consultation with the Lenders' Technical Consultant), notify the Company whether or not the Lenders' Technical Consultant has confirmed the reasonableness of the projected costs contained in such Annual Operating Budget; provided that if such Annual Operating Budget projects additional expenditures other than Approved Costs (any such additional expenditures being an "Operating Budget Excess") resulting in projected expenditures in such Annual Operating Budget exceeding five per cent. (5%) of the aggregate of the annual Operating Costs (excluding Approved Costs) projected for such period in the Base Case, then such Operating Budget Excess shall not be adopted in such Annual Operating Budget, unless the Majority Voting Institutions shall have approved (such approval not to be unreasonably withheld) such Operating Budget Excess.

18.5	Disapproval of an Operating Budget
If a notice disapproving an Operating Budget is given pursuant to Clause 18.3 (Approval of the Initial Operating Budget) or Clause 18.4 (Approval of Annual Operating Budgets) (as applicable), the Global Facility Agent and the Company shall negotiate for a period of seven (7) days in good faith in order to agree on the Operating Budget (as applicable).

18.6	Operating Costs under Dispute
Prior to agreement by the Lenders or the Global Facility Agent (as applicable), the Company may pay a part of the disputed Operating Budget Excess to the extent that:

(a)
it (i) does not exceed the amount (if any) attributed to such item in the preceding Operating Budget; and (ii) is necessary in order to carry out the operation and maintenance of the Terminal as a Reasonable and Prudent Operator; or

(b)	it is spent as a result of an Emergency.

18.7	Referral to Expert
If the Global Facility Agent and the Company are unable to agree the Operating Budget within the seven (7) day period noted in Clause 18.5 (Disapproval of an Operating Budget), then the dispute shall be referred for determination by an expert appointed pursuant to Clause 18.8 (Expert Determination).

18.8	Expert Determination

(a)
Where a dispute is to be referred for determination pursuant to Clause 18.7 (Referral to Expert), the Global Facility Agent and the Company shall together agree upon and appoint a person of appropriate qualifications and experience (the "Relevant Expert").

(b)
If the Company and the Global Facility Agent are unable to agree the identity of the Relevant Expert within seven (7) days of the conclusion of the discussions referred to in Clause 18.5 (Disapproval of an Operating Budget), they shall together request the Institution of Chemical Engineers in London to appoint the Relevant Expert, who shall be a person independent of the Finance Parties, the Company and its Affiliates and who shall be appointed within five (5) days of such request.

(c)	The Relevant Expert referred to in this Clause 18.8 (Expert Determination) shall be appointed on terms that:

i.	such Relevant Expert shall act as an independent expert and not as an arbitrator; and

ii.	such Relevant Expert shall be required to determine the matter referred to such Relevant Expert within fifteen (15) days of the date of its appointment.

(d)	A certificate of the Relevant Expert in respect of the disputed Operating Budget or Operating Budget Excess shall, in the absence of manifest error, be conclusive and binding on the parties.

19.	HISTORIC DSCR AND AUDITORS' DETERMINATION

19.1	Calculation of Historic DSCR

(a)	The Historic DSCR as at any Calculation Date will be determined by reference to the Historic DSCR Calculation Period ending on the relevant Calculation Date.

(b)	The calculation of the Historic DSCR will be made using the actual interest rates applicable to the Loans for the relevant Historic DSCR Calculation Period.

(c)
The Company shall calculate the Historic DSCR on the basis of its half yearly Financial Statements for the relevant Historic DSCR Calculation Periods, as delivered to the Global Facility Agent pursuant to Clause 12.2 (Half-Yearly Financial Statements) and, to the extent applicable, quarterly Financial Statements, provided that if the annual, semi-annual or quarterly Financial Statements are not available for purposes of the calculation of the Historic DSCR, the Company may use its most recent monthly management accounts.

(d)
No later than thirty five (35) days after each Calculation Date, the Company shall deliver to the Global Facility Agent a calculation of the Historic DSCR for the relevant Historic DSCR Calculation Period (certified on behalf of the Company by the chief financial officer of the Company) together with sufficient information which, amongst other things, should include a calculation in reasonable detail of:

(i)	Available Cash Flow (including a breakdown of such amount for each of the categories set out in the paragraphs to the definition of Available Cash Flow);

(ii)	interest under the Working Capital Facility for the Historic DSCR Calculation Period ending on that Calculation Date;

(iii)
the items set out in sub-paragraphs (b)(i) and (b)(ii) of the definition of Historic DSCR (and a breakdown of each of the categories set out in the paragraphs to the definition of Scheduled Debt Service); and

(iv)	the balance standing to the credit of each Reserve Account on the last day of the relevant Historic DSCR Calculation Period.

(e)
No later than ten (10) days after delivery by the Company of a calculation of the Historic DSCR pursuant to paragraph (d) above, the Global Facility Agent will inform the Company of whether the calculation of the Historic DSCR is agreed or disputed.

19.2	Final Determination

(a)
If any element of the calculation of the Historic DSCR is not agreed, the Global Facility Agent and the Company shall negotiate in good faith in order to resolve the dispute no later than five (5) days following notification to the Company pursuant to Clause 19.1(e) above, and if the dispute remains unresolved at the end of such five (5) day period, it will be referred, within a further five (5) days, to the Auditors in accordance with Clause 19.4 (Referral to Auditors).

(b)
Any determination of the Historic DSCR in accordance with this Clause 19 (Historic DSCR and Auditors' Determination) will, upon agreement by the Global Facility Agent, or resolution of any dispute by the Auditors, be conclusive, binding and finally determined for the purpose of this Agreement. Once confirmed, the Historic DSCR will apply until next calculated in accordance with this Clause 19 (Historic DSCR and Auditors' Determination).

19.3	Ratio Confirmation Notice
The Global Facility Agent will, promptly after the Historic DSCR has been finally determined, deliver a notice to the Company and the Lenders confirming the Historic DSCR for the relevant Historic DSCR Calculation Period.

19.4	Referral to Auditors
If there is a dispute in respect of any elements of the calculation of the Historic DSCR, the dispute shall be referred to the Bahraini office or affiliate of any one of KPMG, Deloitte and Touche, PricewaterhouseCoopers, PKF and Ernst & Young selected by the Global Facility Agent or such other internationally recognised firm of independent auditors (or local affiliates) selected by the Global Facility Agent, and licensed to practice in Bahrain (the "Auditors") for determination within fifteen (15) days of the referral being made to them save that, in circumstances where the Company can demonstrate to the reasonable satisfaction of the Global Facility Agent that the Global Facility Agent's selection gives rise to a conflict of interest directly relating to the Project, the Global Facility Agent shall make a further selection in accordance with this Clause 19.4 (Referral to Auditors).

19.5	Report Undertakings
The Company undertakes in relation to each calculation of the Historic DSCR delivered pursuant to this Clause 19 (Historic DSCR and Auditors' Determination) that, as at the date of delivery thereof, all the factual information provided by it will (or, to the extent that information has been provided by others, to the best of its knowledge) be true, complete and accurate in all material respects and all projections, forecasts, estimates and opinions made by it therein will be compiled in good faith and on a reasonable basis.

20.	PROJECTED DSCRS AND LLCR

20.1	Assumptions

(a)	The Projected DSCR and the LLCR shall be calculated using the Computer Model on the basis of the values for each of the Assumptions determined in accordance with this Clause 20.1 (Assumptions).

(b)
Where the manner of preparing the Projected DSCR and LLCR under the Computer Model (if applicable) differs from the provisions of this Clause 20 (Projected DSCRs and LLCR), this Clause 20 (Projected DSCRs and LLCR) will prevail.

(c)	The Assumptions used to calculate the Projected DSCR and LLCR shall be the Assumptions set out in the Base Case or as redetermined in accordance with Clause 20.3(d) (Agreement of Assumptions).

20.2	Proposals

(a)
Not later than forty five (45) days before the date on which the Projected DSCR and/or LLCR (as the case may be) for the relevant Calculation Period is to be calculated in accordance with this Agreement, the Company will supply the Global Facility Agent with details of the Assumptions it proposes to use in calculating the Projected DSCR and/or LLCR (as the case may be) in respect of such Calculation Period.

(b)	Any proposal under this Clause 20.2 (Proposals) must be:

(i)	reasonable in the circumstances; and

(ii)	consistent with the Transaction Documents.

20.3	Agreement of Assumptions

(a)	The Global Facility Agent:

(i)	shall consult with the Lenders' Technical Consultant in relation to any Technical Assumptions proposed by the Company; and

(ii)	will notify the Company of any amendment required by the Lenders' Technical Consultant following that consultation, the Company shall modify the Technical Assumptions as required by the Lenders' Technical Consultant pursuant to paragraph (ii) above.

(b)
The Global Facility Agent must notify the Company by the date which is twenty one (21) days after receipt of the Assumptions (the "Response Date") whether it agrees or objects to any proposal for an Assumption for that Calculation Date put forward by the Company.

(c)
If the Global Facility Agent has not responded to the Company by the Response Date then, on the date falling twenty one (21) days after the Response Date, the Global Facility Agent is deemed to agree to any proposal to which it has not objected for the Assumptions put forward by the Company.

(d)
The Company and the Global Facility Agent will consult with each other in good faith with a view to agreeing any outstanding proposals for an Assumption no later than ten (10) days following notification to the Company pursuant to paragraph (b) above. Failing agreement, the proposals in question will be referred to an Expert in accordance with Clause 20.9 (Referral to Experts).

20.4	Delivery of Draft Calculation
Within seven (7) days of the Global Facility Agent agreeing the Assumptions (or, if later, within five (5) days of any disputed Assumption being agreed), the Company will supply to the Global Facility Agent a draft Projected DSCR for all Projected DSCR Calculation Periods up to and including the Final Maturity Date and a draft LLCR calculation for the relevant LLCR Calculation Period, in each case substantially in the form set forth in Schedule 15 (Form of Ratio Calculation Certificate) showing:

(a)	the Assumptions upon which it is based;

(b)	to the extent not included in the Assumptions, projected:

(i)	Available Cash Flow (including a breakdown of such amount for each of the categories set out in the paragraphs to the definition of Available Cash Flow);

(ii)	interest under the Working Capital Facility;

(iii)
the items set out in sub-paragraphs (b)(i) and (b)(ii) of the definition of Projected DSCR (and a breakdown of each of the categories set out in the paragraphs to the definition of Scheduled Debt Service);

(iv)	in respect of a draft LLCR calculation:

(A)	the items set out in sub-paragraphs (b)(i) to (b)(iii) of the definition of LLCR; and

(B)
the net present value as at the relevant Calculation Date of the forecast Available Cash Flow (discounted at the Discount Rate) for each six (6) month period after the relevant Calculation Date up to and including the Final Maturity Date; and

(v)	the balance standing to the credit of each Reserve Account on the last day of each six (6) month period, for the relevant Calculation Periods; and

(c)	a calculation of the Projected DSCR for all Projected DSCR Calculation Periods up to and including the Final Maturity Date and the LLCR for the LLCR Calculation Period.

20.5	Basis and form
Each draft Projected DSCR and/or LLCR (as the case may be) calculation must be prepared on the basis of the Computer Model and the Assumptions agreed or determined for that Projected DSCR and/or LLCR (as the case may be) calculation.

20.6	Agreement of Draft Calculation

(a)
Within ten (10) days of receiving a draft Projected DSCR and/or LLCR (as the case may be) calculation, the Global Facility Agent will notify the Company of whether or not it agrees with the draft Projected DSCR and/or LLCR (as the case may be) calculation.

(b)
If a draft Projected DSCR and/or LLCR (as the case may be) calculation is not agreed, the Global Facility Agent and the Company will consult, in good faith, and use all reasonable endeavours to agree the draft Projected DSCR and/or LLCR (as the case may be) calculation as soon as practicable. Failing agreement, the draft Projected DSCR and/or LLCR (as the case may be) calculation will be referred to an Expert in accordance with Clause 20.9 (Referral to Experts).

20.7	General
The Company will, if requested by the Global Facility Agent, revise any Projected DSCR and/or LLCR (as the case may be) calculation to correct any manifest error agreed between the Global Facility Agent and the Company.

20.8	Copies
The Global Facility Agent will promptly supply the Lenders with a copy of each Projected DSCR and/or LLCR (as the case may be) calculation that is agreed, finally determined or revised under this Agreement.

20.9	Referral to Experts

(a)
If, following the procedures set out in Clause 20.3 (Agreement of Assumptions) or Clause 20.6 (Agreement of Draft Calculation), the Global Facility Agent and the Company disagree on any matter relating to a Projected DSCR and/or LLCR (as the case may be) calculation, to the extent that the dispute is in respect of an Assumption, the Company and the Global Facility Agent shall together appoint a person of appropriate qualifications and experience (the "Expert") to resolve the issue.

(b)
If the Company and the Global Facility Agent are unable to agree the identity of the Expert within five (5) days of the conclusion of the discussions referred to in Clause 20.6 (Agreement of Draft Calculation), the Global Facility Agent may request the Auditors with respect to Economic Assumptions, or the Institution of Chemical Engineers in London with respect to Technical

Assumptions or equivalent independent and internationally recognised bodies to appoint the Expert who shall be appointed within five (5) days of such request.

20.10	Terms of Appointment
The Auditors and Expert referred to in Clause 20.9 (Referral to Experts) shall be appointed on terms that:

(a)	they shall act as independent experts and not as arbitrators; and

(b)	they shall be required to determine the matter referred to them within fifteen (15) days of the referral having been made to them.

20.11	Final determination

(a)	Subject to Clause 20.7 (General), each Projected DSCR and/or LLCR (as the case may be) calculation agreed or determined under this Agreement is final and binding on all Parties.

(b)
Subject to paragraph (c) below, the Global Facility Agent must notify the Company and the Lenders of any Projected DSCR or LLCR calculation produced following an Expert determination or which is agreed and that Projected DSCR and/or LLCR (as the case may be) calculation will, in the absence of manifest error, be finally determined for the purposes of the Finance Documents.

(c)
A finally determined Projected DSCR and/or LLCR (as the case may be) calculation will apply for the purposes of the Finance Documents from the date it is finally determined until it is next finally determined under this Clause 20.11 (Final determination).

20.12	The Computer Model and the Base Case

(a)	The Company shall maintain the Computer Model for the purpose of preparing calculations and forecasts in accordance with the terms of this Agreement.

(b)
The Company shall, if requested by the Global Facility Agent, revise the Base Case to take into account any manifest error or changes to the Technical Assumptions agreed between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company.

21.	HEDGING

21.1	Hedging

(a)	In accordance with the Hedging Strategy, the Company shall:

(i)
enter into and maintain in full force and effect one or more Hedging Agreements with one or more Hedge Providers so as to comply with the Hedging Strategy, including, for the avoidance of doubt, by entering into additional Hedging Agreements after Financial Close;

(ii)	promptly notify the Global Facility Agent of the entry into any Hedging Agreement and provide the Global Facility Agent with a copy of it;

(iii)
on the date on which the Company enters into any Hedging Agreement, if the Global Facility Agent so requires, execute and deliver to the Global Facility Agent a Security Document assigning to the Offshore Security Trustee all its rights, title and interest in that Hedging Agreement, together with capacity and enforceability legal opinions (if any) in respect thereof, each in such form and substance as the Global Facility Agent may reasonably require; and

(iv)	promptly notify the Global Facility Agent of the closing out or termination (in whole or in part) of any Transaction(s) under any Hedging Agreement.

(b)
The Company shall procure that each Hedge Provider shall, subject as provided below, at the same time as it enters into a Hedging Agreement with the Company, or otherwise acquires any interest in any Liabilities to Hedge Providers, be an Acceptable Hedge Provider and be either an Original Hedge Provider and a party to the Coordination Deed as an original hedge provider or become a Party and a party to the Coordination Deed, in each case, as a Hedge Provider by executing and delivering to the Global Facility Agent a duly completed Deed of Accession and a duly completed Coordination Deed of Accession, respectively, provided that the Company may enter into a Hedging Agreement with AUB on or prior to Financial Close (notwithstanding that AUB is not an Acceptable Hedge Provider), provided further that:

(i)	AUB has the Initial AUB Rating Requirements; and

(ii)	the Aggregate Notional Amount of Transactions entered into under Hedging Agreements between the Company and AUB shall not exceed:

(A)
in the period from (and including) the date of Financial Close up to (and including) the Commercial Start Date, thirty per cent. (30%) of the aggregate principal amount outstanding and expect to be outstanding in respect of the Floating Facilities; and

(B)
in the period from (but excluding) the Commercial Start Date up to (and including) the Final Maturity Date, twenty five per cent. (25%) of the aggregate principal amount outstanding and expected to be outstanding in respect of the Floating Facilities, in each case, as set out in the Financial Model or, if the debt profile as set out in the Financial Model no longer reflects the Company's expectation of the debt profile, the expected debt profile at the relevant time.

(c)	The Company shall not enter into or maintain any Hedging Agreements other than Hedging Agreements entered into or maintained in accordance with the Hedging Strategy.

(d)
The Company shall promptly notify the Global Facility Agent upon becoming aware of any Hedge Provider ceasing to be an Acceptable On-going Hedge Provider or, in the case of AUB in its capacity as Hedge Provider, ceasing to have the On-going AUB Rating Requirements, or any Hedge Provider ceasing to be a Supported Hedge Provider or a Supported AUB Hedge Provider, as the case may be.

21.2	Form of Hedging Agreements

(a)
On and from Financial Close, each Hedging Agreement entered into by the Company shall be substantially on the terms of the Template ISDA (or such other agreement, which the Global Facility Agent has determined to be substantially equivalent to the Template ISDA in accordance with the terms of the Coordination Deed and will not contain any other provisions or omit any provisions that derogate in any material respect from the terms of the Template ISDA) and shall comply with the terms of this Agreement and the Coordination Deed.

(b)	Without limitation, each Hedging Agreement will:

(i)	specify that the events of default specified in section 5(a)(ii) to (vi) and (viii) of the ISDA Agreement will not apply with respect to the Company only;

(ii)	specify that the giving of notice to the Company by the Global Facility Agent under:

(A)
Clause 28.1(a)(ii) (Remedies Following Event of Default), provided that, to the extent fees or amounts are due and payable only on demand or on such date as the Global Facility Agent may specify, a demand is in fact made or the date specified for payment has occurred; and

(B)	Clause 28.1(a)(iii) (Remedies Following Event of Default) where the Enforceability Date has occurred, shall, in each case, be an Event of Default for the purposes of the Hedging Agreement in relation to the Company;

(iii)
specify that the event of default specified in section 5(a)(i) (Failure to Pay or Deliver) of the ISDA Agreement will apply with respect to the Company, amended so as to provide for a grace period of seven (7) Local Business Days (as defined in the relevant Hedging Agreement);

(iv)
specify that the event of default specified in Section 5(a)(iii) (Credit Support Default) of the ISDA Agreement will apply with respect to the Hedge Providers except that, where any Supported Hedge Provider (or Supported AUB Hedge Provider) re-acquires the On-going Hedge Provider Rating Requirements (or, in the case of AUB, the On-going AUB Rating Requirements), then any associated release of the guarantee by virtue of which it was a Supported Hedge Provider (or, in the case of AUB, a Supported AUB Hedge Provider) will be deemed not to fall within Section 5(a)(iii) of the ISDA Agreement;

(v)	specify that the event of default specified in section 5(a)(vii) (Bankruptcy) of the ISDA Agreement will apply with respect to the Company;

(vi)
specify that the termination event specified in section 5(b)(ii) (Force Majeure Event) of the ISDA Agreement, and all provisions associated with the consequences of the occurrence of a Force Majeure Event will not apply;

(vii)	specify that the termination event specified in section 5(b)(v) (Credit Event Upon Merger) of the ISDA Agreement will not apply with respect to the Company only;

(viii)	specify that the termination events specified in sections 5(b)(i) (Illegality), 5(b)(iii) (Tax Event) and 5(b)(iv) (Tax Event Upon Merger) of the ISDA Agreement will apply;

(ix)
provide that any notice, statement or other communication given pursuant to section 5 (Events of Default and Termination Events) or section 6 (Early Termination; Close-Out Netting) of the ISDA Agreement will also be copied contemporaneously to the Global Facility Agent (but that any failure to so copy the Global Facility Agent will not prejudice the effectiveness or validity of any such notice, statement or other communication);

(x)
provide that if an Event of Default or a Termination Event (as defined in the ISDA Agreement) in relation to the Company for the purposes of the Hedging Agreement has occurred, the Hedge Provider may, subject as provided in this Agreement and the Coordination Deed, by notice to the Company designate a day as an Early Termination Date in accordance with section 6(a) (Right to Terminate Following Event of Default) or 6(b) (Right to Terminate Following Termination Event) of the ISDA Agreement (any such notice will also be copied contemporaneously to the Global Facility Agent, but any failure to so copy the Global Facility Agent will not prejudice the effectiveness or validity of any such notice);

(xi)
provide that Section 2(a)(iii)(1) (General Conditions) of the ISDA Agreement shall be amended with respect to payments by the Hedge Providers only such that only the non-occurrence of (A) an Event of Default or (B) a Potential Event of Default, in each case, under Section 5(a)(i) (Failure to Pay or Deliver) or Section 5(a)(vii) (Bankruptcy) of the ISDA Agreement, shall be a condition precedent to such payments;

(xii)
specify that there will be no rights of set-off or counterclaim for either party except as expressly provided in section 2(c) (Netting of Payments) and Section 6(e) (Early Termination; Close out Netting) of the ISDA Agreement;

(xiii)	specify whether "Multiple Transaction Payment Netting" will apply or will not apply for the purpose thereof;

(xiv)
specify that "Credit Support Document" will include, in relation to a Hedge Provider, any guarantee or other credit support document provided by such Hedge Provider in connection with it being a Supported Hedge Provider or Supported AUB Hedge Provider, as the case may be; and

(xv)	specify that "Credit Support Provider" will be, in relation to a Hedge Provider, each person or entity providing credit support to such Hedge Provider pursuant to a Credit Support Document;

(xvi)	specify that, if the Hedge Provider ceases to:

(A)
in the case of all Hedge Providers other than AUB, either be (1) an Acceptable On-going Hedge Provider or (2) a Supported Hedge Provider (other than where such Hedge Provider has re-acquired the On-going Hedge Provider Rating Requirements); and

(B)
in the case of AUB in its capacity as Hedge Provider, either (1) have the On-going AUB Rating Requirement or (2) be a Supported AUB Hedge Provider (other than where such Hedge Provider has re-acquired the On-going AUB Rating Requirements), at any time that any Transaction is outstanding under a Hedging Agreement and, following receipt of a request from the Global Facility Agent (acting on the instructions of a Required Majority) to do so, such Hedge Provider has failed, within ninety (90) days of receipt of such request, to:

(1)
procure that an amount equal to, on any day, the amount (if any) that would be payable by the Hedge Provider under section 6(e) of the ISDA Agreement (as if such day were an Early Termination Date effectively designated as a result of an Additional Termination Event in respect of which the Company was the sole Affected Party and all Transactions under its Hedging Agreement were Affected Transactions) is deposited into an interest-bearing account with the Offshore Security Trustee in the name of such Hedge Provider but secured in favour of the Offshore Security Trustee; or

(2)
transfer its rights and obligations under its Hedging Agreement to (x) an existing Hedge Provider that is an Acceptable Hedge Provider or (y) another bank or financial institution which, on or before such transfer, accedes to the Common Terms Agreement and the Coordination Deed as a Hedge Provider in accordance with their terms and, at the time of such transfer, is an Acceptable Hedge Provider, provided that in each case, the transferee and the Company are, or upon the transfer become, party to a Hedging Agreement between them that complies with the terms of this Agreement and the Coordination Deed; or

(3)
procure a guarantee from a bank or other financial institution which has the On-going Hedge Provider Rating Requirements (or, in the case of AUB, either (i) the On-going AUB Rating Requirements (where such bank or financial institution is incorporated in the Kingdom of Bahrain) or (ii) the On-going Hedge Provider Rating Requirements (where such bank or financial institution is incorporated in any jurisdiction other than the Kingdom of Bahrain)) of its obligations under its Hedging Agreements; or

(4)
enter into an agreement in form and substance substantially in the form of the 1995 ISDA Credit Support Annex (Bi-Lateral Form-Transfer) (ISDA Agreements Subject to English Law) to provide for the daily posting of cash collateral in an amount at least equal to the amount (if any) that would be payable by the Hedge Provider under section 6(e) of the ISDA Agreement (as if such date were an Early Termination Date effectively designated as a result of an Additional Termination Event in respect of which the Company was the sole Affected Party and all Transactions under its Hedging Agreement were Affected Transactions); or

(5)	provide such other credit support as may be acceptable to the Global Facility Agent, acting reasonably, then an Additional Termination Event shall occur under the relevant Hedging Agreement with both parties as the Affected Parties (except for the purposes of Section 6(b)(iv) of the ISDA Agreement, in which case, the Hedge Provider shall be the sole Affected Party) and all Transactions as Affected Transactions;

(xvii)
specify that any dispute, controversy or claim arising out of or in relation to the Hedging Agreements, the breach, termination, existence or validity thereof or any non-contractual obligations arising out of or relating to the Hedging Agreements shall be referred to and finally settled by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration;

(xviii)	contain an acknowledgement of the existence of this Agreement, the Coordination Deed and the Security Documents; and

(xix)
contain such other terms as the relevant Hedge Provider and the Company may agree and which do not conflict with any provision of this Clause 21 (Hedging) or any other provision of the Finance Documents.

(c)
Terms used in this Clause 21.2 (Form of Hedging Agreements) have the meanings given to them in the ISDA Agreement or, if so provided or where the context requires, the meanings given to them in this Agreement.

(d)
For the purposes of this Agreement, if a Hedging Agreement is not in the form of the Template ISDA, any reference to a provision or section of the ISDA Agreement in this Agreement shall be deemed to refer to an equivalent provision of any such Hedging Agreement not in the form of the Template ISDA.

21.3	Changes to Hedging Agreements

(a)
Each of the Company and each Hedge Provider undertakes that it will not amend, vary, supplement or allow to be superseded any provision of any Hedging Agreement (or give any waiver, release or consent having the same commercial effect), to the extent that would result in any provision in the Hedging Agreement being amended, varied or supplemented in any material respect, except:

(i)	as the Global Facility Agent (acting on the instructions of the Required Majority) has previously consented in writing;

(ii)
as required to comply with the Hedging Strategy, this Agreement or the Coordination Deed or to match the payment dates under a Hedging Agreement with the Repayment Dates following the occurrence of the Commercial Start Date;

(iii)
for adjustments (without compensation) of the Market Hedges between the Company and the Hedge Co-ordinators or the Hedging Agreements between the Company and the Original Hedge Providers made on or before Financial Close to align the Market Hedges or such Hedging Agreements, in terms of the Aggregate Notional Amounts for Hedging Calculation Periods, with the relevant outstanding debt profile for the Floating Facilities shown in the Financial Model as at Financial Close; or

(iv)	as otherwise permitted under this Agreement and the Coordination Deed, provided that at all times the Hedging Agreement will comply with the provisions of Clause 21 (Hedging) and any amendment to a Hedging Agreement will always require the consent of the relevant Hedge Provider party thereto.

(b)
The Company undertakes to procure that the aggregate of all costs, fees, expenses and other amounts payable by the Company with respect to all amendments, variations and supplements under paragraph (a)(ii) above shall not exceed, in the aggregate, US$1,000,000, unless the Global Facility Agent (acting on the instructions of the Required Majority) otherwise agrees.

21.4	Hedge Provider Undertakings
Each Hedge Provider undertakes and agrees with each of the other Finance Parties that it will not at any time prior to the Hedge Provider End Date:

(a)
demand or receive payment, prepayment or repayment of, or any distribution in respect of (or on account of) any of the Liabilities to Hedge Providers in cash or in kind or apply any money or property in or towards discharge of the Liabilities to Hedge Providers except:

(i)	for Scheduled Hedging Payments arising under the terms of the Hedging Agreements; or

(ii)
on termination or closing out (in whole or in part) transactions under a Hedging Agreement by the Hedge Provider in accordance with Clauses 21.6 (Early Termination), 21.7 (Termination by a Hedge Provider), 21.8 (Compulsory Termination) or 21.12 (Market Hedge Novation) or on termination or closing out (in whole or in part) of a Hedging Agreement by the Company, in each case, paid in the order permitted by paragraph 2.2 (Withdrawals from the Dollar Disbursement Account) of Schedule 3 (Accounts), paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts), paragraph 5.2 (Withdrawals from the Insurance Proceeds Account) of Schedule 3 (Accounts) and clause 15.2 (Application of Proceeds) of the Coordination Deed;

(b)
discharge all or any part of the Liabilities to Hedge Providers by set-off, any right of combination of accounts or otherwise except if and to the extent that they are permitted to be paid and discharged under paragraph (a) and Clause 21.2(b)(xii) above, subject to the terms of the Hedging Agreements;

(c)
permit to subsist or receive any Security Interest (other than pursuant to the Security Documents) from the Company for, or in respect of, any interest in any of the Liabilities to Hedge Providers owing to it;

(d)
save as permitted by the terms of a Hedging Agreement, this Agreement or the Coordination Deed, assign, sell, transfer or dispose of any interest in any of the Liabilities to Hedge Providers owing to it, to any person other than a Hedge Provider that is an Acceptable Hedge Provider;

(e)	unilaterally enforce, or require any Security Agent to enforce, any Security Document;

(f)
unilaterally sue for, or institute any creditor's process (including garnishment, execution or levy, whether before or after judgement) against the Company in respect of any obligation (whether or not for the payment of money) owing to it under or in respect of any Finance Documents;

(g)
unilaterally take any step (including petition, application, notice of meeting or proposal to creditors) for the winding-up or administration of, or any insolvency proceeding, voluntary arrangements or scheme of arrangement in relation to, the Company; or

(h)
unless otherwise permitted to do so pursuant to the terms of the Coordination Deed, unilaterally apply for any order for an injunction or specific performance in respect of the Company in relation to any Finance Document.

21.5	Additional Company Undertakings
The Company shall not:

(a)
save as permitted by the Global Facility Agent (acting on the instructions of the Required Majority), pay, prepay, or repay, or make any distribution in respect of, or purchase or acquire, any of the Liabilities to Hedge Providers in cash or in kind except as permitted by Clause 21.4 (Hedge Provider Undertakings); or

(b)
save as permitted by the Global Facility Agent (acting on the instructions of the Required Majority), create or permit to subsist any Security Interest over any of its assets for any Liabilities to Hedge Providers except pursuant to the Security Documents.

21.6	Early Termination

(a)
If at any time there exists a Hedge Excess in respect of any current or future Hedging Calculation Period (an "Excess Hedging Event") then the Company shall, and the Hedge Providers may, immediately terminate (in whole or in part) one or more Transactions under the Hedging Agreements such that, after all such terminations, there will no longer be a Hedge Excess for that Hedging Calculation Period, provided that the Hedge Provider and the Company may only reduce a Hedge Provider's Aggregate Notional Amount for that Hedging Calculation Period by that Hedge Provider's Proportion of the Hedge Excess for that Hedging Calculation Period, and the Company must at all times remain in compliance with the Hedging Strategy. For the avoidance of doubt, a Hedge Excess may exist in circumstances where a Disbursement (as defined in the relevant Facility Agreement) is not made in accordance with the expected debt profile at such time.

(b)
The Company will give written notice, as soon as reasonably practicable, and in any event, no less than five (5) Business Days' prior to the occurrence or expected occurrence of any event which may give rise to an Excess Hedging Event to the Hedge Providers and the Global Facility Agent, together with information in relation to any current and each future Hedging Calculation Period of the Aggregate Notional Amount of interest rate hedging for each such Hedging Calculation Period.

(c)
To the extent there exists a Hedge Excess as a result of a repayment or prepayment under Clause 6.1 (Mandatory Prepayment - Illegality), Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event), Clause 6.10 (Mandatory Prepayment - K-SURE Cover Event) or Clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender) of this Agreement which, in each case, results in a Hedge Provider or an Affiliate of that Hedge Provider (in its capacity as Lender) no longer holding an interest in any Floating Facility and such Hedge Provider having a right to terminate or close-out any Transactions under its Hedging Agreements pursuant to Clause 21.7(i) (Termination by Hedge Provider) or paragraph (d) below, paragraph (a) shall only apply following such Hedge Provider exercising (or determining not to exercise) such right in accordance with the other provisions of this Clause 21 (Hedging).

(d)	Without prejudice to Clause 21.7(f) (Termination by a Hedge Provider), subject to the terms of the relevant Hedging Agreement, if:

(i)
the Company is required to repay or prepay one or more Lenders’ participations in the Advances in full (ignoring, for these purposes Clause 6.2(c)) pursuant to Clause 6.1 (Mandatory Prepayment - Illegality) or Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event); and

(ii)
such repayment or prepayment (if made in full) would result in there being (x) a Minimum Hedge Excess in respect of any current or future Hedging Calculation Period and (y) a Hedge Provider or an Affiliate of a Hedge Provider (in its capacity as a Lender) no longer holding an interest in any Floating Facility (such Hedge Provider being an "Orphan Hedge Provider"), then:

(A)
each Orphan Hedge Provider may, on or, subject to the proviso below, following the date of such repayment or prepayment in full, terminate or close out (in whole or in part) any Transactions under any Hedging Agreement to which it is a party prior to their stated maturity to the extent of its Orphan Hedge Provider's Proportion of the resulting Minimum Hedge Excess for each Hedging Calculation Period (the "Orphan Hedge Provider's Minimum Excess Hedging Amount" in respect of such Hedging Calculation Period); and

(B)
with the prior written consent of the K-SURE Covered Facility Agent (acting on the instructions of K-SURE, acting reasonably), each such Orphan Hedge Provider may, on or subject to the proviso below, following the date such consent is given, terminate or close-out (in whole or in part) any Transactions under any Hedging Agreement to which it is a party prior to their stated maturity to the extent such Transactions are not permitted to be terminated or closed-out pursuant to (A) above, provided that, if such repayment or prepayment would result in an Excess Hedging Event, then such Orphan Hedge Provider must exercise (or determine not to exercise) its termination right (and shall notify the Company of the same) as soon as reasonably practicable following the date on which such Excess Hedging Event occurs (in the case of (A) above) or such consent is given (in the case of (B) above).

(e)
To the extent a required repayment or prepayment in full in accordance with Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event) is made only in part (due to there being insufficient funds or otherwise) then, on, or subject to the proviso below, following the date of any such repayment or prepayment (each, a "Relevant Payment Date") an Orphan Hedge Provider may terminate or close-out (in whole or in part) any Transactions under any Hedging Agreement to which it is a party prior to their stated maturity to the extent of the Repayment Proportion of that Orphan Hedge Provider's Minimum Excess Hedging Amount for each Hedging Calculation Period, provided that, if such repayment or prepayment would result in an Excess Hedging Event, then such Orphan Hedge Provider must exercise (or determine not to exercise) its termination right (and shall notify the Company of the same) as soon as reasonably practicable following the date on which such Excess Hedging Event occurs.

21.7	Termination by a Hedge Provider
Each Hedge Provider undertakes and agrees with each other Finance Party that it will not, at any time prior to the Hedge Provider End Date, exercise any right to terminate or close out (in whole or in part) any transactions under any Hedging Agreement prior to its stated maturity (whether by reason of the Company becoming a "Defaulting Party" thereunder or otherwise) unless:

(a)
there is an Event of Default with respect to the Company under Section 5(a)(i) (Failure to Pay or Deliver) of the Hedging Agreement, amended so as to provide for a grace period of seven (7) Local Business Days; or

(b)	there is an Event of Default with respect to the Company under Section 5(a)(vii) (Bankruptcy) of the Hedging Agreement;

(c)
the Global Facility Agent has given a notice under (A) Clause 28.1(a)(ii) (Remedies Following Event of Default), provided that, to the extent fees or amounts are due and payable only on demand or on such date as the Global Facility Agent may specify, a demand is in fact made or the date specified for payment has occurred, or (B) Clause 28.1(a)(iii) (Remedies Following Event of Default) where the Enforceability Date has occurred;

(d)	there is a Tax Event, a Tax Event upon Merger or an Illegality (in each case, as defined in the relevant Hedging Agreement);

(e)	the Global Facility Agent has given its prior written consent (acting on the instructions of the Required Majority) to such termination or closing-out;

(f)	there is a repayment or prepayment in full of the Floating Facilities pursuant to Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event);

(g)	there is a repayment or prepayment in full of the Floating Facilities pursuant to Clause 6.8 (Mandatory Prepayment - Purchase Options);

(h)	there is a repayment or prepayment in full of the Floating Facilities pursuant to Clause 6.10 (Mandatory Prepayment - K-SURE Cover Event) and Clause 6.11 (Mandatory Prepayment - Commercial Lenders);

(i)	(subject to the terms of the relevant Hedging Agreement) there is a repayment, prepayment and/or cancellation, replacement or transfer pursuant to:

(i)
Clause 6.10 (Mandatory Prepayment - K-SURE Cover Event) if the Commercial Facilities Agent (acting on the instructions of the Majority Commercial Lenders) has not elected to take action under Clause 6.11 (Mandatory Prepayment - Commercial Lenders);

(ii)	Clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender);

(iii)	Clause 10.1 (Mitigation); or

(iv)	Clause 34.7 (Replacement of a Senior Lender),
which, in each case, results in that Hedge Provider or an Affiliate of that Hedge Provider (in its capacity as a Lender) no longer holding an interest in any Floating Facility provided that, in the case of sub-paragraph (i) and (ii) above, if such repayment or prepayment and/or cancellation would result in an Excess Hedging Event, then such Hedge Provider must exercise (or determine not to exercise) its termination right (and shall notify the Company of the same) as soon as reasonably practicable following the date on which the Excess Hedging Event occurs;

(j)
(subject to the terms of the relevant Hedging Agreement), it provides written notice to the Company that, pursuant to clause 13.12(b)(ii) (Non-consenting Institutions) of the Coordination Deed, it elects to terminate all Transactions under the relevant Hedging Agreement;

(k)	there is a repayment or prepayment and cancellation in full of the Floating Facilities;

(l)	it is permitted to do so pursuant to Clause 21.6 (Early Termination);

(m)	the Global Facility Agent has required it to do so pursuant to Clause 21.8(a) (Compulsory Termination); or

(n)	it is permitted to do so pursuant to Clause 21.12 (Market Hedge Novation).

21.8	Compulsory Termination

(a)
Each Hedge Provider undertakes and agrees with the other Finance Parties that at any time after the Global Facility Agent has taken any of the actions contemplated by Clauses 28.1 (Remedies Following Event of Default), the Global Facility Agent may, by written notice to that Hedge Provider and the Company, require that Hedge Provider to terminate the transactions under any Hedging Agreement and the Hedge Provider shall comply with any such notice as soon as reasonably practicable following receipt thereof.

(b)
The Company undertakes and agrees with the Finance Parties that, following an Additional Termination Event under a Hedging Agreement pursuant to Clause 21.2(b)(xvi) (Form of Hedging Agreements) above, the Global Facility Agent may, by written notice to the Hedge Provider and the Company, require the Company to terminate the Transactions under such Hedging Agreement and the Company shall comply with any such notice as soon as reasonably practicable following receipt thereof.

21.9	Termination Payments

The Company and each Hedge Provider agree that:

(a)
if on termination or close out (in whole or in part) of any Hedging Agreement a settlement amount or other amount falls due from a Hedge Provider to the Company then, following the Enforceability Date, that amount shall be paid to the Offshore Security Trustee for application under the Coordination Deed; and

(b)	any payment to the Offshore Security Trustee pursuant to paragraph (a) above shall reduce pro tanto the obligations of that Hedge Provider to the Company under the relevant Hedging Agreement.

21.10	Change of Hedge Provider
A Hedge Provider may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that agreement) transfer any of its rights and obligations in respect of that Hedging Agreement, whether by novation or otherwise:

(a)	on or before Financial Close to an Original Hedge Provider;

(b)	after Financial Close, to an existing Hedge Provider that is an Acceptable Hedge Provider; or

(c)
after Financial Close, to a bank or financial institution which on or before such transfer, accedes to the Common Terms Agreement and the Coordination Deed as a Hedge Provider in accordance with their terms and, at the time of such transfer, is an Acceptable Hedge Provider, provided that, in each case, the transferee and the Company are, or upon the transfer become, party to a Hedging Agreement between them that complies with the terms of this Agreement and the Coordination Deed. The provisions of Clause 21.3 (Changes to Hedging Agreements) shall not apply to a transfer under this Clause 21.10 (Change of Hedge Provider).

21.11	Instructions from the Global Facility Agent
If a Hedge Provider (or any guarantor of such Hedge Provider or any guarantor of AUB in its capacity as Hedge Provider incorporated outside the Kingdom of Bahrain) ceases to have the On-going Hedge Provider Rating Requirements (or, in the case of AUB in its capacity as Hedge Provider (or any guarantor of AUB in its capacity as Hedge Provider that is incorporated in the Kingdom of Bahrain), the On-going AUB Rating Requirements), the Global Facility Agent may (acting on the instructions of a Required Majority) give notice to such Hedge Provider in accordance with the terms of the relevant Hedging Agreement, as inserted by virtue of Clause 21.2(b)(xvi) (Form of Hedging Agreements) above.

21.12	Market Hedge Novation
If a Hedge Coordinator is unable to novate the Required Portion of its Market Hedge to the Relevant Market Hedge Transferees within one (1) London and New York banking day of entry into the Market Hedge then such Hedge Coordinator shall be permitted to terminate the Affected Portion of that Market Hedge.

22.	PERMITTED INVESTMENTS

22.1	Purchase of Permitted Investments
Subject to the provisions of this Clause 22 (Permitted Investments), the Company may from time to time require, by notice in writing signed by a duly authorised signatory of the Company, any Account Bank to apply amounts standing to the credit of any Operating Account held with such Account Bank (save for amounts in the Onshore Operating Account) in the purchase of Permitted Investments in the currency of the relevant Operating Account and in accordance with this Clause 22 (Permitted Investments). Any such Permitted Investment shall be treated, for the purposes of the Finance Documents, as an amount standing to the credit of the relevant Operating Account. In the event of any dispute as to the value of any Permitted Investment for the purposes of determining the amount treated as standing to the credit of an Operating Account, that value shall be determined in good faith by the Global Facility Agent (acting reasonably).

22.2	Investments in the Name of Company
All acquisitions of Permitted Investments will be made at the request of and on behalf of the Company by the relevant Account Bank and will be held in the name of the Company (or, where the Permitted Investments are in Bahrain, in the name of the Account Bank who shall act as agent of the Company for this purpose) and subject to Security Interests in accordance with Clause 22.3 (Security over Permitted Investments).

22.3	Security over Permitted Investments
Prior to, or simultaneously with, the purchase of any Permitted Investments, the Company shall execute such agreements (which shall be Security Documents) and do all such other acts or things as the Global Facility Agent reasonably considers to be necessary in order to create a Security Interest in Permitted Investments in favour of, in the case of Dollar denominated Permitted Investments, the Offshore Security Trustee and, in the case of Bahraini Dinar denominated Permitted Investments, the Onshore Security Agent, which is, as to priority and effect, satisfactory to the Global Facility Agent and, as to form and perfection, customary in relation to such Permitted Investments at the time at which such purchase is made (each a "Permitted Investment Security Document").

22.4	Disposal of Permitted Investments

(a)
The Company shall apply the proceeds of any disposal of Permitted Investments on receipt to the credit of the Operating Account from which such Permitted Investment was purchased, or to the appropriate Operating Revenues Account in the case of Permitted Investments purchased from funds standing to the credit of a Reserve Account, to the extent that any or all of those proceeds are not required to satisfy the DSRA Required Balance or the MRA Required Balance (as the case may be).

(b)	If:

(i)	any investment acquired in accordance with this Clause 22 (Permitted Investments) ceases to be a Permitted Investment; or

(ii)	any Security Interest over a Permitted Investment ceases to be perfected or to exist or fails to be maintained as a valid first priority security over such Permitted Investment, the Company will, unless the Global Facility Agent otherwise consents, procure the disposal thereof as soon as practicable after becoming aware of such circumstance (and in no event no more than fourteen (14) days thereafter).

(c)
The Company shall ensure that Permitted Investments are disposed of to the extent necessary to ensure it is able to comply with each of its payment obligations under the Finance Documents. If the Company does not effect such disposal, the Global Facility Agent shall be entitled to realise or direct the realisation of, and shall realise or shall direct the realisation of, the security held over such Permitted Investments and/or dispose of such Permitted Investments on whatever terms it thinks fit and credit the proceeds to the relevant Operating Account, net of the costs and expenses of disposal (including, without limitation, such costs and expenses of the relevant Account Bank).

22.5	Account Bank's Actions

(a)	At any time whilst the restriction pursuant to paragraph 1.6 (Restrictions on Withdrawals) of Schedule 3 (Accounts) is in operation, the Account Banks shall not act on the instructions of the Company pursuant to this Clause 22 (Permitted Investments) in relation to the acquisition of any Permitted Investment at such time.

(b)
At any time on or following a Default which is continuing, or if the amounts standing to the credit of the Project Accounts are insufficient to meet any payments due from the Company under any of the Transaction Documents, the Global Facility Agent shall be entitled to realise or direct the realisation of the security held over the Permitted Investments and dispose of such Permitted Investments on whatever terms it thinks fit and apply the proceeds thereof to the credit of the relevant Operating Account and in each case the Global Facility Agent shall incur no liability.

22.6	Title Documents
All documents of title or other documentary evidence of ownership with respect to Permitted Investments will be held in the custody of the person in favour of which the Security Interest over such Permitted Investment is granted and, if any document or other evidence comes into the possession or control of the Company, the Company shall procure that the same is delivered forthwith to such person.

23.	REPRESENTATIONS AND WARRANTIES

23.1	Company Representations
The Company represents and warrants to the Finance Parties that:

(a)	as at the date hereof;

(b)	in the case of the Closing Representations, as at the date of Financial Close and the date upon which the first Advance is made, in each case by reference to the facts and circumstances then existing;

(c)	in the case of the Repeating Representations, on each Drawdown Date and on the first day of each Interest Period by reference to the facts and circumstances then existing; and

(d)	in the case of the Repayment Representations, on each Repayment Date by reference to the facts and circumstances then existing,

save (in the case of Clauses 23.5 (Legal Validity), 23.7 (No Conflict), 23.8 (Pari Passu Ranking), 23.10 (Consents), 23.16 (Security Documents), 23.24 (Withholding Tax), 23.25 (Stamp Taxes), 23.28 (Registration) and 23.33 (Governing Law and Enforcement)) in respect of the qualifications as to matters of law (but not of fact) set out in the Legal Opinions, each of the following representations and warranties is true and accurate.

23.2	Status
The Company is a limited liability company duly incorporated and validly existing under the laws of Bahrain.

23.3	Powers and Authorisation
The Company has all corporate and other power to own, operate or control all assets required in connection with the Project and to conduct its business and to enter into, perform and deliver its obligations under each Transaction Document to which it is a party, and all transactions contemplated therein and all necessary corporate, shareholder and other action has been taken to authorise the same.

23.4	Execution and Delivery
Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company.

23.5	Legal Validity
The obligations expressed to be assumed by the Company in each Transaction Document to which it is a party are its legal, valid and binding obligations enforceable in accordance with their terms (except as enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting creditors' rights generally or the application of public policy considerations).

23.6	Admissibility in Evidence
All acts, conditions and things required to be done, fulfilled and performed in order:

(a)	to enable the Company lawfully to enter into, exercise its rights under and perform and comply with its obligations under each Transaction Document to which it is a party;

(b)
to ensure that, subject to any applicable qualifications as to matters of law (but not of fact) set out in the Legal Opinions, the obligations expressed to be assumed by the Company in each Transaction Document to which it is a party are legal, valid, binding and enforceable;

(c)
to enable the creation of the security contemplated by the Security Documents and to ensure that such security is, subject to any applicable qualifications as to matters of law (but not of fact) in the Legal Opinions, valid, legally binding and enforceable and have or will have first priority ranking; and

(d)	to make each Transaction Document to which it is a party admissible in evidence in Bahrain (subject only to translation into the Arabic language) and England and Wales, have been done, fulfilled and performed or will be done, fulfilled and performed at the time required pursuant to this Agreement.

23.7	No Conflict
The execution by the Company of the Transaction Documents and the Equity Bridge Finance Documents to which the Company is expressed to be a party and the Company's exercise of its rights and performance of its obligations thereunder does not and will not:

(a)
conflict with, result in a breach of, or constitute a default or require any payment under any other material agreement, mortgage, bond, instrument or treaty to which the Company is expressed to be a party or which is binding on it or any of its assets or revenues;

(b)	conflict in any material respect with its memorandum and articles of association or any of its other internal rules or regulations;

(c)	conflict in any material respect with any Applicable Law or Consent;

(d)	in the case of the Finance Documents, result in any other person becoming entitled to terminate any Project Document or other material arrangement to which the Company is a party; or

(e)	result in the existence of, nor oblige it to create, any Security Interest over all or any of its present or future revenues or assets save as required by the Transaction Documents.

23.8	Pari Passu Ranking
The claims of the Finance Parties against the Company under the Finance Documents rank at least pari passu with the claims of all unsecured and unsubordinated creditors of the Company (save those whose claims are preferred solely by any fiscal, bankruptcy, insolvency, liquidation or other similar laws of general application).

23.9	Transactions with Affiliates
All transactions between the Company and its Shareholders, Sponsors or any Affiliate of any of the foregoing have been entered into on fair and commercially reasonable terms no less favourable to the Company than would be obtained in a comparable arm's length transaction with an independent third party.

23.10	Consents
All Consents have either:

(a)	been obtained and are in full force and effect and have been complied with in all material respects, and have not been revoked, cancelled or materially modified or amended; or

(b)
to the extent they have not been obtained, they are not required to have been obtained and the Company is not aware of any fact or circumstance that could reasonably be expected to prevent any Consent which is not required to have been obtained from being obtained without material unbudgeted expense or delay, or subject to any condition which has or could reasonably be expected to adversely affect in any material respect the ability of the Company to perform its obligations under each Transaction Document to which it is a party in accordance with the terms thereof.

23.11	Litigation
Other than as disclosed to the Global Facility Agent in writing prior to the date of this Agreement, no Litigation, or investigations of, or before, any court, arbitral body or agency, has been started or is pending against the

Company or the Project or (to the best of the Company's knowledge) threatened against the Company or the Project nor (to the best of the Company's knowledge) has any Litigation, or investigation of, or before, any court, arbitral body or agency, been started or is pending against a Major Project Party which is (or would be), in each case, reasonably likely to be adversely determined against the Company or such Major Project Party, as the case may be, and which, if so adversely determined, has, will have or could reasonably be expected to have a Material Adverse Effect.

23.12	Environmental

(a)	Except as identified in the Environmental and Social Due Diligence Report, there are no material social or environmental risks or issues in relation to the Project.

(b)
There is no material Environmental Claim outstanding or pending against the Company and nothing has occurred that may reasonably be expected to give rise to an Environmental Claim, which, in each case if adversely determined, would (i) result in any liability on any Finance Party; or (ii) otherwise have or could reasonably be expected to have a Material Adverse Effect.

23.13	Labour Matters
There are no pending, threatened or on-going strikes or labour disputes in respect of any of the Company's employees.

23.14	Site

(a)
The Company has the benefit of all easements, facilities, rights to access the Site and such other property interests and rights that it requires for, or in connection with, the construction and operation of the Project and such interests and rights:

(i)	are free from all material Security Interests (other than Permitted Encumbrances);

(ii)	provide all necessary access to the Site; and

(iii)	provide all other rights in relation to the Site necessary for the construction and operation of the Project.

(b)	Possession of the Site has been delivered to the Company free and clear of third party occupation and liens.

23.15	Assets

(a)
All of the Company's relevant assets, property and revenues are free from any Security Interests (other than Permitted Encumbrances) and it has good and marketable title to its assets, property and revenues.

(b)	The Company is a special purpose vehicle and has no interest in any property or assets other than those to be used in connection with the Project and as contemplated by the Transaction Documents.

23.16	Security Documents

(a)
The Security Interests expressed to be created under each of the Security Documents are (or will be) on the date of execution, or, if later, registration of such Security Documents (where registration is required under Applicable Law to perfect such Security Interest), legal, valid and enforceable first ranking Security Interests, subject only to those Security Interests which may be preferred by equitable principles and applicable bankruptcy, insolvency, liquidation, reorganisation or similar laws of general application affecting creditors' rights generally and any other general principles which are set out as qualifications or reservations (however described) as to matters of law in any Legal Opinion.

(b)
The Business Mortgage Deed contains full and accurate details of all material assets owned by it on the date on which the Business Mortgage Deed was executed by it (other than any asset over which a Security Interest was created pursuant to another Security Document).

23.17	Compliance with Laws
The Company is in compliance in all material respects with all provisions of Applicable Law (which shall include any Environmental Laws and Environmental Guidelines) in respect of the conduct of its business or the ownership of its assets.

23.18	Other Agreements

Except for the Transaction Documents, the Equity Bridge Finance Documents and, to the extent permitted or contemplated by the Finance Documents, the Company is not a party to any agreements, documents or instruments (including any side letter) under which it has any material rights, obligations or liabilities (whether actual or contingent).

23.19	Other Business

(a)
The Company has not, since the date of its incorporation, conducted any business other than the Project and activities associated with or necessarily incidental to the development, construction and operation of the Project and the business and activities contemplated by the Transaction Documents.

(b)	It does not have any Subsidiaries and does not legally or beneficially own or hold the whole or any part of the issued share capital of any other company nor any security convertible into shares.

23.20	Financial Statements

(a)
The Financial Statements delivered under Clauses 12.1(a) (Annual Statements), 12.2 (Half-Yearly Financial Statements) and 12.4 (Other Financial Statements) in respect of the Company have been prepared in accordance with the Relevant Accounting Standard in good faith and on a reasonable basis and truly and fairly represent the financial condition and disclose all liabilities of the Company as at the date to which such statements were prepared and for the period to which they relate.

(b)
Since the date of its most recent audited Financial Statements delivered pursuant to Clause 12 (Financial Information), there has been no material adverse change in the Company's business, assets, operations or financial condition.

23.21	No Default
No Default has occurred and is continuing.

23.22	Project Documents

(a)
Neither the Company nor, to the best of the Company's knowledge, any Major Project Party (other than the Shareholders and the Sponsors) or other party is in default of any of its respective obligations under any Project Document to which it is a party, which has, will have, or could reasonably be expected to have, a Material Adverse Effect.

(b)
Each representation and warranty of the Company and, to the best of the Company's knowledge (having, in the case of its Affiliates, made due enquiry), of its Affiliates and the Major Project Parties (other than the Shareholders and the Sponsors) contained in the Project Documents and any certificates issued pursuant thereto or in connection therewith is true and correct in all material respects; provided that the only representation and warranty made in respect of forecasts, projections and matters of opinion is that such forecasts, projections and matters have been made in good faith and on a reasonable basis.

23.23	Insurances
All Insurances which by the terms of this Agreement or the other Finance Documents are required to be in place are in place and, to the best of the Company's knowledge (having made all reasonable enquiries) are in full force and effect and nothing has been done, suffered or omitted to be done by the Company which would render any of such Insurances unenforceable, suspended, void or voidable, in whole or in a material part or which would entitle any Insurer or Reinsurer to reduce its liability thereunder.

23.24	Withholding Tax
Under Bahraini law as in force at the date hereof, the Company will not be required to make any deduction or withholding from any payment to be made to any Finance Party under the Finance Documents.

23.25	Stamp Taxes
Under Bahraini law as in force on the date hereof, it is not necessary that any stamp, registration or similar tax (other than nominal registration fees) be paid on or in relation to, or in relation to the transactions contemplated by, the Transaction Documents.

23.26	Intellectual Property
The Company has available to it now, or will at the applicable time necessary for the use for which it is required have, all intellectual property licences necessary for the Project including in relation to all patents, trademarks, service marks, designs, utility models, copyrights, design rights, licences, inventions, confidential information, know-how and rights of like nature.

23.27	Taxes

(a)
The Company has filed or has caused to be filed all tax returns that are required by Applicable Law to be filed, and has paid all Taxes shown to be due and payable on such returns or on any assessments made against the Company or its assets and all other Taxes imposed on the Company or its assets by the Government (other than taxes being diligently contested by the Company in good faith by appropriate proceedings timely instituted, so long as (i) such payment can be lawfully withheld and enforcement of the contested item could not be reasonably expected to have a Material Adverse Effect and (ii) adequate cash reserves, as required by the Relevant Accounting Standard to assure any contested item determined to be due will be promptly paid in full when such contest is resolved, are being maintained by the Company).

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against the Company (or any of its Subsidiaries) with respect to Taxes.

(c)	The Company is resident for Tax purposes only in its jurisdiction of incorporation.

23.28	Registration
Save for:

(a)	the registration of the Share Pledges over Company's Shares in the share register of the Company;

(b)	the registration of the Samsung Share Pledge in the share register of Samsung Holdco;

(c)	the registration of the Business Mortgage Deed in the Notary Public Office in Bahrain and the Commercial Register, Ministry of Commerce, Government of Bahrain;

(d)	the Share Pledges at the Notary Public Office in Bahrain;

(e)	notarisation and registration of the Samsung Share Pledge at the Jebel Ali Free Zone Authority; and

(f)	the Company Powers of Attorney at the Notary Public Office in Bahrain,
it is not necessary that any of the Transaction Documents be filed, recorded or enrolled with any court or other authority in Bahrain or any other jurisdiction.

23.29	Absence of Obligations
The Company has (a) no Financial Indebtedness save for Permitted Indebtedness or (b) no other material obligations (contingent or otherwise) save pursuant to the Transaction Documents.

23.30	Ownership of the Company

(a)
No person other than a Sponsor or Shareholder has any right (including a right of pre-emption) or option to acquire or call for the issuance or transfer of any share capital or loan stock in the Company other than (i) in accordance with the Security Documents and (ii) in favour of NOGA under the Option Agreement.

(b)	No Security Interest exists in respect of the Company Shares other than pursuant to the Security Documents.

(c)	The Company Shares are fully paid up.

(d)	Subject to the Finance Documents:

(i)	thirty per cent. (30%) of the shares in the Company are owned legally and beneficially directly by Teekay;

(ii)	sixteen per cent. (16%) of the shares in the Company are owned legally and beneficially directly by Samsung HoldCo;

(iii)	twenty four per cent. (24%) of the shares in the Company are owned legally and beneficially directly by GIC;

(iv)	thirty per cent. (30%) of the shares in the Company are owned legally and beneficially directly by nogaholding; and

(v)	one hundred per cent. (100%) of the shares in Samsung HoldCo are owned legally and beneficially directly by Samsung.

23.31	Computer Model
The Computer Model, and all projections therein, were prepared on a good faith basis and are consistent with the requirements of the Base Case. The Project Budget and the Base Case (a) are based on fair and reasonable assumptions, (b) are made in good faith, and (c) are consistent with the provisions of the Project Documents.

23.32	Event of Force Majeure
No:

(a)	Force Majeure Event; or

(b)	any of the events contemplated by paragraphs (a) to (d) (inclusive) of Clause 6.8 (Mandatory Prepayment - Purchase Options),
has occurred and is continuing that gives rise to a right to excuse performance.

23.33	Governing Law and Enforcement

(a)	The choice of English law as the governing law of those Transaction Documents (to which it is a party) expressed to be governed by English law will be recognised and enforced in Bahrain.

(b)
Subject to any applicable qualifications as to matters of law (but not of fact) in the Legal Opinions, any of the Transaction Documents expressed to be governed by English law, the choice of English law as the governing law of such Transaction Document is valid and will be recognised and enforced.

(c)
Any judgment or arbitral award obtained in England, in relation to a Transaction Document, and the United Arab Emirates and Jebel Ali Free Zone, in relation to the Samsung Share Pledge, will be recognised and enforced in Bahrain.

(d)	Each of paragraphs (a) to (c) above (inclusive) shall be subject to the qualifications as to matters of law (but not of fact) identified in the Legal Opinions.

23.34	Immunity
In any proceedings taken in relation to any of the Transaction Documents, the Company will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

23.35	Information Memorandum

(a)
Subject to the reservation that the Company makes no representation or warranty as to the accuracy of any assumption underlying any information set forth in the Information Memorandum (except as otherwise provided in Clause 23.31 (Computer Model)), the information (taken as a whole) in the Information Memorandum (other than information described as being provided by third parties (other than by the Shareholders, Sponsors and nogaholding)) is true and correct in all material respects as at the date it was dated or certified;

(b)
there has been no failure to disclose a material fact or circumstance in the Information Memorandum which could reasonably be expected to adversely affect the decision of a person considering whether to participate in the Senior Facilities, the Hedging Agreements or any other facilities necessary to ensure the full funding of the Project in accordance with the Base Case; and

(c)
all projections in the Information Memorandum are made in good faith and on a reasonable basis and are consistent with the provisions of the Project Documents as at the date of the Information Memorandum.

23.36	Dissolution

(a)
No meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution or to petition for or to file documents with a court or any registrar, for its winding-up, administration, liquidation or dissolution or any such resolution is passed.

(b)
To the best of its knowledge and belief having made reasonable enquiries and save as otherwise notified to the Global Facility Agent prior to the date of this Agreement or, if after the date of this Agreement, pursuant to Clause 24.17(a) (Notification), no person has presented a petition, or filed documents with a court or any registrar, nor have any legal proceedings otherwise been started for its winding-up, administration, liquidation, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise).

23.37	FATCA
The Company is not a FATCA FFI or a US Tax Obligor.

23.38	No Corrupt Practices
Neither the Company nor, any of its respective Affiliates nor any of its respective officers, directors nor, to its knowledge and belief (having made due and reasonable inquiry), any of its authorised employees, agents or representatives have directly or indirectly paid or received or authorised, offered or promised to make, any unlawful payment, pay-off, illegal commission, bribe, kickback or similar payment, or engaged in any corrupt, fraudulent, coercive, collusive or obstructive practice related to the Project or entered into any agreement or arrangement under which any such unlawful payment will at any time be directly or indirectly made.

23.39	Sanctions and anti-money laundering

(a)	Neither the Company nor any of its Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Company, any persons acting on its behalf:

(i)	is a Restricted Party; or

(ii)	has received notice of, or is aware of, any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(b)
The operations of the Company are conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the money laundering laws of all applicable jurisdictions and any related rules, regulations or guidelines issued, administered or enforced by any governmental agency and no proceedings by or before any court or governmental body or any arbitrator in relation to it with respect to such rules and regulations is pending or threatened.

(c)
Neither the Company nor any of its directors, officers, agents or employees nor (to the best of its knowledge and belief having made due and reasonable enquiry) its Affiliates have violated, and the Company has instituted and maintained policies and procedures designed to ensure continued compliance with, applicable anti-money laundering laws, and no proceedings by or before any court, governmental agency, authority or body or any arbitrator involving it with respect to such anti-money laundering laws is pending, or to the best of its knowledge and belief (having made due and reasonable enquiry), threatened.

23.40	Private and Commercial Acts
The Company's execution of the Transaction Documents to which it is expressed to be a party constitute, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

24.	POSITIVE COVENANTS
The Company shall comply with the following covenants until the End Date unless the Global Facility Agent (acting on the instructions of the Required Majority) has otherwise consented in writing.

24.1	Construction
The Company shall diligently construct, or cause to be constructed, the Project as a Reasonable and Prudent Operator in accordance with the EPC Contract and all other material requirements relating thereto in any other relevant Project Document, the Environmental Guidelines, the Construction Environmental and Social Management Plans, the Environmental and Social Action Plan, the Environmental and Social Management System and, in all material respects, all Applicable Laws, (including Environmental Laws) and Consents.

24.2	Operation
Without prejudice to its other obligations hereunder at all times and subject to paragraph 5.2 (Withdrawals from the Insurance Proceeds Account) of Schedule 3 (Accounts), the Company shall procure the operation, repair and maintenance of the Terminal in accordance with:

(a)	in all material respects, all Applicable Laws (including Environmental Laws) and Consents; and

(b)
in accordance with good international operating practices, the Environmental Guidelines, the Operations Environmental and Social Management Plans, the Environmental and Social Action Plan and the Environmental and Social Management System.

24.3	Corporate Existence
The Company shall preserve, renew and keep in full force and effect its corporate existence as a duly incorporated limited liability company validly existing under the laws of Bahrain and its authority to conduct its business.

24.4	Consents
The Company shall obtain (or, where applicable procure that NOGA obtains), maintain (and cause to be maintained) in full force and effect, comply with (and cause to be complied with) and enforce its rights in respect of all Consents and all conditions thereto, where failure to do so has or could reasonably be expected to have a Material Adverse Effect, and shall promptly supply to the Global Facility Agent copies of any such Consent.

24.5	Further Agreements

(a)	If the Company proposes to enter into the Commissioning Agreement, it shall:

(i)
no later than sixty (60) Business Days prior to execution of any proposed Commissioning Agreement, provide the Global Facility Agent and the Lenders' Technical Consultant with an interim draft of the proposed Commissioning Agreement under negotiation with NOGA and the Global Facility Agent shall, on behalf of the Senior Lenders and in consultation with the Lenders' Technical Consultant, provide written comments to the Company in respect of such interim draft no later than forty (40) Business Days prior to execution of the proposed Commissioning Agreement;

(ii)
no later than twenty (20) Business Days prior to execution of the proposed Commissioning Agreement, provide the Global Facility Agent with a near final draft of such agreement under negotiation with NOGA; and

(iii)
discuss in good faith with the Global Facility Agent any amendments the Global Facility Agent may require to the proposed Commissioning Agreement in order to reflect the principles set out in schedule 2 (Commissioning Agreement) of the Project Development Agreement and shall use reasonable endeavours to amend the draft of the proposed Commissioning Agreement in accordance with the requests of the Global Facility Agent.

(b)	If the Company proposes to enter into a Redeployment Service Contract, it shall:

(i)
no later than sixty (60) Business Days prior to execution of any proposed Redeployment Service Contract, provide the Global Facility Agent and the Lenders' Technical Consultant with an interim draft of the proposed Redeployment Service Contract under negotiation with NOGA and the Global Facility Agent shall, on behalf of the Senior Lenders and in consultation with the Lenders' Technical Consultant, provide written comments to the Company in respect of such interim draft no later than forty (40) Business Days prior to execution of the proposed Redeployment Service Contract;

(ii)
no later than twenty (20) Business Days prior to execution of the proposed Redeployment Service Contract, provide the Global Facility Agent with a near final draft of such agreement under negotiation with NOGA; and

(iii)
discuss in good faith with the Global Facility Agent any amendments the Global Facility Agent may require to the proposed Redeployment Service Contract and shall use reasonable endeavours to amend the draft of the proposed Redeployment Service Contract in accordance with the reasonable requests of the Global Facility Agent.

(c)
If the Company enters into one or more agreements contemplated pursuant to this Clause 24.5 (Further Agreements) or the agreements contemplated pursuant to Clauses 24.33(c) and 24.33(e) (Conditions Subsequent), the Company shall deliver any legal opinions reasonably requested by the Global Facility

Agent from duly qualified external counsel in form and substance acceptable to the Global Facility Agent (acting reasonably).

24.6	Project Documents
The Company shall:

(a)	duly comply with and perform its material obligations under each Project Document to which it is or will be a party;

(b)	maintain in good faith its rights under each Project Document;

(c)	enforce the material terms and conditions of the Project Documents in accordance with its best interests and those of the Secured Parties;

(d)
issue in a timely manner a Material Adverse Change Notice (as defined in the Terminal Use Agreement) and diligently pursue any claim with respect to a Material Adverse Change Notice (as such term is defined in the Terminal Use Agreement);

(e)	keep:

(i)	the Major Project Documents, the FSU Building Contract and each Bond in full force and effect in accordance with their respective terms; and

(ii)	the Non-Major Project Documents in full force and effect in accordance with their respective terms where any failure to do so could reasonably be expected to have a Material Adverse Effect, in each case, subject to any qualifications as to matters of law (but not of fact) identified in the Legal Opinions;

(f)	issue in a timely manner all invoices to be made to NOGA for whatever amount in accordance with the Terminal Use Agreement;

(g)
ensure that each Bond is delivered and maintained in full force and effect by the time, and during the period, for which it is required to be issued and maintained under the relevant Project Document and, upon receipt of any such Bond, the Company shall at its own cost do any act or sign, seal, execute and/or deliver such mortgages, charges, assignments or other documents as may be required under the laws of the relevant jurisdictions (and as may be stipulated by the Global Facility Agent) to create, perfect and maintain security over such Bonds as contemplated by the Security Documents;

(h)	deliver to the Global Facility Agent a copy of:

(i)
the Terminal Manual (as defined in the Terminal Use Agreement) agreed between the Company and NOGA under clause 10.3(d) (Unloading Port Obligations) of the Terminal Use Agreement together with all updates thereto; and

(ii)	the quality assurance and quality management system implemented pursuant to clause 9.10 (Safety and Quality Management) of the Terminal Use Agreement together with all updates thereto; and

(i)	shall make a demand or call under a Bond for an amount equal to such Bond's face value if:

(i)	the bond issuer ceases to have the Required Rating (as defined in the EPC Contract); or

(ii)	by a date falling no later than fifteen (15) Business Days prior to its expiry date:

(A)
the relevant Bond is not replaced by the EPC Contractor with an equivalent Bond issued by a financial institution with a minimum long-term credit rating of not lower than the Required Rating (as defined in the EPC Contract); or

(B)	the expiry date of the relevant Bond is not extended as contemplated by clause 10.4(a) (Expiry of Bonds) of the EPC Contract.

24.7	Further Assurance
The Company shall create and perfect the Security Interests to be conferred on the Finance Parties by or pursuant to the Security Documents and maintain at all times the validity and priority of such Security Interests and (but without prejudice to the foregoing) promptly grant and perfect (to the extent permitted by law) valid, binding and enforceable security for the benefit of the Finance Parties in such form as the Global Facility Agent shall reasonably require over any new rights, assets or property acquired by the Company.

24.8	Taxes
The Company shall file or cause to be filed all tax returns it is required to file pursuant to Applicable Law and pay all Taxes to which the Company is assessed liable as they fall due (unless the same are being diligently contested in good faith by appropriate proceedings timely instituted, so long as (a) such payment can be lawfully withheld and enforcement of the contested item could not be reasonably expected to have a Material Adverse Effect and (b) adequate cash reserves, as required by the Relevant Accounting Standard to ensure any contested item determined to be due will be promptly paid in full when such contest is resolved, are being maintained by the Company).

24.9	Compliance with Law
The Company shall comply in all material respects with all Applicable Laws (including Environmental Laws), the Construction Environmental and Social Management Plans, the Operations Environmental and Social Management Plans, the Environmental and Social Action Plan, the Environmental and Social Management System, all terms and conditions of all environmental licences applicable to the Company and any compliance or enforcement orders issued thereunder and the Environmental Guidelines.

24.10	Reserved Discretions
When exercising its rights or complying with its obligations under any of the Project Documents, the Company shall comply with the Reserved Discretions.

24.11	Pari Passu Ranking
The Company shall ensure that the claims of the Finance Parties under the Finance Documents will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, other than claims mandatorily preferred under the laws of Bahrain solely by any fiscal, bankruptcy, insolvency, liquidation or similar laws of general application.

24.12	Working Capital Facility Agreement
The Company shall, no later than the Commercial Start Date, have agreed and entered into a Working Capital Facility Agreement in accordance with Clause 29 (Working Capital Facility Agreement; Accession). The availability period under the Working Capital Facility Agreement will commence on the Commercial Start Date.

24.13	Application of Proceeds
The Company shall apply the proceeds of the Shareholders' Funds, the Advances, the Working Capital Advances, any other Permitted Indebtedness or any revenues of the Project only for the purposes permitted under the Finance Documents.

24.14	Application of Revenues
The Company shall procure that revenues of the Project are paid directly, or promptly upon receipt by the Company, to the relevant Project Account in accordance with this Agreement.

24.15	Maintenance and Inspection of Books and Records/Principal Place of Business

(a)	The Company shall:

(i)
appoint and maintain an internationally recognised auditor reasonably acceptable to the Required Majority, subject to the Company's right to discharge and replace the auditor at any time, it being agreed that each of KPMG, PriceWaterhouseCoopers, Ernst & Young and Deloitte & Touche or, in each case, Bahraini Affiliates of such person constitute an internationally recognised auditor reasonably acceptable to the Required Majority unless and until the Global Facility Agent (acting on the instructions of the Required Majority) notifies the Company to the contrary; and

(ii)	permit and authorise the Global Facility Agent and each Facility Agent to directly contact and address questions in writing to such auditors; and

(iii)	maintain proper books, accounts and records of its operations.

(b)
Upon reasonable advance notice to the Company, the Company shall permit the Global Facility Agent to (i) inspect and take copies of extracts from its books of accounts and (ii) communicate with the auditor concerning the financial condition of the Company (with a copy of each such communication to be simultaneously delivered to the Company, if in writing), all at the Company's expense.

(c)	The Company shall maintain its accounts in accordance with the Relevant Accounting Standard.

(d)	The Company shall have its principal place of business and executive office in Bahrain.

24.16	Approved Costs
The Company shall promptly notify the Global Facility Agent of the occurrence of any Emergency which has required the Company to incur costs of US$1,000,000 (or its equivalent in other currencies) (and thereafter upon incurring costs in multiples thereof), together with reasonable details thereof and the steps taken or being taken to address the same.

24.17	Notification
The Company shall, promptly upon becoming aware of the same, inform the Global Facility Agent of the occurrence of any of the following:

(a)	any material (i) Litigation; (ii) legal claim; or (iii) investigation concerning the Company;

(b)	any material breach, event of default or force majeure under any Major Project Document which has occurred and any mitigation undertaken by the Company;

(c)
any event or circumstance which entitles any party to serve a notice of suspension, termination, cancellation or default under any Major Project Document or to suspend, cancel or terminate any Major Project Document together with written details and copies of documentation in respect of any such suspension, termination or cancellation event;

(d)	any event or circumstance which has led to any Major Project Document not being in full force and effect;

(e)
any material claim made by or against the Company under any Major Project Document for the payment of liquidated damages or other compensation or indemnity together with the quantum of such liquidated damages or other compensation or indemnity:

(i)	claimed; and

(ii)	actually paid or received,
and an update (no less frequently than monthly) of the progress of any such claims;

(f)
any material dispute between the Company and any Government entity or, in connection with a Major Project Document or any of the Major Project Parties, including without limitation, any dispute in relation to a statement of Monthly Charges (as defined under the Terminal Use Agreement) where payment of the disputed amount has not been made by NOGA to the Company as contemplated by clause 13.6 (Disputed Statements) of the Terminal Use Agreement;

(g)
any material loss or damage to the Project or any one claim or entitlement to make any one claim (but aggregating all claims in respect of any one event) under the Insurances in an amount in excess of US$3,000,000 (or its equivalent in other currencies);

(h)	any matter which may prejudice the Company's rights under the Government Guarantee;

(i)	any change in the shareholding of the Company, Samsung HoldCo or Teekay;

(j)	the occurrence of any Default of which the Company has knowledge, together with reasonable details of the circumstances giving rise thereto and any steps being taken to cure the same;

(k)
any (i) circumstance, condition or occurrence at, on or arising from, the Site or the Project that results in material non-compliance with any Environmental Law, the Environmental Guidelines or the Construction Environmental and Social Management Plans or Operations Environmental and Social Management Plans that has resulted in material personal injury or material property damage or which has or which could reasonably be expected to have a Material Adverse Effect; or (ii) pending, or to the Company's knowledge, threatened material claim under any Environmental Law against the Company or, to the Company's knowledge, any of its Affiliates, contractors or any other persons arising in connection with its or their occupying or conducting operations on or at the Site;

(l)	any shut down of the Terminal elected by NOGA as contemplated by clause 23.1 (Customer Option) of the Terminal Use Agreement;

(m)	any claim for (i) time extensions under clause 26 (Extensions of Time) of the EPC Contract; or (ii) adjustments to the Contract Price under clause 27 (Contract Price Adjustment) of the EPC Contract;

(n)	the delivery of any notice pursuant to the Option Agreement;

(o)
to the extent not already covered by a notification obligation set out in paragraphs (a) to (n) (inclusive) above, the occurrence of any Government Risk Event, Charterer Delay Event or Customer Delay Event;

(p)
any other event which has, will have or could reasonably be expected to have a Material Adverse Effect or is reasonably likely to materially delay the arrival of plant or equipment at the Site or materially delay construction or completion of the Terminal;

(q)	all amendments, notifications, modifications and waivers to the Major Project Documents;

(r)	all material amendments, modifications and waivers to the Company's constitutional documents;

(s)	all material amendments, modifications and waivers to the Insurances and Consents;

(t)
all material notices or reports (including any Progress Report under, and as defined in, the Time Charter Party and any progress reports to be provided to the Company under clause 13.6(b) (Progress Reporting) of the EPC Contract) given or received in connection with the Major Project Documents, Insurances and Consents not otherwise covered under this Clause 24.17 (Notification);

(u)
each Annual Works Programme, Annual Delivery Programme, Proposed Ninety Day Unloading Schedule and Ninety Day Unloading Schedule (in each case, as defined in the Terminal Use Agreement) together with, in each case, any amendments thereto; and

(v)	any demand for payment made under any Bond.

24.18	Interest and Title
The Company shall maintain the rights granted under the Land Agreements and other interests in land necessary for the Project and good title to all of the other assets owned by the Company subject, in each case, to Permitted Encumbrances.

24.19	Maintenance of Project Accounts
The Company shall open and maintain the Project Accounts in accordance with the terms of the Finance Documents.

24.20	Intellectual Property
The Company shall obtain and maintain all intellectual property licences necessary for the Project, including in relation to all patents, trademarks, service marks, designs, utility models, copyrights, design rights, licences, inventions, confidential information, know-how and rights of like nature.

24.21	"Know your customer" checks

(a)	If

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Company or the composition of the Shareholders or the Sponsors after the date of this Agreement; or

(iii)
a proposed assignment or transfer by a Finance Party of any of its rights and/or obligations under this Agreement or a Finance Document to a person other than a Finance Party before such assignment or transfer, obliges the Global Facility Agent or any Finance Party to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Global Facility Agent, any Finance Party or any potential Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Global Facility Agent (for itself or on behalf of any Lender) or any Lender in order for the Global Facility Agent or such Lender to carry out and be satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations with respect to the transactions contemplated in the Finance Documents.

(b)
Each Finance Party shall promptly upon the request of the Global Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Global Facility Agent (for itself) in order for the Global Facility Agent to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations with respect to the transactions contemplated in the Finance Documents.

24.22	Provision of Goods and Services
In respect of Permitted Indebtedness falling within paragraph (c) of that definition, the Company will use its reasonable endeavours to cause all persons or any of their contractors providing goods or services to the Company under trade accounts in an aggregate amount exceeding US$5,000,000 (or its equivalent in other currencies) in connection with such Permitted Indebtedness to enter into a Subordination Agreement or any other subordination agreement in favour of the Finance Parties on terms reasonably satisfactory to the Required Majority.

24.23	Anti-Corruption and Anti Money-Laundering Compliance

(a)	The Company shall have and maintain at all times an anti-corruption compliance programme designed to ensure continued compliance with anti-money laundering and anti-bribery laws.

(b)
The Company shall at all times comply in all material respects with applicable financial record-keeping and reporting requirements of the money laundering laws of all applicable jurisdictions and any related rules, regulations or guidelines issued, administered or enforced by any governmental agency and no proceedings by or before any court or governmental body or any arbitrator in relation to it with respect to such rules and regulations is pending or threatened.

24.24	Corporate Information
The Company shall:

(a)
at the same time as it delivers any material document to the Shareholders (or any class of them) or its creditors, or submits any document or notice to a stock exchange or companies registry, deliver to the Global Facility Agent copies of any such document; and

(b)
deliver to the Global Facility Agent as soon as the same are available, copies of the notices of, and the agenda for, each extraordinary or annual general shareholder meeting of the Company and the minutes of each such extraordinary or annual general shareholder meeting.

24.25	Default
The Company must supply to the Global Facility Agent, and (if the Global Facility Agent so requests) in sufficient copies for all the Senior Lenders promptly on request by the Global Facility Agent acting reasonably, a certificate, signed by one (1) of its authorised officers on its behalf, certifying that no Default is continuing or, if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it.

24.26	Other Information
The Company must supply to the Global Facility Agent and (if the Global Facility Agent so requests) in sufficient copies for all the Senior Lenders:

(a)	such information as the Onshore Security Agent or the Offshore Security Trustee may reasonably require regarding any assets subject to a Security Interest in favour of the Finance Parties; and

(b)	such information as any Finance Party or K-SURE may reasonably request regarding the financial condition, assets and operations of the Company.

24.27	FATCA
The Company shall procure that none of the Company, a Shareholder or a Sponsor shall become a FATCA FFI or a US Tax Obligor.

24.28	Notice of Testing
The Company shall:

(a)
give the Lenders' Technical Consultant at least fifteen (15) Business Days' prior written notice of all commissioning, acceptance, performance, completion, reliability and security tests under the Project Documents;

(b)
provide to the Lenders' Technical Consultant a copy of the detailed programme for commissioning, acceptance, performance, completion, reliability and security tests under the Project Documents provided to the Company by the relevant Project Party; and

(c)
provide access to the Site (subject to applicable security requirements) to enable the Lenders' Technical Consultant to have representatives present to observe the performance of the commissioning, acceptance, performance, completion, reliability and security tests and to have access to all relevant data connected with the conduct and results of such tests.

24.29	Attendance at Meetings, etc.

(a)	The Company shall ensure that the Lenders' Technical Consultant and/or the Global Facility Agent shall be entitled to attend:

(i)
all tests, all scheduled progress meetings and all other meetings in relation to the Project which the Lenders' Technical Consultant and/or the Global Facility Agent may reasonably consider appropriate to attend, provided that if no Default has occurred and is continuing, the number of such meetings does not exceed one per quarter; and

(ii)	all tests under the EPC Contract, the Project Development Agreement and the Time Charter Party,
in each case, whether on or off the Site and shall ensure that copies of the minutes prepared in respect of such meetings and reports of such tests are supplied to the Lenders' Technical Consultant and the Global Facility Agent.

(b)	The Company shall only:

(i)	permit the EPC Contractor to conduct any performance test under the EPC Contract;

(ii)	confirm the satisfaction of any performance test under the EPC Contract; or

(iii)	issue any Provisional Completion Certificate or Final Completion Certificate (in each case, as defined under the EPC Contract), in each case, by giving reasonably sufficient prior written notice of such action to the Global Facility Agent and the Lenders' Technical Consultant in order to enable the Lenders' Technical Consultant to attend any such performance test and, in the case of issuing a Provisional Completion Certificate or Final Completion Certificate (in each case, as defined under the EPC Contract), receiving written confirmation from the Lenders' Technical Consultant that the Lenders' Technical Consultant is satisfied that the conditions for the issuance of each such certificate specified in the EPC Contract have been met. If the Global Facility Agent delivers a notice to the Company in respect of an objection of the Lenders' Technical Consultant to the outcome of any performance test under the EPC Contract, the Company and the Global Facility Agent (acting in consultation with the Lenders' Technical Consultant and on the instructions of the Required Majority) shall enter into discussions with a view to addressing such objection as soon as reasonably practicable.

(c)
Without prejudice to paragraph (b) above, the Company may only approve a commissioning, acceptance performance, completion, reliability or security test under the Project Documents with the consent of the Lenders' Technical Consultant (such consent not to be unreasonably withheld or delayed).

24.30	Site
The Company shall take all actions and measures in order to protect and maintain the Site as would be expected to be protected and maintained by a Reasonable and Prudent Operator of a similar terminal to the Terminal in the region.

24.31	Spare Parts
The Company shall at all times required in accordance with the Project Documents maintain or have available to use such spare parts and special tools and other inventory of a type, in a number and in such condition as to enable it to operate as a Reasonable and Prudent Operator at all times.

24.32	Adviser Engagement Letters

(a)
Prior to the execution of any engagement letters with the Lenders' Technical Consultant, the Lenders' Insurance Adviser, the Lenders' Environmental Consultant or the Model Auditor, the Company shall provide a draft of such engagement letter to the Global Facility Agent and the Global Facility Agent shall, on behalf of the Senior Lenders, provide written comments to the Company in respect of such draft engagement letter no later than fifteen (15) Business Days prior to execution of the proposed engagement letter.

(b)
The Company may not execute any engagement letter contemplated by paragraph (a) above unless the Global Facility Agent has confirmed (acting reasonably) that it is satisfied with the proposed execution draft of the engagement letter.

24.33	Conditions Subsequent
The Company shall deliver to the Global Facility Agent (in form and substance satisfactory to the Global Facility Agent) the following documentation by a date falling no later than:

(a)	the earlier of (i) the first drawdown date in respect of the Senior Facilities and (ii) the date on which the Advance Payment has been repaid, the Advance Payment Bond;

(b)	thirty five (35) days after the Provisional Completion Date (as defined in the EPC Contract), the Warranty Bond;

(c)	two (2) months before the Scheduled Commercial Start Date, the Tug Charter;

(d)	2 December 2017, the Commissioning Agreement; and

(e)
the earlier of (i) the first drawdown date in respect of the Senior Facilities and (ii) 31 December 2016, the Power Supply Agreement(s), together with an executed legal opinion from the external legal advisers to EWA in respect thereof, in the form delivered pursuant to paragraph 2.8(o) (Legal Opinions) of Schedule 2 (Conditions Precedent).

24.34	Commercial Start Date
The Company shall, promptly upon becoming aware of the same, inform in writing: (i) the Global Facility Agent; (ii) the K-SURE Covered Facility Agent; and (iii) the Commercial Facilities Agent, of the Commercial Start Date.

24.35	FSU Letter of Credit
The Company shall deliver to the Global Facility Agent (in form and substance satisfactory to the Global Facility Agent), by a date falling no later than the earlier of (i) the first drawdown date in respect of the Senior Facilities; and (ii) 31 December 2016, a deed of amendment in respect of FSU Guarantee which includes an obligation on the FSU Guarantor to procure the FSU Letter of Credit.

25.	INSURANCE

25.1	Insurance

(a)	The Company shall comply at all times with the provisions of Schedule 10 (Insurances).

(b)
If the FSU is Redeployed, the Company shall procure the placement and maintenance of any insurance that the Global Facility Agent (in consultation with the Lenders' Insurance Adviser) may reasonably require.

25.2	Lenders' Insurance Adviser Certificate
No later than thirty (30) days after the first anniversary of the date of Financial Close, and each anniversary date thereafter, the Company shall procure that the Lenders' Insurance Adviser provide a certificate to the Global Facility Agent confirming, among other things, that:

(a)	the contracts and policies of Insurance and Reinsurance have been taken out and maintained in accordance with Schedule 10 (Insurances);

(b)	the contracts and policies of Insurance and Reinsurance are in full force and effect;

(c)	the premiums in respect of the contracts and policies of Insurance and Reinsurance have been paid; and

(d)	the date of expiry of each policy of Insurance and Reinsurance.

26.	NEGATIVE COVENANTS
The Company shall not do any of the following acts until the End Date without the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority).

26.1	Project Documents and Consents

(a)	Agree to or make an amendment or variation to:

(i)
any Major Project Document (other than the Government Guarantee), the FSU Building Contract or any Bond (including as to the Reporting Provisions, the scope of insurance coverage, any modification to the FSU Building Contract which could cause any delay, increase in contract price or time extension under the FSU Building Contract and any Variation under, and as defined in, the EPC Contract) or Consent; or

(ii)	any other Non-Major Project Document to the extent such amendment or variation could reasonably be expected to have a Material Adverse Effect;

(b)	terminate or agree to terminate:

(i)	any Major Project Document, the FSU Building Contract, any Bond or Consent; or

(ii)	any other Non-Major Project Document to the extent it could reasonably be expected to have a Material Adverse Effect;

(c)	waive or agree to waive compliance with any provision of:

(i)	the FSU Building Contract, any Major Project Document (including as to the Reporting Provisions and the scope of insurance coverage), any Bond or Consent; or

(ii)	any other Non-Major Project Document to the extent it could reasonably be expected to have a Material Adverse Effect;

(d)	save as may be contemplated by the Security Documents, assign or transfer:

(i)	any Major Project Document, the FSU Building Contract, any Bond or Consent; or

(ii)	any other Non-Major Project Document to the extent it could reasonably be expected to have a Material Adverse Effect;

(e)	grant an extension of time to the EPC Contractor for performance under the EPC Contract which would be reasonably expected to result in an adjustment to the Scheduled Provisional Completion Date;

(f)	adjust, waive, or defer (by way of agreement, Variation (as defined in the EPC Contract), extension of time, or otherwise) the Scheduled Provisional Completion Date;

(g)	agree to an adjustment to the Contract Price under clause 27 (Contract Price Adjustment) of the EPC Contract;

(h)
agree to or permit any amendment to, variation or waiver of any term or condition of clauses 10.1 (Advance Payment Bond), 10.2 (Performance Bond) or 10.3 (Warranty Bond), in each case, of the EPC Contract or of the Bonds issued thereunder; or

(i)	(so far as it is able) acquiesce or permit the carrying out of any of paragraphs (a) to (h) above, other than (where applicable) in accordance with Schedule 12 (Reserved Discretions), or in the case of paragraphs (a) and/or (g) above in respect of the EPC Contract, where any such waiver, amendment or adjustment would not exceed US$16,000,000 when combined with all previous such waivers, amendments and adjustments.

26.2	Liquidation or Merger

(a)	Voluntarily enter into liquidation or dissolution; or

(b)	consolidate or merge with any other person; or

(c)	enter into any amalgamation, demerger, reconstruction, reorganisation, joint venture, partnership or analogous arrangement; or

(d)	have, at any time, any subsidiary or any interest (whether by shareholding, partnership or otherwise) in any other person, in each case, other than as a Permitted Investment.

26.3	New Agreements
Enter into any material contracts (other than the Transaction Documents and the Equity Bridge Finance Documents) or assume other material obligations or permit the material subcontracting of any services to be provided under any of the Project Documents except:

(a)	as required by any Project Document (subject to the Reserved Discretions);

(b)
where such agreements are entered into in the ordinary course of operating the Terminal as a Reasonable and Prudent Operator and the maximum aggregate liability of the Company under such agreements, either expressed therein or determined therefrom, does not, at any time, exceed US$1,000,000 (or its equivalent in other currencies);

(c)
letters of credit issued for the benefit of a supplier of spare parts required for or in relation to any projected maintenance expenditure provided that the face amount of any such letter of credit does not exceed US$5,000,000 (or its equivalent in other currencies) and the maximum aggregate liability of the Company under such letters of credit does not, at any time, exceed US$15,000,000 (or its equivalent in other currencies) and provided further that the recourse of any provider of such a letter of credit in respect of the reimbursement of amounts paid under such a letter of credit is subordinated to the claims of the Finance Parties on terms satisfactory to the Global Facility Agent; or

(d)	where such agreements are entered into in order to repair or reinstate the Terminal in accordance with paragraph 5.2 (Withdrawals from the Insurance Proceeds Account) of Schedule 3 (Accounts).

26.4	Disposals
Sell, transfer, factor, discount, assign, lease, lend or dispose of (by one or more transactions or series of transactions and whether at the same time or over a period of time) all or any of its present or future rights, undertakings, assets or revenues, except for:

(a)	a sale or other disposal permitted under a Finance Document or required by the provisions of any Project Document;

(b)	a sale or other disposition made in the ordinary course of business;

(c)
a sale or other disposal made outside the ordinary course of its business where the aggregate fair value consideration for all such rights, undertakings, assets or revenues does not exceed US$1,000,000 (or its equivalent in other currencies) in the aggregate in any calendar year (or its equivalent); and

(d)	a sale or disposal of assets which are worn out or obsolete or no longer serviceable or required or which have been, or are to be, replaced by substantially similar assets of equal or greater value.

26.5	Distributions
Pay or make any dividends, redeem any shares or any other cash distribution, except as provided for in the Finance Documents.

26.6	Further Financial Indebtedness
Create, permit to subsist or have outstanding any Financial Indebtedness except Permitted Indebtedness.

26.7	Negative Pledge
Create or permit to subsist any Security Interest on any of its present or future assets, rights, undertakings, revenue, property or shares other than Permitted Encumbrances.

26.8	Financial Year
Change the start or end of its financial year without the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority).

26.9	Change of Business/Project

(a)	Carry on any business or activity other than:

(i)	the business contemplated in the Transaction Documents; and

(ii)	activities associated with or incidental to the development, construction, operation or maintenance of the Project.

(b)
Change the nature or scope of the Project nor agree to any expansions or modifications to the Project, without the prior written consent of the Global Facility Agent (acting in consultation with the Lenders' Technical Consultant) and on the instructions of the Required Majority.

26.10	O&M Contractor
Permit any change in the O&M Contractor without the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority).

26.11	FSU

(a)	Permit any change in the operator of the FSU without the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority); or

(b)	redeploy or lay up the FSU, except in accordance with the Terminal Use Agreement and the Time Charter Party.

26.12	Loans and Guarantees
Make any loan or advance, grant any credit, make any investment or deposit or give any guarantee or indemnity to or for the benefit of any person or otherwise assume liability or become obliged (actually or contingently) in respect of any obligation of any other person or acquire any stock or securities of any other person other than:

(a)	Permitted Investments in accordance with the provisions of this Agreement;

(b)	trade credit in the ordinary course of business on terms of maximum 90 days;

(c)
loans to employees in the ordinary course of business in a maximum aggregate amount of US$2,000,000 (or its equivalent in other currencies) and in a maximum amount in any one year of US$750,000 (or its equivalent in other currencies); or

(d)	loans out of moneys standing to the credit of each Distribution Account.

26.13	Capital Assets
Acquire any capital assets (whether by means of sale and purchase, lease, conditional sale, instalment sale, hire purchase or otherwise) other than:

(a)
in accordance with the Project Budget, Initial Operating Budget or (as applicable) the then current Annual Operating Budget (taking into account any amendments thereto and any applicable allowances or contingencies therein);

(b)	in order to repair or replace lost or damaged assets in accordance with Clauses 24.1 (Construction) and/or 24.2 (Operation);

(c)	as expressly permitted by the Finance Documents; or

(d)
to the extent such capital assets are required to be purchased as a result of an unforeseen event and do not exceed in the aggregate (i) US$3,000,000 (or its equivalent in other currencies) per calendar year or (ii) US$5,000,000 (or its equivalent in other currencies) in any rolling five (5) year period, provided that in the case of (ii), the Global Facility Agent shall have received confirmation from the Lenders' Technical Consultant that such purchases were required as a result of an unforeseen event or events.

26.14	Constitutional Documents

(a)
Amend, or permit any amendment to, its constitutional documents, nor alter any rights attaching to its shares, or permit the same, or repurchase, cancel, redeem or otherwise acquire (to the extent not otherwise expressly permitted by the Finance Documents) alter or reduce its share capital if, such an amendment, alteration, repurchase, cancellation, redemption, acquisition or reduction has, or could reasonably be expected to have a Material Adverse Effect.

(b)	Issue any Company Shares, except to the extent required to give effect to the transactions contemplated by the Finance Documents.

26.15	Compromise, Adjustment or Settlement

Waive, settle or compromise any action, claim or proceeding (other than with respect to the Insurances in accordance with paragraph 1.1(m) (General) of Schedule 10 (Insurances)) where the amount of such claim exceeds or could reasonably be expected to exceed US$3,000,000 (or its equivalent in other currencies).

26.16	Operating Costs
Incur Operating Costs (other than Approved Costs) except in accordance with the Initial Operating Budget or the then current Annual Operating Budget, as applicable.

26.17	Hedging Agreements
Enter into any interest or currency swap, option, cap, floor or other hedging agreements or arrangements except Hedging Agreements entered into or maintained in accordance with the Hedging Strategy and not for speculative or gambling purposes.

26.18	Transactions with Affiliates
Enter into any agreement or arrangements with any Affiliate of the Company, any Shareholder, any Sponsor or any Affiliate of any of the foregoing except on an arm's length basis and on fair and commercially reasonable terms no less favourable to the Company than would be obtained in a comparable arm's length transaction with an independent third party (other than loans made from a Distribution Account).

26.19	Winding Up
Take any action or omit to take any action which would lead to the winding-up of the Company.

26.20	Government Guarantee

(a)	Take any action or omit to take any action which may prejudice its rights under the Government Guarantee.

(b)	Agree to or make an amendment or variation to the Government Guarantee.

26.21	Suspension or Abandonment
Suspend or abandon or agree to any suspension or abandonment of the construction, operation or maintenance of all or any material part of the Project except any suspension:

(a)	for maintenance and repairs to be carried out as a Reasonable and Prudent Operator;

(b)
for any other circumstances in which the Company is required to suspend operation or construction of all or any such material part of the Project pursuant to the terms of the Project Development Agreement or the Terminal Use Agreement; or

(c)	arising from a Force Majeure Event.

26.22	Immunity
In any proceedings in relation to any Finance Document, claim, or seek in any way to claim, for itself or any of its assets, immunity from execution, attachment or other similar legal process.

26.23	No Corrupt Practices
Directly or indirectly pay or receive or authorise, offer or promise to make, any unlawful payment, pay-off, illegal commission, bribe, kickback or similar payment related to the Project or enter into any agreement or arrangement under which any such unlawful payment will at any time be directly or indirectly made or authorise or suffer any of its officers, directors or authorised employees, agents or representatives to do any of the foregoing.

26.24	Environmental and Social Management Plans
Amend, or permit any amendment to, the Environmental and Social Action Plan, the Construction Environmental and Social Management Plans or, following the Completion Date, the Operations Environmental and Social Management Plans, other than any such amendment required by Applicable Law or in connection with any Consent, without the prior written consent of the Global Facility Agent (acting in consultation with the Lenders' Environmental Consultant and on the instructions of the Required Majority).

26.25	Equity Bridge Finance Documents
Amend any provision of any Equity Bridge Finance Document which would or could reasonably be expected to increase the liability of, or impose new obligations on, the Company or amend any definition or any other provision or agree to any new provision which, in each case, would amend any of the provisions referred to in this Clause 26.25.

26.26	No Subsidiaries
The Company shall not form any Subsidiary or legally or beneficially own or hold any share capital or ownership interest or security convertible into share capital or ownership interest of any person.

26.27	Advisers
The Company shall not terminate the engagement of the Lenders' Technical Consultant, the Lenders' Environmental Consultant, the Lenders' Insurance Adviser or the Model Auditor nor amend the scope of work or fees in respect of any such adviser without the consent of the Global Facility Agent (acting on the instructions of the Required Majority).

26.28	Sanctions

(a)
The Company shall not, and shall not permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities:

(i)	involving or for the benefit of any Restricted Party; or

(ii)
in any other manner that would reasonably be expected to result in the Company or any Finance Party being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party.

(b)
The Company shall not use, for the purpose of discharging any amounts owing to any Finance Party, any revenue or benefit derived by the Company from any activity or dealing with any person that is at such time subject to Sanctions, is owned or controlled by a person subject to Sanctions, or is located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country or territory.

(c)
The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its respective directors, officers, employees, Subsidiaries, affiliates and agents with Sanctions.

27.	EVENTS OF DEFAULT

27.1	Events of Default
Each of the events or circumstances set out in this Clause 27 (Events of Default) shall be an Event of Default unless waived by the Global Facility Agent acting on the instructions of the Required Majority.

27.2	Non-Payment by Company
The Company fails to pay any:

(a)
principal or interest due under this Agreement or fees (including mandatory prepayments that have fallen due or which have been determined to have fallen due, in each case, pursuant to Clause 6.5 (Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds)) or any other Finance Document at the time in the currency and in the manner specified herein or therein, unless:

(i)	such failure is due solely to:

(A)	technical or administrative delays in the transmission of funds outside the control of the Company; or

(B)	a Disruption Event; and

(ii)	payment is made within three (3) Business Days after becoming due; or

(b)	unscheduled payment obligation or any other amount not covered by paragraph (a) above which falls due under any Finance Document within five (5) Business Days after becoming due.

27.3	Breach of Finance Documents

(a)
The Company fails to comply with any obligations under Clause 3 (Purpose), Clause 24.3 (Corporate Existence), Clause 24.6(g) (Project Documents), Clause 24.6(i) (Project Documents), Clause 24.7 (Further Assurance), Clause 24.13 (Application of Proceeds), Clause 25 (Insurance), Clause 26.1 (Project Documents and Consents), Clause 26.2 (Liquidation or Merger), Clause 26.3 (New Agreements), Clause 26.4 (Disposals), Clause 26.5 (Distributions), Clause 26.7 (Negative Pledge), Clause 26.9 (Change of Business/Project), Clause 26.10 (O&M Contractor), Clause 26.11 (FSU), Clause 26.12 (Loans and Guarantees), Clause 26.13 (Capital Assets), Clause 26.14(b) (Constitutional Documents), Clause 26.15 (Compromise, Adjustment or Settlement), Clause 26.16 (Operating Costs), Clause 26.19 (Winding Up), Clause 26.20 (Government Guarantee), Clause 26.22 (Immunity), Clause 26.23 (No Corrupt Practices), Clause 26.25 (Equity Bridge Finance Documents) or paragraph 1.1(j) (General) of Schedule 10 (Insurances).

(b)
The Company fails to comply with any obligations under Clause 13 (Construction and Development Reports) (other than Clause 13.2 (Delivery of the Environmental and Social Monitoring Report during Construction)), Clause 14 (Operating Reports) (other than Clause 14.3 (Delivery of the Environmental and Social Monitoring Report during Operation)), Clause 16 (Access to the Site), Clause 18 (Operating Budget), Clause 24.5 (Further Agreements), Clause 24.12 (Working Capital Facility Agreement), Clause 24.14 (Application of Revenues), Clause 24.23(b) (Anti-Corruption and Anti Money-Laundering Compliance), Clause 24.25 (Default), Clause 24.28 (Notice of Testing), Clause 24.29 (Attendance at Meetings, etc.), Clause 26.6 (Further Financial Indebtedness), Clause 26.8 (Financial Year), Clause 26.17 (Hedging Agreements), Clause 26.21 (Suspension or Abandonment), Clause 26.26 (No Subsidiaries), Clause 26.27 (Advisers), Clause 29 (Working Capital Facility Agreement; Accession) or Schedule 3 (Accounts) and such failure, if capable of remedy, is not remedied within fourteen (14) days of receiving written notice thereof from the Global Facility Agent or fourteen (14) days after the Company becoming aware of the same (whichever is earlier).

(c)
The Company fails to comply with any obligations under Clause 12 (Financial Information), Clause 15 (Report Undertakings), Clause 17 (Project Budget), Clause 21 (Hedging), Clause 22 (Permitted Investments), Clause 24 (Positive Covenants) (other than Clause 24.1 (Construction) (but only to the extent that such failure to comply relates to the Environmental Guidelines, the Construction Environmental and Social Management Plans, the Environmental and Social Action Plan, the Environmental and Social Management System and Environmental Laws), Clause 24.2 (Operation) (but only to the extent that such failure to comply relates to Environmental Laws, the Environmental Guidelines, the Operations Environmental and Social Management Plans, the Environmental and Social Action Plan and the Environmental and Social Management System), Clause 24.3 (Corporate Existence), Clause 24.5 (Further Agreements), Clause 24.6(g) (Project Documents), Clause 24.6(i) (Project Documents), Clause 24.7 (Further Assurance), Clause 24.9 (Compliance with Law) (but only to the extent that such failure to comply relates to Environmental Laws, the Construction Environmental and Social Management Plans, the Operations Environmental and Social Management Plans, the Environmental and Social Action Plan, the Environmental and Social Management System, terms and conditions of environmental licences applicable to the Company and any compliance or enforcement orders issued thereunder and the Environmental Guidelines), Clause 24.12 (Working Capital Facility Agreement), Clause 24.13 (Application of Proceeds), Clause 24.14 (Application of Revenues), Clause 24.17(k) (Notification), Clause 24.23(b) (Anti-Corruption and Anti Money-Laundering Compliance), Clause 24.25 (Default), Clause 24.28 (Notice of Testing) or Clause 24.29 (Attendance at Meetings, etc.)), Clause 26.14(a) (Constitutional Documents) or Clause 26.18 (Transactions with Affiliates) and such failure, if capable of remedy, is not remedied within thirty (30) days of receiving written notice thereof from the Global Facility Agent or thirty (30) days after the Company becoming aware of the same (whichever is earlier).

(d)
Any party to a Finance Document (other than a Finance Party) fails to comply with any other obligation under any Finance Document (other than the Equity Subscription and Retention Agreement and Clause 26.28 (Sanctions)) and (i) in the case of the Company, such failure, if capable of remedy, is not remedied within forty-five (45) days of receiving written notice thereof from the Global Facility Agent or forty-five (45) days of the Company becoming aware of the same (whichever is earlier); or (ii) in the case of any other such party, such failure, if capable of remedy, is not remedied within forty-five (45) days of notice thereof from the Global Facility Agent or forty-five (45) days of such party becoming aware of the same (whichever is earlier).

27.4	Breach of Project Documents

(a)
The Company defaults in the performance of any of its material obligations under any Project Document and, if capable of remedy, the Company fails to remedy such default within thirty (30) days of receiving written notice thereof from the Global Facility Agent or thirty (30) days after the Company becoming aware of the same (whichever is earlier).

(b)
Any Major Project Party defaults in the performance of any of its material obligations under any Project Document and, if capable of remedy, such Major Project Party fails to remedy such breach within any grace period specified therein; provided that no Event of Default shall occur pursuant to this Clause 27.4(b) (Breach of Project Documents) if in any case the Company:

(i)	is able to demonstrate:

(A)
within thirty (30) days following notice from the Global Facility Agent or the Company becoming aware of the same (whichever is earlier), to the reasonable satisfaction of the Required Majority, that such default by such Major Project Party shall be cured; or

(B)
within forty five (45) days following notice from the Global Facility Agent or the Company becoming aware of the same (whichever is earlier), to the reasonable satisfaction of the Required Majority, that the Company will be able to procure an acceptable substitute in respect of any affected Major Project Party to discharge the relevant duties of such Major Project Party, in either case, on terms and within a time period reasonably acceptable to the Required Majority; and

(ii)	then procures such cure or substitute in the manner and in the applicable time period agreed to in accordance with paragraph (b)(i) above.

(c)	Any Major Project Party issues a Termination Notice (as defined in the Direct Agreement to which such Major Project Party is party).

27.5	Misrepresentation

(a)
Any representation or warranty made or deemed to be repeated by the Company in any Transaction Document (other than Clause 23.39 (Sanctions and anti-money laundering)) or any certificates issued pursuant thereto or in connection therewith is materially incorrect; or

(b)
any representation or warranty made or deemed to be repeated by any Major Project Party in any Transaction Document or any certificates issued pursuant thereto or in connection therewith is materially incorrect, and, in each case, the circumstances as a result of which the misrepresentation has arisen have not been altered so as to correct the same to the satisfaction of the Required Majority within thirty (30) days of the Company or, as the case may be, the relevant Major Project Party becoming aware of the error.

27.6	Insolvency Events

(a)
Any corporate action or legal step is taken for the winding-up, administration or bankruptcy of the Company or a Major Project Party (other than, in the case of a Major Project Party, by way of solvent reorganisation which does not result in any deterioration in the financial condition of such Major Project Party), as the case may be;

(b)
any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Company or any Major Project Party or any part of its assets or any substantial part of its assets or any formal steps are taken to appoint any of the foregoing;

(c)
the Company, any Major Project Party, or, in each case, its directors request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like;

(d)
the Company or any Major Project Party is bankrupt or insolvent or is unable to pay its debts as they fall due or commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of its Financial Indebtedness or makes a general assignment for the benefit of, or a composition with, its creditors;

(e)
any execution, distress or other process is levied or sued out against, or enforced upon or an encumbrancer, or creditor attaches or takes possession of any of the property, undertaking or assets of the Company or any Major Project Party (other than NOGA and BPC), which, in the case of a Major Project Party, has or could reasonably be expected to have a Material Adverse Effect; or

(f)	any event or step analogous to those specified in this Clause 27.6 (Insolvency Events) is taken in any jurisdiction, provided that no Event of Default shall occur pursuant to this Clause 27.6 (Insolvency Events) in respect of any Major Project Party if:

(i)
the Company is able to demonstrate, within (x) sixty (60) days in the case of the EPC Contractor, (y) thirty (30) days in the case of any other Major Project Party, in each case following notice from the Global Facility Agent, to the reasonable satisfaction of the Required Majority, that it will be able to procure an acceptable substitute in respect of the affected Major Project Party to discharge the relevant duties of such Major Project Party on terms and within a time period reasonably acceptable to the Required Majority; and

(ii)	the Company then procures such substitute in the manner and in the applicable time period agreed to in accordance with sub-paragraph (i) above.

27.7	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are current or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents which, in the opinion of the Global Facility Agent (acting on the instructions of the Required Majority) has, or could reasonably be expected to have, a Material Adverse Effect.

27.8	Judgments
At any time:

(a)
one or more judgments, orders, arbitral awards or decrees is entered against the Company or its assets in Bahrain or any such judgment, order, arbitral award or decree is obtained outside Bahrain and, in each case, steps have been taken to enforce those judgments, orders, arbitral awards or decrees in Bahrain or against the Project or its assets, in each case in excess of US$2,500,000 (or its equivalent in other currencies) and such judgment, order, arbitral award or decree has not been paid, discharged or stayed within thirty (30) days;

(b)
an injunction is entered requiring suspension or abandonment of operation of the Project and such injunction has not been stayed within thirty (30) days provided that if the Company is diligently pursuing an appeal against such injunction in good faith, such thirty (30) day period may be extended to a maximum sixty (60) day period with the consent of the Required Majority; or

(c)
one or more final non-appealable judgments, orders, arbitral awards or decrees is entered against any Major Project Party (other than NOGA, the MOF and EWA) in excess of US$25,000,000 (or its equivalent in other currencies) which, in the case of the EPC Contractor, has or could reasonably be expected to have a Material Adverse Effect or, in the case of any other such Major Project Party, has or could reasonably be expected to have a Material Adverse Effect and, in any case, such judgment, order, arbitral award or decree has not been paid, discharged or stayed within thirty (30) days.

27.9	Delay

(a)	The Commercial Start Date has not occurred by a date falling no later than nine (9) months after the Initial Scheduled Commercial Start Date.

(b)
Any of the conditions specified in paragraphs (a), (e), (f) or (j) of the definition of Completion Date are not satisfied by the date falling three (3) months after the Commercial Start Date and any other condition specified in the definition of Completion Date (other than the condition specified in paragraph (q) of the definition thereof) is not satisfied by 13 February 2020.

(c)	The Completion Date has not occurred by the Longstop Completion Date.

27.10	Governmental Intervention
All or any part of the Project, the share capital of the Company or a Shareholder or their respective assets is nationalised, expropriated or confiscated.

27.11	Cross Default
Any Financial Indebtedness of (i) the Company (other than Financial Indebtedness under the Finance Documents or the Shareholder Loans and Equity Bridge Loans) exceeding US$5,000,000 (or its equivalent in other currencies) in the aggregate or (ii) the EPC Contractor or NOGA exceeding US$25,000,000:

(a)	at any time is not paid when due (after giving effect to any applicable grace period) and such breach has not been remedied within seven (7) days; or

(b)	is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

27.12	Revocation of Consents

(a)
Any Consent is revoked, suspended, forfeited, surrendered, terminated, determined to be invalid or not renewed and such revocation, suspension, forfeiture, surrender, termination, determination of invalidity or non-renewal, has or could reasonably be expected to have a Material Adverse Effect.

(b)	Following Financial Close, a requirement is introduced which obliges the Company to obtain a Consent which, has, will have or could reasonably be expected to have a Material Adverse Effect.

27.13	Repudiation or Illegality
At any time:

(a)	it becomes unlawful for any party to a Finance Document (other than a Finance Party) or any Major Project Party to perform any material obligation under any Transaction Document; or

(b)
any of the Transaction Documents, or any of their provisions, becomes invalid, illegal or unenforceable or is cancelled, revoked, forfeited, surrendered, repudiated, rescinded or terminated (other than as a result of full performance or as a result of revocation or repudiation on the part of a Finance Party), provided that no Event of Default under this Clause 27.13 (Repudiation or Illegality) shall occur if (i) such invalidity, illegality, revocation, cancellation, forfeiture, surrender, repudiation, rescission, unenforceability or termination or ceasing to be in full force and effect, is the effect of or results from a matter that was the subject of a qualification as to matters of law (but not of fact) identified in a Legal Opinion; and (ii) the same has not had and could not reasonably be expected to have a Material Adverse Effect.

27.14	Historic DSCR and LLCR

(a)	The most recently calculated Historic DSCR is less than 1.05:1.

(b)	The most recently provided LLCR calculation is less than 1.05:1.

27.15	Material Adverse Change
Any event or circumstance occurs which has or could reasonably be expected to result in a Material Adverse Effect.

27.16	Security Interests
Any of the Security Interests created under the Security Documents ceases to be perfected or to exist or fails to be maintained with the priority created under the Security Documents (provided that if, and only to the extent that, such lack of perfection, existence or failure to maintain is the effect of or result from a matter that was the subject of a qualification (as to matters of law but not of fact) in any of the Legal Opinions, there will be no Event of Default under this Clause 27.16 (Security Interests) so long as such lack of perfection, existence or failure to maintain does not make the remedies afforded by any Security Document inadequate for the practical realisation of the principal benefits purported to be provided thereby) and, if such lack of perfection, existence or failure to maintain is capable of cure, it is not cured within thirty (30) days of notice thereof from the Global Facility Agent or thirty (30) days of the Company becoming aware of the same (whichever is earlier).

27.17	Shareholder/Sponsor Obligations
An Equity Obligor Event of Default (as defined in the Equity Subscription and Retention Agreement) occurs and is continuing under the Equity Subscription and Retention Agreement unless such failure is capable of being remedied (and such remedy is expressly contemplated by the terms of the Equity Subscription and Retention Agreement) and is remedied within the period (if any) specified by, and in accordance with, the Equity Subscription and Retention Agreement.

27.18	Loss or Damage
All or a material part of the Project is destroyed or suffers actual loss or material damage and (in the event that Insurance Proceeds are received or it has been confirmed by the Insurers that they will be received by the Company in respect of such loss or damage) the Company fails to satisfy the provisions of paragraph 5.2 (Withdrawals from the Insurance Proceeds Account) of Schedule 3 (Accounts) and diligently pursue the reconstruction of the Terminal or to cure such destruction, loss or damage.

27.19	Loss of Government Guarantee
The Government Guarantee is suspended, cancelled, revoked, forfeited, surrendered or terminated (whether in whole or a part thereof) or otherwise ceases to be in full force and effect or all or any of the obligations expressed to be assumed by the Government thereunder cease to be legal, valid, binding and enforceable other than in accordance with its terms.

27.20	Forecast Funding Shortfall
At any time prior to the Completion Date there is a Forecast Funding Shortfall; provided that no Event of Default shall occur pursuant to this Clause 27.20 (Forecast Funding Shortfall) if:

(a)
within fifteen (15) days of notice from the Global Facility Agent, the Company has demonstrated to the satisfaction of the Required Majority that within thirty (30) days of such notice there will no longer be a Forecast Funding Shortfall; and

(b)	at the end of such thirty (30) day period there is no longer a Forecast Funding Shortfall.

27.21	Cessation of Business
The Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.22	Abandonment
The Project or any material part of the Project is abandoned. For these purposes, abandonment shall be deemed to have occurred if, prior to the Commercial Start Date, any work towards completion of the Project ceases for a period of twenty (20) continuous days or, from (and including) the Commercial Start Date, the Project ceases to operate for a period of thirty (30) continuous days, provided that the cessation of work or operation during an event of force majeure (howsoever defined under the relevant Project Document) shall not be deemed to be abandonment and to the extent that Project is available or deemed to be available it shall not be deemed to have ceased operation.

27.23	Government of Bahrain
The Government of Bahrain (including NOGA, the MOF and EWA):

(a)	declares or requests a moratorium on the payment of any of its indebtedness;

(b)	ceases to be a member in good standing of the International Monetary Fund;

(c)	introduces any capital controls on flow of capital in or out of Bahrain; or

(d)
has one or more final non-appealable judgments, orders, arbitral awards or decrees entered into against it which has or could reasonably be expected to have a Material Adverse Effect and in each case, has not been paid, discharged or stayed within thirty (30) days.

27.24	Environmental Claim
There is an Environmental Claim which, if adversely determined against the Company, would have or could reasonably be expected to have a Material Adverse Effect.

27.25	Legal Matters
At any time and subject to any qualification as to a matter of law (but not of fact) set out in the Legal Opinions:

(a)
any of the Company or a Shareholder is entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in Bahrain, the United Kingdom or any other jurisdiction in which its assets are located;

(b)	in relation to any of the Transaction Documents expressed to be governed by English law, the choice of English law is not recognised or would not be enforced in:

(i)	Bahrain;

(ii)	with respect to a Transaction Document entered into by a Shareholder or Sponsor:

(A)	the jurisdiction under whose laws it is incorporated;

(B)	any jurisdiction where it conducts its business; or

(C)	the jurisdiction whose laws govern any of the Transaction Documents entered into by it; or

(iii)	with respect to a Transaction Document entered into by a Major Project Party, the jurisdiction of that Major Project Party.

27.26	Bonds
Any Bond ceases to be in full force and effect at any time during the period in which it is required to be maintained under the relevant Project Document and no replacement Bond is put in place within the time period required under the relevant Project Document.

28.	REMEDIES FOLLOWING EVENT OF DEFAULT

28.1	Remedies Following Event of Default
At any time and from time to time after the occurrence of an Event of Default and while the same is continuing, without prejudice to any of its other rights under any Finance Document or otherwise, the Global Facility Agent may, and shall, if so instructed by the Required Majority:

(a)	issue a notice to the Company:

(i)
declaring the Available Commitments to be cancelled, whereupon they shall be so cancelled, the Available Commitments of each Senior Lender shall be reduced to zero and no further drawings shall be requested or made under any Facility; and/or

(ii)
declaring all or any part of the Loan, accrued interest thereon, any fees and any amounts payable under the Finance Documents to be immediately due and payable (or due and payable on demand or on such dates as the Global Facility Agent may specify) whereupon they shall become so due and payable; and/or

(iii)
declaring that all or any of the security constituted by the Security Documents has become enforceable and that any of the rights of the Secured Parties under the Security Documents may be exercised; and/or

(b)	suspend or terminate any commitment under any Finance Document; and/or

(c)
issue a notice to the Company and the Account Banks (which notice shall be binding on the Company and the Account Banks) that no further payments shall be made from any Project Account without the prior written consent of the Global Facility Agent; and/or

(d)	cure any default under any of the Project Documents by exercising rights under any Direct Agreement with a Project Party; and/or

(e)	set-off and apply all monies on deposit in any Project Account to the satisfaction of the amounts then due and payable under the Finance Documents; and/or

(f)	exercise any rights available to it under the Equity Subscription and Retention Agreement or any Support Document (as defined in the Equity Subscription and Retention Agreement); and/or

(g)	exercise any right to take action or make any claim against the Company (other than a demand for payment in accordance with the terms of the Finance Documents); and/or

(h)
accelerate any undrawn Base Shareholders' Commitments, Contingent Shareholders' Commitments or any amount of the Cash Deficiency Support Limit which has not been applied in respect of Supported Liabilities (in each case, as defined in the Equity Subscription and Retention Agreement);

(i)	instruct the Offshore Security Trustee to claim upon any DSRA Acceptable Letter of Credit for the full amount outstanding under each such DSRA Acceptable Letter of Credit; and/or

(j)	enforce any other rights under a Finance Document following the occurrence of an Event of Default which is continuing, provided that at any time following the exercise of rights under this Clause 28.1 (Remedies Following Event of Default) by the Global Facility Agent, any question as to the manner in which a Security Interest is enforced shall be determined by the Required Majority.

28.2	Action by Finance Party
Save as may otherwise be permitted by the Required Majority, none of the Finance Parties nor any person on their behalf or appointed by any of them will discharge, sue for or institute legal or arbitration proceedings to recover all of any part of the Secured Obligations, nor petition or apply for or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement in relation to the Company.

29.	WORKING CAPITAL FACILITY AGREEMENT; ACCESSION

29.1	Working Capital Facility Agreement

(a)
The Company shall enter into and maintain in full force and effect, in accordance with Clause 24.12 (Working Capital Facility Agreement), a single credit facility agreement pursuant to which it is granted a revolving loan facility and/or an overdraft facility in an aggregate amount of not more than the U.S. Dollar Equivalent (converted at the Global Facility Agent's Spot Rate of Exchange) of US$21,000,000 or such other amount as may be agreed between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company (each acting reasonably) or its equivalent in Bahraini Dinars which satisfies the following conditions:

(i)	advances may only be made under that facility in Dollars and/or Bahraini Dinars;

(ii)	the interest rate applicable to outstanding advances under that facility shall not exceed a rate equal to:

(A)
in the case of an advance denominated in Dollars, the sum of two and a half (2.50%) per cent. per annum and LIBOR (or such other interest rate as may be agreed between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company (each acting reasonably and taking into account prevailing market rates)); or

(B)
in the case of an advance denominated in Bahraini Dinars, two and a half (2.50%) per cent. per annum and the base rate charged by commercial banks to commercial customers for Bahraini Dinar denominated lendings in Bahrain (or such other interest rate as may be agreed between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company (each acting reasonably and taking into account prevailing market rates));

(iii)
the rate at which any commitment fees accrue on the undrawn amount of that facility shall not exceed one (1%) per cent. per annum (or such other interest rate as may be agreed between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company (each acting reasonably and taking into account prevailing market rates));

(iv)	any other fees or remuneration payable by the Company in respect of that facility shall be based upon normal market rates and returns;

(v)	the proceeds of that facility may only be applied to meet the Company's general working capital requirements from the Commercial Start Date; and

(vi)
the Company shall be required to repay the Working Capital Facility in full or, if the Working Capital Facility is an Overdraft Facility, restore the balance of the Dinar Working Capital Account to zero (if the Overdraft Facility is denominated in Bahraini Dinars) or restore the balance of the Dollar Working Capital Account to zero (if the Overdraft Facility is denominated in Dollars) not less than once every twelve (12) month period (and provided that (x) the relevant balance or outstandings remain zero for at least one (1) Business Day following such repayment or restoration and (y) such occasions for two (2) consecutive twelve (12) month periods not to occur in a single period of consecutive days commencing in the first such twelve (12) month period and ending in the second such twelve (12) month period).

(b)	The Company shall not cancel the Working Capital Facility (in whole or in part) at any time:

(i)
without the prior consent of the Global Facility Agent, such consent to be given if the Company demonstrates to the satisfaction of the Global Facility Agent that the Company has sufficient funding or cash flow to meet its working capital requirements without the Working Capital Facility (or without the part thereof which it is requesting be cancelled); or

(ii)
unless the Company establishes a new working capital facility which satisfies the conditions in paragraph (a) above, in an amount, with a lender and otherwise on terms satisfactory to the Global Facility Agent.

29.2	Obligation to Renew
The Company shall ensure that the Working Capital Facility Agreement is renewed from time to time on the terms set out in Clause 29.1 (Working Capital Facility Agreement) unless otherwise agreed by the Global Facility Agent (acting on the instructions of the Required Majority) (acting reasonably).

29.3	Working Capital Banks
The Company shall procure that on the date on which a Working Capital Facility Agreement is executed each party thereto (other than the Company) and any transferee of a Working Capital Bank, if not already a party thereto as a Working Capital Bank, becomes a party to the Coordination Deed as a Working Capital Bank by executing and delivering to the Global Facility Agent a duly completed Deed of Accession and Coordination Deed of Accession.

29.4	Working Capital Information
The Company and each Working Capital Bank will, promptly upon request by the Global Facility Agent, supply the Global Facility Agent with such information relating to the operation of the Working Capital Facility (including the amount outstanding thereunder) as the Global Facility Agent may from time to time request. The Company and each Working Capital Bank consents to such information being released to the Global Facility Agent and each other Finance Party.

29.5	No Commitment
Notwithstanding any other provision of the Finance Documents, no Lender shall be obliged to enter into any Working Capital Facility Agreement or otherwise provide the Working Capital Facility to the Company.

30.	THE GLOBAL FACILITY AGENT AND THE MANDATED LEAD ARRANGERS

30.1	Appointment of Global Facility Agent
The Finance Parties hereby appoint the Global Facility Agent to act as their agent in connection with the Finance Documents and authorise the Global Facility Agent on their behalf to exercise such rights, powers, authorities and discretions as are specifically delegated to the Global Facility Agent by the terms thereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

30.2	Global Facility Agent's Rights and Discretions

(a)	The Global Facility Agent may:

(i)	assume, unless it has, in its capacity as Global Facility Agent, received notice to the contrary from any other person, that:

(A)	any representation made by the Company or any other person in connection with any Transaction Document is true;

(B)	no Default has occurred;

(C)	neither the Company nor any other person is in breach of or default under its obligations under any Transaction Document; and

(D)	any right, power, authority or discretion vested herein upon the Required Majority or any other person or group of persons has not been exercised;

(ii)
assume that the Facility Office of each Senior Lender that is notified to the Global Facility Agent (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) until it has received from such person a notice designating some other office of such person to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

(iii)
engage and pay for the advice or services of, and rely and act on the opinion or advice (howsoever given) of, or any information obtained from, any lawyers, accountants, surveyors or other professional advisors or experts whose advice or services may to it seem necessary, expedient or desirable and shall not be responsible for any loss occasioned by so acting;

(iv)	rely as to any matters of fact which might reasonably be expected to be within the knowledge of any other person upon a certificate signed by or on behalf of such person;

(v)	rely upon any communication or document believed by it to be genuine;

(vi)
refrain from exercising any right, power or discretion vested in it as Global Facility Agent (as applicable) hereunder unless and until instructed by the relevant Required Majority as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

(vii)
do any act or thing in the exercise of any of its duties under the Finance Documents which in its absolute discretion (in the absence of any instructions of the Required Majority as to the doing of such act or thing) it deems advisable for the protection and benefit of the Finance Parties;

(viii)
refrain from acting in accordance with any instructions of the Required Majority to begin any legal action or proceedings arising out of or in connection with any Finance Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

(ix)
in the event that any Security Interests under the Security Documents are enforced, invest any monies received by it, pursuant to any of the Security Documents, which is not required to be paid out promptly following receipt, in its name or under its control acting as Global Facility Agent (as applicable) in any investments for the time being authorised by law for the investment by trustees of trust monies or by placing the same on deposit in its name or under its control acting as Global Facility Agent (as applicable) as it may think fit and as it may at any time vary or transpose any such investments for or into any others of a like nature and shall not be responsible for any loss thereby incurred whether due to depreciation in value of such investments or any reason whatsoever.

(b)
Notwithstanding any other provision of any Finance Document to the contrary, the Global Facility Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Global Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.3	Obligations of the Global Facility Agent

(a)	The Global Facility Agent shall save as otherwise provided herein:

(i)
promptly inform each Finance Party of the contents of any notice or document received by it in its capacity as Global Facility Agent from the Company under any Finance Document and forward to each Finance Party the original or a copy of any such notice or document;

(ii)
promptly notify each Finance Party of the occurrence of any Default or any default by the Company in the due performance of or compliance with its obligations under this Agreement of which it has notice from any other Party or of which it has actual knowledge;

(iii)
act as Global Facility Agent under the Finance Documents in accordance with any instructions given to it by the Required Majority acting in accordance with this Agreement, which instructions shall be binding on all of the Finance Parties; and

(iv)
if so instructed by the Required Majority (acting in accordance with this Agreement), refrain from exercising any right, power or discretion vested in it as Global Facility Agent under the Finance Documents.

(b)	The Global Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(c)
If the Global Facility Agent becomes aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party under this Agreement, it shall promptly notify the other Finance Parties.

(d)
The Global Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Excluded Obligations of the Agents and the Mandated Lead Arrangers
Notwithstanding anything to the contrary expressed or implied herein, neither the Global Facility Agent nor any Mandated Lead Arranger shall:

(a)	be bound to enquire as to:

(i)	whether or not any representation made by any person in connection with a Transaction Document is true;

(ii)	the occurrence or otherwise of any Default;

(iii)	the performance by any other party to a Transaction Document of its obligations thereunder; or

(iv)	any breach of or default by the Company or any other person of or under its obligations under any Transaction Document;

(b)	be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person any information if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

(d)	be under any obligations other than those for which express provision is made in the Finance Documents; or

(e)	be bound to take any action which it reasonably considers to be contrary to law or regulation.

30.5	Indemnification of the Global Facility Agent
Save to the extent that the same are recovered from the Company, each Senior Lender shall, from time to time on demand by the Global Facility Agent, indemnify the Global Facility Agent, in the proportion that its share of the Senior Facilities at the time of such demand bears to the aggregate amount of the Senior Facilities at the time of such demand (or, if the Loans have then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Global Facility Agent may incur (including, without limitation, for negligence, in relation to any FATCA-related liability or any other category of liability whatsoever), otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as Global Facility Agent under the Finance Documents or otherwise in the performance of its obligations thereunder.

30.6	Exclusion of the Global Facility Agent's Liabilities

(a)	Without limiting paragraph (b) below, the Global Facility Agent will not be liable for:

(i)
the accuracy and/or completeness of any other information supplied in connection with any Transaction Document or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and the Global Facility Agent shall not be under any liability as a result of taking or omitting to take any action in relation thereto save in the case of gross negligence or wilful misconduct;

(ii)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or Security Interest, unless directly caused by its gross negligence or wilful misconduct;

(iii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document or Security Interest or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or Security Interest;

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action;

(v)
any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Global Facility Agent if the Global Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Global Facility Agent for that purpose.

(b)	Nothing in this Agreement shall oblige the Global Facility Agreement to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Finance Party and each Finance Party confirms to the Global Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Global Facility Agent.

(c)
Without prejudice to any provision of any Transaction Document excluding or limiting the Global Facility Agent's liability, any liability of the Global Facility Agent arising under or in connection with any Transaction Document or Security Interest shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Global Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Global Facility Agent at any time which increase the amount of that loss. In no event shall the Global Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Global Facility Agent has been advised of the possibility of such loss or damages.

30.7	No Actions Against the Global Facility Agent
Each of the Finance Parties agrees that it will not assert or seek to assert against any director, officer or employee of the Global Facility Agent or any Mandated Lead Arranger any claim it might have against any of them in respect of the matters referred to in Clause 30.6 (Exclusion of the Global Facility Agent's and Mandated Lead Arrangers' Liabilities).

30.8	Global Facility Agent's and Mandated Lead Arrangers' Business
The Global Facility Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of lending or other business with any person including the Company and any party to any Transaction Document.

30.9	Resignation/Removal of the Global Facility Agent

(a)
The Global Facility Agent may resign its appointment hereunder at any time without assigning any reason therefor, by giving not less than forty-five (45) days' prior written notice to that effect to each of the Finance Parties and the Required Majority may remove the Global Facility Agent from its appointment hereunder without assigning any reason therefor by giving not less than forty-five (45) days' prior written notice (and, if an Insolvency Event has occurred in respect of the Global Facility Agent or the Global Facility Agent is an Impaired Agent, the Required Majority or, so long as no Event of Default has occurred and is continuing, the Company may remove the Global Facility Agent immediately from its appointment hereunder by notice) to that effect to the Global Facility Agent and the other Finance Parties; provided that no such resignation or removal shall be effective until:

(i)	a successor to the Global Facility Agent is appointed in accordance with the succeeding provisions of this Clause 30 (The Global Facility Agent and the Mandated Lead Arrangers);

(ii)	the Global Facility Agent's rights, benefits and obligations under the Finance Documents have been transferred to its successor; and

(iii)	the Global Facility Agent's successor has confirmed its agreement to be bound by the provisions of the Finance Documents and all the other related agreements to which it is a party.

(b)
The retiring Global Facility Agent shall, at the sole cost of the Company, make available to the successor such documents and records and provide such assistance as the successor may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

30.10	Resignation of the Global Facility Agent due to FATCA
The Global Facility Agent shall resign in accordance with Clause 30.9 (Resignation/Removal of the Global Facility Agent) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Global Facility Agent pursuant to Clause 30.11 (Successor Global Facility Agent)) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Global Facility Agent under the Finance Documents, either:

(a)
the Global Facility Agent fails to respond to a request under Clause 8.6 (FATCA Information) and the Company or a Senior Lender reasonably believes that the Global Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Global Facility Agent pursuant to Clause 8.6 (FATCA Information) indicates that the Global Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)
the Global Facility Agent notifies the Company and the Senior Lenders that the Global Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Senior Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Global Facility Agent were a FATCA Exempt Party, and the Company or that Senior Lender, by notice to the Global Facility Agent, requires it to resign.

30.11	Successor Global Facility Agent
If the Global Facility Agent either resigns or is removed in accordance with Clause 30.9 (Resignation/Removal of the Global Facility Agent), any reputable bank or other financial institution with experience in financing transactions similar to that contemplated by the Transaction Documents may be appointed as a successor to the Global Facility Agent by the relevant Required Majority with, so long as no Event of Default has occurred and is continuing, the Company's prior approval (such approval not to be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, the Global Facility Agent may appoint such a successor itself.

30.12	Successor Agent's Rights and Obligations
If a successor Global Facility Agent is appointed under the provisions of Clause 30.11 (Successor Global Facility Agent), then:

(a)
the outgoing Global Facility Agent shall be discharged from any further obligation hereunder and under the other Finance Documents but shall remain entitled to the benefit of the provisions of this Clause 30 (The Global Facility Agent and the Mandated Lead Arrangers);

(b)	its successor and each Party shall have the same rights and obligations amongst themselves as they would have had if such successor had been a Party;

(c)	the successor shall be the Global Facility Agent in respect of each of the Finance Documents; and

(d)	the outgoing Global Facility Agent shall promptly deliver to its successor all documents and papers held by it in its capacity as Global Facility Agent.

30.13	Finance Party's Responsibility
It is understood and agreed by each Finance Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company, each other party to any Transaction Document and the Project and, accordingly, each Finance Party warrants to the Global Facility Agent, the Mandated Lead Arrangers that it has not relied on and will not hereafter rely on any of the Global Facility Agent or the Mandated Lead Arrangers:

(a)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been approved by or circulated to such Finance Party by the Global Facility Agent or the Mandated Lead Arrangers);

(b)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any Finance Document, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any Finance Document, any Security Interest to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)
to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any Finance Document or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)
to check or enquire on its behalf into the ownership, value or sufficiency of any property the subject of any of the Security Interests, the priority of any of the Security Interests, the right or title of any person in or to any property comprised therein or the existence of any Security Interest affecting the same; or

(e)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any person or the Project.

30.14	Separate Divisions of the Global Facility Agent and the Mandated Lead Arrangers
In acting as:

(a)
the Global Facility Agent, the Global Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 30 (The Global Facility Agent and the Mandated Lead Arrangers), any information received by some other division or department of the Global Facility Agent may be treated as confidential and shall not be regarded as having been given to the Global Facility Agent's agency division; or

(b)
a Mandated Lead Arranger, each Mandated Lead Arranger shall be regarded as a separate division from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 30 (The Global Facility Agent and the Mandated Lead Arrangers), any information received by some other division or department of that Mandated Lead Arranger may be treated as confidential and shall not be regarded as having been given to that Mandated Lead Arranger's agency division.

30.15	Confidential Information
Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause 30.14 (Separate Divisions of the Global Facility Agent and the Mandated Lead Arrangers), the Global Facility Agent shall not as between itself and any other Finance Party be bound to disclose to any such Finance Party or any other person any information which is supplied to it by a Finance Party and which is identified at the time it is so supplied as being confidential information.

30.16	The Global Facility Agent, the Mandated Lead Arrangers and the Account Banks Individually
Each of the Global Facility Agent, the Mandated Lead Arrangers and the Account Banks shall, if it is also a Senior Lender, have the same rights and powers under this Agreement as any other Senior Lender and may exercise those rights and powers as though it were not the Global Facility Agent, a Mandated Lead Arranger or an Account Bank (as the case may be).

30.17	Other Finance Documents
Each Finance Party irrevocably authorises the Global Facility Agent to:

(a)	execute on its behalf the Finance Documents which are expressed to be executed by the Global Facility Agent as agent for such Finance Party; and

(b)	issue an e-mail confirmation to Norton Rose Fulbright LLP with respect to their opinion that is being provided pursuant to paragraph 2.7 of Schedule 2 (Conditions Precedent).

30.18	No Liability for the Global Facility Agent
The Global Facility Agent shall not be liable for any failure:

(a)	to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any Finance Document;

(b)	to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of such person;

(c)
to effect or procure registration of or otherwise perfect or protect any of the Security Interests by registering the same under any applicable registration laws in any territory (other than for additional costs (excluding losses) arising due to any such failure);

(d)
to take, or to require of the Company or any other person to take, any steps to render any of the Security Interests effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

(e)	to require any further assurances in relation to any of the Security Documents, provided that, prior to the enforcement of any Security Interests, the Global Facility Agent shall be so liable if directly resulting from its gross negligence or wilful default.

30.19	No Enquiry by the Global Facility Agent
The Global Facility Agent shall be entitled:

(a)
to accept without enquiry, requisition or objection such right and title as the relevant person may have to the property belonging to it (or any part thereof) which is the subject matter of any of the Security Documents and shall not be bound or concerned to investigate or make any enquiry into the right or title of such person to such property (or any part thereof) or, without prejudice to the foregoing, to require such person to remedy any defect in its right or title as aforesaid; and

(b)
to assume without enquiry (in the absence of knowledge by or any express notice to it to the contrary acquired or received by it as Global Facility Agent) that each of the Parties is duly performing and observing all its obligations contained in the Finance Documents.

30.20	No Deemed Knowledge by the Global Facility Agent
The Global Facility Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless it has actual knowledge thereof or has received a written notice specifying such Default and stating that it is a Default.

30.21	Instructions of the Finance Parties
The Global Facility Agent shall at any time after the occurrence of an Event of Default (or, in the case of paragraph (b) below, a Sanctions Event) be:

(a)
entitled (but not obliged) to request instructions from the Finance Parties (acting in accordance with this Agreement) as to whether it should give any instructions in relation to the enforcement of any of the Security Interests and/or as to the manner in which it should do so; and

(b)	obliged to act in accordance with the instructions of the Required Majority acting in accordance with this Agreement.

30.22	Global Facility Agent's Taxes
The Global Facility Agent shall be entitled to make the deductions and withholdings (on account of Taxes or otherwise) from payments to any person under the Finance Documents which it is required by any Applicable Law to make, in respect of anything done by it in its capacity as Global Facility Agent or otherwise by virtue of its capacity as Global Facility Agent. The Company agrees that the Secured Obligations shall only be discharged by virtue of receipt of recovery by the Global Facility Agent of proceeds recovered following enforcement, or of payments made by the Global Facility Agent hereunder, to the extent that the ultimate recipient actually receives monies from the Global Facility Agent.

30.23	Approved Banks
The Global Facility Agent may, on the instructions of the Required Majority at any time, by delivery of notice to the Company:

(a)	designate any person as an Approved Bank; and

(b)	designate any person which at such time is an Approved Bank, no longer to be an Approved Bank.

30.24	Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

30.25	No Fiduciary Duties

(a)	Nothing in any Finance Document constitutes the Global Facility Agent nor any Mandated Lead Arranger a trustee or fiduciary of any other person.

(b)	Neither the Global Facility Agent nor any Mandated Lead Arranger shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

30.26	Responsibility for documentation
None of the Mandated Lead Arrangers will be responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by a Mandated Lead Arranger or any other person in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or Security Interest or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or Security Interest; or

(c)
any determination as to whether any information provided or to be provided to any Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.	THE ACCOUNT BANKS

31.1	No Agency

(a)
It is hereby agreed that each Account Bank shall be responsible for performing the functions of an Account Bank expressly mentioned herein and none of the Account Banks, nor any of their officers, employees, partners, servants or agents shall be, nor shall they be construed to be, the agent or trustee of any Finance Party.

(b)	It is hereby acknowledged that all monies held by the Account Banks under this Agreement are held by it as banker.

31.2	Rights of the Account Banks
Each Account Bank may:

(a)
engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice;

(b)	rely as to any matters of fact which might reasonably be expected to be within the knowledge of any other party to any Transaction Document upon a certificate signed by or on behalf of such party;

(c)	rely upon any communication or document believed by it to be genuine;

(d)
assume that no Default has occurred and that no other party to any Transaction Document is in breach of or default under its obligations thereunder, unless it has actual knowledge or actual notice to the contrary; and

(e)
assume that all conditions for the making of any payment out of the amounts standing to the credit of the Project Accounts held with it which are specified in any instructions from the Company or the Global Facility Agent have been satisfied, unless the Account Bank has actual notice to the contrary in its capacity as account bank.

31.3	Excluded Obligations

(a)	Notwithstanding anything to the contrary expressed or implied herein, no Account Bank shall:

(i)	be bound to enquire as to the occurrence or otherwise of a Default or the performance by any other party to any of the Transaction Documents of its obligations thereunder;

(ii)	be under any duty or obligation to give the amounts held by it hereunder any greater degree of care than it gives to amounts held for its general banking customers;

(iii)
be bound to exercise any right, power or discretion vested in such Account Bank under any Finance Document unless so instructed by the Global Facility Agent (acting on the instructions of the Required Majority or otherwise as specified herein);

(iv)	be bound to account to any other party hereto for any sum or the profit element of any sum received by it for its own account;

(v)	be bound to disclose to any other person any information relating to any other person; or

(vi)	be under any fiduciary duty towards any other party hereto or under any obligations other than those for which express provision is made in any Finance Document.

(b)	Neither Account Bank shall be obliged to make any payment or otherwise act on any request or instruction notified to it under this Agreement if:

(i)	it is unable to verify any signature pursuant to any request or instruction against the specimen signature provided for the relevant authorised signatory; or

(ii)	it is unable to validate the authenticity of the request; or

(iii)	if in the Account Bank's reasonable opinion, it conflicts with any provision of this Agreement or otherwise does not comply with the requirements of this Agreement.

(c)
Notwithstanding any other provision of this Agreement to the contrary, neither Account Bank is obliged to do, or omit to do, anything if it would or might in its reasonable opinion constitute a breach of any law and the Account Banks shall not be liable for any failure to carry out any or all of its obligations under this Agreement where performance of any such duty or obligation would be in breach of any law or other regulation.

(d)
In the event that the terms of a settlement of any dispute involving the Company results in an increase, extension, modification or other variation of the duties, obligations or liabilities of the Account Banks contemplated by this Agreement, then such variation shall only be effective where, and to the extent, the Account Banks have given its written consent to be bound thereby.

(e)	The Account Banks are under no duty or obligation to ensure that any funds withdrawn from the Project Account(s) are actually applied for the purpose for which they are withdrawn.

(f)
The Account Banks shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any right, power or authority hereunder.

31.4	Indemnification of the Account Banks
Save to the extent that the same are recovered from the Company, each Senior Lender shall, from time to time on demand by the Global Facility Agent, indemnify each Account Bank, in the proportion that its share of the Senior Facilities bears to the total amount of the Senior Facilities, at the time of such demand (or, if the Loans have then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which each Account Bank may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as an Account Bank under the Finance Documents or otherwise in the performance of its obligations thereunder.

31.5	Exclusion of the Account Banks' Liabilities

(a)
No Account Bank accepts any responsibility for the accuracy and/or completeness of any information supplied in connection with any Transaction Document or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and shall not be under any liability as a result of taking or omitting to take any action in relation to the Project Accounts, save in the case of gross negligence or wilful misconduct.

(b)	Neither Account Bank is responsible or liable to the Company for any withdrawal wrongly made, if the Account Bank acted in good faith in relation to that withdrawal.

(c)
Notwithstanding paragraph (b) above, under no circumstances will the Account Banks be liable to any party whether in contract, tort or otherwise, for any consequential loss (including, but not limited to, loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage.

(d)
In no event shall the Account Banks be liable for any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses of any kind (including any direct, indirect or consequential losses, loss of profit, loss of goodwill and loss of reputation), whether or not they were foreseeable or likely to occur, as a result of a Force Majeure Event.

31.6	No Actions by the Account Banks
Each of the other Parties agrees that it will not assert or seek to assert against any director, officer or employee of each Account Bank any claim it might have against any Account Bank in respect of the matters referred to in Clause 31.5 (Exclusion of the Account Banks' Liabilities).

31.7	Account Bank's Business
Each Account Bank may accept deposits from, lend money to and generally engage in any kind of lending or other business with the Company and any other party to any Transaction Document.

31.8	Permitted Investments

(a)
Each Account Bank will upon request provide the Global Facility Agent and the Company with information in relation to the portfolio of Permitted Investments which it maintains on the instructions of, and on behalf of, the Company.

(b)
Neither Account Bank shall be required to procure investment in any Permitted Investment if it believes that doing so would result in the Account Bank exceeding its power or any other relevant authorisations.

(c)
In transferring funds from the Project Account(s) for investment in any Permitted Investment and arranging entry into transactions for the acquisition of Permitted Investments by the Company, the Account Bank shall act at all times and only upon an instruction from the Global Facility Agent and the Company and may assume that the Global Facility Agent and the Company are not relying on it to provide any advice as to the merits of or the suitability of the relevant transaction or the relevant Permitted Investment or as to any legal, regulatory or tax matters or otherwise.

(d)
Neither Account Bank shall advise in relation to any investment decision relating to any Permitted Investment nor shall any act or statement by it be construed as constituting such advice. The Account Banks shall have no responsibility for any investment losses or any other losses resulting from the investment, reinvestment or liquidation or any portion of such invested amounts.

(e)
The Company agrees and acknowledges that all actions of the Account Banks in relation to Permitted Investments under this Agreement are undertaken solely according to the notice from the Company provided pursuant to Clause 22.1 (Purchase of Permitted Investments) and at the sole risk of the Company.

(f)
The Company shall be solely responsible for all its own filings, tax returns and reports on any transactions in respect of Permitted Investments or relating to any Permitted Investment as may be required by any relevant authority, governmental or otherwise.

31.9	Cessation by the Account Banks
Each Account Bank may at any time (without assigning any reason therefor) by giving not less than fifteen (15) days' prior notice, inform the Global Facility Agent and the Company in writing that it wishes to cease to be an Account Bank hereunder and upon receipt of such notice the Global Facility Agent may nominate another Senior Lender as a successor to that Account Bank.

31.10	Substitution of the Account Banks
Either:

(a)
the Global Facility Agent may (and, if so instructed by the Required Majority, shall) upon reasonable grounds and, so long as no Event of Default has occurred and is continuing, with the prior consent of the Company; or

(b)	the Company may, upon reasonable grounds and with the prior consent of the Global Facility Agent (such consent not to be unreasonably withheld or delayed),

remove any Account Bank from its appointment hereunder at any time by giving not less than fifteen (15) days' prior written notice (such time period not to apply if an Insolvency Event has occurred with respect to an Account Bank) to that effect to such Account Bank provided that:

(i)	no removal of any Account Bank shall be effective until a successor for such Account Bank is appointed in accordance with Clause 31.11 (Successor Account Bank); and

(ii)	such successor Account Bank shall be a Senior Lender.

31.11	Successor Account Bank
If a successor to any of the Account Banks is nominated under the provisions of Clause 31.9 (Cessation by the Account Banks) or Clause 31.10 (Substitution of the Account Banks):

(a)
that Account Bank shall cease to have any obligation hereunder (save in respect of any Permitted Investments held by it as agent for the Company) in such capacity in relation to the relevant Project Account(s) (but without prejudice to any accrued liabilities under this Agreement) but shall remain entitled to the benefit of the provisions of this Clause 31.11 (Successor Account Bank); and

(b)
the successor to that Account Bank and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor to that Account Bank had been an original party hereto as an Account Bank.

31.12	Accession of Account Bank

(a)
Following the approval of any proposed account bank by the Global Facility Agent, the Company shall procure that such account bank shall complete and deliver a Deed of Accession following which it will become the Account Bank for the purposes of this Agreement.

(b)
The Company will pay to the Account Banks any fees due and owing to the Account Banks, plus any costs and expenses the Account Banks will reasonably incur in connection with the transfer of the Project Account(s) to the successor Account Bank. No compensation or fees paid to the Account Banks hereunder will be refundable notwithstanding the resignation, replacement or other termination of the appointment of the Account Bank for any reason whatsoever.

(c)
Any legal entity into which the Account Banks are merged or converted or any legal entity resulting from any merger or conversion to which the Account Banks are a party shall, to the extent permitted by applicable law, be the successor to the Account Banks without any further formality.

31.13	Own Responsibility
It is understood and agreed by each Senior Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, value, affairs, status and nature of the Company, each other party to any Transaction Document and the Project and, accordingly, each Senior Lender warrants and confirms to each Account Bank that it has not relied and will not hereafter rely on each Account Bank:

(a)
to check or enquire on its behalf into the adequacy or completeness of any information provided by the Company or any other party to any Transaction Document in connection with any Transaction Document or any transaction therein contemplated (whether or not such information has been or is hereafter approved by or circulated to such Senior Lender by each Account Bank); or

(b)
to assess or keep under review on its behalf the financial condition, creditworthiness, condition, value, affairs, status and nature of the Company or any other party to any Transaction Document or the Project.

31.14	Directions from the Global Facility Agent

(a)
The Global Facility Agent agrees to give to the Account Banks all directions necessary to enable the Account Bank to operate the Project Accounts in accordance with the terms of this Agreement. The Account Banks shall comply with any instruction of the Global Facility Agent to debit the Project

Account(s) but only if the relevant instruction: (i) is in respect of a specified sum of money; (ii) is in writing or, in the case of a transfer of funds by electronic transmission, is evidenced in accordance with the Account Banks' normal banking practice for such transfers; and (iii) complies with this Agreement.

(b)	In the case of any conflict between any instructions given to the Account Banks by the Global Facility Agent and any other person, the instructions of the Global Facility will prevail.

31.15	Publicity
No material in any language which mentions either of the Account Banks' name or the rights, powers or duties of the Account Bank may be issued by any Party or on their behalf without the prior written consent of the relevant Account Bank.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

33.	BENEFIT OF THIS AGREEMENT
This Agreement shall be binding upon and enure to the benefit of each Party and its or any subsequent respective successors, transferees and assignees.

34.	CHANGES TO THE LENDERS

34.1	Assignments or Transfers by the Lenders
Subject to paragraphs (b) and (c) of this Clause 34.1 (Assignments or Transfers by the Lenders) and Clause 34.11 (Prohibition), any Lender (an "Existing Lender") may, at any time, assign all or any part (and, if in part, subject to a minimum amount, in respect of any Existing Lender, of US$5,000,000 or in relation to any assignment or transfer between two (2) Existing Lenders, any other amount agreed by the Global Facility Agent) of its rights and benefits under the Finance Documents or transfer by novation all or any of its rights (including such rights relating to that Lender's participation in each Loan), benefits and obligations under the Finance Documents to an Affiliate, another Lender or Affiliate thereof or other bank or financial institution or to a trust, fund or any insurance or reinsurance company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") subject to the following:

(a)
prior to such assignment or transfer, written notice is provided to the Company as to the identity and suitability of the New Lender and the Company has, in respect of any assignment or transfer that is proposed to be effected prior to the Completion Date, consented in writing to such assignment or transfer (which consent shall not be unreasonably withheld or delayed and shall, in any event, be given or withheld within ten (10) Business Days of such notice and deemed given if not withheld within that period), provided that no notice will be given and the Company's consent will not be required if:

(i)	an Event of Default or Sanctions Event has occurred and is continuing;

(ii)	the proposed assignment or transfer is:

(A)	in favour of K-SURE in respect of the K-SURE Covered Facility in order to give effect to K-SURE's rights of subrogation pursuant to the K-SURE Insurance Policy;

(B)	in favour of another Existing Lender and/or an Affiliate of an Existing Lender;

(C)
to an institution that forms part of the European System of Central Banks (an "ESCB Central Bank") for refinancing and/or security purposes. If any receivables under any of the Facilities are assigned for security and/or refinancing purposes to an ESCB

Central Bank, the effectiveness of such assignment for security and/or refinancing purposes shall expressly not be subject to any formal requirements or notification to the Company;

(D)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(E)
by way of sub-participation where the sub-participant has no ability to direct the exercise of any Voting Entitlement (as defined in the Coordination Deed) in respect of the interest which is the subject of such sub-participation;

(b)
each of the Global Facility Agent, the Commercial Facilities Agent, the K-SURE Covered Facility Agent, the Offshore Security Trustee, the Offshore Account Bank, the Onshore Security Agent and the Onshore Account Bank shall itself, or together with its Affiliates, maintain an aggregate of at least two per cent. (2%) of participations in the Advances and Available Commitments, provided that where a bank or financial institution is performing more than one of the roles specified in this sub-clause such bank or financial institution shall only be required to maintain an aggregate of at least two per cent. (2%) of participations in the Advances and Available Commitments;

(c)	any assignment or transfer by a K-SURE Covered Facility Lender may not be effected without the prior written consent of K-SURE;

(d)	a transfer will only be effective if the New Lender enters into a Coordination Deed of Accession and the procedure set out in Clause 34.4 (Procedure for Transfer) is complied with;

(e)	if:

(i)
an Existing Lender proposes an assignment or transfer of any of its rights or obligations under the Finance Documents (other than in favour of K-SURE in respect of the K-SURE Covered Facility in order to give effect to K-SURE's rights of subrogation pursuant to the K-SURE Insurance Policy) or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date of the assignment, transfer or change (other than in favour of K-SURE in respect of the K-SURE Covered Facility in order to give effect to K-SURE's rights of subrogation pursuant to the K-SURE Insurance Policy), the Company would be obligated to make a payment to the New Lender or Existing Lender acting through its new Facility Office under Clause 8 (Tax) or clause 9 (Increased Costs) of each of the Commercial Facilities Agreement and the K-SURE Covered Facility Agreement,

then, in the case of such New Lender or Existing Lender acting through its new Facility Office, such New Lender or Existing Lender (as the case may be) is only entitled to receive payment under those Clauses to the same extent as the Existing Lender (or the Existing Lender (acting through its previous Facility Office)) would have been if the assignment, transfer or change had not occurred;

(f)
if the Company withholds consent to a transfer or assignment of which it receives notice pursuant to this Clause 34 (Changes to the Lenders), the Company will provide written notice to the Global Facility Agent setting out its reasons for withholding such consent. On and from the Completion Date, an Existing Lender shall consult with the Company for no more than seven (7) Business Days before it may make an assignment or transfer in accordance with this Clause 34 (Changes to the Lenders) unless the assignment or transfer is (i) to another Existing Lender or an Affiliate of an Existing Lender; or (ii) made at a time when a Default is continuing; and

(g)
if an Existing Lender is transferring or assigning its Commitment under a Commercial Bank Facility or a Contingent Facility (each a "Stapled Facility"), such transfer or assignment is only effective if the Existing Lender simultaneously transfers or assigns the same proportion of its Commitment in the other Stapled Facility and its proportion of its Loans and outstandings under that Commitments to the same New Lender.

34.2	Assignment or Transfer Fee
Each New Lender (other than K-SURE) shall, on the date upon which an assignment or transfer takes effect, pay to the Global Facility Agent (for its own account) a fee of US$3,000. The Company shall not be responsible for bearing any of the costs of any assignment, novation, transfer, sale of any participation or securitisation.

34.3	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Company;

(iii)	the performance and observance by the Company of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Documents or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Documents; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Finance Documents or any of the Total Commitments is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 34.3 (Limitation of Responsibility of Existing Lenders); or

(ii)
support any losses directly or indirectly incurred by the New Lender for any reason whatever, including by reason of the non-performance by the Company of its obligations under the Finance Documents or otherwise.

34.4	Procedure for Transfer

(a)
A transfer is effected in accordance with paragraph (c) below when the Global Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.

(b)
The Global Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(c)	On the Transfer Date:

(i)
each of the Existing Lenders and the other Parties shall be released from their obligations to each other under the Finance Documents and their rights against each other under the Finance Documents will be cancelled, in each case to the extent of that Existing Lender's Novated Rights and Obligations;

(ii)
each of the New Lenders and the other Parties will assume obligations to and acquire rights against each other under the Finance Documents, in each case to the extent of that New Lender's Novated Rights and Obligations;

(iii)
the Global Facility Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lenders been Existing Lenders with the rights and/or obligations acquired or assumed by them as a result of the transfer and to that extent the Global Facility Agent, the Mandated Lead Arrangers and the Existing Lenders shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a "Lender".

(d)	For the purposes of paragraph (c) above, "Novated Rights and Obligations", in relation to an Existing Lender or a New Lender, has the meaning given to it in the relevant Transfer Certificate.

34.5	Copy of Transfer Certificate

The Global Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company and each of the other Agents, a copy of that Transfer Certificate.

34.6	Further Transfer Documents
Each Party agrees at the request of the Global Facility Agent to execute and deliver such additional documents and take such further steps as may be reasonably necessary or desirable in the opinion of the Global Facility Agent to perfect any assignment, or transfer effected in accordance with the foregoing provisions of this Clause 34 (Changes to the Lenders).

34.7	Replacement of a Senior Lender

(a)	If:

(i)	any sum payable to any Senior Lender by the Company is required to be increased under Clause 8.2 (Gross-up of Payments/Tax Indemnity);

(ii)
any Senior Lender claims indemnification from the Company under Clause 8.2 (Gross-up of Payments/Tax Indemnity) or clause 9 (Increased Costs) of each of the Commercial Facilities Agreement and the K-SURE Covered Facility Agreement;

(iii)	any Senior Lender is or becomes a Non-Funding Lender; or

(iv)	any Senior Lender is or becomes an Affected Lender,
the Company may, subject as provided below, whilst the circumstance giving rise to the requirement or indemnification continues:

(A)	replace that Senior Lender in accordance with paragraph (c) below; or

(B)
in the case of a Non-Funding Lender or an Affected Lender, give the Relevant Facility Representative notice of cancellation of the Available Commitment of that Lender in relation to the Senior Facilities and its intention to replace all of such Available Commitment in accordance with paragraph (c) below.

(b)
If the circumstances set out in Clause 6.1 (Mandatory Prepayment - Illegality) or Clause 34.7(a) (Replacement of a Senior Lender) above apply, and the Company intends to replace the relevant Senior Lender in accordance with paragraph (c) below, it shall promptly notify the K-SURE Covered Facility Agent of the same. The Company shall not be permitted to replace such Senior Lender without either:

(i)
written confirmation from the K-SURE Covered Facility Agent that the replacement of such Lender would not, in its determination, (including as a result of any potential termination of Transactions under any Hedging Agreement) prejudice the Company's ability to comply with the Hedging Strategy; or

(ii)
the prior written consent of the K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders) to the replacement of such Senior Lender where such replacement might, in its determination, prejudice the Company's ability to comply with the Hedging Strategy.

(c)	Subject to the terms of this Agreement, the Company may:

(i)
in the circumstances set out in Clause 6.1(c)(ii) (Mandatory Prepayment - Illegality) or paragraphs (a)(i) and (a)(ii) above, replace a Senior Lender by requiring such Senior Lender to (and such Senior Lender shall) transfer pursuant to Clause 34 (Changes to the Lenders)) all (but not part) of the Commitment and Advances of that Senior Lender to one or more Senior Lenders or New Lenders (as defined in Clause 34 (Changes to the Lenders) selected by the Company (each a "Replacement Lender");

(ii)
in the circumstances set out in (a)(iii) and (a)(iv) above, replace a Senior Lender which is a Non-Funding Lender or an Affected Lender by requiring such Senior Lender to (and such Senior Lender shall) transfer pursuant to Clause 34 (Changes to the Lenders) all (but not part) of the Commitment and Advances of that Senior Lender under that Facility which is affected to one or more Replacement Lenders, provided that, in the case of paragraphs (c)(i) to (ii) (inclusive), the Replacement Lender must confirm its willingness to purchase and to assume the relevant Senior Lender's Commitment and participations or unfunded participations in the Advances (and acquire all of the rights and assume all the relevant obligations) of that Senior Lender on the same basis as that Senior Lender pursuant to an assignment or transfer in accordance with the provisions of Clause 34 (Changes to the Lenders).

(d)
Following delivery of a notice in paragraph (a)(B) above, the Company shall cancel the Available Commitments of the Non-Funding Lender, Affected Lender or Illegality Lender in respect of any Senior Facility and, prior to the date on which the cancellation of such Facility becomes effective, procure that one or more Replacement Lenders assume the Commitments under the relevant Facility in accordance with Clause 34.9 (Assumption of Commitments) in an aggregate amount not exceeding the Available Commitments of the relevant Non-Funding Lender, Affected Lender or Illegality Lender under the relevant Senior Facilities which have been cancelled.

(e)	The replacement of a Senior Lender shall be on the condition that:

(i)
the Company has received the prior written consent of the K-SURE Covered Facility Agent (acting on the instructions of the Majority K-SURE Covered Facility Lenders) to replace a Senior Lender in accordance with paragraph (b) above;

(ii)	each assignment, transfer or assumption of Commitments and/or Advances in accordance with paragraphs (c) and (d) shall be arranged by the Company;

(iii)
no Senior Lender shall be obliged to make any assignment or transfer pursuant to paragraph (c) unless and until it has received payment from the Replacement Lender(s) in an aggregate amount equal to the outstanding principal amount of the Advances owing to the relevant Senior Lender, together with accrued and unpaid interest and fees (including, without limitation, if the effective date of the assignment or transfer is not the last day of an Interest Period in relation to any participation in an Advance being transferred, any Break Costs (as defined in the relevant Facility Agreement to the date of payment) and all other amounts payable to the Existing Lender under this Agreement and the other Finance Documents;

(iv)	the Company shall have no right to replace a Facility Agent or a Security Agent in its capacity as such;

(v)	none of the Finance Parties shall have any obligation to the Company to find a Replacement Lender; and

(vi)
in no event shall the Senior Lender replaced under this Clause 34.7 (Replacement of a Senior Lender) be required to pay or surrender to a Replacement Lender any of the fees received by such replaced Lender pursuant to the Finance Documents.

(f)	Paragraphs (a) to (d) above do not in any way limit the obligations of a Finance Party under Clause 10.1 (Mitigation).

34.8	Disenfranchisement of Non-Funding Lenders

(a)
For so long as a Non-Funding Lender has any Available Commitment or participations in Advances, in ascertaining the Required Majority or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Available Commitments shall be deemed to be zero.

(b)	For the purpose of this Clause 34.8 (Disenfranchisement of Non-Funding Lenders), the Global Facility Agent may assume that the following are Non-Funding Lenders:

(i)	any Lender which has notified the Global Facility Agent that it has become a Non-Funding Lender;

(ii)
any Lender in relation to which it is aware that such Lender has not made a payment under this Agreement or a Facility Agreement by the due date for payment and that (if capable of remedy) such failure to pay has not been remedied within the applicable grace period; or

(iii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (c) or (d) of the definition of Non-Funding Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Global Facility Agent).

34.9	Assumption of Commitments

(a)
In the circumstances set out in Clause 34.7(c) (Replacement of a Senior Lender) a Lender or a New Lender may assume Commitments in respect of one or more Facilities in amounts and on a date (the "Assumption Date") notified by the Company to (i) the Global Facility Agent; (ii) the Relevant Facility Representative; and (iii) the Lender or New Lender, as the case may be.

(b)	Any such assumption will only be effective on:

(i)
receipt by the Relevant Facility Representative of written confirmation from the Lender or New Lender (in a form satisfactory to the Relevant Facility Representative, acting reasonably) that the Lender or New Lender will assume (A) such Commitments and corresponding obligations under this Agreement and (B) in the case of a New Lender, the same obligations to the other Finance Parties as it would have been under if it was an original Lender;

(ii)	in the case of a New Lender:

(A)	the New Lender entering into the documentation required for it to accede as a party to the Coordination Deed; and

(B)
the performance by the Relevant Facility Representative (to the extent it thinks fit) of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Relevant Facility Representative shall promptly notify to the Company and the New Lender, whereupon, on the Assumption Date, the Lender's Commitments shall be increased accordingly or, as the case may be, the New Lender shall become a Party to the relevant Finance Documents as a Lender with such Commitments and obligations.

34.10	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 34, each Lender may without consulting with or obtaining consent from the Company, a Shareholder or a Sponsor, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Company or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

34.11	Prohibition
A Lender may not assign all or any part of its rights and benefits under the Finance Documents or transfer by novation all or any of its rights, benefits and obligations under the Finance Documents to a Shareholder, a Sponsor or any affiliate thereof.

35.	CHANGES TO THE COMPANY
The Company may not assign any of its rights or transfer any of its rights or obligations under any Finance Document.

36.	PAYMENT MECHANICS

36.1	Payments to the Senior Lenders and Hedge Providers

On each date on which a Finance Document requires an amount to be paid by the Company, a Facility Agent or a Security Agent to a Senior Lender, a Facility Agent or a Hedge Provider, the Company, that Facility Agent or that Security Agent (as the case may be) shall:

(a)
in the case of amounts payable to any Commercial Lender or the Commercial Facilities Agent, make the same available to the Commercial Facilities Agent for the account of the Commercial Lender (or as the case may be, its own account) for value on the due date by payment in same day funds to such account or bank as the Commercial Facilities Agent may have specified for this purpose;

(b)
in the case of amounts payable to any K-SURE Covered Facility Lender or the K-SURE Covered Facility Agent, make the same available to the K-SURE Covered Facility Agent for account of that K-SURE Covered Facility Lender (or, as the case may be, its own account) for value on the due date for payment in same day funds to such account or bank as the K-SURE Covered Facility Agent may have specified for this purpose;

(c)
in the case of amounts payable to any Commercial Lender or the Commercial Facilities Agent, make the same available to the Commercial Facilities Agent for account of that Commercial Lender (or, as the case may be, its own account) for value on the due date for payment in same day funds to such account or bank as the Commercial Facilities Agent may have specified for this purpose;

(d)
in the case of amounts payable to a Hedge Provider, make the same available to that Hedge Provider for value on the due date by payment in same day funds to such account or bank as that Hedge Provider may have specified for this purpose; and

(e)
in the case of amounts payable pursuant to any Finance Document not falling within paragraphs (a) to (d) above, make the same available to the Global Facility Agent for account of the person entitled thereto for value on the due date by payment in same day funds to such account or bank as the Global Facility Agent may have specified for this purpose.

36.2	Alternative Payment Arrangements
If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for the Company to make any payments hereunder in the manner specified in Clause 36.1 (Payments to the Senior Lenders and Hedge Providers), then:

(a)
the Company may agree with each affected Finance Party (each acting reasonably) alternative arrangements for the payment direct to such Finance Party of amounts due to it hereunder (but in the absence of any such agreement with any Finance Party the Company shall be obliged to make all payments due to such Finance Party in the manner specified herein); and

(b)	shall be obliged to notify the Global Facility Agent of the agreement so reached with such Finance Party promptly after reaching the same.

36.3	Distributions by Agents
Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 36.4 (Distributions to the Company) and Clause 36.5 (Clawback) be made available by that Agent as soon as reasonably practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Senior Lender, for the account of its Facility Office), to such account as that Party may notify to the relevant Agent by not less than seven (7) days' notice with a bank in the principal financial centre of the country of that currency.

36.4	Distributions to the Company
The Global Facility Agent may (with the consent of the Company or in accordance with Clause 37 (Set-Off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.5	Clawback

(a)
Where a sum is to be paid to the Global Facility Agent or any Facility Agent under any Finance Document for any other person, that Agent is not obliged to pay that sum to that other person until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Global Facility Agent or any Facility Agent pays an amount to such other person which is another Party and it proves to be the case that the Global Facility Agent or that Facility Agent (as the case may be) had not actually received that amount, then the Party to whom that amount was paid by the Global Facility Agent or that Facility Agent (as the case may be) shall on demand refund the same to the Global Facility Agent or that Facility Agent (as the case may be) (and, in the case of the Global Facility Agent only, together with interest on that amount from the date of payment to the date of receipt by the Global Facility Agent, calculated by the Global Facility Agent to reflect its cost of funds).

36.6	Partial Payments

(a)
Subject to the terms of the Coordination Deed, if the Global Facility Agent or any other Facility Agent at any time receives a payment or payments properly for the account of the Senior Lenders, and such payments are, when aggregated, insufficient to discharge the aggregate of all amounts then due and payable by the Company under the relevant Facilities, but are sufficient to discharge a portion of such amounts, then any relevant payments so received by the Global Facility Agent or any other Facility Agent shall be applied in accordance with the provisions of paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of Schedule 3 (Accounts).

(b)	Clause 36.6(a) (Partial Payments) above shall override any instruction or appropriation made by the Company.

36.7	No Set-Off by the Company

(a)
Subject to paragraph (b) below, all payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction on account of) set-off or counterclaim.

(b)	Paragraph (a) above does not affect the operation of any payment or close-out netting in respect of any amounts arising under a Hedging Agreement.

36.8	Business Days

(a)
Any payment or calculation which is due to be made on or as of a day that is not a Business Day shall be made on the next Business Day in the same month (if there is one) or the preceding Business Day (if there is not) and for the purposes of this Clause , "Business Day" shall mean the Business Day applicable to the relevant payor or the person making the determination.

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

36.9	Currency of Account

(a)	Subject to paragraphs (b) to (e) of this Clause 36.9 (Currency of Account), Dollars are the currency of account and payment for any sum due from the Company under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

36.10	Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Global Facility Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Global Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Global Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

36.11	Impaired Agent

(a)
If, at any time, an Agent becomes an Impaired Agent, the Company or a Finance Party which is required to make a payment under the Finance Documents to an Agent in accordance with Clause 36.1 (Payments to the Senior Lenders and Hedge Providers) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Company or the Finance Party making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Relevant Account"). In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the Relevant Account shall be for the benefit of the beneficiaries of the Relevant Account pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 36.11 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the Relevant Account;

(d)
Promptly upon the appointment of a successor Agent in accordance with the Finance Documents, each Party which has made a payment to a Relevant Account in accordance with this Clause 36.11 (Impaired Agent) shall give all requisite instructions to the bank with whom the Relevant Account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 36.3 (Distributions by Agents).

(e)
For the purpose of this Clause 36.11 (Impaired Agent), "Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A or higher by S&P or A2 or higher by Moody's.

37.	SET-OFF

(a)
Subject to paragraph 1.15 (Account Bank Set-Off) of Schedule 3 (Accounts) and paragraph (b) below, a Finance Party (other than a Hedge Provider) may but shall be under no obligation to set off any matured obligation due from the Company under any Finance Document (to the extent beneficially owned by that Finance Party (other than a Hedge Provider)) against any matured obligation owed by that Finance Party (other than a Hedge Provider) to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party (other than a Hedge Provider) may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	Paragraph (a) above does not affect the operation of any payment netting or close-out netting in respect of any amounts owing under a Hedging Agreement.

38.	NOTICES

38.1	Communications in Writing
Any communication to be made under or in connection with any Finance Document shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with any Finance Document is:

(a)
in the case of the Company, the Global Facility Agent, the Commercial Facilities Agent, the K-SURE Covered Facility Agent, the Offshore Security Trustee, the Onshore Security Agent, the Onshore Account Bank, the Offshore Account Bank, the Original Commercial Lenders, the Original K-SURE Covered Facility Lenders and the Original Hedge Providers, that identified with its respective signature at the end of this Agreement;

(b)	in the case of each Lender, that notified in writing to the Relevant Facility Representative, on or prior to the date on which it becomes a Party; and

(c)
in the case of any successor Account Bank, any successor or transferee Hedge Provider or the Working Capital Bank, that set out in the Deed of Accession or Coordination Deed of Accession (as applicable) delivered to the Global Facility Agent by that Party, or any substitute address or fax number or department or officer as the Party may notify to the Global Facility Agent (or the Global Facility Agent may notify to the other Parties, if a change is made by the Global Facility Agent) by not less than seven (7) days' notice.

38.3	Delivery

(a)
Subject to paragraph 1.7 (Account Mandates) of Schedule 3 (Accounts) any communication or document made or delivered by one person to another under or in connection with any Finance Document will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or seven (7) days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Global Facility Agent will be effective only when actually received by the Global Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Global Facility Agent's signature below (or any substitute department or officer as the Global Facility Agent shall specify for this purpose).

(c)	All notices from or to the Company shall be sent through the Global Facility Agent.

38.4	Notification of Address and Fax Number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Global Facility Agent shall notify the other Parties.

38.5	English Language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Global Facility Agent, accompanied by a certified English translation (at the expense of the Company) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.6	Electronic Communication

(a)	Any communication to be made between the Global Facility Agent and another Party may be made by electronic mail or other electronic means, if the Global Facility Agent and the relevant Party:

(i)
agree that, unless and until notified to the contrary, this is to be an accepted form of communication (and the inclusion of electronic mail addresses in this Agreement or in any Transfer Certificate or Deed of Accession shall constitute such agreement);

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Global Facility Agent and another Party will be effective only when actually received in readable form by the other and in the case of any electronic communication made by another Party to the Global Facility Agent only if it is addressed in such a manner as the Global Facility Agent shall specify for this purpose.

38.7	Communication when Agent is Impaired Agent
If an Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the relevant Agent, communicate with each other directly and (while the relevant Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

38.8	Hedging Agreements
This Clause 38 (Notices) does not apply in respect of notices and communications to be given under a Hedging Agreement and any such notice or communication shall be made in accordance with the terms of the relevant Hedging Agreement.

39.	CALCULATIONS AND CERTIFICATES

39.1	Accounts
In any litigation proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is prima facie evidence of the matters to which it relates.

39.3	Day Count Convention
Any interest or commitment fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the London interbank market or other market differs, in accordance with that market practice.

40.	PARTIAL INVALIDITY
If, at any time, any provision of any Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under any Finance Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

42.	CONFIDENTIALITY

42.1	Confidentiality Undertaking
Save as permitted pursuant to the terms of the Finance Documents, any information, reports or documents furnished pursuant to the Finance Documents to the Finance Parties shall be kept confidential by the recipient and the Finance Parties agree not to disclose to any third party any of the information, reports or documents supplied by, or on behalf of, the Company under the Finance Documents without the prior consent of the Company (such consent not to be unreasonably withheld or delayed).

42.2	Exceptions
The provisions of Clause 42.1 (Confidentiality Undertaking) shall not apply:

(a)	to any information already known to the recipient, having emanated in conditions free from confidentiality bona fide from some person other than the Company or any agent of the Company;

(b)
to any information subsequently received by the recipient which it would otherwise be free to disclose, having emanated in conditions free from confidentiality bona fide from some person other than the Company or any agent of the Company;

(c)	to any information which is or becomes public knowledge;

(d)
to prohibit disclosure of any information to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or order of any governmental agency or regulatory body or securities exchange with whose instructions the recipient habitually complies;

(e)
to prohibit disclosure of any information to the extent that the recipient is required to disclose the same for the purposes of any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(f)
to prohibit disclosure of any information to any rating agency, if the rating agency to whom the information is to be given is informed of its confidential nature and that some or all of such information may be price-sensitive information;

(g)
to prohibit the supply of any information to an affiliate of a Finance Party, its and their respective officers, directors, employees, the auditors, agents, independent contractors, insurers, insurance brokers, partners, direct or indirect providers of credit protection, or provider of financing, or professional advisers of any of the Finance Parties, any actual or potential assignee, novatee, transferee, participant or sub-participant (including any agent, co-contractor, broker or adviser of any of the foregoing and if such actual or potential transferee is bound by a confidentiality agreement in any of the forms recommended by the Loan Market Association) if any person to whom the information is to be given is informed of its confidential nature and that some or all of such information may be price-sensitive information;

(h)
to any person who has been appointed by a Finance Party or by an actual or potential assignee, novatee, transferee, participant or sub-participant of a Finance Party, to receive communications, notices, information or other documents delivered pursuant to the Finance Documents on its behalf;

(i)
to any person appointed by a Finance Party or by an actual or potential assignee, novatee, transferee, participant or sub-participant of a Finance Party to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (i) if the service provider to whom the information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(j)	to any person to whom or for whose benefit a Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to Clause 34.10 (Security over Lenders' rights); or

(k)
to any third party who has signed a confidentiality undertaking substantially in the form of the LMA Confidentiality Letter (Seller) or the LMA Confidentiality Letter (Purchaser) as in effect at the date of disclosure in the forms prepared by the Loan Market Association.

42.3	Disclosure to Numbering Service Providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by such Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or the Company, the Shareholders or the Sponsors, the following information:

(i)	names of the Company, the Shareholders and the Sponsors;

(ii)	country of domicile of the Company, the Shareholders and the Sponsors;

(iii)	place of incorporation of the Company, the Shareholders and the Sponsors;

(iv)	date of this Agreement;

(v)	Clause 47 (Governing Law);

(vi)	the names of the Agents and Mandated Lead Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	the Final Maturity Date;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between a Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or the Company, the Shareholders or the Sponsors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (a)(i) to (xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Global Facility Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Global Facility Agent in respect of this Agreement, the Facilities and/or the Company, the Shareholders or the Sponsors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or the Company, the Shareholders or the Sponsors by such numbering service provider.

42.4	Survival of Obligations
The provisions of this Clause 42 (Confidentiality) shall survive the termination of this Agreement for a period of two (2) years after such termination.

43.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

44.	AMENDMENTS AND WAIVERS
The terms of the Finance Documents may be amended or waived only in accordance with the provisions of the Coordination Deed and any such amendment or waiver shall be binding on all Parties.

45.	LIMITED LIABILITY
Except as otherwise expressly provided in the Finance Documents, payment or performance of any of the obligations of the Company under any Finance Document shall be:

(a)	obligations of the Company only;

(b)	payable solely out of the revenues of the Project or proceeds from the sale of assets owned by the Company as expressly permitted hereunder; and

(c)	secured by the Security Interests over the assets of the Company granted pursuant to the Security Documents.
Nothing contained herein shall affect or diminish any rights of the Finance Parties against any person (other than the Company) to a Transaction Document for such person's fraud, wilful misconduct or wilful misappropriation of funds.

46.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of it are governed by English law.

47.	ARBITRATION

(a)
Any dispute, controversy or claim arising out of or relating to this Agreement, the breach, termination, existence or validity thereof or any non-contractual obligations arising out of or relating to this Agreement (a "Dispute") shall be referred to and finally settled by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (respectively, the "LCIA" and the "Rules") as in force at the date of this Agreement (which Rules are deemed to be incorporated by reference into this Clause 47 (Arbitration) (save as expressly amended herein)). Service of any request made pursuant to this Clause 47 (Arbitration) shall be in accordance with the provisions for the sending of notices under Clause 38 (Notices).

(b)
The arbitral tribunal (the "Arbitral Tribunal") shall consist of three (3) arbitrators. The claimant(s) in their request for arbitration shall jointly nominate one (1) arbitrator and the respondent(s) shall jointly nominate one (1) arbitrator provided that if a party fails to nominate an arbitrator within thirty (30) days of receipt of the request for arbitration, such appointment shall be made, at the request of such other party, by the LCIA. The third arbitrator, who shall serve as the presiding arbitrator, shall be jointly nominated by the other two arbitrators within thirty (30) days of the confirmation of the second arbitrator. If the presiding arbitrator is not nominated within this time period, the LCIA shall appoint such arbitrator.

(c)
The seat, or legal place, of arbitration shall be London, England and the procedural law applicable to the arbitration proceedings shall be English law. The language used in the arbitral proceedings shall be English and all documents submitted in the arbitral proceedings shall be in the English language or, if in another language, accompanied by an English translation.

(d)
Any award of the Arbitral Tribunal shall be immediately binding on the Parties. Any monetary award shall be made and payable in dollars and the Arbitral Tribunal shall be authorised to grant pre-award and post-award interest at commercial rates. The Parties waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.

(e)	This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(f)	Nothing in these dispute resolution provisions shall be construed as preventing any Party from seeking conservatory or similar interim relief from any court of competent jurisdiction.

(g)
The Arbitral Tribunal shall have the power to allow third parties to be joined in the arbitration as a party in accordance with the Rules and may make a single, final award determining all Disputes between them.

(h)
Where: (i) a Dispute has been referred to arbitration under this Agreement or under any Facility Agreement, the Equity Subscription and Retention Agreement, the Coordination Deed, the English Charge and Assignment, the Assignment of Reinsurances, any Subordination Agreement, any Subordinated Loan Assignment Agreement, any Hedging Agreement and any Direct Agreement (except the Consolidated Project Agreement Direct Agreement) (each an "Existing Dispute"); and (ii) a new Dispute has arisen under this Agreement relating either to issues or to facts which are substantially the same as those to be determined in an Existing Dispute (a "Related Dispute"):

(i)	the Parties may agree that the Arbitral Tribunal appointed or to be appointed in respect of such Existing Dispute shall also be appointed in respect of such Related Dispute; and

(ii)
if an Arbitral Tribunal has been appointed in the Existing Dispute, and no Arbitral Tribunal has been appointed in a Related Dispute or is composed of the same arbitrators as in the Existing Dispute, the Arbitral Tribunal in the Existing Dispute shall have the power, upon the request of a party to the Existing Dispute or a Related Dispute, to order the consolidation of the whole or part of both sets of arbitration proceedings in accordance with the Rules, provided it determines that:

(A)	it would be just and equitable and procedurally efficient to do so; and

(B)	no party to either the Existing Dispute or the Related Dispute would be materially prejudiced as a result.

(i)	This agreement to arbitrate shall be binding upon the successors, assigns and any trustee or receiver of each party.

48.	SOVEREIGN IMMUNITY
To the extent that the Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether before the issue of an award or judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

LENDERS
Part A

Original Commercial Lenders

Ahli United Bank B.S.C.
Arab Petroleum Investments Corporation (APICORP)
Standard Chartered Bank (Hong Kong) Limited

Part B

Original K-SURE Covered Facility Lenders

Banco Santander, S.A.
Crédit Agricole Corporate and Investment Bank
ING Bank, a branch of ING-DIBA AG
The Korea Development Bank
NATIXIS (DIFC Branch)
Société Générale
Standard Chartered Bank (Hong Kong) Limited

Part C

Original Hedge Providers

Ahli United Bank B.S.C.
Crédit Agricole Corporate and Investment Bank
ING Bank N.V.
The Korea Development Bank
NATIXIS
Société Générale
Standard Chartered Bank

Schedule 2
CONDITIONS PRECEDENT

1.	CORPORATE DOCUMENTS

1.1	The Company

(a)
A certificate of a duly authorised signatory of the Company attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(i)	the memorandum of association of the Company including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(ii)
the certificate of registration with the Ministry of Industry, Commerce and Tourism including the registered address of the Company and a list of the shareholders and the board of directors of the Company as at the date of this Agreement;

(iii)	minutes of the Company's first board of directors meeting;

(iv)	a resolution of the board of directors and shareholders of the Company:

(A)	approving the terms and conditions of each of the Transaction Documents to which the Company is a party;

(B)	resolving that the Company will execute those Transaction Documents referred to in paragraph 1.1(a)(iv)(A) above and which are to be executed after the date of such resolution;

(C)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.1(a)(iv)(A) above; and

(D)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Notice of Drawdown) to be signed and/or despatched by the Company under or in connection with the Transaction Documents to which the Company is a party; and

(v)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.1(a)(iv) above.

(b)	Confirmation from the Company that it holds no accounts other than the Project Accounts listed in paragraph 1.1 (Project Accounts) of Schedule 3 (Accounts) and any Distribution Account.

(c)	A certificate from the Company confirming that each Fee Letter has been signed by each party thereto.

1.2	Teekay
A certificate of an authorised signatory of Teekay attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a resolution of the board of directors of Teekay notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which Teekay is a party;

(ii)	resolving that Teekay will execute those Transaction Documents referred to in paragraph 1.2(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.2(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by Teekay under or in connection with the Transaction Documents to which Teekay is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.2(b) above.

1.3	Samsung HoldCo
A certificate of an authorised signatory of Samsung HoldCo attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)
a resolution of the board of directors of Samsung HoldCo consularised by the Ministry of Foreign Affairs of the United Arab Emirates, the Embassy of Bahrain in the United Arab Emirates, and the Ministry of Foreign Affairs in Bahrain:

(i)	approving the terms and conditions of each of the Transaction Documents to which Samsung HoldCo is a party;

(ii)	resolving that Samsung HoldCo will execute those Transaction Documents referred to in paragraph 1.3(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.3(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by Samsung HoldCo under or in connection with the Transaction Documents to which Samsung HoldCo is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.3(b) above.

1.4	GIC
A certificate of an authorised signatory of GIC attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a copy of:

(i)
the Official Special Power of Attorney, issued by Khalid Bin Saleh Bin Fahad Al-Khattaf, in his capacity as the Chairman of the Board of the Directors of GIC, authorising Ibrahim Ali Ibrahim Al-Qhadi, Chief Executive Officer of GIC, to act on GIC's behalf as the attorney of GIC; and

(ii)
the powers of attorney issued by Ibrahim Ali Ibrahim Al-Qhadi, in his capacity as the authorised signatory on behalf of GIC, pursuant to the Official Special Power of Attorney referred to in paragraph (i) above, authorising Meshary Al-Judaimi to be the attorney of GIC in all matters relating to the Project consularised by the Bahraini Consulate in Kuwait and the Ministry of Foreign Affairs in Bahrain; and

(c)	a specimen of the signature of each person authorised by the power of attorney referred to in 1.4(b)(ii) above.

1.5	nogaholding
A certificate of an authorised signatory of nogaholding attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	Royal Decree No. 77, 2007 (Gazette No. 2804 dated 16 August 2007) establishing nogaholding and any subsequent amendments;

(b)	a resolution of the board of directors of nogaholding:

(i)	approving the terms and conditions of each of the Transaction Documents to which nogaholding is a party;

(ii)	resolving that nogaholding will execute those Transaction Documents referred to in paragraph 1.5(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.5(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by nogaholding under or in connection with the Transaction Documents to which nogaholding is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.5(b) above.

1.6	Samsung
A certificate of an authorised signatory of Samsung attaching a copy of each of the following documents and certifying that they are true, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmation that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a resolution of the board of directors of Samsung or other equivalent body, including the executive committee or chief executive officer resolution, notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which Samsung is a party;

(ii)	resolving that Samsung will execute those Transaction Documents referred to in paragraph 1.6(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.6(b)(i) above;

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by Samsung under or in connection with the Transaction Documents to which Samsung is a party; and

(v)	approving Samsung's shareholding in Samsung HoldCo; and

(c)	a specimen of the signature of each person authorised by the power of attorney referred to in paragraph 1.6(b) above.

1.7	EPC Contractor
A certificate of an authorised signatory of the EPC Contractor attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmation that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)
a resolution of the board of directors of the EPC Contractor or other equivalent body, including the executive committee or chief executive officer resolution, notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which the EPC Contractor is a party;

(ii)	resolving that the EPC Contractor will execute those Transaction Documents referred to in paragraph 1.7(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.7(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by the EPC Contractor under or in connection with the Transaction Documents to which the EPC Contractor is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.7(b) above.

1.8	O&M Contractor
A certificate of an authorised signatory of the O&M Contractor attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmation that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a resolution of the board of directors of the O&M Contractor notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which the O&M Contractor is a party;

(ii)	resolving that the O&M Contractor will execute those Transaction Documents referred to in paragraph 1.8(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.8(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by the O&M Contractor under or in connection with the Transaction Documents to which the O&M Contractor is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.8(b) above.

1.9	O&M Guarantor
A certificate of an authorised signatory of the O&M Guarantor attaching a copy of each of the following documents and certifying that they are true, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a resolution of the board of directors of the O&M Guarantor notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which the O&M Guarantor is a party;

(ii)	resolving that the O&M Guarantor will execute those Transaction Documents referred to in paragraph 1.9(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.9(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by the O&M Guarantor under or in connection with the Transaction Documents to which the O&M Guarantor is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.9(b) above.

1.10	FSU Owner
A certificate of an authorised signatory of the FSU Owner attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)
the constitutional documents (registered with the competent authority to the extent such registration is required under the laws of the jurisdiction of incorporation), including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a resolution of the board of directors of the FSU Owner notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which the FSU Owner is a party;

(ii)	resolving that FSU Owner will execute those Transaction Documents referred to in paragraph 1.10(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.10(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by the FSU Owner under or in connection with the Transaction Documents to which the FSU Owner is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.10(b) above.

1.11	FSU Contractor
A certificate of an authorised signatory of the FSU Contractor attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmation that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a power of attorney of the FSU Contractor notarised and apostilled by the relevant authority:

(i)	authorising a specified person or persons to execute those Transaction Documents to which the FSU Contractor is a party; and

(ii)
authorising a specified person or persons, on its behalf, take all such further actions and to sign and/or despatch all necessary documents to be signed and/or despatched by the FSU Contractor under or in connection with the Transaction Documents to which the FSU Contractor is a party; and

(c)	passport copies setting out a specimen of the signature of each relevant person authorised by the power of attorney referred to in paragraph 1.11(b) above.

1.12	FSU Guarantor
A certificate of an authorised signatory of the FSU Guarantor attaching a copy of each of the following documents and certifying that they are true, correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	the constitutional documents registered with the competent authority, including confirmations that such documents reflect all amendments made as of the date of delivery to the Finance Parties;

(b)	a resolution of the board of directors of the FSU Guarantor notarised and apostilled by the relevant authority:

(i)	approving the terms and conditions of each of the Transaction Documents to which the FSU Guarantor is a party;

(ii)	resolving that the FSU Guarantor will execute those Transaction Documents referred to in paragraph 1.12(b)(i) above and which are to be executed after the date of such resolution;

(iii)	authorising a specified person or persons to execute those Transaction Documents referred to in paragraph 1.12(b)(i) above; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by the FSU Guarantor under or in connection with the Transaction Documents to which the FSU Guarantor is a party; and

(c)	a specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.12(b) above.

1.13	NOGA
A certificate of an authorised signatory of NOGA attaching a copy of each of the following documents and confirming that they are correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	Decree No. 63, 2005 (Gazette No. 2706 dated 28 September 2005) establishing NOGA and any subsequent amendments;

(b)	Decree No. 19, 2015 (Gazette No. 3205 dated 16 April 2015) establishing the Board of Directors of NOGA and any subsequent amendments;

(c)
Decree No. 45, 2016 (Gazette No. 3265 dated 9 June 2016) designating Shaikh Mohammed bin Khalifa bin Ahmed Al Khalifa as the Minister of Oil and Decree No. 18, 2016 (Gazette No. 3254 dated 24 March 2016) designating the Minister of Oil as the Chairman of the Board of Directors of NOGA; and

(d)
if Shaikh Mohammed bin Khalifa bin Ahmed Al Khalifa is not signatory to a Transaction Document to which NOGA is a party, a letter issued by the Chairman of the Board of Directors of NOGA setting out the details of the specified persons authorised to execute such Transaction Document on NOGA's behalf.

1.14	MOF

A certificate of an authorised signatory of the MOF attaching a copy of each of the following documents and confirming that they are correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	Decree No. 7, 2005 (Gazette No. 2670 dated 19 January 2005) appointing Sh. Ahmed bin Mohamed Al Khalifa as the Minister of Finance; and

(b)	either:

(i)	a copy of the relevant entry published in the official Gazette in Bahrain detailing the authorised signatories of the MOF; or

(ii)
if a copy of the Gazette referred to in paragraph (i) above is unavailable, a letter issued by the Minister of Finance setting out the details of the specified persons authorised to execute the Transaction Documents to which the MOF is a party on MOF's behalf.

1.15	MoWMA&UP
A certificate of an authorised signatory of MoWMA&UP attaching a copy of each of the following documents and confirming that they are correct, complete and in full force and effect and have not been amended or superseded as at the date of such certificate:

(a)	Decree No. 83, 2014 (Gazette No. 3188 dated 18 December 2014) appointing Mr. Esam Abdulla Khalaf as Minister of Works, Municipal Affairs & Urban Planning; and

(b)	either:

(i)	a copy of the relevant entry published in the official Gazette in Bahrain detailing the authorised signatories of MoWMA&UP; or

(ii)
if a copy of the Gazette referred to in paragraph (i) above is unavailable, a letter issued by the Minister of MoWMA&UP setting out the details of the specified persons authorised to execute the Transaction Documents to which MoWMA&UP is a party on MoWMA&UP's behalf.

Each of the entities referred to in paragraphs 1.1 to 1.15 above are a "Relevant Company" and together the "Relevant Companies".

2.	LEGAL OPINIONS

2.2	A legal opinion of Shearman & Sterling LLP (international legal advisers to the Lenders and the Global Facility Agent in England).

2.3	A legal opinion of White & Case LLP (international legal advisers to the Company in England).

2.4	A legal opinion of Zu'bi & Partners Attorneys & Legal Consultants (legal advisers to the Company in Bahrain).

2.5	Legal opinions of Hassan Radhi & Associates (legal advisers to the Lenders, the Global Facility Agent and the Hedge Providers in Bahrain).

2.6	A legal opinion of Shin & Kim (legal advisers to K-SURE and the K-SURE Covered Facility Lenders in Korea).

2.7	A legal opinion of Al Tamimi & Company (legal advisers to Samsung HoldCo in the United Arab Emirates).

2.8	A legal opinion of Norton Rose Fulbright LLP (legal advisers to nogaholding) with respect to the Deed of Undertaking.

2.9	A legal opinion from the external legal advisers to:

(a)	Teekay;

(b)	Teekay LNG Partners LP;

(c)	Samsung HoldCo;

(d)	GIC;

(e)	nogaholding;

(f)	Samsung;

(g)	NOGA;

(h)	the EPC Contractor;

(i)	the O&M Contractor;

(j)	the O&M Guarantor;

(k)	MOF;

(l)	MoWMA&UP;

(m)	the FSU Owner;

(n)	the FSU Guarantor;

(o)	EWA (in agreed form, but not executed); and

(p)	BPC.

3.	FINANCE DOCUMENTS, THE EQUITY SUBSCRIPTION AND RETENTION AGREEMENT AND SECURITY DOCUMENTS

3.1
A duly executed original of each Finance Document and, if required under the Equity Subscription and Retention Agreement, the Acceptable Equity Letters of Credit but, in the case of the Permitted Investment Security Documents, Hedging Agreements (and related accession documentation), MRA Acceptable Letter of Credit, DSRA Acceptable Letter of Credit and the Working Capital Facility Agreement, only if required to be entered into prior to Financial Close, in each case in form and substance satisfactory to the Lenders.

3.2	Evidence that:

a.
each Finance Document to be provided pursuant to paragraph 3.1 above and any Security Interest required to be created thereunder has been created and perfected and, to the extent necessary, has been duly filed, recorded, stamped, and/or registered with the relevant Competent Authority;

b.	all notices required under the Security Documents have been given;

c.	the Company has delivered the notices of assignment in respect of the Insurances; and

d.	all acknowledgements required under the Security Documents have been delivered, save that in respect of:

i.	the Insurances, delivery of acknowledgements of assignment shall be made to the extent required by paragraphs 1.1(c)(iii)(B) and 1.1(e)(iii) of Schedule 10 (Insurances); and

ii.
the Technical Interface Agreement and Pipeline Interconnection Agreement, the Company shall provide evidence of delivery of the notices of assignment and shall only be required to use all reasonable efforts to procure delivery of an acknowledgement of assignment, provided that no additional notices and acknowledgments of assignment shall be required if the relevant counterparty enters into a direct agreement containing notice and acknowledgment of the relevant assignment.

3.3
Evidence that nogaholding, Samsung HoldCo, Teekay and GIC have together full title to one hundred per cent. (100%) of the Company's share capital, free from all Security Interests (other than Security Interests created under the Security Documents), at the time the Security Interests are registered.

3.4
Evidence that Samsung has full title to one hundred per cent. (100%) of the share capital in Samsung HoldCo, free from all Security Interests (other than Security Interests created under the Security Documents), at the time the Security Interests are registered.

3.5
Confirmation by the Company, and each of the Shareholders holding the Shares in dematerialised form, of the entry of the Share Pledges in their system/records and evidence that each such Share Pledge has been registered in the commercial registry of the Ministry of Industry, Commerce and Tourism.

3.6
Share certificates (if any) endorsed with a memorandum of the Share Pledge for each of the Company's shares secured under the Share Pledge over the Company's Shares together with evidence that the Share Pledge has been registered in any share register maintained by the Company and the security register of the Jebel Ali Free Zone Authority.

3.7	The Template ISDA as agreed between the Company, the Senior Lenders, K-SURE and the Original Hedge Providers.

4.	PROJECT DOCUMENTS

4.1
Copies duly executed by all parties thereto, certified as true, correct, complete and in full force and effect by a duly authorised signatory of the Company, of each of the Project Documents (other than the Commissioning Agreement, the Power Supply Agreement, the Tug Charter, the Warranty Bond and the Advance Payment Bond), in each case duly executed by all parties to them and all and any amendments, supplements, novations, variations and waivers which have been made, given or entered into in relation to any of the foregoing prior to the date of Financial Close.

4.2	A copy of the Agreed Power Supply Agreement.

4.3
Evidence that each of the Project Documents referred to in paragraph 4.1 above has, to the extent necessary, been duly filed, recorded, stamped and registered with the relevant Competent Authority and that each Project Document is in full force and effect (save for the satisfaction of any condition that this Agreement must be in full force and effect).

4.4	The Schedule of Rates (as defined in the EPC Contract).

5.	DIRECT AGREEMENTS
Duly executed originals of the following direct agreements (the "Direct Agreements"):

(a)	the Consolidated Project Agreement Direct Agreement;

(b)	the EPC Direct Agreement;

(c)	the Time Charter Party Direct Agreement;

(d)	the Land Lease Agreement Direct Agreement;

(e)	the Pipeline Corridor Agreement Direct Agreement;

(f)	the Pipeline Interconnection Agreement Direct Agreement; and

(g)	the O&M Agreement Direct Agreement.

6.	ADVISERS' APPOINTMENTS AND REPORTS

(a)	Each of:

(i)	a report prepared by the Lenders' Technical Consultant as to its evaluation and investigation of technical matters in relation to the Project;

(ii)
a report prepared by the Lenders' Insurance Adviser confirming that the Insurances then required to be maintained pursuant to the Finance Documents are in full force and effect and as to its evaluation and investigation of any other insurance matters upon which its advice has been sought;

(iii)
a report prepared by the Finance Parties' Model Auditor as to the Base Case and related matters, including, amongst other things, their internal logic and consistency, Tax and accounting assumptions and calculation of the Projected DSCR;

(iv)	the Environmental and Social Due Diligence Report;

(v)	legal due diligence reports prepared by legal counsel to the Lenders; and

(vi)	the Environmental and Social Action Plan,
in each case addressed to the Lenders (and where not so addressed to be the subject of a reliance letter or other similar letter), and in form and substance satisfactory to, the Lenders.

(b)	A copy of each of the following letters of appointment (including all novations, supplements and side letters thereto), certified by a duly authorised signatory of the Company:

(i)	the Lenders' Technical Consultant;

(ii)	the Lenders' Environmental Consultant;

(iii)	the Model Auditor; and

(iv)	the Lenders' Insurance Adviser.

7.	FINANCIAL INFORMATION

7.1	A copy of each of the following, certified by a duly authorised signatory of the relevant entity as being true, complete and accurate:

(a)	the Company's unaudited opening accounts;

(b)	Samsung HoldCo's unaudited opening accounts and Teekay's Financial Statements;

(c)	the most recent Financial Statements of the EPC Contractor (prepared in accordance with the Relevant Accounting Standard);

(d)	the most recent Financial Statements of the FSU Owner;

(e)	the most recent Financial Statements of the FSU Guarantor (prepared in accordance with US GAAP);

(f)	the most recent Financial Statements of the O&M Guarantor (prepared in accordance with US GAAP);

(g)	if available, the most recent Financial Statements of NOGA (prepared in accordance with the Relevant Accounting Standard);

(h)	the most recent Financial Statements of nogaholding (prepared in accordance with the Relevant Accounting Standard);

(i)	the most recent Financial Statements of GIC (prepared in accordance with the Relevant Accounting Standard); and

(j)	the most recent Financial Statements of Samsung (prepared in accordance with the Relevant Accounting Standards).

7.2
In respect of paragraphs 7.1(a) to 7.1(j) above (to the extent that such Financial Statements are delivered), a certificate by a duly authorised signatory of the Relevant Company delivering such Financial Statements certifying that no change in the financial condition of such Relevant Company, that has, will have or could reasonably be expected to have a Material Adverse Effect has occurred since the issuance of the relevant Financial Statements.

8.	CONSENTS

8.1	A copy of each of the Consents listed in Part A (Financial Close Consents) of Schedule 9 (Consents).

8.2	Evidence (which may be in the form of a legal opinion of Bahraini counsel to the Company) that:

(a)
the Consents listed in Part A (Financial Close Consents) of Schedule 9 (Consents) constitute all material Consents necessary for constructing and operating the Project which are required to be in effect at Financial Close (including Consents required for the performance by the Company under the Project Documents and Finance Documents); and

(b)	each such Consent is in full force and effect, is legally binding and enforceable.

9.	MODELS

9.1	A copy of the audited Computer Model in computer legible form, in form and substance satisfactory to the Lenders.

9.2	A copy of the Base Case demonstrating that:

(a)	the Projected DSCR for each Projected DSCR Calculation Period until the Final Maturity Date is at least 1.30:1;

(b)	the LLCR for the LLCR Calculation Period is at least 1.37:1; and

(c)	the hedging percentages for each Hedging Calculation Period are at least equal to the minimum required hedging percentages specified in Schedule 13 (Hedging Strategy) of this Agreement.

10.	NOTICE TO PROCEED

10.1
Confirmation from the Company that all conditions precedent to the issuance of (a) the NTP have been satisfied and the NTP Date (as defined in the Project Development Agreement) has occurred pursuant to the Project Development Agreement; and (b) the Full Notice to Proceed (as defined in the EPC Contract) have been satisfied and the FNTP Effective Date (as defined in the EPC Contract) has occurred pursuant to the EPC Contract.

10.2
Confirmation from the Company that there have been no adjustments to the Scheduled Provisional Completion Date or to the Contract Price, in each case, as a result of clause 4.3 (Scheduled FNTP Effective Date) of the EPC Contract.

10.3	A copy, certified as true, correct, complete and up-to-date, by a duly authorised signatory of the Company of the issued NTP.

11.	CBB
Evidence that the Central Bank of Bahrain has confirmed that it has no objection to the Lenders funding the Project and that neither applicable Central Bank of Bahraini law the regulation on "Prohibiting the Marketing of Regulated Services by Any Unlicensed Person" are designed to be applicable to the transactions contemplated by the Project where funding or provision of hedging or related agency services is from overseas providers, such evidence to comprise a letter from the Bahraini legal counsel of the Company to the Central Bank of Bahrain requesting such confirmation, and the corresponding statement of no objection from the Central Bank of Bahrain.

12.	MATERIAL ADVERSE CHANGE
Since the date of this Agreement, the Global Facility Agent (acting on the instructions of the Required Majority) has not determined that, in its opinion, there has been an event or circumstance or series of events or circumstances that has occurred which constitutes (or is likely to result in) a material adverse change in:

(a)
the business or financial condition or operation of any Major Project Party from that represented in its latest published results or the ability of each Major Project Party to perform its obligations under any Transaction Document to which it is a party; or

(b)	the economic or technical viability of the Project or any substantial part thereof; or

(c)
the political, financial or economic climate in Bahrain, the Gulf region or Bahrain's neighbouring countries including (without limitation) changes resulting directly or indirectly from any existing or outbreak of war or other armed conflicts, state of national emergency, civil unrest, disturbance or other similar events in each case whether such event may occur in Bahrain or in any other state or country.

13.	MISCELLANEOUS

13.1	Evidence that:

a.	all Project Accounts required to be opened by Financial Close have been opened in accordance with the requirements hereof (including account numbers and any sub-account numbers);

b.
all fees, costs and expenses which are then due and required to be paid by the Company pursuant to any Finance Document have been duly paid or will be paid immediately upon the making of the first Advance (provided that such fees, costs and expenses other than fees payable under any Fee Letter which shall be paid in accordance with such Fee Letter are notified to the Company no less than 10 days prior to Financial Close);

c.	all premia, costs and expenses required to be paid to K-SURE pursuant to the K-SURE Insurance Policy have been duly paid or will be paid immediately upon the making of the first Advance;

d.
all Insurances then required to be maintained by the Company pursuant to the Finance Documents are in place and in full force and effect (such evidence to include (without limitation) insurance and reinsurance cover notes (and draft policy wording);

e.	the Company has disclosed its entry into the Finance Documents to the Insurers and Reinsurers;

f.	the material insurance cover required to be procured by the counterparties pursuant to the Project Documents is in place; and

g.
possession of the Site (as defined in the Land Lease Agreement) has been transferred to the Company pursuant to the Land Lease Agreement free and clear of all Security Interests (other than Permitted Encumbrances).

13.2
Confirmation from the Modelling Bank (following delivery of the audited Computer Model) that the Company is in compliance with the Hedging Strategy, and the Modelling Bank shall (without limitation) refer to the relevant Finance Documents and the audited Computer Model in order to determine whether the Company is in compliance with the same.

13.3
Delivery of the Project Budget consistent with the Base Case, together with confirmation from the Lenders' Technical Consultant (which may be contained in the report described in paragraph 6(a)(i) of this Schedule 2 (Conditions Precedent) of the reasonableness of the projected construction schedule milestones, projected Project Costs and amount of the contingency.

13.4
Delivery of the letter of undertaking from reputable insurance and reinsurance brokers (if appointed) materially in the form, set out in Appendices III and IV to Schedule 10 (Insurances) or as otherwise agreed prior to the date hereof in respect of the construction phase Insurances.

13.5
Delivery of each document required by any Lender in order for it to meet all necessary "know your customer" or similar requirements in the form reasonably requested by each such Lender, to the extent not specified in this Schedule 2 (Conditions Precedent), satisfaction of such requirements being evidenced by such Lenders signature hereto.

13.6
A copy of each Equity Bridge Finance Document (as defined in the relevant Equity Bridge Facility Agreement) and each Support Document (as defined in the Equity Subscription and Retention Agreement) duly executed by all parties thereto certified as correct, complete and in full force and effect by a duly authorised signatory of the Company.

13.7
Evidence and written confirmation from the Offshore Account Bank that the Initial Equity Contribution Amount (as defined in the Equity Subscription and Retention Agreement) has been contributed to the Company by the Shareholders and applied towards Project Costs.

13.8	Evidence of the appointment of an international auditor licensed in Bahrain and a certified copy of such auditor's appointment letter accepted by the auditor.

13.9	Agreed form of Operating Budgets.

Schedule 3
ACCOUNTS

1.	THE PROJECT ACCOUNTS

1.1	Project Accounts
The Company shall establish with the Account Banks and, in accordance with the provisions of the Finance Documents shall maintain, the following project accounts:

a.	a revenues account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270753550 (the "Dollar Operating Revenues Account");

b.
a revenues account denominated in Bahraini Dinars and maintained with the Onshore Account Bank in Bahrain with the number specified in the Account Pledge Agreement (the "Dinar Operating Revenues Account");

c.
a disbursement account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270754350 (the "Dollar Disbursement Account"), and two separate sub-accounts thereof designated USD - 01270755150 (the "Punchlist Item Sub-account") and USD - 01270757850 (the "Success Fee Sub-account");

d.	a debt service reserve account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270758650 (the "Debt Service Reserve Account");

e.	an insurance proceeds account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270759450 (the "Insurance Proceeds Account");

f.	a capital compensation account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270760850 (the "Dollar Capital Compensation Proceeds Account");

g.
a capital compensation account denominated in Bahraini Dinars and maintained with the Onshore Account Bank in Bahrain with the number specified in the Account Pledge Agreement (the "Dinar Capital Compensation Proceeds Account");

h.	an operating account denominated in Bahraini Dinars and maintained with the Onshore Account Bank in Bahrain with the number specified in the Account Pledge Agreement (the "Onshore Operating Account");

i.	a major maintenance reserve account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270761650 (the "Major Maintenance Reserve Account");

j.
if and for so long as the Working Capital Facility is denominated in Dollars and is an Overdraft Facility, a working capital account denominated in Dollars and maintained with the Offshore Account Bank (the number thereof to be notified by the Company to the Global Facility Agent immediately upon designation) (the "Dollar Working Capital Account");

k.	a cost underrun reserve account denominated in Dollars and maintained with the Offshore Account Bank in London numbered USD - 01270763250 (the "Cost Underrun Reserve Account"); and

l.
if and for so long as the Working Capital Facility is denominated in Bahraini Dinars and is an Overdraft Facility, a working capital account denominated in Bahraini Dinars and maintained with the Onshore Account Bank (the number thereof to be notified by the Company to the Global Facility Agent immediately upon designation) (the "Dinar Working Capital Account").

1.2	Distribution Accounts
The Company may, from time to time, establish and maintain accounts denominated in Dollars and/or Bahraini Dinars with such bank or banks as the Company may select for the purpose of receiving payments made in accordance with paragraph 3.3(f) (Withdrawals from the Operating Revenues Accounts), paragraph 4.3(b)(ii) (Withdrawals of Balances in excess of DSRA Required Balance) and/or paragraph 11.2(b) (Withdrawals from the Cost Underrun Reserve Account), in each case, of this Schedule 3 (Accounts) (any such account, a "Distribution Account"). Each Distribution Account is not the subject of security in favour of any Finance Party.

1.3	Other Project Accounts

The Company shall not establish any accounts other than the Project Accounts and any Distribution Account without the prior written approval of the Required Majority subject to such other accounts being secured in favour of the Security Agents (as appropriate) on terms acceptable to the Required Majority. The Global Facility Agent shall promptly notify each Account Bank of the establishment of any such accounts.

1.4	Interest on Project Account Balances
Each amount from time to time standing to the credit of the Project Accounts shall bear interest in the currency in which such amount is denominated at such rate as may from time to time be agreed between the Company and the relevant Account Bank. Such interest shall be credited to the relevant Project Account.

1.5	Permitted Investments
Any amounts credited from time to time to the Operating Accounts may be invested in Permitted Investments in accordance with the provisions of Clause 22 (Permitted Investments).

1.6	Restrictions on Withdrawals

a.
Notwithstanding anything to the contrary in any Finance Document, the Company shall not make or purport to make at any time a withdrawal or transfer from, and the Account Banks shall not permit a withdrawal or transfer from, a Project Account:

i.
if such withdrawal or transfer would cause such Project Account (with the exception of the Working Capital Accounts) to become overdrawn, provided that no withdrawal shall be made from the relevant Working Capital Account if it would cause such account to become overdrawn by an amount in excess of the Overdraft Amount; and

ii.
unless the relevant Account Bank has received a request from the Company for such withdrawal or transfer on or before the date thereof and in any event in time to process such request for value in accordance with its normal practices; and

iii.	unless the withdrawal is permitted by the terms of this Agreement.

b.
At any time following the occurrence of an Event of Default or a Sanctions Event which is continuing, the Global Facility Agent may give notice to the relevant Account Bank instructing it not to act on the instructions or requests of the Company in relation to any sums at any such time standing to the credit of any of the Project Accounts maintained with it and each Account Bank agrees that it shall act only in accordance with the instructions of the Global Facility Agent.

c.
The Global Facility Agent shall notify the Account Banks of the cessation of the Event of Default(s) or Sanctions Event which is the subject of any notice delivered pursuant to paragraph (b) of this paragraph 1.6 (Restrictions on Withdrawals) promptly upon becoming aware thereof.

1.7	Account Mandates

a.	Each Account Bank shall, save as otherwise provided herein, maintain each Project Account held by it in accordance with:

i.	any mandate agreed between the Company and such Account Bank relating thereto;

ii.	its normal practices; and

iii.	the provisions of the Finance Documents;
provided that, if there is any conflict between the Finance Documents and either any mandate agreed by such Account Bank or such Account Bank's normal practices, the provisions of the Finance Documents shall prevail but only to the extent that such Account Bank would not be in a breach of law as a result.

b.
Each Account Bank shall manage transfers between Project Accounts in accordance with the provisions of the Finance Documents without further instruction from the Finance Parties, until a notice has been received by such Account Bank under paragraph 1.6(b) (Restrictions on Withdrawals) of this Schedule 3 (Accounts).

1.8	Separate Accounts
Each Project Account which is held at an Account Bank shall be a separate account (or sub-account) at that Account Bank.

1.9	Obligations of the Company

None of the restrictions contained in this Schedule 3 (Accounts) on the withdrawal of funds from the Project Accounts shall affect the obligations of the Company to make any payments of any nature required to be made to the Finance Parties, or any of them, on the due date for payment thereof in accordance with any Finance Document.

1.10	Payment from the Project Accounts
Save as expressly provided in this Agreement, the Coordination Deed or any Security Document, no person shall be entitled to require any Account Bank to make, and no Account Bank shall make, any payment out of the amounts standing to the credit of the Project Accounts.

1.11	Payment to the Project Accounts
The Company shall not pay, or permit to be paid, any monies into any of the Project Accounts other than in accordance with the terms of this Agreement, the Security Documents or the Equity Subscription and Retention Agreement.

1.12	Closure of Project Accounts
If the Company requests, at any time after the End Date, that a Project Account be closed, the Account Bank with which such Project Account is held shall, at the sole cost and expense of the Company, close such Project Account and transfer any amount standing to the credit thereof (together with any accrued interest thereon) to the Company or to the person lawfully entitled to such amount.

1.13	Currencies
Save as otherwise provided in this Agreement and unless the Global Facility Agent otherwise requires:

a.
the Company shall as soon as it is practicable direct the relevant Account Bank to convert monies received by it or paid on its behalf to that Account Bank at the relevant Account Bank's spot rate of exchange for crediting to a Project Account which are not denominated in the currency of that account into the currency of that account; and

b.
if requested by the Company, each Account Bank may effect spot foreign exchange transactions at the relevant Account Bank's spot rate of exchange in relation to money withdrawn or to be withdrawn from the Project Accounts in order for the Company to meet its obligations as and when they fall due in the correct currency.

1.14	Account Statements
Each Account Bank will provide the Company with, in respect of each month, a full statement of the balance of and payments into and from each of the Project Accounts and the Company shall authorise each Account Bank to provide a copy of the same to the Global Facility Agent.

1.15	Account Bank Set-Off
Each Account Bank agrees that it shall not claim or exercise any security interest, set-off, counterclaim or other right in respect of any of the Project Accounts maintained with it, the funds in any such Project Account or the debts represented by them.

1.16	Jurisdiction

a.
All payments out of the Project Accounts shall be made by the Account Banks in the location of the Account Banks and neither of the Account Banks are permitted to make any payments out of the Project Accounts in any other jurisdiction for any reason whatsoever.

b.
Notwithstanding anything contained in Clause 47 (Governing Law), any deposits standing to the credit of the Project Account(s) from time to time and all payments out of the Project Account(s) are governed by the prevailing laws in effect in the location of the Account Banks.

2.	DOLLAR DISBURSEMENT ACCOUNT

2.1	Credits to the Dollar Disbursement Account
Save as otherwise provided in this Agreement, the Equity Subscription and Retention Agreement or the Facility Agreements, the Company shall procure that all proceeds of:

(1)	Advances (other than the Cost Underrun Advance); and

(2)	Shareholders' Funds,
are, in each case, paid directly into the Dollar Disbursement Account provided that such proceeds that are obtained for the purpose of (i) funding the Punchlist Items shall be credited to the Punchlist Item Sub-account; and (ii) paying the Success Fee to the Sponsors shall be credited to the Success Fee Sub-account.

2.2	Withdrawals from the Dollar Disbursement Account

a.	Prior to the Commercial Start Date, the Company shall only be entitled to withdraw amounts from the Dollar Disbursement Account to:

i.	make payments in respect of Project Costs in accordance with the Project Budget; and

ii.
prepay principal due under the Facilities in accordance with Clause 6.4 (Voluntary Prepayment) or make payments in respect of Hedging Termination Payments, save that, in each case, such prepayments or payments shall not be made using amounts drawn under the Facilities.

b.
On the Completion Date, the Company shall (following the application of amounts (if any) in accordance with paragraph 2.2(a) (Withdrawals from the Dollar Disbursement Account) of this Schedule 3 (Accounts)) apply any amounts credited at such time to the Dollar Disbursement Account (including the Punchlist Items Sub-account) and not required (x) to be applied to the payment of Project Costs (including payment of the Success Fee) on or after the Completion Date or (y) by Bahraini law to be retained to capitalise the Company, to the prepayment of the Facilities pro rata as between the Facilities and in inverse order of maturity amongst the remaining Repayment Instalments of the Commercial Bank Facility, the K-SURE Covered Facility and the Contingent Facility, provided that any such prepayment shall be in a minimum amount of US$1,000,000, together with any related Hedging Termination Payments, and otherwise such amounts shall be transferred to the Dollar Operating Revenues Account.

2.3	Success Fee Sub-account

a.
The Company shall, prior to the Completion Date, withdraw amounts standing to the credit of the Success Fee Sub-account as contemplated by clause 6.2(b)(iv) (Calls for Cash Deficiency Support) of the Equity Subscription and Retention Agreement.

b.	The Company may, on or following the Completion Date, withdraw amounts standing to the credit of the Success Fee Sub-account for the purposes of paying the Success Fee to the Sponsors.

c.
On the date following the Longstop Completion Date, the Company shall, if requested to do so by the Global Facility Agent, apply all amounts (if any) standing to the credit of the Success Fee Sub-account in mandatory prepayment of the Loans in accordance with Clause 6.13 (Mandatory Prepayment - Success Fee Sub-account).

3.	OPERATING REVENUES ACCOUNTS

3.1	Credits to the Dollar Operating Revenues Account
Save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that:

a.	all amounts constituting:

i.	Operating Revenues;

ii.	Non-Operating Revenues;

iii.	drawings under the Working Capital Facility; and

iv.	payments received under the Hedging Agreements,
in each case, to the extent denominated in Dollars (or in any currency other than Bahraini Dinars), and to the extent not required to be credited to any other Project Account;

b.	all amounts transferred to the Dollar Operating Revenues Account in accordance with:

i.	paragraph 2.2(b) (Withdrawals from the Dollar Disbursement Account);

ii.	paragraph 3.4(b) (Withdrawals from the Dinar Operating Revenues Account);

iii.	paragraph 4.3(a)(i) (Withdrawals of Balances in excess of DSRA Required Balance); and

iv.	paragraph 10.4(b) (Withdrawals from the Major Maintenance Reserve Account), in each case, of this Schedule 3 (Accounts);

c.
all other amounts received by the Company denominated in a currency other than Bahraini Dinars which are not permitted or required by the provisions of this Agreement to be paid into any other Project Account; and

d.	any other amounts required to be credited to the Dollar Operating Revenues Account in accordance with the Finance Documents, are paid directly, or promptly upon receipt by the Company, into the Dollar Operating Revenues Account.

3.2	Credits to the Dinar Operating Revenues Account
Save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that:

a.	all amounts constituting:

i.	Operating Revenues;

ii.	Non-Operating Revenues; and

iii.	drawings under the Working Capital Facility,
in each case, to the extent denominated in Bahraini Dinars, and to the extent not required to be credited to any other Project Account;

b.
all amounts required to be transferred to the Dinar Operating Revenues Account in accordance with paragraph 4.3(a)(i) (Withdrawals of Balances in excess of DSRA Required Balance) of this Schedule 3 (Accounts);

c.	all other amounts received by the Company denominated in Bahraini Dinars which are not permitted or required by the provisions of this Agreement to be paid into any other Project Account; and

d.	any other amounts required to be credited to the Dinar Operating Revenues Account in accordance with the Finance Documents, are paid directly, or promptly upon receipt by the Company, into the Dinar Operating Revenues Account.

3.3	Withdrawals from the Operating Revenues Accounts
Subject to the requirements of paragraph 3.4 (Withdrawals from the Dinar Operating Revenues Account), save as otherwise agreed by the Global Facility Agent, the Company shall only be entitled to withdraw amounts from the Operating Revenues Accounts for the following purposes and in the following order of priority (after having converted such sums, where applicable, to Dollars):

a.	to pay at any time:

i.	Taxes payable by the Company;

ii.
other Project Costs (other than Punchlist Items and Project Costs falling within paragraphs (g)(i) and (i) of the definition thereof) and Operating Costs, to the extent included in the Initial Operating Budget, the Annual Operating Budget then in effect or undisputed penalties payable to NOGA (including any delay liquidated damages arising under the Project Development Agreement), or Redeployment Costs or for the purposes to which Insurance Proceeds referred to in paragraph 5.1 (Credits to the Insurance Proceeds Account) below and paid into the Operating Revenues Account as described therein are to be applied;

iii.	Approved Costs not included in sub-paragraph (ii) above;

iv.	amounts payable in respect of Punchlist Items to the extent not included in the Project Budget; and

v.	other amounts authorised by the Global Facility Agent (acting on the instructions of All Voting Institutions);

b.	on the due date therefor, to pay interest due to the Working Capital Facility Banks;

c.	on the due date therefor, to pay:

(i)
costs, fees, premia and expenses due to the Finance Parties under the Finance Documents (except for amounts payable in respect of any DSRA Acceptable Letter of Credit or any MRA Acceptable Letter of Credit); and

(ii)	interest due to the Finance Parties (other than the Working Capital Facility Banks) under the Finance Documents and any Scheduled Hedging Payments;

d.	to make payments for the following purposes and in the following order of priority:

i.
on any Repayment Date, any amount equal to the Project Costs and Operating Costs to the extent included in the Initial Operating Budget or the Annual Operating Budget then in effect or the Project Budget (as and if applicable) falling due for payment in the period of not less than thirty (30), and not more than sixty (60), days following such Repayment Date into the Onshore Operating Account;

ii.
(A) on any Repayment Date (or, following a notice pursuant to Clause 28.1(a)(ii), on any date), scheduled payments of principal amounts (including any amounts deferred in accordance with the applicable Facility Agreement) due to the Senior Lenders under the Finance Documents plus related Hedging Termination Payments (if any) and (B) if the Working Capital Facility is an Overdraft Facility and provided that no Overdraft Default has occurred and is continuing, an amount not exceeding the amount required to restore the balance of the Dinar Working Capital Account to zero (if the Overdraft Facility is denominated in Bahraini Dinars) or the amount required to restore the balance of the Dollar Working Capital Account to zero (if the Overdraft Facility is denominated in Dollars) or, if the Working Capital Facility is not an Overdraft Facility, to pay principal amounts under the Working Capital Facility;

iii.
principal due under the Finance Documents as a mandatory prepayment under, and in accordance with, Clause 6 (Prepayment and Cancellation) (other than Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event), 6.4 (Voluntary Prepayment), 6.6 (Mandatory Prepayment from Excess Cash Flow) and 6.16 (Right of Cancellation and Repayment in relation to a Single Lender)) plus related Hedging Termination Payments;

iv.
any other amounts due to the Finance Parties (other than amounts contemplated by paragraphs (vii), (viii) or (ix) below) under the Finance Documents or Hedging Termination Payments (other than amounts contemplated by paragraphs (vii), (viii) or (ix) below) due to the Hedge Providers under the Hedging Agreements;

v.
on any Repayment Date, any amount necessary into the Debt Service Reserve Account to maintain the DSRA Required Balance (except to the extent that any DSRA Acceptable Letter of Credit is permitted by paragraph 4.1 (Credits to the Debt Service Reserve Account) of this Schedule 3 (Accounts) and is available in respect thereof);

vi.
on any Repayment Date, any amount necessary into the Major Maintenance Reserve Account to maintain the MRA Required Balance (except to the extent that any MRA Acceptable Letter of Credit is permitted by paragraph 3.3(c)(i) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts) and is available in respect thereof);

vii.
on any Repayment Date, principal due under the Finance Documents as a mandatory prepayment under, and in accordance with, Clause 6.2 (Mandatory Prepayment - Sanctions Prepayment Event) plus related Hedging Termination Payments, provided that, where K-SURE has consented to the termination of Transactions under a Hedging Agreement in accordance with the provisions of Clause 21.6(d)(ii)(B) (Early Termination), any related Hedging Termination Payments due to a Hedge Provider will be payable when they fall due;

viii.
on any Repayment Date, principal due under the Finance Documents as a mandatory prepayment under, and in accordance with, Clause 6.6 (Mandatory Prepayment from Excess Cash Flow)) plus related Hedging Termination Payments;

ix.	to the extent elected by the Company, voluntary prepayments pursuant to:

1.	Clause 6.4 (Voluntary Prepayment); and

2.	on a Repayment Date, Clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender), plus, in each case, related Hedging Termination Payments; and

x.	payment of any early termination fee following delivery of an Early Termination Notice (as defined in the Time Charter Party) under clause 29.4 (Early Termination) of the Time Charter Party;

e.	to make payments in respect of the Permitted Indebtedness contemplated by paragraph (e) of the definition thereof, including but not limited to any Shareholder Loans advanced by the Shareholders in respect of their respective Contingent Shareholder's Commitments pursuant to the Equity Subscription and Retention Agreement; and

f.
subject to the provisions of paragraph 7.1 (Transfers to the Distribution Accounts) of this Schedule 3 (Accounts), to transfer, if so requested by the Company, any remaining balance (after all sums referred to in paragraphs 3.3(a) to 3.3(e) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts) have been paid) to a Distribution Account, provided that, in respect of each of the foregoing paragraphs, in the event that there are insufficient funds standing to the credit of the Operating Revenues Accounts to pay any amounts payable in accordance with such paragraph in full in accordance with the order of priority, such funds shall be applied to pay such amounts within such paragraph on a pro rata basis and; provided further that amounts payable in respect of any of the foregoing paragraphs in Dollars shall be withdrawn from the Dollar Operating Revenues Account and amounts payable in respect of any of the foregoing paragraphs in Bahraini Dinars shall be withdrawn from the Dinar Operating Revenues Account save that, to the extent that either Operating Revenues Account has more cash at any time than is required to meet amounts payable in that currency pursuant to this paragraph 3.3 (Withdrawals from the Operating Revenues Accounts), such excess may be used to meet any shortfall arising from an insufficiency of cash available in the other Operating Revenues Account for such payments at that time.

3.4	Withdrawals from the Dinar Operating Revenues Account
Within five (5) Business Days of receipt of payment of an invoice under the Terminal Use Agreement:

a.
the Company may transfer from the Dinar Operating Revenues Account (if the Working Capital Facility is denominated in Bahraini Dinars) any amount required under the terms of a Working Capital Facility or otherwise forecast under the Computer Model to be applied to the repayment of the Working Capital Facility (or restoring of any Overdraft Facility to zero); and

b.
the Company shall transfer from the Dinar Operating Revenues Account to the Dollar Operating Revenues Account such amount as is required to ensure that the balance of the Dinar Operating Account is not more than the sum of (A) the next thirty (30) days' projected Bahraini Dinar denominated Operating Costs; and (B) an amount equal to 1,000,000 Bahraini Dinars.

4.	DEBT SERVICE RESERVE ACCOUNT

4.1	Credits to the Debt Service Reserve Account
The Company shall procure that the Debt Service Reserve Account is funded in an amount not less than the relevant DSRA Required Balance:

(3)	on or prior to the Initial Scheduled Commercial Start Date, with the proceeds of:

(i)	the Base Facilities; and

(ii)	Equity,
in an aggregate amount of no less than US$31,536,338.55; and

(4)	as contemplated by clause 11.17 (DSRA Acceptable Letters of Credit) of the Equity Subscription and Retention Agreement;

(5)	on the Completion Date; and

(6)
in accordance with the order of priority of payments set out in paragraph 3.3 (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts) (whether by cash, DSRA Acceptable Letter of Credit or any combination thereof).

4.2	Notification of DSRA Required Balance

a.	The Global Facility Agent shall:

(i)	not less than seven (7) days before:

(A)	the Initial Scheduled Commercial Start Date;

(B)	the Completion Date; and

(C)	each Repayment Date; and

(ii)	on the date of a Forecast Funding Shortfall,
notify the Company and the Offshore Account Bank of the amount of the applicable DSRA Required Balance, such amount to be an approximation based on the projected amount of the DSRA Required

Balance on the Initial Scheduled Commercial Start Date, the Completion Date, the relevant Repayment Date or the date of a Forecast Funding Shortfall.

b.
The Company shall, from time to time, provide the Global Facility Agent with such information as to amounts due or expected to be due in respect of the Hedging Agreements as may be reasonably required to enable the Global Facility Agent to calculate the DSRA Required Balance.

4.3	Withdrawals of Balances in excess of DSRA Required Balance

a.
To the extent that the balance standing to the credit of the Debt Service Reserve Account (taking into account the face value of any DSRA Acceptable Letter of Credit) on any Repayment Date exceeds the DSRA Required Balance applicable to that Repayment Date (such excess, the "DSRA Excess Amount"), the Company may:

i.	transfer an amount from the Debt Service Reserve Account to either Operating Revenues Account; and/or

ii.
procure that any DSRA Acceptable Letter of Credit is reduced or released and the Global Facility Agent shall permit such reduction or release and take all necessary action in relation thereto as may be reasonably requested by the Company at the sole cost of the Company, provided that the aggregate amount transferred, reduced or released shall not exceed the DSRA Excess Amount.

b.
On any date upon which the balance standing to the credit of the Debt Service Reserve Account exceeds the then applicable DSRA Required Balance solely by reason of any Sponsor or nogaholding procuring a DSRA Acceptable Letter of Credit, the Company may withdraw the resulting DSRA Excess Amount from the Debt Service Reserve Account and transfer the same to the Dollar Operating Revenues Account, provided that if such DSRA Excess Amount represents solely the proceeds of Shareholders' Funds over and above the maximum amount required to be contributed under the Equity Subscription and Retention Agreement (an "Equity Contribution Excess"), then the Company can transfer an amount up to such Equity Contribution Excess to:

i.	the account notified to the Company by nogaholding or the Sponsor procuring such DSRA Acceptable Letter of Credit; or

ii.	if the Company has not received notice of any such account, the relevant Distribution Account, unless a Default is continuing at such time or would result from such transfer.

4.4	Payments to Fund Debt Service and Project Costs

(7)
Save as otherwise provided in this Agreement or the Coordination Deed and only to the extent that aggregate funds standing to the credit of the Operating Revenues Accounts are insufficient, the Company shall, on any date upon which amounts are payable under the Finance Documents, request that the Offshore Account Bank pay, and the Offshore Account Bank shall pay, to the Global Facility Agent on such Repayment Date from such sums as are standing to the credit of the Debt Service Reserve Account (taking into account the face value of any DSRA Acceptable Letter of Credit) an amount that is required to meet the Company's payment obligations pursuant to paragraphs 3.3(b), 3.3(c)(i), 3.3(c)(ii) or 3.3(d)(ii) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts) (but excepting principal amounts outstanding under the Working Capital Facility) on any day upon which amounts are payable under the Finance Documents or upon any acceleration of such amounts under the Finance Documents, in the order of priority set out in paragraphs 3.3(b), 3.3(c)(i), 3.3(c)(ii) or 3.3(d)(ii) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts).

(8)
The Company may, at any time prior to the Completion Date and subject to the conditions set out in clause 6.2 (Calls for Cash Deficiency Support) of the Equity Subscription and Retention Agreement, request that the Offshore Account Bank pay, and the Offshore Account Bank shall pay, to the relevant person such amounts in respect of Project Costs as the Global Facility Agent (acting on the instructions of the Required Majority) may agree.

4.5	Calls on DSRA Acceptable Letter of Credit

a.	Save as otherwise provided in any Finance Document, the Global Facility Agent or the Offshore Security Trustee:

i.
may, to the extent that any amount is due but unpaid under paragraphs 3.3(b), 3.3(c)(i), 3.3(c)(ii) or 3.3(d)(ii) (Withdrawals from the Operating Revenues Accounts) above on any date upon which amounts are payable under the Finance Documents; and

ii.	shall, in accordance with paragraph 4.4(a) (Payments to Fund Debt Service and Project Costs) of this Schedule 3 (Accounts), claim under any DSRA Acceptable Letter of Credit or realise any Permitted Investments in relation to the Debt Service Reserve Account and the Global Facility Agent or the Offshore Security Trustee shall use the proceeds thereof to pay such amounts.

b.
Where there is a payment under sub-paragraph (a)(i) above and the Debt Service Reserve Account on that date is funded by a combination of cash and any DSRA Acceptable Letter of Credit, the Global Facility Agent or the Offshore Security Trustee shall claim against any cash and any DSRA Acceptable Letter of Credit pro rata (provided that a drawing under each such DSRA Acceptable Letter of Credit will be in an amount equivalent to the relevant Investment Percentage (as defined in the Equity Subscription and Retention Agreement) of the aggregate amount to be drawn).

c.	If any of the following occurs:

i.	any DSRA Acceptable Letter of Credit provided in respect of the Debt Service Reserve Account is cancelled or revoked for any reason;

ii.
by the date falling thirty (30) days before the expiry date of any DSRA Acceptable Letter of Credit provided in respect of the Debt Service Reserve Account, a replacement DSRA Acceptable Letter of Credit (commencing no later than the date of such expiry) has not been provided for the amount available to claim thereunder or, if lower, for a face amount which, when aggregated with cash standing to the credit of the Debt Service Reserve Account at such time and the value of Permitted Investments at such time purchased with monies therefrom and any DSRA Acceptable Letter of Credit, will equal the DSRA Required Balance at the expiry of the original DSRA Acceptable Letter of Credit as determined by the Global Facility Agent; or

iii.	the issuer of an DSRA Acceptable Letter of Credit ceases to constitute an Approved Bank, then, if a substitute DSRA Acceptable Letter of Credit has not, in the case of paragraphs (i) and (iii) above, been provided to the Global Facility Agent within fifteen (15) days thereafter or, in the case of paragraph (ii) above, has not been provided by the date specified in paragraph (ii) above, the Global Facility Agent may instruct the Offshore Security Trustee to claim upon the relevant DSRA Acceptable Letter of Credit in an amount equal to the face amount under the relevant DSRA Acceptable Letter of Credit less (if not already deducted) the aggregate amounts previously claimed thereunder (and the Offshore Security Trustee shall credit the net proceeds thereof on receipt to the Debt Service Reserve Account), provided that, in respect of paragraph (ii) above, where a claim has been made on the relevant DSRA Acceptable Letter of Credit as described above and a substitute DSRA Acceptable Letter of Credit is subsequently provided to the Global Facility Agent, the Global Facility Agent shall instruct the Offshore Account Bank to reimburse the relevant Sponsor or nogaholding for the amount of net proceeds previously credited to the Debt Service Reserve Account in connection with a claim by the Offshore Security Trustee under the relevant DSRA Acceptable Letter of Credit.

d.	The Global Facility Agent may also instruct the Offshore Security Trustee to claim under any DSRA Acceptable Letter of Credit pursuant to Clause 28.1(i) (Remedies Following Event of Default).

5.	INSURANCE PROCEEDS ACCOUNT

5.1	Credits to the Insurance Proceeds Account
In all respects in accordance with Schedule 10 (Insurances) and save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that all Insurance Proceeds and insurance equivalent payments received pursuant to the Terminal Use Agreement (other than amounts (i) which constitute Operating Revenues and shall therefore be paid into the Dollar Operating Revenues Account; (ii) which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs; (iii) in an amount which

(when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid (which shall be paid into the Dollar Operating Revenues Account); and (iv) which relate to third party liability which under the terms of the applicable insurance policy are payable directly to a third party claimant (and, if any such Insurance Proceeds described under paragraphs (i) to (iv) are credited into the Insurance Proceeds Account, the Company shall be entitled to a corresponding withdrawal therefrom)) are paid directly into the Insurance Proceeds Account.

5.2	Withdrawals from the Insurance Proceeds Account
Save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall be entitled to withdraw amounts from the Insurance Proceeds Account for the rebuilding or repair of the affected facility with diligence and in accordance with the Project Documents, the Finance Documents, Applicable Law and the Consents to the extent provided in the following paragraph (a) (and, to the extent not so entitled, the Company shall apply the respective amounts as otherwise provided in paragraph (c) below):

a.
in respect of any Insurance Proceeds relating to any physical loss or damage to the Terminal or any property or assets of the Company which are (when taken together with all other physical loss or damage Insurance Proceeds relating to the same event) in excess of US$15,000,000 (or its equivalent in other currencies), provided that the Company shall deliver to the Global Facility Agent a rebuilding, restoration or replacement plan with respect to such physical loss or damage that is based upon, and accompanied by, each of the following items:

i.	a detailed breakdown of the nature and extent of the loss or damage incurred;

ii.
a bona fide assessment from a contractor reasonably acceptable to the Required Majority estimating the costs and duration of repairs or rebuilding works required for the Project to operate at substantially the same level as assumed in the Base Case;

iii.
a demonstration that the Company shall have sufficient funds (including the Insurance Proceeds received in respect of such loss or damage and any other sources of funds) to pay for the proposed rebuilding, restoration or repair and to pay Scheduled Debt Service during the period of such repairs or rebuilding and thereafter;

iv.
a demonstration to the reasonable satisfaction of the Required Majority that, after the completion of such rebuilding, restoration or replacement, the average and minimum Projected DSCR for all subsequent Projected DSCR Calculation Periods up to and including the Final Maturity Date is no lower than the levels shown for the corresponding period in the Base Case;

v.	a demonstration that the Facilities can be paid in full no later than the Final Maturity Date shown in the Base Case;

vi.
all contractual arrangements necessary for such reconstruction or repair accompanied, to the extent required by the Required Majority, by direct agreements from each such party, with the relevant entities constituting Major Project Parties and the relevant documents constituting Major Project Documents or Finance Documents (as the case may be);

vii.	certification by the Company that all Consents necessary to repair, restore or rebuild the facilities have been, or timely can be, obtained or have been irrevocably waived;

viii.	certification by the Company that at the completion of such repair, restoration or reconstruction no Event of Default will be continuing;

ix.
an officer's certificate of the Company certifying that (x) all work contemplated to be done under the rebuilding, restoration or replacement plan can be done within the time periods, if any, required under any Project Document; (y) the property the subject of the rebuilding, restoration or replacement will be subject to the Security Interests of the Security Documents (whether by amendment to the Security Documents or otherwise); (z) all Consents and third party consents necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (aa) the Project once rebuilt, repaired or restored will be at least equal in value and general utility as immediately prior to the physical loss or damage; and

x.
following the delivery of the items described in sub-paragraphs (i) through (ix) above, notification from the Company to the Global Facility Agent of whether or not it intends to rebuild, restore or repair the affected facility (and the Company will only be able to exercise its rights under this paragraph 5.2(a) (Withdrawals from the Insurance Proceeds Account) (A) if notification under this paragraph (x) is received by the Global Facility Agent within three (3) months of the occurrence of the event causing loss or damage and (B) after the Global Facility Agent has confirmed to the Company within thirty (30) days after the expiry of the period in sub-paragraph (A) above that each item described in sub-paragraphs (i) through (ix) above is in form and substance satisfactory to it (acting on the instructions of the Required Majority)), provided, that:

i.
if the Company does not deliver the plan referred to above and the accompanying deliverables referred to in sub-paragraphs (i) through (ix) above within three (3) months of the occurrence of the relevant event; or

ii.
if such Insurance Proceeds (when taken together with all other physical loss or damage Insurance Proceeds relating to the same event) are in excess of US$200,000,000 (or its equivalent in other currencies) and the Required Majority instructs the Global Facility Agent to do so (following provision of not less than ten (10) days' prior written notice to the Company by the Global Facility Agent with respect to prepayment), the Global Facility Agent shall apply such Insurance Proceeds in accordance with Clause 6.5 (Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds) and for no other purpose.

b.	The Global Facility Agent:

i.
may request additional confirmation or reports from the Lenders' Technical Consultant with respect to the information provided by the Company pursuant to paragraphs 5.2(a)(i) through 5.2(a)(x) (Withdrawals from the Insurance Proceeds Account) inclusive; and

ii.
other than in the circumstances contemplated by paragraph (B) of the proviso to paragraph (a) above, acting on the instructions of the Required Majority shall withhold its consent to any such proposed rebuilding or repair (and apply the relevant Insurance Proceeds in accordance with Clause 6.5 (Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds)) only if the Company fails to satisfy any of the requirements of paragraphs 5.2(a)(i) through 5.2(a)(x) (Withdrawals from the Insurance Proceeds Account) inclusive within three (3) months from the occurrence of the event causing loss or damage, but in either case shall not act unreasonably.

c.	In all cases if:

i.	the Company gives notice that it will not rebuild, restore or repair the affected facility;

ii.
the Global Facility Agent has not provided the confirmation referred to in sub-paragraph 5.2(a)(x) (Withdrawals from the Insurance Proceeds Account) above by the end of the thirty (30) day period referred to in that sub-paragraph;

iii.	the Company fails to give any notification within the three (3) month period referred to in paragraph 5.2(a)(x) (Withdrawals from the Insurance Proceeds Account) above;

iv.
if after giving a notice that it will rebuild, restore or repair, the Company does not proceed to rebuild with diligence and in accordance with the Project Documents, the Finance Documents, Applicable Law and the Consents; or

v.	the Company terminates such rebuilding, restoration or repair, then the Required Majority may direct the Global Facility Agent to apply the funds in the Insurance Proceeds Account in accordance with Clause 6.5 (Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds).

5.3	Prepayments from the Insurance Proceeds Account

a.
For the purposes of making withdrawals from the Insurance Proceeds Account pursuant to paragraph 5.2(a) (Withdrawals from the Insurance Proceeds Account) of this Schedule 3 (Accounts), if the aggregate amount of such Insurance Proceeds exceeds the aggregate amount at such time of the Advances and all other amounts due under or in connection with the Finance Documents, each Lender shall act reasonably in considering whether the Company has satisfied the conditions to such withdrawal that are set out in paragraph 5.2(a) (Withdrawals from the Insurance Proceeds Account) of this Schedule 3 (Accounts).

b.
Amounts in the Insurance Proceeds Account not eligible for withdrawal in accordance with paragraph 5.2 (Withdrawals from the Insurance Proceeds Account) of this Schedule 3 (Accounts) or paragraph (a) above shall be used, upon the direction of the Required Majority to prepay the Advances in accordance with Clause 6.5 (Mandatory Prepayment from Insurance Proceeds and Capital Compensation Proceeds) and for no other purpose.

5.4	Amount of Insurance Proceeds
For the purposes of paragraphs 5.1 (Credits to the Insurance Proceeds Account) and 5.2 (Withdrawals from the Insurance Proceeds Account) of this Schedule 3 (Accounts), any reference to the amount of any Insurance Proceeds shall be deemed to be a reference to the higher of (a) the actual amount received or receivable by the Company; and (b) the amount that would be receivable by the Company assuming that such Insurance Proceeds were to be applied by the Company in reinstatement, replacement, restoration or repair of the property or asset to which such Insurance Proceeds relate.

5.5	Third Party Liability Insurance
All Insurance Proceeds in respect of any liability to third parties in respect of amounts not already paid by the Company shall be paid directly to the relevant third party.

6.	CAPITAL COMPENSATION PROCEEDS ACCOUNTS

6.1	Credits to the Dollar Capital Compensation Proceeds Account
The Company shall procure that all Dollar-denominated Capital Compensation Proceeds (other than those which are required to be credited to any other Project Account pursuant to this Agreement) are paid directly into the Dollar Capital Compensation Proceeds Account.

6.2	Credits to the Dinar Capital Compensation Proceeds Account
The Company shall procure that all Bahraini Dinar-denominated Capital Compensation Proceeds (other than those which are required to be credited to any other Project Account pursuant to this Agreement) are paid directly into the Dinar Capital Compensation Proceeds Account.

6.3	Withdrawals from the Capital Compensation Proceeds Accounts
The Company shall withdraw amounts in any Capital Compensation Proceeds Account to effect the prepayments described in Clause 6.5(b) (Mandatory Prepayments from the Insurance Proceeds and Capital Compensation Accounts).

7.	DISTRIBUTION ACCOUNTS

7.1	Transfers to the Distribution Accounts
Subject to Applicable Law, the Company shall be entitled to transfer amounts from an Operating Revenues Account to a Distribution Account pursuant to paragraph 3.3(f) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts) or from the Cost Underrun Reserve Account to a Distribution Account pursuant to paragraph 11.2(b) (Withdrawals from the Cost Underrun Reserve Account) of this Schedule 3 (Accounts) by a date falling no later than forty five (45) days following a Calculation Date if on the date of the proposed transfer:

a.	no Default shall have occurred and is then continuing or would result from such a transfer;

b.
the aggregate of the cash balance standing to the credit of the Debt Service Reserve Account (including the amount of any Permitted Investments purchased with funds from such account) and the face amount of any DSRA Acceptable Letter of Credit in relation to the Debt Service Reserve Account on such Repayment Date is not less than the DSRA Required Balance at that date;

c.
the aggregate of the cash balance standing to the credit of the Major Maintenance Reserve Account (including the amount of any Permitted Investments purchased with funds from such account) and the face amount of any MRA Acceptable Letter of Credit in relation to the Major Maintenance Reserve Account on such Repayment Date is not less than the MRA Required Balance at that date;

d.	the most recently calculated:

i.	Historic DSCR; and

ii.	Projected DSCR for all Projected DSCR Calculation Periods up to and including the Final Maturity Date, is, in each case, at least 1.15:1;

e.	the Completion Date has occurred;

f.	there has been no breach of a prepayment obligation of the Company contemplated under Clause 6.6 (Mandatory Prepayment from Excess Cash Flow); and

g.
immediately after the making of such transfer, the aggregate of the cash balance standing to the credit of the Onshore Operating Account would be sufficient to cover all Project Costs and Operating Costs which are projected to become due and payable in the next thirty (30) day period, provided that each such transfer to a Distribution Account shall be limited to the amount of funds then standing to the credit of the Operating Revenues Accounts on the date of such transfer after giving effect to all payments and transfers to be made on such date in accordance with paragraphs 3.3(a) to (e) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts).

7.2	Withdrawals from the Distribution Accounts
The Company shall be entitled to withdraw amounts from a Distribution Account at any time as it thinks fit, including to:

a.	declare or pay dividends;

b.	pay interest, principal and other amounts in respect of the Shareholder Loans;

c.	make loans, or pay fees, to the Shareholders; or

d.	capital reduction or Equity redemption, if any;

e.	make prepayments pursuant to Clause 6.16 (Right of Cancellation and Repayment in relation to a Single Lender).

8.	ONSHORE OPERATING ACCOUNT

8.1	Credits to the Onshore Operating Account
The Company shall procure that all amounts transferred from the Operating Revenues Accounts in accordance with paragraph 3.3(d)(i) (Withdrawals from the Operating Revenues Accounts) of this Schedule 3 (Accounts) are paid directly to the Onshore Operating Account.

8.2	Withdrawals from the Onshore Operating Account
Save as otherwise provided in this Schedule 3 (Accounts), unless otherwise agreed by the Global Facility Agent (acting on the instructions of the Required Majority), the Company may only withdraw amounts from the Onshore Operating Account, and shall apply all amounts so withdrawn to pay Operating Costs and Approved Costs denominated in Bahraini Dinars (other than any Operating Costs incurred in contravention of this Agreement) as and when they fall due.

9.	WORKING CAPITAL ACCOUNT

9.1	Debits to Working Capital Account

a.	If the Working Capital Facility is an Overdraft Facility denominated in Bahraini Dinars:

i.
the Company may make payments from the Dinar Working Capital Account at any time in respect of the Company's then current working capital requirements (except to the extent that such payment is prohibited by paragraph 1.6(a)(i) (Restrictions on Withdrawals));

ii.	upon the occurrence of an Overdraft Default the amount by which the Dinar Working Capital Account is overdrawn as at such occurrence shall, on the date of such occurrence (if it is a day on which the Onshore Account Bank is open for business) or (if it is not) on the first day thereafter, be debited to the Dollar Working Capital Account and credited to the Dinar Working Capital Account;

iii.	no amounts may be withdrawn from the Dollar Working Capital Account unless both the Working Capital Banks and the Required Majority otherwise agree; and

iv.
if the relevant Overdraft Default is remedied to the satisfaction of the Required Majority or waived, then the amount by which the Dollar Working Capital Account is overdrawn shall be debited to the Dinar Working Capital Account and credited to the Dollar Working Capital Account.

b.	If the Working Capital Facility is an Overdraft Facility denominated in Dollars:

i.
subject to the remaining provisions of this paragraph (b), the Company may make payments from the Dollar Working Capital Account at any time in respect of the Company's then current working capital requirements; and

ii.
during the occurrence of an Overdraft Default that is continuing, no amounts may be withdrawn from the Dollar Working Capital Account unless both the Working Capital Banks and the Required Majority otherwise agree.

9.2	Credits to Working Capital Account
While an Overdraft Default is continuing, no amounts may be credited to any Working Capital Account unless:

a.	prior to the enforcement of any security, the Required Majority otherwise agrees; or

b.
upon or after the enforcement of any security, such amounts are amounts of receipts or recoveries by a Security Agent paid to the Working Capital Banks for application against the amount of any liabilities of the Company owed to them under the Working Capital Facility Agreement.

10.	MAJOR MAINTENANCE RESERVE ACCOUNT

10.1	MRA Required Balance

a.	On and after the Commercial Start Date, the amount of the MRA Required Balance shall be zero provided that:

i.	the O&M Agreement and the O&M Agreement Direct Agreement remains in full force and effect; and

ii.	an MRA Trigger Event has not occurred.

b.
Upon the occurrence of an MRA Trigger Event or if the O&M Agreement or the O&M Agreement Direct Agreement is no longer in full force and effect, if such event is continuing and unremedied, the Company shall commence to comply with its funding obligations under this paragraph 10 (Major Maintenance Reserve Account), provided that where the MRA Trigger Event has arisen due to a breach by the O&M Contractor of its obligations under the O&M Agreement, such funding obligations shall continue until:

i.
the Company has demonstrated to the satisfaction of the Global Facility Agent that it or the O&M Contractor has procured an acceptable substitute to discharge the relevant obligations and liabilities which had previously been performed by it under the O&M Agreement on terms acceptable to the Global Facility Agent; or

ii.	such MRA Trigger Event has been remedied under the O&M Agreement to the satisfaction of the Global Facility Agent and the Lenders' Technical Consultant.

10.2	Credits to the Major Maintenance Reserve Account
In the event that on any Calculation Date after the Commercial Start Date, the balance standing to the credit of the Major Maintenance Reserve Account is less than the MRA Required Balance, if any, on that date, then on that Calculation Date, the Company shall transfer from the Operating Revenues Account in accordance with paragraph 3.3(d)(vi) (Withdrawals from the Operating Revenues Account) of this Schedule 3 (Accounts) an amount equal to the lesser of:

a.	an amount sufficient to ensure that the amount standing to the credit of the Major Maintenance Reserve Account on that date is equal to the MRA Required Balance, if any; and

b.	if less, the amount standing to the credit of the Operating Revenues Account and available for that purpose in accordance with this Agreement on that date.

10.3	Notification of MRA Required Balance
The Global Facility Agent (acting in consultation with the Lenders' Technical Consultant) shall, not less than seven (7) days before (i) the date falling three (3) months after the Commercial Start Date; (ii) the Completion Date; and (iii) each subsequent Repayment Date, notify the Company and the Offshore Account Bank of the amount of the applicable MRA Required Balance, such amount to be an approximation based on the projected amount of the MRA Required Balance on the Completion Date or the relevant Repayment Date.

10.4	Withdrawals from the Major Maintenance Reserve Account
The Company may only withdraw amounts from the Major Maintenance Reserve Account if they are applied for the following purposes in the following order (and in the event that funds are insufficient to pay all amounts due and payable under any paragraph, the amount available for application towards amounts in that paragraph shall be applied pro rata between all payments due and payable in that paragraph):

a.	to pay those Operating Costs referred to in the maintenance line items; and

b.
to transfer to the Dollar Operating Revenues Account on a Repayment Date but only to the extent that the balance standing to the credit of the Major Maintenance Reserve Account following the transfer equals or exceeds the MRA Required Balance on that Repayment Date.

10.5	No other withdrawals from the Major Maintenance Reserve Account
The Company shall not be entitled to request any other payment from the Major Maintenance Reserve Account without the prior written consent of the Global Facility Agent except for the purposes of acquiring any Permitted Investment pursuant to Clause 22 (Permitted Investments).

10.6	MRA Acceptable Letter of Credit

a.
For the purpose of this Agreement, the balance standing to the credit of the Major Maintenance Reserve Account at any time includes any amount standing to the credit of the Major Maintenance Reserve Account at the date of the determination and any amount which at the date of determination is available for drawing under any MRA Acceptable Letter of Credit (assuming at any time, that all pre-conditions to making such a demand have been met at that time).

b.	The Offshore Security Trustee and the Company must pay the proceeds of any demand made under any MRA Acceptable Letter of Credit into the Major Maintenance Reserve Account.

c.
The Offshore Security Trustee and the Company may make a demand under an MRA Acceptable Letter of Credit in order to meet payments referred to in paragraph 10.4 (Withdrawals from the Major Maintenance Reserve Account) of this Schedule 3 (Accounts).

d.	If any of the following occurs:

i.	any MRA Acceptable Letter of Credit provided in respect of the Major Maintenance Reserve Account is cancelled or revoked for any reason;

ii.
by the date falling thirty (30) days before the expiry date of any MRA Acceptable Letter of Credit provided in respect of the Major Maintenance Reserve Account, a replacement MRA Acceptable Letter of Credit (commencing no later than the date of such expiry) has not been provided for the amount available to claim thereunder or, if lower, for a face amount which, when aggregated with cash standing to the credit of the Major Maintenance Reserve Account at such time and the value of Permitted Investments at such time purchased with monies therefrom and any MRA Acceptable Letter of Credit, will equal the MRA Required Balance at the expiry of the original MRA Acceptable Letter of Credit as determined by the Global Facility Agent; or

iii.	the issuer of an MRA Acceptable Letter of Credit ceases to constitute an Approved Bank, then, if a substitute MRA Acceptable Letter of Credit has not, in the case of paragraphs (i) and (iii) above, been provided to the Global Facility Agent within fifteen (15) days thereafter or, in the case of paragraph (ii) above, has not been provided by the date specified in paragraph (ii) above, the Global Facility Agent may instruct the Offshore Security Trustee to claim upon the relevant MRA Acceptable Letter of Credit in an amount equal to the face amount under the relevant MRA Acceptable Letter of Credit less (if not already deducted) the aggregate amounts previously claimed thereunder (and the Offshore Security Trustee shall credit the net proceeds thereof on receipt to the Major Maintenance Reserve Account), provided that, in respect of paragraph (ii) above, where a claim has been made on the relevant MRA Acceptable Letter of Credit as described above and a substitute MRA Acceptable Letter of Credit is subsequently provided to the Global Facility Agent, the Global Facility Agent shall instruct the Offshore Account Bank to reimburse the Company for the amount of net proceeds previously credited to the Major Maintenance Reserve Account in connection with a claim by the Offshore Security Trustee under the relevant MRA Acceptable Letter of Credit.

e.	The Global Facility Agent may also instruct the Offshore Security Trustee to claim under any MRA Acceptable Letter of Credit pursuant to Clause 28.1(i) (Remedies Following Event of Default).

11.	COST UNDERRUN RESERVE ACCOUNT

11.1	Credits to the Cost Underrun Reserve Account
Save as otherwise provided in any Finance Document, the Company shall procure that all proceeds received in respect of the Cost Underrun Advance are deposited into the Cost Underrun Reserve Account.

11.2	Withdrawals from the Cost Underrun Reserve Account

a.
The Company may withdraw amounts standing to the credit of the Cost Underrun Reserve Account to pay Project Costs provided that the Lenders' Technical Consultant has provided a certificate (substantially in the form attached as Part B (Form of Lenders' Technical Consultant's Certificate) to Schedule 4 (Notice of Drawdown and Lenders' Technical Consultant's Certificate) in relation to the proposed withdrawal.

b.	The Company may transfer amounts in the Cost Underrun Reserve Account to a Distribution Account subject to the following conditions:

i.	no Default is continuing or would result from such a transfer;

ii.	the Completion Date has occurred;

iii.
based on a calculation of the Projected DSCR taking into account the Cost Underrun Advance, the Projected DSCR for all Projected DSCR Calculation Periods up to and including the Final Maturity Date would be at least 1.25:1;

iv.
the aggregate of all funds standing to the credit of the Debt Service Reserve Account and the available amount of any DSRA Acceptable Letter of Credit issued in lieu of those funds is at least equal to the DSRA Required Balance;

v.	the most recently calculated Historic DSCR is not less than 1.25:1; and

vi.	following application of the proceeds of the Cost Underrun Advance, the D/E Ratio shall be no greater than 75:25.

c.
On the date following the Longstop Completion Date, the Company shall apply all amounts (if any) standing to the credit of the Cost Underrun Reserve Account in mandatory prepayment of the Loans in accordance with Clause 6.12 (Mandatory Prepayment - Cost Underrun Reserve Account).

Schedule 4
NOTICE OF DRAWDOWN AND LENDERS' TECHNICAL CONSULTANT CERTIFICATE
Part A

Notice of Drawdown

From:        Bahrain LNG W.L.L. (as the "Company")
To:        Standard Chartered Bank (as the "Global Facility Agent")
Dated:        [insert date]
Dear Sirs
Bahrain LNG W.L.L. - Common Terms Agreement dated [·] 2016 between, among others, Bahrain LNG W.L.L. as the Company and Standard Chartered Bank as the Global Facility Agent as from time to time amended, varied, novated or supplemented, (the "Common Terms Agreement")

1.
We refer to the Common Terms Agreement. This is a Notice of Drawdown. Terms defined in the Common Terms Agreement have the same meaning in this Notice of Drawdown unless given a different meaning in this Notice of Drawdown.

2.	We wish to borrow an Advance on the following terms:

Proposed Drawdown Date:	[·] (or, if that is not a Business Day under the [relevant Facility Agreement], the next Business Day) under the [relevant Facility Agreement]
Facility to be utilised:	[Commercial Bank Facility]/[K-SURE Covered Facility]/[Contingent Facility]
Currency of Advance:	Dollars
Amount:	[·] or, if less, the Available [Commercial Bank Facility]/[K-SURE Covered Facility]/[Contingent Facility]
Interest Period:	[·]

3.
We confirm that each condition specified in [insert reference to relevant CP clause in the Common Terms Agreement and the relevant Facility Agreement] is satisfied on the date of this Notice of Drawdown.

4.
The proceeds of this Advance should be credited to [insert account details for Dollar Disbursement Account or, in the case of the Cost Underrun Advance, account details for the Cost Underrun Reserve Account].

5.	This Notice of Drawdown is irrevocable.

Yours faithfully
…………………………………
authorised signatory for
Bahrain LNG W.L.L.

* Delete as appropriate

Part B

Form of Lenders' Technical Consultant's Certificate
To:        Standard Chartered Bank, as Global Facility Agent
Dated: [·]
Dear Sirs
This Certificate is delivered to you in connection with the Notice of Drawdown dated [·] being delivered to you by the Company pursuant to the Common Terms Agreement and the Facility Agreement referred to therein. Terms used but not defined herein shall have the respective meanings given to such terms in the Common Terms Agreement.
We hereby certify that:

a.	where such Advance is to fund a payment to the EPC Contractor the payment for which any sum specified in the Notice of Drawdown is to be applied is both due and undisputed;

b.	[the proceeds of the Advance are to be used in a manner consistent with the Base Case in payment of the following Project Costs:
[·],
and payment of the above Project Costs is in accordance with the current Project Budget] OR
[the proceeds of Shareholders' Funds have been applied in the payment of Project Costs falling within paragraphs (a) to (e) and (h) of the definition thereof];

c.	no Forecast Funding Shortfall has arisen, will or could reasonably be expected to arise as a result of the making of such Advance;

d.	all construction milestones detailed in the schedule of material milestones under the EPC Contract have been achieved to the reasonable satisfaction of the Lenders' Technical Consultant;

e.	the Commercial Start Date is, at the date hereof, forecast to occur on or before the Last Commercial Start Date (as defined in the Project Development Agreement);

f.
the Company's certification that the proceeds of the Advance will be utilised within 60 days of the Notice of Drawdown in payment of the items specified by the Company in the current Project Budget is a reasonable certification; and

g.
the FSU Owner's certification that [the construction of the FSU is proceeding to a schedule so as to achieve [the agreed longstop dates] set out in the FSU Building Contract] is a reasonable certification.

Yours faithfully

.............................
For and on behalf of
[LENDERS' TECHNICAL CONSULTANT]
By: [NAME]
Title:

Schedule 5

SPECIFIED TIMES

Delivery of a duly completed Notice of Drawdown in accordance with Clause 5.2 (Delivery of a Notice of Drawdown).	10:00am London time
Global Facility Agent notifies the Senior Lenders of the Advance in accordance with Clause 5.5(d) (Senior Lenders' Participation in Advances).	1:00pm London time
Commercial Facilities Agent notifies the Commercial Lenders of the Facilities Advance in accordance with clause 4.4 (Commercial Lenders' participation in Facilities Advances) of the Commercial Facilities Agreement.
1:00pm London time
K-SURE Covered Facility Agent notifies the K-SURE Covered Facility Lenders of the K-SURE Covered Facility Advance in accordance with clause 4.4 (K-SURE Covered Facility Lenders' participation in K-SURE Covered Facility Advances) of the K-SURE Covered Facility Agreement.
1:00pm London time
LIBOR	Quotation Day as of 11:00am London time
Reference Bank Rate calculated by reference to available quotations in accordance with clause 8.2 (Absence of quotations) of the Commercial Facilities Agreement.	Quotation Day as of 12:00pm London time
Reference Bank Rate calculated by reference to available quotations in accordance with clause 8.2 (Absence of quotations) of the K-SURE Covered Facility Agreement.	Quotation Day as of 12:00pm London time

Schedule 6
ASSUMPTIONS
Part A

Economic Assumptions

1.	ECONOMIC ASSUMPTIONS

Economic Assumption	Sources and methodology for determining relevant Economic Assumptions
US$ Inflation	USCPI-U (determined as set out below)
Bahraini Inflation	Bahraini CPI (determined as set out below)
USCPI-U	Shall be two per cent. (2%) unless there is a material change in past CPI indexes. If there is such change, USCPI-U shall be calculated as agreed by both the Company and the Global Facility Agent.
Bahraini CPI
Shall be two per cent. (2%) unless there is a material change in past CPI indexes. If there is such change, Bahraini CPI shall be calculated as agreed by both the Company and the Global Facility Agent.

Currency Exchange Rates	Set at BD0.376 = US$1.00 as long as a currency peg is maintained.

Should the exchange rate policy of the country change, then a different methodology will be agreed between the Global Facility Agent and the Company for determining forecast currency exchange rates (and the Financial Model will be updated to reflect this change in policy).

Interest Swap Rates	K-SURE Covered Facility portion swap rate shall be the weighted average of the swap rate as set out in the approved interest rate swaps and applicable to the K-sure Covered Facility.
Commercial Facilities portion swap rate shall be the weighted average of the swap rate as set out in the approved interest rate swaps and applicable to the Commercial Facilities.
Interest Rates for Cash Deposits	Shall be the Floating Interest Rate minus 0.25%
Floating Interest Rate Assumptions	The Annual Forecast Floating Interest Rate will be four per cent (4%).
Discount Rate	Determined in accordance with the definition of Discount Rate
Accounting and Tax assumptions	Fixed asset accounting basis
No taxes shall be applicable
Working capital requirements	Working capital requirements shall be calculated on the basis of one (2) month for receivables and one (1) month for payables.
Working Capital Facility availability	The Working Capital Facility will be assumed to be made available by the Working Capital Bank or some other institution for until the date that falls thirty (30) days after the Final Maturity Date.

Part B
Technical Assumptions

1.	TECHNICAL ASSUMPTIONS

Technical Assumption	Value
Operating Costs	Fixed with annual escalation
Nitrogen generating capacity	1,100 tonnes per day
Capacity (maximum continuous)	800 mmscfd (fixed capacity charge)
Availability	98%
FSU Tank Capacity (100%)	173,400
LNG consumption	Not more than 0.3% of LNG
Range of visiting LNG vessels	125,000m3 to 266,000m3

Schedule 7
FORM OF DEED OF ACCESSION
To:        Standard Chartered Bank as Global Facility Agent
cc:        Bahrain LNG W.L.L.
Date:
Deed of Accession
Bahrain LNG W.L.L. - Common Terms Agreement dated [·] 2016 between, among others, Bahrain LNG W.L.L. as Company and Standard Chartered Bank as the Global Facility Agent (as from time to time amended and varied, novated or supplemented the "Common Terms Agreement")

1.	Unless otherwise defined herein, capitalised terms used in this Deed of Accession shall have the meanings defined in the Common Terms Agreement.

2.
We acknowledge and agree with each other person who is or who becomes a party to the Common Terms Agreement that upon and by reason of our delivering this Deed of Accession to the Global Facility Agent we will hereby forthwith become a party to the Common Terms Agreement as [a Hedge Provider / an Account Bank / a Working Capital Bank]* and accordingly shall be entitled to the rights and benefits, and be bound by the obligations, of [a Hedge Provider / an Account Bank / a Working Capital Bank]* thereunder as if originally named as a Party therein.

3.
We further warrant to each of the Finance Parties (including, for the avoidance of doubt, the Hedge Providers) that we have been, and will continue to be, solely responsible for making our own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, each Shareholder, each Sponsor and the Project and the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents and the Project Documents and any document or other matters delivered pursuant thereto and we have not and will not hereunder rely on any other Finance Party (including, for the avoidance of doubt, a Hedge Provider):

a.
to check or enquire on our behalf into the adequacy, accuracy or completeness of any information provided by the Company, any Shareholder or any Sponsor in connection with the Transaction Documents or, in any case, the transactions contemplated thereby;

b.	to assess or keep under review on our behalf the financial condition, creditworthiness, condition, affairs, or nature of the Company, any Shareholder, any Sponsor or the Project; or

c.
to assess or keep under review the legality, validity, effectiveness, adequacy or enforceability of the Common Terms Agreement and/or any of the other Finance Documents and/or any of the Project Documents or any documents or other matters delivered pursuant thereto.

This Deed of Accession and any non-contractual obligations arising out of it are governed by English law.
[Provisions to deal with arbitration and waiver of immunity to be added]
* Delete as applicable.
IN WITNESS whereof this Deed of Accession has been executed as a deed and is delivered and is intended to be delivered the day and year first before written.
Executed as a deed by
[Hedge Provider / Account Bank / Working Capital Bank] **
By:
Address:
Tel:

Fax:
Attention:

This Deed of Accession is accepted by the Global Facility Agent on this [·] day of [·][·].
By:
Standard Chartered Bank
as Global Facility Agent

** Delete as applicable

Schedule 8
FORM OF TRANSFER CERTIFICATE
To:        Standard Chartered Bank as Global Facility Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
Bahrain LNG W.L.L. - Common Terms Agreement between, among others, Bahrain LNG W.L.L. as Company and Standard Chartered Bank as the Global Facility Agent dated [·] 2016 (as from time to time amended, varied, novated or supplemented the "Common Terms Agreement")

1.
We refer to the Common Terms Agreement. This is a Transfer Certificate. Terms defined in the Common Terms Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 34.4 (Procedure for Transfer):

a.
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 34.4 (Procedure for Transfer) (the "Novated Rights and Obligations").

b.	The proposed Transfer Date is [·].

c.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 34.3 (Limitation of Responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations arising out of it are governed by English law.

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:
This Transfer Certificate is accepted by the Global Facility Agent and the Transfer Date is confirmed as [·].
[·]
By:

Schedule 9
CONSENTS
Part A
Financial Close Consents

Permit	Relevant Authority	Responsibility
Revised planning permit addressing the new pipeline route, new location of Onshore Receiving Facility, Temporary Laydown Area and Temporary Jetty.
All 12 relevant stakeholders
Military Works Directorate - Bahrain Defence Force
Ports & Maritime Affairs - Ministry of Transportation and Telecommunication
Electricity & Water Authority - Water Distribution Directorate
Survey Directorate - Survey Land Registration Bureau
Electricity & Water Authority - Electricity Distribution Directorate
Electricity & Water Authority - Damage Prevention Section
Telecommunication Regulatory Authority
Ministry of Works, Municipalities Affairs and Urban Planning - Urban Planning Affairs
Industrial Areas Directorate - Ministry of Industry, Commerce and Tourism
Electricity & Water Authority - Planning & Studies Directorate (Electrical)
Ministry of Works, Municipalities Affairs and Urban Planning - Roads Planning & Design Directorate
Electricity & Water Authority - Planning & Studies Directorate (Water)

Company to submit an application through the Central Planning Office
EPC Contractor to provide information as requested by the stakeholders (e.g. detailed engineering drawings, construction methodology etc.) based on the Contract between TermCo and EPC Contractor.

Approval on reclamation & dredging (EA-4)	Supreme Council of Environment	Company is the applicant in an application to be submitted by the EPC Contractor
Approval on reclamation & dredging (Dredging / Reclamation Application Form)	Water Resource Directorate Agriculture and Marine Resources Affairs Ministry of Works, Municipalities Affairs and Urban Planning	Company is the applicant in an application to be submitted by the EPC Contractor
Approval on reclamation & dredging (Dredging Application Form)	Ports and Maritime Affairs Water Resource Directorate	Company is the applicant in an application to be submitted by the EPC Contractor
Environmental Impact Assessment	Supreme Council of Environment	Company

Part B

Other Consents

Permit	Relevant Authority	Responsibility
Marine
Approval on site investigation	Central Planning Office & 5 stakeholders Maritime Affairs Coast Guard Fisheries Bahrain Defence Force Telecommunications Regulatory Authority	Company is the applicant in an application to be submitted by the EPC Contractor
Approval on Temporary Jetty	Supreme Council of Environment	Company is the applicant in an application to be submitted by the EPC Contractor
Approval on piling work	1. Water Resource Directorate Ministry of Works, Municipalities Affairs and Urban Planning 2. Central Planning Office & Concerned Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor.
Consent on construction methodology	Central Planning Office Ports, Civil Defence, Fishery, Traffic, Coast Guard	EPC Contractor
Wayleave for subsea pipeline	Central Planning Office & Concerned Stakeholders.	Company is the applicant in an application to be submitted by the EPC Contractor.
Building permit for jetty and regasification platform	Municipality One Stop Shop	Company and EPC Contractor
Reclamation permit for Breakwater	1. Water Resource Directorate Ministry of Works, Municipalities Affairs and Urban 2. Central Planning Office & Concerned Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor.
Temporary Site Office
Special work permit	Central Planning Office & Concerned Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor.
Building Permit	Municipality One Stop Shop	Company and EPC Contractor
Onshore Receiving Facility

Approval on site investigation	1. Water Resource Directorate Ministry of Works, Municipalities Affairs and Urban Planning 2. Central Planning Office & 15 Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor.
Approval on piling work	1. Water Resource Directorate Ministry of Works, Municipalities Affairs and Urban Planning 2. Central Planning Office & Concerned Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor.
Onshore Pipeline
Wayleave for site survey	Central Planning Office & 15 Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor
Wayleave for construction	Central Planning Office & Concerned Stakeholders	Company is the applicant in an application to be submitted by the EPC Contractor.
Others
Construction Environmental and Social Management Plan	Supreme Council of Environment	Company and EPC Contractor.

Schedule 10
INSURANCES
In this Schedule 10, the following terms shall have the following meanings:
"Acceptable Insurance Provider" has the meaning given to it in paragraph 1.1(c) (General) of this Schedule 10.
"Insurance Expert" has the meaning given to it in paragraph 1.1 (Appointment) of Appendix II (Independent Insurance Expert Determination) of this Schedule 10.
"Political Violence Insurances" means the "Political Violence during Construction Phase" Insurance referred to in paragraph 4 (Political Violence during Construction Phase) of Part A (Construction Phase Insurances) and the "Political Violence during Operational Phase" Insurance referred to in paragraph 4 (Political Violence during Operational Phase) of Part B (Operational Phase Insurances), in each case, of Appendix I (Schedules) to this Schedule 10.
"Proposal Date" has the meaning given to it in paragraph 1.4(a) (Changes in Circumstances and Determining Insurance) of this Schedule 10.
"Relevant Insurance" has the meaning given to it in paragraph 1.4(a) (Changes in Circumstances and Determining Insurance) of this Schedule 10.

1.	GENERAL

1.1	The Company shall:

(a)	effect and maintain the Insurances described in this Schedule 10;

(b)	effect all other insurances which may be required from time to time by Applicable Law;

(c)	procure that:

(i)
all Insurances which are effected on-shore (except those insurances which are placed with Bahraini branches or operations of an Acceptable Insurance Provider) are reinsured for at least 97.5% of each section of cover insured by the on-shore insurer, with an off-shore Acceptable Insurance Provider in accordance with this Schedule 10. For the purposes of this paragraph 1.1(c)(i), "Acceptable Insurance Provider" means, at any time, an insurance or reinsurance provider with a credit rating of at least A- by S&P or A3 by Moody's;

(ii)	the terms of any reinsurance policies that are effected are consistent with this Schedule 10;

(iii)	unless waived in writing by the Global Facility Agent (acting on the instructions of the Required Majority), all reinsurance policies effected:

(A)	contain reinsurance endorsements materially in the form set out in Appendix VI (Form of Endorsement to each Reinsurance Policy) to this Schedule 10; and

(B)
are the subject of an assignment of reinsurance policies in favour of the Offshore Security Trustee (materially in the form set out in Appendix VII (Deed of Assignment of Reinsurances) to this Schedule 10), notice of which is given to the reinsurers (materially in the form set out in Appendix 3 (Form of Notice of Assignment of Reinsurances) to Appendix VII (Deed of Assignment of Reinsurances) to this Schedule 10) promptly upon execution or renewal of such assignment. The Company shall use all reasonable efforts to procure an acknowledgment to such notice of assignment (materially in the form set out in Appendix 4 (Form of Acknowledgement of Assignment of Reinsurances) to Appendix VII (Deed of Assignment of Reinsurances) to this Schedule 10);

(d)	punctually pay when due any premium, call, commission or any other amount necessary for effecting and maintaining in force each Insurance;

(e)	ensure that any Insurances on its assets, liability and for business interruption or delayed start-up:

(i)
cannot be terminated or voided by the insurer for any reason (including failure to pay the premium or any other amount) unless the Global Facility Agent and the Company receive at least thirty (30) days' notice (except: (a) in respect of non-payment under the Political Violence Insurances in which case the required notice shall be not less than fifteen (15) days; (b) in respect of cancellation under marine delay in start-up and marine cargo insurance for war, strikes, riot or civil commotion, in which case the required notice shall be not less than seven (7) days) except in respect of sending to and from the USA where the required notice shall be not less than forty eight (48) hours;

(ii)
name the Global Facility Agent as sole loss payee (except in respect of: (a) proceeds arising in respect of a claim for the third party liability component of any Insurances which are to be paid directly to the third party in question (in which case such proceeds shall be paid via (where appointed) the insurance broker or reinsurance broker by the insurers or reinsurers to such third party); (b) amounts which (when taken together with all other Insurance Proceeds relating to the same event) do not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid; and (c) those amounts which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs);

(iii)
are the subject of an assignment of insurance policies in favour of the Onshore Security Agent, notice of which is given to the insurers (materially in the form set out in Annex 2 (Form of Acknowledgement of Assignment of Insurances) to Appendix III (Form of Insurance Broker's Letter of Undertaking) to this Schedule 10 to the Assignment of Insurances) promptly upon execution or renewal of such assignment. The Company shall use all reasonable efforts to procure an acknowledgment to such notice of assignment (materially in the form set out in Annex 2 (Form of Acknowledgement of Assignment of Insurances) to Appendix III (Form of Insurance Broker's Letter of Undertaking) to this Schedule 10);

(iv)
contain a provision whereby the relevant Insurers and Reinsurers waive all rights of subrogation howsoever arising which they may have or acquire against any of the Finance Parties arising out of any occurrence in respect of which any claim is admitted under such policy consistent with, as applicable, paragraph 4 of Appendix V (Form of Endorsement to each Insurance Policy) or paragraph 5 of Appendix VI (Form of Endorsement to each Reinsurance Policy), in each case, to this Schedule 10; and

(v)	contain insurance endorsements materially in the form set out in Appendix V (Form of Endorsement to each Insurance Policy) to this Schedule 10;

(f)	not do or omit to do, or (so far as it is reasonably able) permit to be done or not done, anything that might prejudice the Company's right to claim or recover under any Insurances;

(g)	deliver to the Global Facility Agent:

(i)
within thirty (30) days after any insurance policies or other evidence of cover are issued to the Company, a copy of that policy or other evidence of cover, incorporating any loss payee provisions required;

(ii)
within thirty (30) days but no later than fourteen (14) days prior to the expiry date of any Insurances, a certificate of renewal from the Company's Insurance Adviser confirming the renewal of that policy and the renewal period, the amounts insured for each asset or item, any material changes in terms or conditions from the policy's issue date of last renewal, and that provisions naming the Global Facility Agent as loss payee and the Finance Parties as additional insured parties remain in effect; and

(iii)
any other information or documents with respect to each of the Insurances as the Global Facility Agent may request and promptly notify the Global Facility Agent of any lapse or cancellation of any insurance referred to herein;

(h)
procure that no reductions in limits or coverage (including those resulting from extensions and apart from the operation of agreed aggregate limitation following any claim) or increases in deductibles, exclusions or exceptions will be made to any of the Insurances without the written consent of the Global Facility Agent acting on the advice of the Lenders' Insurance Adviser which consent shall not be unreasonably withheld or delayed;

(i)	not materially vary or cause a material change to the Insurances described in this Schedule 10 without the prior written consent of the Global Facility Agent following consultation with the Lenders'

Insurance Adviser and acting on the instructions of the Required Majority, which consent shall not be unreasonably withheld or delayed;

(j)	not take or agree to take any action or omit to do anything:

(i)	which may prejudice in whole or in part its or any of the Finance Parties' rights in any Insurances; or

(ii)	which would entitle any Insurer or Reinsurer to reduce its liability under any insurance or reinsurance;

(k)	promptly make and diligently pursue claims under the Insurances;

(l)
procure, in the event of any claim made under the Insurances that is greater than US$3,000,000 or the equivalent (not taking into account any relevant deductible for this purpose), that the Global Facility Agent receive a report from the Company's Insurance Adviser which shall include a description of the loss;

(m)	not agree to settle or compromise any claim under any of the Insurances where:

(i)	the amount of such claim (after taking into account the relevant deductible) exceeds or could reasonably be expected to exceed US$5,000,000 (or its equivalent in other currencies); or

(ii)
the difference between the amount claimed and the amount proposed to be paid by the Insurers (after taking into account the relevant deductible) exceeds or could reasonably be expected to exceed US$1,000,000 (or its equivalent in other currencies);

(n)	not change during the term of any policy the primary Insurer or any Reinsurer without the prior written consent of the Global Facility Agent;

(o)
procure that, with respect to each policy relating to the Insurances, the insurance broker (if one has been appointed) or reinsurance broker through which that policy was effected issues, contemporaneously with that policy becoming effective and upon each renewal of that policy, a letter materially in the form set out in Appendix III (Form of Insurance Broker's Letter of Undertaking) or Appendix IV (Form of Reinsurance Broker's Letter of Undertaking) (as applicable) to this Schedule 10 or provided pursuant to paragraph 13.4 of Schedule 2 (Conditions Precedent);

(p)
procure that each of the Insurances and Reinsurances, as applicable, provides that to the extent permitted by Applicable Law, the liability expressed to be covered by the Insurances and Reinsurances is, in all cases, denominated in Dollars and claims are paid in Dollars; and

(q)
all policies, cover notes and endorsements of Insurance and Reinsurance are in the English language, and if any Applicable Law requires any such documents to be in a language other than English, such document will be translated into the relevant language, provided that the English language version of any such document shall prevail in the event of any inconsistency.

1.2
In this Schedule 10 where agreement on a matter is to be reached between the Global Facility Agent and the Company, the Global Facility Agent may always first consult with the Lenders' Insurance Adviser, except in cases where this Agreement prescribes that the Global Facility Agent shall consult with the Lenders' Insurance Adviser in which case the Global Facility Agent shall consult with the Lenders' Insurance Adviser.

1.3	Market Availability

(a)	Notwithstanding the foregoing provisions of this Schedule 10, the Company shall not be in breach of its obligations under this Agreement if:

(i)	the Lenders' Insurance Adviser has certified that:

(A)
any Insurances required to be entered into or maintained by the Company under this Agreement are not, in the reasonable opinion of the Lenders' Insurance Adviser (following consultation with the Company's Insurance Adviser), available to the Company on reasonable commercial terms owing to a lack or absence of capacity in the international insurance or reinsurance market;

(B)
the premiums in respect of any such Insurances are, in the opinion of the Lenders' Insurance Adviser (following consultation with the Company's Insurance Adviser), unreasonable having regard to the risks being covered and the interests of the Finance Parties under the Transaction Documents; or

(ii)	the Global Facility Agent (acting on the instructions of the Required Majority) otherwise agrees to waive the benefits of such obligations.

(b)
If any Insurances are no longer available on reasonable commercial terms in accordance with paragraph 1.3(a), the Company shall be entitled to a period of ninety (90) days from the date of a certificate from the Lenders' Insurance Adviser issued pursuant to paragraph 1.4 relating to such non-availability to replace the Insurances with substitute insurance, reinsurance or another arrangement that is substantially equivalent to the required coverage and available on reasonable commercial terms and which is acceptable to the Required Majority (acting reasonably).

(c)
Any disagreements between the Parties relating to circumstances referred to in paragraph 1.3(a) may be submitted for determination by an Insurance Expert in accordance with Appendix II (Independent Insurance Expert Determination) to this Schedule 10.

(d)	If:

(i)	the circumstances set out in paragraphs (a)(i) and (a)(ii) above have occurred; and

(ii)
the Lenders' Insurance Adviser subsequently determines (acting reasonably and in consultation with the Company's Insurance Adviser) that those circumstances are no longer continuing in a manner which entitles the Company to relief from its obligations under this Schedule 10, the Global Facility Agent shall issue a notice to the Company requiring the Company to effect insurances as provided for in such notice and the Company shall, as soon as practicable following receipt of a notice from the Global Facility Agent under this paragraph 1.2(d), procure insurances in accordance with the terms of the relevant notice, such insurances to be effective as from the date specified in such notice which shall not be earlier than thirty (30) days after receipt of such notice and not later than the expiry or renewal date relating to the relevant insurance. Where the date falling thirty (30) days after receipt of the applicable notice would fall after the expiry or renewal date of the relevant insurance, the Company shall procure that the renewal or replacement insurance takes effect no later than such renewal or expiry date.

1.4	Changes in Circumstances and Determining Insurance

(a)	Reviews of Amounts and Scope of Insurances
Other than in the case of Insurances set out in Part A (Construction Phase Insurances) of Appendix I (Schedules) to this Schedule 10, the Company shall, not later than the date (each such date being a "Proposal Date") falling sixty (60) days (or such other period as the Global Facility Agent (acting on the instructions of the Required Majority) and the Company may agree) prior to the commencement date, renewal or expiry date in respect of any Insurance (the "Relevant Insurance"), deliver to the Global Facility Agent a notice (together with a certificate of the Company's Insurance Adviser confirming the same) stating:

(i)	any proposed material changes to the Relevant Insurance;

(ii)
the replacement value (as new) of all assets required to be insured pursuant to the Relevant Insurance on a replacement as new value basis in such detail as the Global Facility Agent may reasonably require;

(iii)	the insured amounts in respect of all other risks required to be insured pursuant to the Relevant Insurance;

(iv)	the amount of the deductibles applicable to the Relevant Insurance; and

(v)	any proposed change of Insurers, Reinsurers or the Company's Insurance Adviser,
in each case, for the proposed term of the renewed or replacement policy, together with information showing in reasonable detail how the same are calculated and any other information relating to the provisions of this paragraph 1.4 reasonably required by the Global Facility Agent.

(b)	Increases in Amounts

(i)
If the Company fails to deliver any notice referred to in paragraph 1.4(a) by the relevant Proposal Date, the Global Facility Agent may by written notice to the Company require that insurances be effected by the Company in the amounts and with the deductibles specified by the Global Facility Agent (acting on the instructions of the Required Majority).

(ii)	If:

(A)	any matter concerning any proposal contained in a notice delivered under paragraph 1.4(a) is not reasonably satisfactory to the Global Facility Agent, or the Global Facility

Agent reasonably considers that any other matter should have been included in that notice; or

(B)
the Global Facility Agent reasonably considers that, as a result of any change in circumstances, any of the amounts and/or deductibles referred to in paragraph 1.4(a) is/are inadequate or inappropriate, as the case may be, the Global Facility Agent may, by written notice to the Company (delivered not later than fifteen (15) days after receipt of notice from the Company under paragraph 1.4(a)), require that insurances be effected in the amounts and with the deductibles as specified by the Global Facility Agent (acting on the instructions of the Required Majority).

(c)	Company to Effect Increased Insurances
The Company shall, as soon as practicable following receipt of a notice from the Global Facility Agent under paragraph 1.4(b), procure Insurances in accordance with the terms of the relevant notice in the amounts and with the deductibles specified in the relevant notice, such Insurance to be effective as from the date specified in such notice which shall not be earlier than thirty (30) days after receipt of such notice and not later than the expiry or renewal date relating to the Relevant Insurance. Where the date falling thirty (30) days after receipt of the applicable notice would fall after the expiry or renewal date of the Relevant Insurance, the Company shall procure that the renewal or replacement Insurance takes effect no later than such renewal or expiry date.

1.5	Non-compliance with Insurance Provisions

(a)
If, at any time and for any reason, any Insurance or Reinsurance is not in full force and effect on the terms or for the insured values required under this Schedule 10, the Global Facility Agent may (but shall not be obliged to) elect, without prejudice to any of the rights of the Finance Parties under the Finance Documents, to procure, effect, renew and/or pay any premium in respect of any such Insurance or Reinsurance (in the case of any Insurance, either in its own name or in its name and that of the Company or in the name of the Company with an endorsement of the Global Facility Agent's interest and, in case of any Reinsurance, in the name of the insurer of the Insurance reinsured (in each case in such form as it shall determine)).

(b)
The monies reasonably expended by the Global Facility Agent in so effecting or renewing any such Insurance or Reinsurance including the payment of any premium thereon shall be reimbursed by the Company to the Global Facility Agent within seven (7) Business Days of demand.

(c)
For the purpose of this paragraph 1.5, the Company shall ensure that the Global Facility Agent may pay any premium, commission, call or other sum payable in respect of each Insurance and procure that the Global Facility Agent may pay any premium, commission, call or other sum payable in respect of each Reinsurance and that such payment will be accepted by the relevant insurer's or reinsurer's obligation to pay the same.

(d)
The Global Facility Agent effecting and maintaining such Insurance or Reinsurance under this paragraph 1.5 shall not affect the right of the Finance Parties to treat such failure by the Company as an Event of Default.

1.6	Disclosure to Insurers and Reinsurers
The Company acknowledges that, as between the Company and the Finance Parties, it is solely responsible to ensure that every material circumstance of which the Company is aware and which ought to be disclosed at any time to every Insurer of any Insurance and every Reinsurer of any Reinsurance is fully and fairly disclosed to them without misrepresentation.

Appendix I to Schedule 10
Schedules
Part A
Construction Phase Insurances

1.	Erection All Risks (EAR)

1.1	Insured Parties

(a)	The Company;

(b)	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties);

(c)	the EPC Contractor, any other contractors and their respective sub-contractors (of any tier);

(d)	the O&M Contractor and each other operations and maintenance contractor and their respective sub-contractors (of any tier), in each case (where necessary);

(e)	any other party required to be insured by contract or under an agreement;

(f)	the vendors, manufacturers and suppliers, professional consultants and architects (all for their work-site activities alone); and

(g)	any Insured's subsidiary companies, affiliates and their respective officers, directors, agents, employees and shareholders.

1.2	Insured Property
Works, temporary works, services, materials, plant, machinery, spares and all other property or equipment of whatsoever nature or description the property of the Insured or for which they may be responsible including whilst in transit, whether by land, sea or air.

1.3	Coverage
"All Risks" of physical loss or damage to the Insured Property.

1.4	Geographical Limits
Worldwide.

1.5	Sum Insured
A sum representing the full reinstatement value of the Insured Property including adequate provision for the policy extensions.

1.6	Period of Insurance
From the date of Financial Close (or, if before, when the risk commences), and to continue through the construction phase, through the testing and commissioning phase until handover to an operational policy, extending for an additional 36 months thereafter with respect to cover during the defects liability period.

1.7	Deductible
Not more than:

(a)	Procurement/procurement transits/on-shore fabrication - US$250,000;

(b)	Transport to off-shore site - US$300,000;

(c)	Off-shore installation except subsea pipeline - US$300,000;

(d)	Subsea pipeline installation - US$1,000,000;

(e)	On-shore pipeline installation - US$500,000, for loss in respect of on-shore pipeline installation;

(f)	Onshore facilities hot testing and natural perils - US$500,000;

(g)	Stand-by charges - 72 hours; and

(h)	Defective Part Buy-Back - US$250,000

1.8	Offshore Risks Conditions
Including but not limited to:

(a)	Accumulation clause;

(b)	Airfreight replacement clause;

(c)	Institute Clauses for Builders Risks (1st June 1988) CL 351 (or equivalent);

(d)	Institute War Clauses for Builders Risks (1st June 1988) CL 350 (or equivalent);

(e)	Institute Strikes Clauses for Builders Risks (1st June 1988) CL 349 (or equivalent);

(f)	Institute Cargo Clauses (A) CL 382 (or equivalent);

(g)	Institute Cargo Clauses (Air) CL 387 (or equivalent);

(h)	Institute Strikes Clauses (Cargo) CL 386 (or equivalent);

(i)	Institute Strikes Clauses (Air Cargo) CL 389 (or equivalent);

(j)	Institute War Clauses (Cargo) CL 385 (or equivalent);

(k)	Institute War Clauses (Air Cargo) CL 388 (or equivalent);

(l)	Institute War Clauses (Sending By Post) CL 390 (or equivalent);

(m)	Institute Replacement Clause CL 161 (or equivalent);

(n)	Institute Classification Clause 13/04/1992 CL 354 (or equivalent);

(o)	Returned shipment clause; and

(p)	Marine Survey Warranty.

1.9	Onshore Risks Conditions
Including but not limited to:

a.	Main Exclusions

(i)	Cash and the like;

(ii)	Consequential losses and penalties not otherwise insured hereunder;

(iii)	Contractor's plant and equipment;

(iv)	Design exclusion LEG2/96 for pipelines outside of battery limits and wet works and, if available, LEG3/96 for other risks (or equivalent), otherwise LEG 2/96;

(v)	Terrorism and sabotage (to be insured separately);

(vi)	Unexplained shortage;

(vii)	War, invasion, acts of foreign enemies, hostilities, civil war, rebellion, revolution, insurrection or military or usurped power; and

(viii)	Wear and tear, gradual deterioration, corrosion and erosion but not consequential damage.

b.	Main Extensions

(i)	72 hour clause;

(ii)	Automatic reinstatement of sum insured;

(iii)	Debris removal - 20% of loss, maximum of US$1,000,000 (100%) any one occurrence;

(iv)	Escalation of Sum Insured (minimum 15%);

(v)	Expediting expenses - 20% of loss, subject to maximum of US$1,000,000 (100%) with inner limit of US$500,000 (100%) for airfreight, any one occurrence;

(vi)	Extended maintenance;

(vii)	Fire fighting expenses - may be sub-limited;

(viii)
Inland transit (sub-limit: US$3,000,000 any one occurrence), offsite storage (sub-limit: US$10,000,000 any one occurrence) and temporary removal (sub-limit: US$1,000,000 any one occurrence) (where not insured by the marine coverage;

(ix)	Leak search costs - (sub-limit: US$500,000);

(x)	Loss Minimisation;

(i)	Munitions of War;

(ii)	Payment of indemnity;

(iii)	Plans Specifications Drawings Clause - (sub-limit: US$500,000);

(iv)	Professional and surveyors' fees - (sub-limit: US$1,000,000);

(v)	Products in storage;

(vi)	Public Authorities Clause - (sub-limit: US$1,000,000);

(vii)	Reinstatement of the sum insured;

(viii)	Repeat tests;

(ix)	Riot, strike and civil commotion; and

(x)	Taking into use / completed works covered until final handover.

1.10	General Conditions
Including but not limited to:

(a)	Lenders' Endorsements

(b)	Exclusions:

(i)	Consequential losses and penalties not otherwise insured;

(ii)	Electronic data;

(iii)	Fines and penalties; and

(iv)	Radioactive contamination.

(c)	Single highest applicable Deductible to apply to an event - other than in respect of stand-by charges.

2.	Delay in Start-Up (EAR)

2.1	Insured Parties

a.	The Company; and

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties).

2.2	Coverage
Covering, as a minimum, the Company's fixed costs and debt service obligations (being interest and principal) and increased cost of working, as a result of loss or damage insured by 1) Erection All Risks (EAR) above (or would have been indemnifiable but for any Deductible) or covered by any policy extension, which results in a delay in completion of the Project beyond its anticipated date of completion.

2.3	Geographical Limits
Worldwide.

2.4	Sum Insured
An amount sufficient to cover paragraph 2.2 above.

2.5	Period of Insurance
As for 1) Erection All Risks above, but excluding the defects liability period.

2.6	Indemnity Period
Not less than 12 months.

2.7	Deductible
Not more than 60 days in the aggregate.

2.8	Main Exclusions
Including but not limited to:
As for 1) Erection All Risks above, plus:

a.	Delay due to non-availability of funds; and

b.	Cancellation of the Project.

2.9	Main Extensions
Including but not limited to:

a.	Aggravation of Delay;

b.	Contingency delay in start-up following loss or damage to the FSU - may be sub-limited in respect of Limit, Indemnity Period and Deductible;

c.	Contractors Plant and Equipment;

d.	Customers (FLEXA Perils) - may be sub-limited;

e.	Lenders' Endorsements;

f.	Manufacturers' and Suppliers premises (FLEXA perils) - (sub-limit: US$15,000,000);

g.	Marine - delay resulting from:

i.	Loss or damage to the transporting device; and

ii.	The transporting device being involved in a general average, salvage or lifesaving operation;

h.	Payments on account;

i.	Prevention of Access - (sub-limit: US$5,000,000);

j.	Professional Fees - (sub-limit: US$1,000,000); and

k.	Utilities (Water, Gas, Electricity and/or Telecommunications (FLEXA perils) - may be sub-limited).

3.	Construction Third Party Liability

3.1	Insured Parties

a.	The Company;

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties);

c.	the EPC Contractor, any other contractors and their respective sub-contractors (of any tier);

d.	the O&M Contractor and each other operations and maintenance contractor and their respective sub-contractors (of any tier), in each case, (where necessary);

e.	any other party required to be insured, by contract or under an agreement;

f.	the vendors, manufacturers and suppliers, professional consultants and architects (all for their work-site activities alone); and

g.	any Insured's subsidiary companies, affiliates and their respective officers, directors, agents, employees and shareholders.

3.2	Coverage
Legal liability in respect of:

a.	accidental bodily injury to or illness or death of any third party; or

b.	accidental loss of or damage to physical property of any third party, arising out of the construction of the Project.
Coverage to be written on an "Occurrence" basis.

3.3	Geographical Limits
Worldwide.

3.4	Sum Insured
Not less than US$50,000,000 any one occurrence but, in respect of products liability and pollution only, such limit to apply in the aggregate for the period.

3.5	Period of Insurance
As per 1) Erection All Risks above, excluding the maintenance period.

3.6	Deductible
Not more than US$50,000 any one occurrence.

3.7	Main Exclusions
Including but not limited to:

a.	Asbestos;

b.	Date recognition clause / computer data exclusion;

c.	Employer's Liability;

d.	Infringement of plan, copyright, patent, trade name mark or registered design;

e.	Liquidated damages or penalties under any agreement in connection with delay or guarantees of performance or efficiency;

f.	Ownership, possession, use or control of any aircraft or watercraft;

g.	Pollution or contamination unless caused by a sudden identifiable unintended and unexpected incident;

h.	Property belonging to, or in the charge, or under the control of, the Insured;

i.	Radioactive contamination, chemical, biological, biochemical and electromagnetic weapons;

j.	Technical or professional advice;

k.	Use of mechanically propelled vehicles, except where used as a tool of trade; and

l.	War, civil war, sabotage and terrorism, invasion, act of foreign enemy, rebellion, insurrection, revolution, strikes riots and civil commotion, malicious damage.

3.8	Main Extensions
Including but not limited to:

a.	Contingent motor;

b.	Contractual liability;

c.	Cross liability;

d.	Legal costs and expenses in addition to the Sum Insured; and

e.	Lenders' Endorsements.

4.	Political Violence during Construction Phase

4.1	Insured Parties

a.	The Company;

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties);

c.	the EPC Contractor, any other contractors and their respective sub-contractors (of any tier);

d.	the O&M Contractor and each other operations and maintenance contractor and their respective sub-contractors (of any tier), in each case, where necessary;

e.	any other party required to be insured by contract or under an agreement;

f.	the vendors, manufacturers and suppliers, professional consultants and architects (all for their work-site activities alone); and

g.	any Insured's subsidiary companies, affiliates and their respective officers, directors, agents, employees and shareholders.

4.2	Coverage - project site only (excluding assembly yard)

a.	"All risks" of physical loss, destruction or damage to the property insured following:

i.	an act of terrorism;

ii.	sabotage;

iii.	riots strikes and/or civil commotion;

iv.	malicious damage;

v.	insurrection, revolution or rebellion;

vi.	mutiny and/or coup d'état; and

vii.	war and/or civil war

b.
Covering, as a minimum, the Company's fixed costs and debt service obligations (being interest and principal) and increased cost of working, as a result of loss or damage insured by paragraph (a) above (or would have been Indemnifiable but for any Deductible) or covered by any policy extension, which results in a delay in completion of the Project beyond its anticipated date of completion.

4.3	Property Insured
All Physical Assets including permanent and temporary works, materials, buildings, structures, machinery, plant and equipment supplies and all other property for incorporation into the construction of the Project.

4.4	Sum Insured
US$100,000,000 any one occurrence, and in the aggregate for the period, combined for Coverage 4.2 above.

4.5	Period of Insurance
As for A) 1) Erection All Risks above, excluding maintenance period.

4.6	Deductible
Not to exceed US$500,000 any one occurrence (combined) for 4.2(a) above and 45 days for 4.2(b) above.

4.7	Main Exclusions
Including but not limited to:

a.	Attacks by Electronic Means;

b.	Cessation, fluctuation or variation in, or insufficiency of, water, gas or electricity supplies and telecommunications of any type or service;

c.	Chemical or Biological Exposure;

d.	Confiscation, requisition, detention, legal or illegal occupation, embargo, quarantine, any order of public or government authority;

e.	Illegal Occupation;

f.	Pollution;

g.	Radioactive contamination;

h.	Rights of Third Parties; or

i.	Threat or Hoax.

4.8	Main Extensions
Including but not limited to Lenders' Endorsements.

5.	Other Insurances

5.1
Any insurances required by any applicable law (including motor vehicle liability and workers compensation/employers' liability) or prudent developer practice or as required by the terms of the Project Documents or of any other contract relating to the Project to which the Company is a party and under which it is obliged to purchase and maintain (or procure the purchase and maintenance of) any insurance, or as required by the Global Facility Agent (acting on the instruction of the Required Majority) from time to time.

5.2	This may include, if relevant:

a.	Marine Hull and Machinery;

b.	Marine Liability; and

c.	Ship Charterer's Liability.

6.	Insurance to be procured by the Marine Contractors

6.1
The Company shall procure that any offshore marine contractors utilising marine vessels shall arrange Hull and Machinery insurance and Protection and Indemnity insurance including removal of wreckage cover and "specialist operations" cover.

6.2
Liability policies shall be endorsed to provide an indemnity to the Company in such manner that the insurers agree to indemnify the Company to the extent that the insurers would have been liable to indemnify its insured had the claim been made against such insured.

Part B
Operational Phase Insurances

1.	Property Material Damage

1.1	Insured

a.	The Company;

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties);

c.	NOGA (as customer under the Terminal Use Agreement) and as Competent Authority;

d.	the O&M Contractor and each other operations and maintenance contractor and their respective sub-contractors (of any tier);

e.	the EPC Contractor, any other contractors and their respective sub-contractors (of any tier);

f.	architects, engineers and other consultants of any tier for their Project Site activities only; and

g.	any Insured's subsidiary companies, affiliates and their respective officers, directors, agents, employees and shareholders.

1.2	Coverage
"All Risks" of physical loss or damage to the Property Insured including machinery breakdown, loss of contents of tanks and bursting and overflowing of tanks, apparatus or pipes.

1.3	Property Insured
All material property (or part thereof), fixed or mobile of every kind and description, either owned, leased, hired or borrowed by the Company or held in the care, custody or trust of the Company or for which the Company is responsible or has assumed responsibility all forming part of or in connection with the Project and including LNG / gas in the LNG storage and regasification facility held for and on behalf of the Company and/or of the owners of such LNG / gas.

1.4	Sum Insured
An amount not less than the total reinstatement as new value of the Property Insured, including an allowance for extensions or any other amount as may be agreed by Global Facility Agent (acting on the instructions of the Required Majority) from time to time, based on an Estimated Maximum Loss calculation.

1.5	Period
From the termination of the cover required for the construction phase (excluding any defects liability period) as outlined in A) 1) Erection All Risks (EAR), above for twelve (12) months (or longer, as applicable) and renewable thereafter for a minimum period of 12 months, until discharge of all debts under the Finance Documents.

1.6	Territorial Limits
Anywhere within Bahrain, including offshore and whilst in transit or storage.

1.7	Deductible
Not more than US$250,000 any one occurrence.

1.8	Main Exclusions
Including but not limited to:

a.	Deliberate overrunning or overloading;

b.	Electronic data recognition;

c.	Gradual deterioration;

d.	Normal settlement, cracking or expansion of buildings;

e.	Radioactive contamination; and

f.
Onshore only - war, invasion, act of foreign enemy, hostilities, civil war, rebellion, revolution, insurrection, military or usurped power confiscation, requisition, sequestration, nationalisation or similar act, and terrorism.

1.9	Main Extensions
Including but not limited to:

a.	72 hour clause;

b.	Automatic reinstatement of the Sum Insured;

c.	Capital additions;

d.	Debris removal;

e.	Expediting expenses;

f.	Inflation;

g.	Impact damage to the Jetty

h.	Lenders Endorsements;

i.	Minimisation of loss;

j.	Overtime, night work, holiday work, express freight costs and customs duties

k.	Sudden and accidental pollution clean-up costs;

l.	Public Authorities clause;

m.	Professional fees;

n.	Property in the course of construction - may be sub-limited;

o.	Reinstatement basis of loss settlement;

p.	Reinstatement of documents and computer records;

q.	Riot, strikes and civil commotion;

r.	Sue and Labour;

s.	Temporary removal / offsite storage; and

t.	Transit - onshore and offshore.

2.	Business Interruption

2.1	Insured

a.	The Company; and

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties); and

c.	NOGA (as customer under the Terminal Use Agreement) and as Competent Authority.

2.2	Coverage
Covering, as a minimum, the Company's fixed costs and debt service obligations (being interest and principal) and/or Increased Cost of Working necessarily and reasonably incurred following an Interruption or Interference to the Insured Business resulting from physical loss or damage Indemnifiable under 1) Property Material Damage, above (or would have been indemnifiable but for the Insured's retained liability) or covered by any policy extension.

2.3	Sum Insured
A sum not less than that sufficient to provide coverage under paragraph 2.2 above during the period of Indemnity Period.

2.4	Period
From the termination of the cover required for the construction phase (excluding any defects liability period) as outlined in A)1) Erection All Risks (EAR), above for twelve (12) months (or longer, as applicable) and renewable thereafter for a minimum period of twelve (12)months, until discharge of all debts under the Finance Documents.

2.5	Indemnity Period
Not less than 12 months.

2.6	Deductible
Not more than 60 days each and every loss.

2.7	Territorial Limits
As per 1) Property Material Damage above but worldwide in respect of customers and suppliers.

2.8	Main Extensions
Including but not limited to:

a.
Contingent coverage for fixed costs and debt service obligations (being interest and principal) and/or Increased Cost of Working following loss or damage to the FSU (including marine risks) and which causes an interruption with the normal commercial operation of the Project may be sub-limited.

b.	Denial of access (including access to the jetty);

c.	Interim payments of claims;

d.	FSU Hire costs;

e.	Suppliers and customer's premises (FLEXA perils) - may be sub-limited;

f.	Utilities clause (FLEXA perils);

g.	Professional fees;

h.	Public authorities; and

i.	Rights of recourse to be waived against O&M Contractor.

2.9	Main Exclusions
Including but not limited to:

a.	Fines and penalties other than in respect of continuing contractual obligations;

b.	Non-availability of funds; and

c.	Loss of licence.

3.	Third Party Legal Liability

3.1	Insured

a.	The Company;

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Trustee (as applicable for and on behalf of the Secured Parties);

c.	NOGA (as Customer under the Terminal Use Agreement) and as Competent Authority;

d.	the O&M Contractor and each other operations and maintenance contractor and their respective sub-contractors (of any tier);

e.	the EPC Contractor, any other contractors and their respective sub-contractors (of any tier);

f.	architects, engineers and other consultants of any tier for their Site activities only; and

g.	any Insured's subsidiary companies, affiliates and their respective officers, directors, agents, employees and shareholders.

3.2	Coverage
All sums which the Insured shall be legally liable for compensation or damages arising out of death of or injury to third parties (including interference to property or the enjoyment of use thereof by obstruction, trespass, nuisance or any like cause) and damage to third party property happening during the Period of Insurance within the Territorial Limits and arising out of the ownership, operation and maintenance of the Project, including ownership, occupation and operation of the Terminal or operation and use of the FSU to be taken out on a claims occurring basis.

3.3	Sum Insured
Not less than US$50,000,000 any one occurrence and in the aggregate for Pollution and products liability.

3.4	Period
As a minimum, from the termination of the cover required for the construction phase (excluding any defects liability period) as outlined in A 1) Erection All Risks (EAR), above for twelve (12) months (or longer, as applicable) and renewable thereafter for a minimum period of twelve (12) months, until discharge of all debts under the Finance Documents.

3.5	Deductible
Not more than:

a.	US$250,000 for offshore; and

b.	US$50,000 for onshore.

3.6	Territorial Limits
Worldwide.

3.7	Main Extensions
Including but not limited to:

a.	Sudden and accidental pollution;

b.	Cross liabilities;

c.	Jetty Operator's Liability;

d.	Products Liability;

e.	Contingent motor liability;

f.	Legal costs and expenses in addition to the Sum Insured; and

g.	Contractual liability (to the extent such liability would have existed in the absence of such contract).

4.	Political Violence during Operational Phase

4.1	Insured

a.	The Company;

b.	the Secured Parties, the Onshore Security Agent and the Offshore Security Agent (as applicable trustee for and on behalf of the Secured Parties); and

c.	NOGA (as customer under the Terminal Use Agreement) and as Competent Authority;
Coverage 4.2(a) only:

d.	the O&M Contractor and each other operations and maintenance contractor and their respective sub-contractors (of any tier);

e.	the EPC Contractor, any other contractors and their respective sub-contractors (of any tier);

f.	the vendors, manufacturers and suppliers for their work-site activities only;

g.	architects, engineers and other consultants of any tier for their Site activities only; and

h.	any Insured's subsidiary companies, affiliates and their respective officers, directors, agents and shareholders.

4.2	Coverage

a.	"All risks" of physical loss, destruction or damage to the property insured following:

i.	an act of terrorism;

ii.	sabotage;

iii.	riots strikes and/or civil commotion;

iv.	malicious damage;

v.	insurrection, revolution or rebellion;

vi.	mutiny and/or coup d'état; and

vii.	war and/or civil war.

b.
Loss of anticipated revenue and increased cost of working, as a result of loss or damage insured by 4.2(a) above (or would have been indemnifiable but for any Deductible) or covered by any policy extension, which results in a delay in completion of the Project beyond its anticipated date of completion.

4.3	Property Insured
All Physical Assets including permanent and temporary works, materials, buildings, structures, machinery, plant and equipment supplies and all other property for incorporation into the construction of the Project.

4.4	Sum Insured
US$100,000,000 any one occurrence, and in the aggregate for the period, combined for Coverage 4.2 above.

4.5	Period of Insurance
As a minimum, from the termination of the cover required for the construction phase (excluding any defects liability period) as outlined in A 1) Erection All Risks (EAR) above, for twelve (12) months (or longer, as applicable) and renewable thereafter for a minimum period of twelve (12) months until discharge of all debts under the Finance Documents.

4.6	Deductible
Not to exceed US$500,000 any one occurrence (combined).

4.7	Main Exclusions
Including but not limited to:

a.	Attacks by Electronic Means;

b.	Cessation, fluctuation or variation in, or insufficiency of, water, gas or electricity supplies and telecommunications of any type or service;

c.	Chemical or Biological Exposure;

d.	Confiscation, requisition, detention, legal or illegal occupation, embargo, quarantine, any order of public or government authority;

e.	Pollution;

f.	Radioactive contamination;

g.	Rights of Third Parties; or

h.	Threat or Hoax.

4.8	Main Extensions
Including but not limited to Lenders' Endorsements.

5.	Other Insurances

5.1
Any insurances required by any applicable law (including motor vehicle liability and workers compensation/employers' liability) or prudent developer practice or as required by the terms of the Project Documents or of any other contract relating to the Project to which the Company is a party and under which it is obliged to purchase and maintain (or procure the purchase and maintenance of) any insurance, or as required by the Global Facility Agent (acting on the instructions of the Required Majority) from time to time.

5.2	This may include, if relevant:

c.	Marine Hull and Machinery;

d.	Marine Liability; and

e.	Ship Charterers Liability.

6.	Insurance to be procured by the FSU Owner throughout the duration of the charter

6.1	Hull and Machinery / Increased Value, Marine and War and allied perils Risks

a.	Insured Parties

i.	DSME Hull No. 2461 L.L.C.;

ii.	the Company; and

iii.
NOGA (as customer under the Terminal Use Agreement) and as Competent Authority and other parties as may be required named as Insured for all liabilities property the responsibility of the FSU Owner with rights of subrogation waived and as per any port conditions of use.

b.	Sum Insured
Not less than 110% of the market value of the FSU.

c.	Geographical Limits
Worldwide.

d.	Deductible
Not greater than US$500,000 - not to apply to total loss.

e.	Conditions
All Risks of physical loss and/or damage, marine and war (including allied perils) on conditions customarily available and as may be agreed by the Customer, such agreement not to be unreasonably withheld.

6.2	Protection and Indemnity Risks

a.	Insured Parties

i.	DSME Hull No. 2461 L.L.C.;

ii.	the Company;

iii.
NOGA (as customer under the Terminal Use Agreement) and as Competent Authority and other parties as may be required named as insured for all liabilities properly the responsibility of the FSU Owner with rights of subrogation waived and as per any port conditions of use.

b.	Limit of Liability
In accordance with the standard limits for an Owner's Entry as provided by a member of the International Group of P&I Clubs from time to time.

c.	Geographical Limits
Worldwide.

d.	Conditions
In accordance with IG Association rules, including liability to crew and liability for negligent loss or contamination of LNG or gas while on board and with coverage for contractually assumed liability per any Port Conditions of Use.

e.	Deductibles
Not more than US$25,000.

Appendix II to Schedule 10
Independent Insurance Expert Determination
The following shall apply only with respect to a dispute by the Company of a determination made in accordance with paragraph 1.3(c) (Market Availability) of this Schedule 10 (Insurances).

1.	APPOINTMENT

1.1
The independent insurance expert shall be one person, from a reputable insurance broking firm or a reputable insurance consulting firm having appropriate qualifications and expertise with respect to, but no interest in the outcome of, the matter of the dispute and shall, within seven (7) days of receipt of the expert determination notice, be appointed by agreement between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company (the "Insurance Expert").

1.2
Failing any such agreement, either party may immediately apply to Lloyd's Insurance Brokers Council, the British Insurance Brokers Association or the Chairman of Lloyd's to nominate one person to act as Insurance Expert, such application requesting that:

(a)	the relevant person be an insurance broker from a reputable insurance broking firm/company or a reputable insurance consultant from a reputable consulting firm/company;

(b)	the relevant person be of appropriate expertise and have no interest in the outcome; and

(c)	the nomination be made within seven (7) days of the application.

2.	INSTRUCTIONS

2.1
Within seven (7) days of nomination pursuant to paragraph 1.2 (Appointment) of this Appendix II to this Schedule 10, the Insurance Expert shall be given terms of reference agreed in good faith between the Global Facility Agent (acting on the instructions of the Required Majority) and the Company properly stating the context in which the relevant referral is being made to him.

2.2
The Global Facility Agent and the Company may provide the Insurance Expert with whatever supporting evidence they think appropriate. The Insurance Expert shall have the power to request the parties to provide him with such statements, documents or information as he may determine and the Finance Parties and the Company shall provide such information within seven (7) days of written request. The Insurance Expert shall in any event, unless otherwise agreed by the Parties, be instructed to make a decision within fourteen (14) days of appointment or nomination hereunder or, if later, of delivery of information requested by the Insurance Expert.

3.	DECISION

3.1	The Insurance Expert shall be bound to make a determination in English in accordance with the terms of reference referred to under paragraph 2 (Instructions) of this Appendix II to this Schedule 10.

3.2	The Insurance Expert's determination shall (save in the case of manifest error or fraud) be final and binding on all Parties.

4.	STATUS

4.1
The Insurance Expert shall act as an expert in determining the matter referred to him and not as an arbitrator and for the avoidance of any doubt the provisions of the Arbitration Act 1996 (as amended from time to time) or the corresponding provisions of any applicable law, and the law relating to arbitration shall not apply to such Insurance Expert or a determination or the procedure by which the Insurance Expert reaches a determination.

4.2
Notwithstanding paragraph 2.2 (Instructions) of this Appendix II to this Schedule 10, the Insurance Expert shall not receive oral representations from one party unless the other party has been given an opportunity to be present and the Insurance Expert shall ensure that any written representations of one party are also provided to the other party.

Appendix III to Schedule 10
Form of Insurance Broker's Letter of Undertaking
[On the letterhead of Insurance Broker]
[·] 2016
[Insert Address]
To Standard Chartered Bank (as Global Facility Agent for and on behalf of the Finance Parties)
Dear Sirs,
Bahrain LNG Project (the "Project")
We act as insurance broker to the Company ("Insurance Broker") in respect of the insurance policies referred to in Annex 1 (Insurance Policies) to this letter (the "Insurance Policies") to be entered into pursuant to a common terms agreement dated [·] 2016 entered into between, among others, Bahrain LNG W.L.L. (the "Company"), Standard Chartered Bank as the Global Facility Agent and the banks and other financial institutions listed therein (the "Common Terms Agreement"). References to "us", "we", "our" and any terms derived therefrom are references to the Insurance Broker. Unless otherwise defined in this letter, terms defined in the Common Terms Agreement shall have the same meaning in this letter.
We confirm in our capacity as Insurance Broker that the Insurance Policies specified in Annex 1 to this letter (the "Insurances"):

a.
name you and such other persons as are required to be named under Schedule 10 (Insurances) of the Common Terms Agreement as an original insured party under the Insurance Policies (an "Original Insured Party");

b.
are, as of the date of this letter, in full force and effect on and in respect of the risks and liabilities as set out in the Insurance Policies evidenced in the attached cover notes or similar evidence of cover; and

c.	include all the matters required under Schedule 10 (Insurances) of the Common Terms Agreement in respect of the Insurance Policies.
We confirm that we have written confirmation from the Company that any premiums and other sums payable and which are due, as at the date of this letter in respect of the Insurances, have been paid in full.
We also confirm that:

a.
we will use all reasonable efforts to procure an acknowledgement of assignment (materially in the form attached as Annex 2 (Form of Acknowledgement of Assignment of Insurances) to this letter) from each insurer; and

b.
as at the date of this letter, the relevant endorsements (materially in the form set out in Appendix V (Form of Endorsement to each Insurance Policy) of Schedule 10 (Insurances) of the Common Terms Agreement) are in full force and effect in respect of the Insurances, as evidenced in the attached [cover notes     Note: this could be another document such as a memorandum of reinsurance or reinsurance slip contract.] for the periods stipulated therein.

We acknowledge that (i) you and the Finance Parties are identified as Original Insured Parties in the Insurances; (ii) the Finance Parties have a security interest in the Company's interest in the Insurances; and (iii) we have a responsibility to you and the Company to act in your best interests and in the best interests of the Company in the placement and administration of the Insurances to the extent you are Original Insured Parties.
We confirm that we have advised the Company of the type and nature of information that generally needs to be disclosed to insurers for risks of this nature and undertake to continue to do so for as long as we remain retained as Insurance Broker in respect of the Project.

We confirm that none of the circumstances identified in paragraph 11 below have occurred as at the date of this letter.
Pursuant to instructions received from the Company and in consideration of you approving our appointment or continued appointment in connection with the Insurances, we hereby undertake the following in respect of the interests of the Company and the Finance Parties in the Insurances, as referred to in the attached cover notes or similar evidence of cover:

1.
to request the Insurers to endorse, on each and every document evidencing the Insurances when the same is issued, endorsements materially in the form set out in Appendix V (Form of Endorsement to each Insurance Policy) of Schedule 10 (Insurances) of the Common Terms Agreement together with, to the extent provided to us, (i) a copy of the notice of assignment of the Insurance Policies to the insurers (materially in the form set out in the Assignment of Insurances) signed by authorised signatories of the Company; and (ii) an acknowledgement of such assignment signed by the Insurers (materially in the form attached as Annex 2 (Form of Acknowledgement of Assignment of Insurances) to this letter);

2.
to notify you promptly upon being informed of (and wherever possible in advance of) any change to the terms of any Insurance Policy, that if effected, would or could result in any material reduction in limits or coverage (including those resulting from extensions but excluding reduction operating as a consequence of aggregate limitations or claims payments) or in any material increase in deductibles, exclusions or exceptions, lapse, non-renewal and/or cancellation of the Insurance Policies;

3.
subject to paragraphs 4 and 5 below and to the extent we receive them, to pay the proceeds of the Insurances (other than delay in start-up or business interruption insurance or those amounts payable in accordance with paragraphs 5.1(i)-(iv) (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts)     Note: paragraph 5.1 (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts) of the Common Terms Agreement states: "In all respects in accordance with Schedule 10 (Insurances) and save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that all Insurance Proceeds and insurance equivalent payments received pursuant to the Terminal Use Agreement (other than amounts (i) which constitute Operating Revenues and shall therefore be paid into the Dollar Operating Revenues Account; (ii) which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs; (iii) in an amount which (when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid (which shall be paid into the Dollar Operating Revenues Account); and (iv) which relate to third party liability which under the terms of the applicable insurance policy are payable directly to a third party claimant (and, if any such Insurance Proceeds described under paragraphs (i) to (iv) are credited into the Insurance Proceeds Account, the Company shall be entitled to a corresponding withdrawal therefrom)) are paid directly into the Insurance Proceeds Account." of the Common Terms Agreement) to the account entitled "Insurance Proceeds Account" number USD - 01270759450 with the Offshore Account Bank unless and until we receive written notice from the Onshore Security Agent to the contrary, in which event we shall make all future payments as then directed by the Onshore Security Agent;

4.
to pay, to the extent we receive them, proceeds of Insurances relating to delay in start-up and business interruption to the account entitled "Dollar Operating Revenues Account" number USD - 01270753550 with the Offshore Account Bank, unless and until we receive written notice from the Onshore Security Agent to the contrary, in which event we shall make all future payments as then directed by the Onshore Security Agent;

5.
to pay, to the extent we receive them, those amounts up to US$10,000,000 payable directly to the EPC Contractor, to the EPC Contractor unless and until we receive written notice from the Onshore Security Agent to the contrary, in which event we shall make all future payments as then directed by the Onshore Security Agent;

6.
to pay, subject to our lien, if any, on the Insurances for premiums due and unpaid under the Insurance Policies any monies held by us in respect of the Insurances (including but not limited to insurance premiums, return premiums, ex gratia payments, proceeds) to you or the insurer as applicable, without any deduction for set-off against any money owed to us by the Company;

7.	to hold the Insurance slips or contracts, the Insurance Policies and any renewals thereof or any new or substitute policies, to the extent held by us, to the order of the Onshore Security Agent;

8.
promptly upon written request from you, and to the extent that said documents are made available to us, to make available to you copies of all insurance slips, original certificates of insurance, cover notes, renewal receipts and confirmations of renewal and payment of premiums and all relevant policy documents in respect of the Insurances;

9.
at any time during our appointment, ensure disclosure to the Insurers of any fact, change of circumstance or occurrence notified to us and any fact, change of circumstance or occurrence which, in the reasonable opinion of our employees directly involved in the placement or administration of the Insurances, is material to the risks insured against under the Insurances and/or which should properly be disclosed to the Insurers promptly upon our receipt of such information;

10.
to treat as confidential all information supplied to us by any person and not to disclose such information without the prior written consent of the Company, provided however, that we may disclose information to the Insurers and their agents as required for the performance of our duties. Furthermore, to treat as confidential all information supplied to us by the insured for the purposes of disclosure to the Insurers under the Insurances and not to disclose, without the prior written consent of the insured, such information to any third party other than the Insurers under the Insurances, in satisfaction of our undertaking in paragraph 9 above or, as may be required by law or regulation; and

11.	to notify you:

(a)
as soon as reasonably practicable after receiving notice of termination of our appointment and at least forty-five (45) days prior to ceasing to act as Insurance Broker (other than where we have received notice of termination);

(b)
if any insurer cancels, suspends or gives notice of cancellation or suspension of any Insurance, at least thirty (30) days (or such lesser period as may be provided for in the relevant Insurance Policy) before such cancellation or suspension is to take effect or as soon as reasonably practicable after it comes to our attention;

(c)
as soon as reasonably practicable of any act or omission or of any event of which we have been notified and which in our reasonable assessment may have a material impact on the cover provided under the Insurances;

(d)
at least thirty (30) days prior to the expiry of the Insurances if we have not received instructions from the Company, any insurer and/or any insureds or the agent of any such party to negotiate renewal, and, in the event of our receiving instructions to renew, to advise you promptly of the details thereof; and

(e)	as soon as reasonably practicable after we have been notified of any non-payment of premium but at least ten (10) days before the expiry of any period of credit with the insurers.
The above undertakings are given:

(i)
subject to any insurer's right of cancellation following default, in excess of thirty (30) days, in payment of premiums due and owing in respect of the Insurances, but, we undertake to seek insurers' agreement to allow you a reasonable opportunity of paying premiums relating to the Insurances before such cancellation becomes effective and to advise you promptly if any premiums in respect of the Insurances are not paid to us at least five (5) Business Days before the due date; and

(ii)
subject to our continuing appointment as insurance brokers to the Company in relation to the Insurances concerned, and following termination of such appointment our immediate release from all our obligations set out in this letter to the extent those obligations arise on or after the termination.

We hereby undertake that, to the extent any further insurances in relation to the Project are from time to time arranged by us after the date of this letter, that we will provide a further letter of undertaking substantially in the form set out in Appendix III (Form of Insurance Broker's Letter of Undertaking) of Schedule 10 of the Common Terms Agreement.
All undertakings and other confirmations given in this letter relate solely to the Insurances and are given for the benefit of the Company and the Finance Parties only. They shall not benefit any other party, nor shall they apply to any other insurances. Nothing in this letter should be taken as providing any undertakings or confirmations in relation to any insurance that ought to have been placed or may at some future date be placed by ourselves or by other brokers other than as specified herein. Any right of a third party to enforce a term of this letter under the Contracts (Rights of Third Parties) Act 1999 is expressly excluded.
Except to the extent that liability may not be limited or excluded under applicable laws and save in respect of fraud, death or personal injury, the aggregate liability of us [and name of entity entering into Reinsurance Broker's Letter of

Undertaking]    Note: to be included if Insurance Broker and Reinsurance Broker are entities from the same group of companies. to the Finance Parties and/or the Global Facility Agent and/or the Company under or in connection with this letter, howsoever caused and whether arising under tort, contract, or otherwise, shall in any and all events be limited to the sum of US$5,000,000 (five million United States dollars) (the "Limitation Amount").
This letter is given by us on the instructions of the Company and with its full knowledge and consent as to its terms as evidenced by the Company's signature below or on a counterpart copy of this letter and the Company agrees and acknowledges that neither us nor our affiliates shall have any liability towards the Company should the performance of our duties to the Finance Parties under this letter cause a breach of our duties to the Company.
Notwithstanding anything in this letter, we are and remain solely the agent of the Company, and with the exception of our obligations hereunder, owe duties only to the Company.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales. All disputes, claims, controversies and disagreements arising out of or in connection with this letter, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules in force as of the date of this letter, which Rules are deemed to be incorporated by reference into this paragraph. The number of arbitrators shall be three (3); the claimant and the respondent shall each nominate a coarbitrator for appointment and the LCIA Court shall select the presiding arbitrator. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. The Reinsurer(s) waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.
Yours faithfully,

for and on behalf of [Insurance Broker]

for and on behalf of [Company]

Annex 1
Insurance Policies

Insurer: Risk: Policy Number:	Bahrain Kuwait Insurance Company (B.S.C.) Construction All Risks and Delay in Start Up PCAR2016-1158
Insurer: Risk: Policy Number:	Bahrain Kuwait Insurance Company (B.S.C.) Construction Third Party Liability PTPPL2016-34
Insurer: Risk: Policy Number:	Bahrain Kuwait Insurance Company (B.S.C.) Political Violence PFTR2016-105

Annex 2
Form of Acknowledgement of Assignment of Insurances

To:    Ahli United Bank B.S.C. as Onshore Security Agent for and on behalf of the Secured Parties
and
Bahrain LNG W.L.L. (the "Company")
[Date]
Dear Sirs,
We acknowledge receipt of a notice of assignment from the Company dated [·] (the "Notice of Assignment"), a copy of which is attached and duly note how the Notice of Assignment provides the manner in which we are required to perform our obligations under the Relevant Insurance Policies (as defined in the Notice of Assignment), as detailed more precisely below.
Words and expressions defined in the Notice of Assignment shall have the same meanings in this letter.
Our compliance with the terms and conditions of the Notice of Assignment is given in reliance upon the confirmation by the Company, in the Notice of Assignment, that such compliance shall be and be deemed to constitute due performance of our obligations under the Relevant Insurance Policies and results in good discharge to the extent of the performance.
We confirm that all premium payments due as at the date of this letter of acknowledgement have been paid in full. We will pay all sums due, and give notices, under or in respect of the Relevant Insurance Policies as directed in the Notice of Assignment.
We duly note the interest of the Onshore Security Agent in the Relevant Insurance Policies as ultimate assignee of the benefit of the Relevant Insurance Policies.
We confirm that we have not, as at the date of this letter, received notice that any person (other than the Company or any assignee of the benefit of the Relevant Insurance Policies) has or will have any right or interest whatsoever in, or has made or will be making any claim or demand on the Relevant Insurance Policies or any part thereof, and if, after the date hereof, we receive any such notice, we shall immediately give written notice thereof to the Onshore Security Agent.
We will comply with the terms of the Notice of Assignment to the extent that such compliance will not constitute a breach of any applicable law or regulation and provided always that we shall not be required to pay more than once in respect of the same loss or any part, whether by the Company, any liquidator or otherwise.
We agree that the Onshore Security Agent may disclose such necessary information as it receives in relation to the Relevant Insurance Policies to the Finance Parties.
We confirm that we are organised and validly existing under the laws of the jurisdiction of our incorporation and we have the necessary power to enter into, be bound by and perform the obligations we assume under this Acknowledgement of Assignment and the Relevant Insurance Policies to which we are expressed to be a party.
We have obtained and maintained in full force all consents and authorisations required to enable us to enter into performance and ensure the validity of this Acknowledgement of Assignment and the transactions contemplated thereby.

We shall not be entitled to assign or transfer all or any of our rights, benefits or obligations hereunder, without the prior written consent of the Onshore Security Agent.
This letter shall be governed by and construed in accordance with the laws of Bahrain.

Yours faithfully,

…………………………………………..
for and on behalf of
[Name of Insurer]

Appendix IV to Schedule 10
Form of Reinsurance Broker's Letter of Undertaking
[On the letterhead of the Reinsurance Broker]
[·] 2016
To:    Standard Chartered Bank (as Global Facility Agent for and on behalf of the Finance Parties)

Dear Sirs,
Bahrain LNG Project (the "Project")
We act as reinsurance broker ("Reinsurance Broker") to [Insurer(s)] (the "Insurer") in respect of the reinsurance policies referred to in Annex 1 (Reinsurance Policies) to this letter (the "Reinsurance Policies") with respect to the insurance policies and Reinsurance Policies referred to in Schedule 10 (Insurances) of the common terms agreement dated [·] 2016 entered into between, among others, Bahrain LNG W.L.L. (the "Company"), Standard Chartered Bank as the Global Facility Agent and the banks and other financial institutions listed therein (the "Common Terms Agreement"). References to "us", "we", "our" and any terms derived therefrom are references to the Reinsurance Broker. Unless otherwise defined in this letter, terms defined in the Common Terms Agreement shall have the same meaning in this letter.
We confirm in our capacity as Reinsurance Broker that the Reinsurances Policies specified in Annex 1 (Reinsurance Policies) to this letter (the "Reinsurances"):

(i)
name you and such other persons as are required to be named under Schedule 10 (Insurances) of the Common Terms Agreement as an original insured party under the Reinsurance Policies (an "Original Insured Party");

(ii)
are, as of the date of this letter, in full force and effect on and in respect of the risks and liabilities as set out in the Reinsurance Policies evidenced in the attached cover notes or similar evidence of cover; and

(iii)	include all the matters required under Schedule 10 (Insurances) of the Common Terms Agreement in respect of the Reinsurance Policies.
We confirm that, in our capacity as Reinsurance Broker, any premiums and other amounts due, as at the date of this letter in respect of the Reinsurances, have been paid in full.
We also confirm that:

(i)
we will use all reasonable efforts to procure an acknowledgement of assignment (materially in the form attached as Annex 2 (Form of Acknowledgement of Assignment of Reinsurances) to this letter) from each reinsurer; and

(ii)
as at the date of this letter, the relevant endorsements (materially in the form set out in Appendix VI (Form of Endorsement to each Reinsurance Policy) of Schedule 10 (Insurances) of the Common Terms Agreement) are in full force and effect in respect of the Reinsurances, as evidenced in the attached [cover notes     Note: this could be another document such as a memorandum of reinsurance or reinsurance slip contract.] for the periods stipulated therein.

We acknowledge that (i) you and the Finance Parties are identified as Original Insured Parties in the Reinsurances; (ii) the Finance Parties have a security interest in the Company's interest in the Reinsurances; and (iii) we have a responsibility to you and the Finance Parties to act in your best interests and in the best interests of the Company in the placement and administration of the Reinsurance Policies to the extent you and the Company are Original Insured Parties.
We confirm that we have advised the Company of the type and nature of information that generally needs to be disclosed to reinsurers for risks of this nature and undertake to continue to do so for as long as we remain retained as Reinsurance Broker in respect of the Project.
We confirm that none of the circumstances identified in paragraph 11 below have occurred as at the date of this letter.
Pursuant to instructions received [from the Insurer and in consideration of you approving our appointment or continued appointment in connection with the Reinsurance] in connection with the Reinsurances we hereby undertake the following in respect of the interests of the Company and the Finance Parties in the Reinsurances, as referred to in the attached cover notes or similar evidence of cover:

1.
to request the Reinsurers to endorse, on each and every document evidencing the Reinsurances when the same is issued, endorsements (materially in the form set out in Appendix VI (Form of Endorsement to each Reinsurance Policy) of Schedule 10 (Insurances) to the Common Terms Agreement) together with, to the extent provided to us, (i) a copy of the notice of assignment of Reinsurance Policies (materially in the form set out in Appendix 3 (Form of Notice of Assignment of Reinsurances) to Appendix VII (Deed of Assignment of Reinsurances) of Schedule 10 (Insurances) of the Common Terms Agreement) to the Reinsurers signed by authorised signatories of the Insurer; and (ii) an acknowledgement of such assignment signed by the Reinsurers (materially in the form attached as Annex 2 (Form of Acknowledgement of Assignment of Reinsurances) to this letter);

2.
to notify you promptly upon being informed of (and wherever possible in advance of) any change to the terms of any Reinsurance Policy, that if effected, would or could result in any material reduction in limits or coverage (including those resulting from extensions but excluding reduction operating as a consequence of aggregate limitations or claims payments) or in any material increase in deductibles, exclusions or exceptions, lapse, non-renewal and/or cancellation of the Reinsurance Policies;

3.
subject to paragraphs 4 and 5 below and to the extent we receive them, to pay the proceeds of the Reinsurances (other than delay in start-up or business interruption insurance or those amounts payable in accordance with paragraphs 5.1(i)-(iv) (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts)     Note: paragraph 5.1 (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts) of the Common Terms Agreement states: "In all respects in accordance with Schedule 10 (Insurances) and save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that all Insurance Proceeds and insurance equivalent payments received pursuant to the Terminal Use Agreement (other than amounts (i) which constitute Operating Revenues and shall therefore be paid into the Dollar Operating Revenues Account; (ii) which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs; (iii) in an amount which (when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid (which shall be paid into the Dollar Operating Revenues Account); and (iv) which relate to third party liability which under the terms of the applicable insurance policy are payable directly to a third party claimant (and, if any such Insurance Proceeds described under paragraphs (i) to (iv) are credited into the Insurance Proceeds Account, the Company shall be entitled to a corresponding withdrawal therefrom)) are paid directly into the Insurance Proceeds Account." of the Common Terms Agreement) to the account entitled "Insurance Proceeds Account" number USD - 01270759450 with the Offshore Account Bank unless and until we receive written notice from the Offshore Security Trustee to the contrary, in which event we shall make all future payments as then directed by the Offshore Security Trustee;

4.
to pay, to the extent we receive them, proceeds of Reinsurances relating to delay in start-up and business interruption to the account entitled "Dollar Operating Revenues Account" number USD - 01270753550 with the Offshore Account Bank unless and until we receive written notice from the Offshore Security Trustee to the contrary, in which event we shall make all future payments as then directed by the Offshore Security Trustee;

5.
to pay, to the extent we receive them, those amounts up to US$10,000,000 payable directly to the EPC Contractor, to the EPC Contractor unless and until we receive written notice from the Offshore Security Trustee to the contrary, in which event we shall make all future payments as then directed by the Offshore Security Trustee;

6.
to pay, subject to our lien, if any, on the Reinsurance Policies for premiums due and unpaid under the Reinsurance Policies any monies held by us in respect of the Reinsurances (including but not limited to reinsurance premiums, return premiums, ex gratia payments and proceeds) to you or the Reinsurer as applicable, without any deduction for set-off against any money owed to us in respect of fees by the Company;

7.
to hold the reinsurance slips or contracts, the Reinsurance Policies and any renewals thereof or any new or substitute policies, to the extent held by us, to the order of the Offshore Security Trustee;

8.
promptly upon written request from you, and to the extent that said documents are made available to us, to make available to you copies of all reinsurance slips, original certificates of insurance, cover notes, renewal receipts and confirmations of renewal and payment of premiums and all relevant policy documents in respect of the Reinsurances;

9.
at any time during our appointment, ensure disclosure to the Reinsurers of any fact, change of circumstance or occurrence notified to us and any fact, change of circumstance or occurrence which, in the reasonable opinion of our employees directly involved in the placement or administration of the Reinsurances, is material to the risks insured against under the Reinsurances and/or which should properly be disclosed to the Reinsurers promptly upon our receipt of such information;

10.
to treat as confidential all information supplied to us by any person and not to disclose such information without the prior written consent of the Company; provided however, that we may disclose information to the Reinsurers and their agents as required for the performance of our duties. Furthermore, to treat as confidential all information supplied to us by the reinsured for the purposes of disclosure to the Reinsurers under the Reinsurances and not to disclose, without the prior written consent the reinsured, such information to any third party other than the Reinsurers under the Reinsurances, in satisfaction of our undertaking in paragraph 9 above or, as may be required by law or regulation; and

11.	to notify you:

(a)
as soon as reasonably practicable after receiving notice of termination of our appointment and at least forty five (45) days prior to ceasing to act as Reinsurance Broker (other than where we have received notice of termination);

(b)
if any Reinsurer cancels, suspends or gives notice of cancellation or suspension of any Reinsurance at least thirty (30) days (or such lesser period as may be provided for in the Relevant Reinsurance Policy) before such cancellation or suspension is to take effect or as soon as reasonably practicable after it comes to our attention;

(c)
as soon as reasonably practicable of any act or omission or of any event of which we have been notified and which in our reasonable assessment may have a material impact on the cover provided under the Reinsurances;

(d)
[at least thirty (30) days prior to the expiry of the Reinsurances if we have not received instructions from any Insurer, any insured party or the agent of such party to negotiate renewal, and, in the event of our receiving instructions to renew, to advise you promptly of the details thereof, and at least thirty (30) days prior to our termination of acting as Reinsurance Broker to the Company, or promptly where thirty (30) days' notice is not possible, subject to not being reappointed; and]     Note: not applicable to construction phase reinsurances.

(e)	as soon as reasonably practicable after we have been notified of any non-payment of premium but at least ten (10) days before the expiry of any period of credit with the Reinsurers.
The above undertakings are given:

i.
subject to any Reinsurer's right of cancellation following default, in excess of thirty (30) days, in payment of premiums due and owing in respect of the Reinsurances, but we undertake to seek Reinsurers' agreement to allow you a reasonable opportunity of paying premiums relating to the Reinsurances before such cancellation becomes effective and to advise you promptly if any premiums in respect of the Reinsurances are not paid to us at least five (5) Business Days before the due date; and

ii.	subject to our continuing appointment for the time being.
All undertakings and other confirmations given in this letter relate solely to the Reinsurances, and are given for the benefit of the Company and the Finance Parties only. They shall not benefit any other party, nor shall they apply to any other reinsurances. Nothing in this letter should be taken as providing any undertakings or confirmations in relation to any reinsurance that ought to have been placed or may at some future date be placed by ourselves or by other brokers other than as specified herein. Any right of a third party to enforce a term of this letter under the Contracts (Rights of Third Parties) Act 1999 is expressly excluded.
Except to the extent that liability may not be so limited or excluded under applicable laws and save in respect of fraud, death or personal injury, the aggregate liability of us [and name of entity entering into Insurance Brokers Letter of Undertaking]     Note: to be included if Insurance Broker and Reinsurance Broker are entities from the same group of companies. to the Finance Parties and/or the Global Facility Agent and/or the Company and/or the Insurer under or in connection with this letter, howsoever caused and whether arising under tort, contract, or otherwise, shall in any and all events be limited to the sum of US$5,000,000 (five million United States dollars) (the "Limitation Amount").
This letter is given by us on the instructions of the Company and the Insurer with their full knowledge and consent as to its terms as evidenced by the Company's and the Insurer's signature below or on a counterpart copy of this letter, and the Company and the Insurer agree and acknowledge that neither us nor our affiliates shall have any liability towards the Company or the Insurer should the performance of our duties to the Finance Parties under this letter cause a breach of our duties to the Company or to the Insurer.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales. All disputes, claims, controversies and disagreements arising out of or in connection with this letter, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules in force as of the date of this letter, which Rules are deemed to be incorporated by reference into this paragraph. The number of arbitrators shall be three (3); the claimant and the respondent shall each nominate a coarbitrator for appointment and the LCIA Court shall select the presiding arbitrator. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. The Reinsurer(s) waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.
Yours faithfully

………………………………………
for and on behalf of Reinsurance Broker

…………………………………………
for and on behalf of Company

...………………………………………
for and on behalf of [Insurer]

Annex 1
Reinsurance Policies

Insurer: Risk: Policy No: Reinsurance Reference:	Bahrain Kuwait Insurance Company (B.S.C.) Construction All Risks and Delay in Start Up PCAR2016-1158 B0509ENGPC1600003
Insurer: Risk: Policy No: Reinsurance Reference:	Bahrain Kuwait Insurance Company (B.S.C.) Construction Third Party Liability PTPPL2016-34 B0509TPLPC1600003
Insurer: Risk: Policy No: Reinsurance Reference:	Bahrain Kuwait Insurance Company (B.S.C.) Political Violence PFTR2016-105 B0509BOWTL1600350

Annex 2
Form of Acknowledgement of Assignment of Reinsurances
To:    [·] as Insurer
Standard Chartered Bank as Offshore Security Trustee for and on behalf of the Secured Parties
and
Bahrain LNG W.L.L. (the "Company")

Dear Sirs,
We acknowledge receipt of a notice of assignment from the Company dated [·] (the "Notice of Assignment"), a copy of which is attached and duly note how the Notice of Assignment provides the manner in which we are required to perform our obligations under the Relevant Reinsurance Policies (as defined in the Notice of Assignment), as detailed more precisely below.
Words and expressions defined in the Notice of Assignment shall have the same meanings in this letter.
Our compliance with the terms and conditions of the Notice of Assignment is given in reliance upon the confirmation by the Company, in the Notice of Assignment, that such compliance shall be and be deemed to constitute due performance of our obligations under the Relevant Reinsurance Policies and results in good discharge to the extent of the performance.
We confirm that all premium and other payments due as at the date of this letter of acknowledgement have been paid in full. We will pay all sums due, and give notices, under or in respect of the Relevant Reinsurance Policies as directed in the Notice of Assignment.
We duly note the interest of the Offshore Security Trustee in the Relevant Reinsurance Policies as ultimate assignee of the benefit of the Relevant Reinsurance Policies.
We confirm that we have not, as at the date of this letter, received notice that any person (other than the Company or any assignee of the benefit of the Relevant Reinsurance Policies) has or will have any right or interest whatsoever in, or has made or will be making any claim or demand on the Relevant Reinsurance Policies or any part thereof, and if, after the date hereof, we receive any such notice, we shall immediately give written notice thereof to the Offshore Security Trustee.
We will comply with the terms of the Notice of Assignment to the extent that such compliance will not constitute a breach of any applicable law or regulation and provided always that we shall not be required to pay more than once in respect of the same loss or any part, whether by the Company, any liquidator or otherwise.
We agree that the Offshore Security Trustee may disclose such necessary information as it receives in relation to the Relevant Reinsurance Policies to the Finance Parties.
We confirm that we are organised and validly existing under the laws of the jurisdiction of our incorporation and we have the necessary power to enter into, be bound by and perform the obligations we assume under this Acknowledgement of Assignment and the Relevant Reinsurance Policies to which we are expressed to be a party.
We have obtained and maintained in full force all consents and authorisations required to enable us to enter into performance and ensure the validity of this Acknowledgement of Assignment and the transactions contemplated thereby.

We shall not be entitled to assign or transfer all or any of our rights, benefits or obligations hereunder, without the prior written consent of the Offshore Security Trustee.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Yours faithfully,

…………………………………………..
for and on behalf of
[Name of Reinsurer]

Appendix V to Schedule 10
FORM OF ENDORSEMENT TO EACH INSURANCE POLICY
To the extent permitted by Applicable Law, all Insurances (other than the Reinsurances) shall contain the following provisions or endorsements. This endorsement overrides any conflicting provision in the insurance policy (the "Policy").

1.	Definitions and Interpretation
In this endorsement:
"Assignment of Insurances" means the Bahraini law assignment of Insurances between the Company and the Onshore Security Agent.
"Common Terms Agreement" means the common terms agreement dated [] 2016 made between, inter alios, the Company, the Global Facility Agent, the Onshore Security Agent and certain other banks and financial institutions listed therein.
"Company" means Bahrain LNG W.L.L., a limited liability company incorporated and existing under the laws of Bahrain, having commercial registration number 95522-1 with its principal office at GBCORP Tower, 18th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain Financial Harbour District, P.O. Box 1426, Sea Front, Manama, Bahrain.
"Dollar Operating Revenues Account" means the account named "Dollar Operating Revenues Account" maintained with the Offshore Security Trustee with account number USD - 01270753550.
"Finance Parties" has the meaning given to it in the Common Terms Agreement.
"Global Facility Agent" means Standard Chartered Bank.
"Insurance Broker" means [] or such other insurance broker or insurance brokers as may be appointed from time to time by the Company in replacement thereof with the prior approval of the Global Facility Agent.
"Insurance Proceeds Account" means the account named "Insurance Proceeds Account" maintained with the Offshore Security Trustee with account number USD - 01270759450.
"Insureds" means the parties identified as such in the Schedule to this Policy, severally.
"Insurer" means at any relevant time, any insurer with whom Insurances have been placed.
"Loss Proceeds" means all insurance proceeds but excluding proceeds paid or payable for Public Liability Insurance.
"Onshore Security Agent" means Ahli United Bank B.S.C.
"Project" has the meaning given to it in the Common Terms Agreement.
"Public Liability Insurance" means insurance in respect of all sums which any Insured becomes liable to pay in respect of legal liability to third parties.
"Secured Parties" has the meaning given to it in the Common Terms Agreement.

2.	Acknowledgement
Each Insurer acknowledges that it is aware that the Company has been granted certain credit facilities by the Finance Parties and has by the Assignment of Insurances assigned by way of first ranking security to the

Onshore Security Agent (for and on behalf of the Secured Parties) all its existing and future rights title and interest in this insurance and in the subject matter of this insurance. Each Insurer confirms that it consents to such assignment and acknowledges that is has not been notified of any other assignment of or security interest in the Company's interest in this insurance.

3.	Waiver
The Insurers hereby waive all rights of subrogation or action howsoever arising which they may have or acquire arising out of any occurrence in respect of which any claim is admitted hereunder against:

a.	any of Finance Parties or their officers, directors, employees, agents and servants; and

b.	the Company until the End Date.
Upon payment of any sum to any Secured Party pursuant to this paragraph 3 (Waiver), the Insurers shall to the extent of such payment be thereupon legally subrogated to all the rights of such Secured Party provided always that the Insurers shall not exercise any such rights howsoever arising in competition with the rights of any Secured Party in respect of the Project assets or any monies secured thereon.

4.	Consideration
The Insurers acknowledge receipt of consideration for the insurance of the Finance Parties and acknowledge that no Finance Party is liable for payment of any premium payable by any other Insured under this insurance although they may choose to make such payment. The Insurers shall not be entitled to offset any sums payable to a Finance Party against monies (other than unpaid premia) owing by the Company.

5.	Insureds

5.1	The Secured Parties and their respective officers, directors, employees, servants, agents and assigns are named insureds under the Policy.

5.2
The Insurers agree that each of the Insureds shall for the purpose of this Policy be treated as individually and separately insured and that insurance hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each of the Insureds provided that the total liability of the Insurers under this Policy to the Insureds collectively shall not (unless the Policy specifically permits otherwise) exceed the Limit of Indemnity stated to be insured hereby.

6.	Receipt of Information
Each Insurer acknowledges for the benefit of the Insureds that:

a.
it has received adequate information in order to evaluate the risk of insuring the Company and the Secured Parties in respect of the risks hereby insured on the assumption that such information is not materially misleading; and

b.	notwithstanding any other provision of this insurance, there is no information that has been relied on or is required by it in respect of its decision to co-insure the Finance Parties.

7.	Vitiating Acts

7.1
The Insurers undertake to the Onshore Security Agent (for and on behalf of the Secured Parties) that the Policy shall not be invalidated as regards the respective rights and interests of each Secured Party and that the Insurers will not seek directly or indirectly to avoid any liability under this Policy and/or the assignment thereof because of any act, neglect, error or omission made by any other Insured (whether occurring before or after the inception of this Policy), including any failure by any other Insured to disclose any material fact, circumstance or occurrence, any misrepresentation by any other Insured, any breach or non-fulfilment by any other Insured of any condition, warranty or provision contained in the Policy, whether or not any such act, neglect, error or omission could, if known at any time, have affected any decision of the Insurers to grant the Policy, to agree to any particular term or terms of the Policy (including this endorsement and the amount of any premium) or to act or refrain from acting in any way whatsoever in relation to this Policy or to any liability which may arise thereunder.

7.2
The Global Facility Agent shall be advised of any act or omission or of any event of which the Insurer has knowledge and which might invalidate or render unenforceable in whole or in part any Insurance.

8.	Loss Payment
By way of loss payment agreement and subject to paragraph 9 below, the Insurers undertake that, until the Global Facility Agent shall otherwise have notified and directed the Insurers (via the Insurance Broker), all recoveries hereunder shall be paid to the Dollar Operating Revenues Account or as otherwise notified by the Lenders to the Insurers (via the Insurance Broker).

9.	Loss Payee Clause
The Company irrevocably authorises and instructs the Insurer to pay, and the Insurer agrees to pay, all Loss Proceeds, returned premiums and any other monies payable under or in relation to the Policy ("Proceeds") as follows:

a.	if the Proceeds are in respect of third party claims to be paid directly to a third party under the Public Liability Insurance, such sums shall be paid directly to that third party; and

b.	to the extent that sub-paragraph (a) above does not apply, or payments have not been made to the third party as contemplated therein, all amounts payable by the Insurers:

i.
subject to paragraphs (ii) and (iii) below, in respect of the insurances (other than delay in start-up or business interruption insurance, or those amounts payable in accordance with paragraphs 5.1(i)-(iv) (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts)     Note: paragraph 5.1 (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts) of the Common Terms Agreement states: "In all respects in accordance with Schedule 10 (Insurances) and save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that all Insurance Proceeds and insurance equivalent payments received pursuant to the Terminal Use Agreement (other than amounts (i) which constitute Operating Revenues and shall therefore be paid into the Dollar Operating Revenues Account; (ii) which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs; (iii) in an amount which (when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid (which shall be paid into the Dollar Operating Revenues Account); and (iv) which relate to third party liability which under the terms of the applicable insurance policy are payable directly to a third party claimant (and, if any such Insurance Proceeds described under paragraphs (i) to (iv) are credited into the Insurance Proceeds Account, the Company shall be entitled to a corresponding withdrawal therefrom)) are paid directly into the Insurance Proceeds Account." of the Common Terms Agreement), shall be paid to the Insurance Proceeds Account unless and until the Insurers receive written notice from the Onshore Security Agent to the contrary, in which event the Insurers shall make all future payments as then directed by the Onshore Security Agent;

ii.
in respect of proceeds of Insurances relating to delay in start-up and business interruption shall be paid to the Dollar Operating Revenues Account unless and until the Insurers receive written notice from the Onshore Security Agent to the contrary, in which event the Insurers shall make all future payments as then directed by the Onshore Security Agent; and

iii.
in respect of those amounts up to US$10,000,000 payable directly to the EPC Contractor, shall be paid to the EPC Contractor unless and until the Insurers receive written notice from the Onshore Security Agent to the contrary, in which event the Insurers shall make all future payments as then directed by the Onshore Security Agent.

No other instruction, whether by the Insured or by any person other than the Onshore Security Agent, to make any payment to any other person or account shall be honoured by the Insurers unless given or countersigned by the Onshore Security Agent, or such other person as the Onshore Security Agent may notify to each Insurer in writing. A payment made in accordance with this provision shall, to the extent of that payment, discharge the liability of each Insurer to the Insured under the Insurance Policy. Each payment by each Insurer to a third party of a claim against the Company under the Public Liability Insurance insured by the Insurer shall be applied directly to discharge fully and finally an insured liability of the Company to that third party.

10.	Reduction in Limits

10.1	The Insurers (via the Insurance Broker) will advise the Global Facility Agent in writing of:

a.
any reduction in limits, increase in deductibles or excesses, other material alteration, termination or expiry of this Policy, at least 30 days before such reduction, increase, alteration, termination or expiry is to take effect;

b.	any default in the payment of any premium, immediately on the occurrence of such default;

c.	any failure to renew this Policy, at least 30 days prior to the date of renewal thereof; and

d.
any act or omission or of any event of which the Insurers have knowledge and which might invalidate or render void, voidable or unenforceable in whole or in part this Policy, immediately upon becoming aware of the same.

10.2	The Insurers may not, without the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority), make any reductions contemplated by clause 10.1 above.

11.	Notice of Cancellation

11.1
The Insurer shall promptly notify the Global Facility Agent in writing at least 45 days (or such lesser period (if any) as may be specified from time to time by the Insurers in the case of War and kindred perils) before any proposed material alteration, suspension or cancellation is to take effect if any Insurer cancels or gives notice of such cancellation of this Policy by the Insurer or by any of the Insureds whether voluntary or involuntary or in the event of termination of any insurance for any reason, including the non-payment of premiums.

11.2
If the Company fails to pay any premium, call or other payment under the Policy, the Insurers will cease to take instructions from the Company or their agents and instead will take instructions from the Global Facility Agent (acting on the instructions of the Required Majority).

12.	Insurance
Each Insurer agrees that this insurance provides the primary cover for risks insured under this Policy. In the event that any risk insured under this Policy is also insured under any other policy of insurance effected by any Insured, the Insurers agree to indemnify the Insured as if such other policy of insurance did not exist except in respect of: [to be edited as applicable to the Policy]

a.	excess layers of third party cover effected specifically for the Project;

b.
any public liability claim against the Insured which exceeds the applicable limit of indemnity under this Policy, in which case the liability of the Insurers for additional legal costs and expenses shall be limited to the proportion that the applicable limit of indemnity bears to the total claim against the Insured;

c.	any claim under this Policy to which a Marine 50/50 Clause applies; and

d.	any claim made under a Contingent motor Liability extension to this Policy.

13.	No Agency
No Finance Party is the agent of any party for receipt of any notice or any other purpose in relation to this Policy.

14.	Notices
All notices or other communications under or in connection with this Policy will be given in writing by letter or by facsimile via the Insurance Broker. Any such notice will be deemed to be given:

a.	if in writing, when delivered; and

b.	if by facsimile, on the date after that on which it is transmitted but only if:

i.	immediately after the transmission, the sender's facsimile machine records the correct answer back; and

ii.
the day after transmission date is a normal business day in the country of the recipient at the time of transmission and is recorded as received before 5.00 p.m. on the transmission date in the recipient's time zone, failing which it shall be deemed to be given on the next normal business day in the recipient's country.

Appendix VI to Schedule 10
FORM OF ENDORSEMENT TO EACH REINSURANCE POLICY
To the extent permitted by Applicable Law, all Reinsurances shall contain the following provisions or endorsements. This endorsement overrides any conflicting provision in the reinsurance policy (the "Policy") and the Underlying Insurance.

1.	Definitions and Interpretation
In this endorsement:
"Common Terms Agreement" means the common terms agreement dated [] 2016 made between, inter alios, the Company, the Global Facility Agent, the Offshore Security Trustee, the Onshore Security Agent and certain other banks and financial institutions listed therein.
"Company" means Bahrain LNG W.L.L., a limited liability company incorporated and existing under the laws of Bahrain, having commercial registration number 95522-1 with its principal office at GBCORP Tower, 18th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain Financial Harbour District, P.O. Box 1426, Sea Front, Manama, Bahrain.
"Dollar Operating Revenues Account" means the account named "Dollar Operating Revenues Account" maintained with the Offshore Security Trustee with account number USD - 01270753550.
"Finance Parties" has the meaning given to it in the Common Terms Agreement.
"Global Facility Agent" means Standard Chartered Bank.
"Insurance Proceeds Account" means the account named "Insurance Proceeds Account" maintained with the Offshore Security Trustee with account number USD - 01270759450.
"Insurer" means at any relevant time, any insurer with whom Insurances have been placed and who is reinsured under this Policy.
"Loss Proceeds" means all reinsurance proceeds but excluding proceeds paid or payable for Public Liability Insurance.
"Offshore Security Trustee" means Standard Chartered Bank.
"Onshore Security Agent" means Ahli United Bank B.S.C.
"Project" has the meaning given to it in the Common Terms Agreement.
"Public Liability Insurance" means insurance in respect of all sums which any Insured becomes liable to pay in respect of legal liability to third parties, which insurance is reinsured under the provisions of this Policy.
"Reinsurance Assignment Deed" means the deed of assignment of reinsurances entered into by the Company, the Insurer and the Offshore Security Trustee dated on or about the date of the Common Terms Agreement.
"Reinsurance Broker" means [] or such other reinsurance broker or reinsurance brokers as may be appointed from time to time by the Company in replacement thereof with the prior approval of the Global Facility Agent.
"Reinsureds" means the reinsured parties named in the Policy, collectively.
"Reinsurer" means each reinsurer providing reinsurance under this Policy.

"Secured Parties" has the meaning given to it in the Common Terms Agreement.
"Underlying Insurance" means the insurance policy referred to in this Policy issued by the Insurer and for which this Policy provides reinsurance.

2.	Acknowledgements and Undertakings

(a)
Each Reinsurer acknowledges that it is aware that the Company has been granted certain credit facilities by the Finance Parties and that, in connection therewith, the Insurer has by a Reinsurance Assignment Deed, assigned by way of first ranking security to the Offshore Security Trustee (for and on behalf of the Secured Parties) all its existing and future rights title and interest in and to the proceeds of all insurances relating to Project and the benefit of this Policy. Each Reinsurer confirms that it consents to such assignment and acknowledges that is has not been notified of any other assignment of or security interest in the Insurer's interest in this Policy.

(b)
The Insurer confirms that it has given irrevocable authority to the Company and/or the Offshore Security Trustee to pay reinsurance premiums due under this Policy directly to each Reinsurer via the Reinsurance Broker. The Insurer acknowledges that this arrangement does not relieve it of liability for any unpaid reinsurance premium. A payment of a reinsurance premium in accordance with this arrangement shall, to the extent of its payment to any Reinsurer, discharge the liability of the Insurer to pay premiums to such Reinsurer.

(c)
The Insurer shall promptly provide to each Reinsurer all information of an event or circumstance which may give rise to a claim under this Policy (though bona fide late notifications shall not prejudice the Insurer's rights hereunder).

(d)
Each Reinsurer agrees to follow the fortunes of the Insurer in relation to any claims which the Insurer is bound to pay as a result of any court or arbitral award which is not subject to appeal to a court of higher jurisdiction, subject to any applicable claims co-operation clause.

(e)
Each Reinsurer's obligation to pay under this Policy and in accordance with the claims control and loss payment provisions of this Policy arises when the Reinsurers agree that the Insurer's reinsured liability becomes payable in accordance with the terms of the Underlying Insurance and is not dependent on the Insurer having actually paid a claim or settled a liability to the Company, the Offshore Security Trustee, the Onshore Security Agent, the Finance Parties or any other person.

3.	Waiver
The Reinsurers hereby waive all rights of subrogation or action howsoever arising which they may have or acquire arising out of any occurrence in respect of which any claim is admitted hereunder against:

(a)	any of Finance Parties or their officers, directors, employees, agents and servants; and

(b)	the Company or the Insurer until the End Date.
Upon payment of any sum to any Secured Party pursuant to this paragraph 3 (Waiver), the Reinsurers shall to the extent of such payment be thereupon legally subrogated to all the rights of such Secured Party provided always that the Reinsurers shall not exercise any such rights howsoever arising in competition with the rights of any Secured Party in respect of the Project assets or any monies secured thereon.

4.	Consideration
The Reinsurers acknowledge receipt of consideration for the insurance of the Finance Parties in the Underlying Insurances and acknowledge that no Finance Party is liable for payment of any premium payable by the Insurer under this reinsurance although they may choose to make such payment. The Reinsurers shall not be entitled to offset any sums payable to a Finance Party against monies (other than unpaid premia) owing by the Company.

5.	Reinsureds

5.1	The Secured Parties and their respective officers, directors, employees, servants, agents and assigns are named reinsureds under the Policy.

5.2
The Reinsurers agree that each of the Reinsureds shall for the purpose of this Policy be treated as individually and separately reinsured and that reinsurance hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each of the Reinsureds provided that the total liability of the

Reinsurers under this Policy to the Reinsureds collectively shall not (unless the Policy specifically permits otherwise) exceed the Limit of Indemnity stated to be reinsured hereby.

6.	Receipt of Information
Each Reinsurer acknowledges for the benefit of the Reinsureds that:

a.
it has received adequate information in order to evaluate the risk of reinsuring the Insurer and the Secured Parties in respect of the risks hereby reinsured on the assumption that such information is not materially misleading; and

b.	notwithstanding any other provision of this reinsurance, there is no information that has been relied on or is required by it in respect of its decision to co-reinsure the Finance Parties.

7.	Vitiating Acts

7.1
The Reinsurers undertake to the Offshore Security Trustee (for and on behalf of the Secured Parties) that the Policy shall not be invalidated as regards the respective rights and interests of each Secured Party and that the Reinsurers will not seek directly or indirectly to avoid any liability under this Policy and/or the assignment thereof because of any act, neglect, error or omission made by any other Reinsured (whether occurring before or after the inception of this Policy), including any failure by any other Reinsured to disclose any material fact, circumstance or occurrence, any misrepresentation by any other Reinsured, any breach or non-fulfilment by any other Reinsured of any condition, warranty or provision contained in the Policy, whether or not any such act, neglect, error or omission could, if known at any time, have affected any decision of the Reinsurers to grant the Policy, to agree to any particular term or terms of the Policy (including this endorsement and the amount of any premium) or to act or refrain from acting in any way whatsoever in relation to this Policy or to any liability which may arise thereunder.

7.2
The Global Facility Agent shall be advised of any act or omission or of any event of which the Reinsurer has knowledge and which might invalidate or render unenforceable in whole or in part any Reinsurance.

8.	Loss Payment
By way of loss payment agreement and subject to paragraph 9 below, the Reinsurers undertake that, until the Global Facility Agent shall otherwise have notified and directed the Reinsurers (via the Reinsurance Broker), all recoveries hereunder shall be paid to the Dollar Operating Revenues Account or as otherwise notified by the Lenders to the Reinsurers (via the Reinsurance Broker).

9.	Loss Payee Clause
The Insurer irrevocably authorises and instructs each Reinsurer to pay, and each Reinsurer agrees to pay via the Reinsurance Broker, all Loss Proceeds, returned premiums and any other monies payable under or in relation to the Policy ("Proceeds") as follows:

(a)	if the Proceeds are in respect of third party claims to be paid directly to a third party under the Public Liability Insurance, such sums shall be paid directly to that third party; and

(b)	to the extent that sub-paragraph (a) above does not apply, or payments have not been made to the third party as contemplated therein, all amounts payable by the Reinsurers:

(i)
subject to paragraphs (ii) and (iii) below, in respect of the reinsurances (other than delay in start-up or business interruption reinsurance, or those amounts payable in accordance with paragraphs 5.1(i)-(iv) (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts)     Note: paragraph 5.1 (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts) of the Common Terms Agreement states: "In all respects in accordance with Schedule 10 (Insurances) and save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that all Insurance Proceeds and insurance equivalent payments received pursuant to the Terminal Use Agreement (other than amounts (i) which constitute Operating Revenues and shall therefore be paid into the Dollar Operating Revenues Account; (ii) which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs; (iii) in an amount which (when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid (which shall be paid into the Dollar Operating Revenues Account); and (iv) which relate to third party liability which under the terms of the applicable insurance policy are payable directly to a third party claimant (and, if any such Insurance Proceeds described under paragraphs (i) to (iv) are credited into the Insurance Proceeds Account, the Company shall be entitled to a corresponding withdrawal therefrom)) are paid directly into the Insurance Proceeds Account." of the Common Terms Agreement), shall be paid to the Insurance Proceeds Account unless and until the Reinsurers receive written notice from the Offshore Security Trustee to the contrary, in which event the Reinsurers shall make all future payments as then directed by the Offshore Security Trustee;

(ii)
in respect of proceeds of Reinsurances relating to delay in start-up and business interruption shall be paid to the Dollar Operating Revenues Account unless and until the Reinsurers receive written notice from the Offshore Security Trustee to the contrary, in which event the Reinsurers shall make all future payments as then directed by the Offshore Security Trustee; and

(iii)
in respect of those amounts up to US$10,000,000 payable directly to the EPC Contractor, shall be paid to the EPC Contractor unless and until the Reinsurers receive written notice from the Offshore Security Trustee to the contrary, in which event the Reinsurers shall make all future payments as then directed by the Offshore Security Trustee.

No other instruction, whether by the Reinsured or by any person other than the Offshore Security Trustee, to make any payment to any other person or account shall be honoured by the Reinsurers unless given or countersigned by the Offshore Security Trustee, or such other person as the Offshore Security Trustee may notify to each Reinsurer in writing. A payment made in accordance with this provision shall, to the extent of that payment, discharge (A) the liability of each Reinsurer to pay the Insurer and (B) the liability of each Insurer to the Insured under the Insurance Policy. Each payment by each Reinsurer to a third party of a claim against any Insured under the Public Liability Insurance insured by the Insurer shall be applied directly to discharge fully and finally an insured liability of the Insured to that third party. The arrangements in this endorsement shall continue to apply notwithstanding the liquidation or insolvency of the Insurer.

10.	Reduction in Limits

10.1	The Reinsurers (via the Reinsurance Broker) will advise the Global Facility Agent in writing of:

a.
any reduction in limits, increase in deductibles or excesses, other material alteration, termination or expiry of this Policy, at least 30 days before such reduction, increase, alteration, termination or expiry is to take effect;

b.	any default in the payment of any premium, immediately on the occurrence of such default;

c.	any failure to renew this Policy, at least 30 days prior to the date of renewal thereof; and

d.
any act or omission or of any event of which the Reinsurers have knowledge and which might invalidate or render void, voidable or unenforceable in whole or in part this Policy, immediately upon becoming aware of the same.

10.2	The Reinsurers may not, without the prior written consent of the Global Facility Agent (acting on the instructions of the Required Majority), make any reductions contemplated by clause 10.1 above.

11.	Notice of Cancellation

11.1
The Reinsurer shall promptly notify the Global Facility Agent in writing at least 30 days (or such lesser period (if any) as may be specified from time to time by the Reinsurers in the case of War and kindred perils) before any proposed material alteration, suspension or cancellation is to take effect if any Reinsurer cancels or gives notice of such cancellation of this Policy by the Reinsurer or by any of the Reinsureds whether voluntary or involuntary or in the event of termination of any reinsurance for any reason, including the non-payment of premiums.

11.2
If the Company fails to pay any premium, call or other payment under the Policy, the Reinsurers will cease to take instructions from the Company or their agents and instead will take instructions from the Global Facility Agent (acting on the instructions of the Required Majority).

12.	Reinsurance
Each Reinsurer agrees that this reinsurance provides the primary cover for risks reinsured under this Policy. In the event that any risk reinsured under this Policy is also reinsured under any other policy of reinsurance effected by any Reinsured, the Reinsurers agree to indemnify the Reinsured as if such other policy of reinsurance did not exist except in respect of: [to be edited as applicable to the Policy]

(a)	excess layers of third party cover effected specifically for the Project;

(b)
any public liability claim against the Reinsured which exceeds the applicable limit of indemnity under this Policy, in which case the liability of the Reinsurers for additional legal costs and expenses shall be limited to the proportion that the applicable limit of indemnity bears to the total claim against the Reinsured;

(c)	any claim under this Policy to which a Marine 50/50 Clause applies; and

(d)	any claim made under a Contingent Motor Liability extension to this Policy.

13.	No Agency
No Finance Party is the agent of any party for receipt of any notice or any other purpose in relation to this Policy.

14.	Notices
All notices or other communications under or in connection with this Policy will be given in writing by letter or by facsimile via the Reinsurance Broker. Any such notice will be deemed to be given:

(a)	if in writing, when delivered; and

(b)	if by facsimile, on the date after that on which it is transmitted but only if:

(i)	immediately after the transmission, the sender's facsimile machine records the correct answer back; and

(ii)
the day after transmission date is a normal business day in the country of the recipient at the time of transmission and is recorded as received before 5.00 p.m. on the transmission date in the recipient's time zone, failing which it shall be deemed to be given on the next normal business day in the recipient's country.

Appendix VII to Schedule 10
Deed of Assignment of Reinsurances

DEED OF ASSIGNMENT OF REINSURANCES

between

BAHRAIN LNG W.L.L.
as Company

STANDARD CHARTERED BANK
as Offshore Security Trustee

[]
as Insurer

[] 2016
THIS DEED OF ASSIGNMENT is made on this [] day of [] 2016
BETWEEN:

(1)	STANDARD CHARTERED BANK (the "Offshore Security Trustee" as agent and trustee for the Secured Parties (as defined in the Common Terms Agreement);
(2)    [·], an insurance company organised and existing under the laws of [Bahrain] (the "Insurer");     and

(3)
BAHRAIN LNG W.L.L., a limited liability company incorporated and existing under the laws of Bahrain, having commercial registration number 95522-1 with its principal office at GBCORP Tower, 18th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain Financial Harbour District, P.O. Box 1426, Sea Front, Manama, Bahrain (the "Company").

WHEREAS:

(A)
The Finance Parties have agreed on terms to provide finance to the Company in connection with the Project, including the provision by the Company of certain security and satisfaction by the Company of other terms and conditions set out in the Finance Documents; and

(B)	It is a condition precedent to the availability of the Facilities under the Finance Documents that the parties hereto enter into this Deed.
It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Common Terms Agreement
Any capitalised terms used but not defined in this Deed shall have the meanings given to them in the Common Terms Agreement.

1.2	Definitions
For the purposes of this Deed and the recitals hereto:
"Acknowledgement of Assignment" means an acknowledgement of assignment delivered by each Reinsurer, materially in the form attached as Appendix 4 (Form of Acknowledgement of Assignment of Reinsurances) to this Deed.
"Common Terms Agreement" means the common terms agreement dated [on or about the date of this Deed] between, among others, the Company, the Offshore Security Trustee, the Finance Parties and the Offshore Account Bank.
"Insureds" means the Company, the Offshore Security Trustee and any other person named as an insured under the Underlying Insurances.
"Loss Proceeds" means all insurance proceeds but excluding proceeds paid or payable under the Underlying Insurances.
"Public Liability Insurance" means insurance in respect of all sums which any Insured becomes liable to pay in respect of legal liability to third parties.
"Reinsurance Policies" means those agreements of reinsurance by virtue of which the Reinsurers reinsure the Insurer in respect of the Underlying Insurances, including any future renewals thereof.
"Reinsurers" means the reinsurance companies that have reinsured the Insurer in respect of the Underlying Insurances including, without limitation, those listed in Appendix 2 (The Reinsurers) to this Deed.
"Underlying Insurances" means those policies of insurance which the Company is from time to time required to purchase and maintain under its obligations to the Finance Parties under the Finance Documents, including, without limitation, those summarised in Appendix 1 (Summary of Underlying Insurances and Reinsurance Policies) to this Deed, and future renewals thereof.

1.3	Interpretation

(a)	The rules of interpretation set out in the Common Terms Agreement will apply to this Deed as if set out in full herein, mutatis mutandis.

(b)	The term "this Security Interest" means any security created by this Deed.

(c)	Any covenant under this Deed (other than a payment obligation) remains in force until the End Date.

1.4	Agreements and Statutes
Save where the contrary is indicated, any reference in this Deed to:

(a)	this Deed, any Reinsurance Policy, any Underlying Insurance or any other agreement or document shall be construed as a reference to this Deed, such Reinsurance Policy, such Underlying Insurance or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, restated, varied, novated or supplemented or replaced or renewed (and so that any reference thereto shall include, unless the context otherwise requires, any agreement or document expressed to be supplemental thereto or expressed to be collateral therewith or which is otherwise entered into pursuant to or in accordance with the provisions thereof); and

(b)
a statute, statutory provision or treaty shall be construed as a reference to such statute, statutory provision or treaty as the same may have been, or may from time to time be, amended, or in the case of a statute or statutory provision re-enacted.

1.5	Third Party Rights
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

2.	ASSIGNMENT

2.1	Assignment of Reinsurance Policy
To secure on a continuing basis the due and prompt payment in full of all or any part of the monies that may become due to the Insureds under the Underlying Insurances, the Insurer hereby absolutely, irrevocably and unconditionally assigns, with full title guarantee and free from any Security Interest, other than those created by or under the Finance Documents, to the Offshore Security Trustee for the benefit of the Secured Parties all of its present and future rights, title, benefit and interest in, to and in respect of, and all proceeds under the Reinsurance Policies, including, without limitation:

a.	all future renewals of policies of reinsurance, being reinsurances of the Underlying Insurances (including all monies received or receivable thereunder); and

b.	return premiums becoming due under any Reinsurance Policy.

2.2	Notice of Assignment
The Insurer hereby undertakes to promptly serve a notice of assignment (materially in the form attached as Appendix 3 (Form of Notice of Assignment of Reinsurances) to this Deed) upon execution of this Deed and, in addition, promptly serve such notice upon renewal of any Reinsurance Policies or entry into any additional Reinsurance Policies. The Company shall use all reasonable efforts to obtain an Acknowledgement of Assignment in respect of each such notice.

2.3	Further Assurance
The Insurer hereby undertakes to, at all times, until the End Date and at the Company's cost, do any act, make any filing or registration or sign, seal, execute and/or deliver such further or other commercial or other mortgages, charges, transfers, legal or other assignments, securities, deeds, instruments, notices or other documents the Offshore Security Trustee shall reasonably determine to be necessary for the exercise of any and all rights, powers, authorities and discretions intended to be vested in the Offshore Security Trustee or any receiver by or pursuant to this Deed, and to create, register, perfect, maintain or protect the security intended to be conferred on the Offshore Security Trustee by this Deed.

2.4	Continuing Security
This Deed and the security created thereby shall be a continuing security for the liabilities of the Insurer under the Underlying Insurances and in particular, but without limitation, shall not be satisfied, discharged or affected or considered to be satisfied, discharged or affected by any intermediate discharge or payment on account of any liabilities or any settlement of accounts or any other matter whatsoever.

2.5	Finance Parties not Liable
Neither any assignment provided for or referred to in this Deed, nor the receipt by any of the Finance Parties of any payment pursuant to this Deed or to the Underlying Insurances or the Reinsurance Policies, shall cause any of the Finance Parties to be under any obligation or liability to any other party to this Deed or to be responsible for any other party's failure to perform its obligations.

2.6	Acknowledgement
It is acknowledged and agreed by the Insurer that:

a.	the Company has been granted certain credit facilities by the Finance Parties pursuant to the Common Terms Agreement;

b.	all remedies provided for in the Reinsurance Policies or available at law or in equity are exercisable by the Offshore Security Trustee;

c.	all rights to compel performance of the Reinsurance Policies are exercisable by the Offshore Security Trustee;

d.
subject to Clause 5(b) (Company's Obligations), the Insurer shall remain liable under the Underlying Insurances and the Reinsurance Policies to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed had not been executed;

e.
subject to Clause 5(b) (Company's Obligations), the exercise by the Offshore Security Trustee of any of its rights hereunder shall not release the Insurer from any of its duties or obligations under the Underlying Insurances;

f.	all rights, interests and benefits whatsoever accruing to or for the benefit of the Insurer arising from, and all proceeds under, the Reinsurance Policies, belong to the Offshore Security Trustee;

g.
subject to the terms and conditions of the Underlying Insurances, the Insurer waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Insurer under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary; and

h.	it shall not:

i.	create or permit to subsist any Security Interest of any kind over any of the Reinsurance Policies other than as created by this Deed; or

ii.	sell, transfer, assign or otherwise dispose of any Reinsurance Policies or any interest in any Reinsurance Policies except pursuant to this Deed.

2.7	Receipt by Insurer
If, notwithstanding the parties' express intentions, the Insurer shall at any time and for any reason receive payment of any monies from the Reinsurers in respect of or relating to the Reinsurance Policies, without prejudice to any claim that may result from any breach of this Deed, those monies shall be received and held by the Insurer in a separate designated trust account on behalf of and for the benefit of the Offshore Security Trustee in accordance with its interest in the Underlying Insurance concerned.

2.8	Reinstatement
If any payment by the Insurer or any discharge given by a Finance Party (whether in respect of the obligations of the Company or any security for those obligations or otherwise) is avoided or reduced as a result of the insolvency of the Insurer or any similar event affecting the Insurer:

a.	the liability of the Insurer shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

b.	each Finance Party shall be entitled to recover the value or amount of that security or payment from the Insurer, as if the payment, discharge, avoidance or reduction had not occurred.
For the avoidance of doubt, no Insurer shall be required to make payments in excess of the amount of loss insured under each policy.

2.9	Redemption
The Offshore Security Trustee, as soon as reasonably practicable after the End Date and at the request and cost of the Company, shall (but subject to the rights and claims of any person having prior rights thereto) reassign the subject matter of this Deed to the extent still vested in the Offshore Security Trustee at that time and release or otherwise discharge the subject matter of this Deed to the Insurer (as it may direct) or to any other person entitled thereto (as the case may be).

3.	REPRESENTATIONS AND WARRANTIES
The Insurer hereby agrees, represents and warrants that:

(a)	it is duly organised and validly existing under the laws of the jurisdiction of its incorporation;

(b)
it has the necessary power to enter into and perform the obligations expressed to be assumed by it under this Deed, each Underlying Insurance and each Reinsurance Policy to which it is expressed to be a party and any notices or documents required in connection therewith;

(c)
the obligations expressed to be assumed by it in this Deed, the Underlying Insurances and Reinsurance Policies to which it is a party are valid and legal obligations binding on it in accordance with the terms thereof;

(d)
all consents and authorisations required in connection with the entry into, performance and validity of, and the transactions contemplated by, this Deed, so far as the same relate to it, have been obtained or effected (as appropriate) and are in full force and effect; and

(e)
its execution of this Deed constitutes, and its exercise of its rights and performance of its obligations under this Deed will constitute, private and commercial acts done and performed for private and commercial purposes.

4.	OFFSHORE SECURITY TRUSTEE'S RIGHTS - DELEGATION
The Offshore Security Trustee may delegate in any manner to any person any rights exercisable by the Offshore Security Trustee under any Finance Document. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Offshore Security Trustee thinks fit provided that the Insurer shall give their consent to any appointed delegate within five (5) Business Days of receipt of notice of such appointment (such consent not to be unreasonably withheld or delayed).

5.	COMPANY'S OBLIGATIONS

(a)	The Company is bound by, and will use all reasonable endeavours to do all things reasonably requested by the Offshore Security Trustee to give effect to, this Deed.

(b)	The Company and the Offshore Security Trustee acknowledge that:

(i)
payment by the Reinsurers to the Offshore Security Trustee and/or such other party as may be from time to time advised to the Reinsurer in writing by the Offshore Security Trustee in accordance with the terms of the notice of assignment delivered pursuant to Clause 2.2 (Notice of Assignment) shall, to the extent of that payment, discharge (A) the liability of each Reinsurer to pay the Insurer and (B) the liability of each Insurer to the Insured(s) under the Underlying Insurance; and

(ii)
payment by the Reinsurers to a third party of a claim against any Insured under the Public Liability Insurance insured by the Insurer in accordance with the terms of the notice of assignment delivered pursuant to Clause 2.2 (Notice of Assignment) shall be applied directly to discharge fully and finally an insured liability of the Insured(s) to that third party.

6.	POWER OF ATTORNEY
Each of the Company and the Insurer, by way of security for the performance of their respective obligations under this Deed, hereby irrevocably appoints the Offshore Security Trustee and any receiver, severally, to be its attorney and in its name on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things that the attorney may consider required or desirable for:

(a)	carrying out any obligation imposed on the Insurer or the Company by or pursuant to this Deed; or

(b)
exercising any of the rights, powers and authorities conferred on the Offshore Security Trustee (for the benefit of the Finance Parties) or any receiver by this Deed or law (including, after the security hereby constituted has become enforceable, the exercise of any right of a legal or beneficial owner of the Reinsurance Policies), provided that such power of attorney shall not authorise any attorney to file register, record or otherwise take any steps to perfect the Security Interest constituted by this Deed in Bahrain prior to the service of a notice under clause 28.1(a) (Remedies Following Event of Default) of the Common Terms Agreement.
The Company shall ratify and confirm all things done and all documents executed by any attorney or any of its delegates in the proper exercise or purported proper exercise of the powers conferred on it by this Clause 6 (Power of Attorney).

7.	IRREVOCABLE

The authorities and delegation given by the Insurer in favour of the Reinsurers and the Offshore Security Trustee hereunder are irrevocable unless the Insureds, the Reinsurers and the Offshore Security Trustee otherwise all agree in writing.

8.	DECLARATION OF TRUST
The undertakings and the agreements of the Insurer set out in this Deed and of the Reinsurers set out in the Acknowledgement of Assignment are given to the Offshore Security Trustee both for itself and as trustee for the Finance Parties from time to time. The Offshore Security Trustee shall hold the benefit of this Deed and any rights given or held in respect of the Underlying Insurances and Reinsurance Policies or this Deed upon the trust contained in the Finance Documents for the Finance Parties from time to time and the obligations, rights and benefits vested or to be vested in the Offshore Security Trustee by the Finance Documents or any document entered into pursuant thereto shall (as well before as after enforcement) be performed and (as the case may be) exercised in accordance with the provisions thereof.

9.	MISCELLANEOUS

9.1	Invalidity
If, at any time, any provision of this Deed or any Security Interest constituted hereby is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, neither the validity, legality or enforceability of the remaining provisions of this Deed or part of such Security Interest nor the validity, legality or enforceability of such provision of this Deed or part of such Security Interest under the law of any other jurisdiction will in any way be affected or impaired thereby, and the parties hereto will negotiate in good faith to achieve (so far as possible) all the objectives of this Deed in a manner that is valid, legal and enforceable.

9.2	Change in Constitution
No change whatsoever in the constitution of the Company, the Insurer, the Offshore Security Trustee or any of the Finance Parties (whether by amalgamation or otherwise) during the continuance of this Deed shall impair or discharge the Reinsurance Policies.

9.3	Remedies and Waivers
No failure on the part of the Offshore Security Trustee to exercise, and no delay on its part in exercising, any of its rights, powers and remedies provided by this Deed or by law, will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

9.4	Amendment
This Deed may only be amended by an instrument in writing signed by or on behalf of all parties hereto.

9.5	Successors and Assigns
This Deed is irrevocable until the Offshore Security Trustee shall in writing release or cancel the same and shall be binding on, and inure to the benefit of, the respective successors and assigns of the parties hereto.

9.6	Counterparts
This Deed may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

10.	ASSIGNMENT

10.1	Assignment by Offshore Security Trustee
The Offshore Security Trustee shall have a full and unfettered right to assign the whole or any part of this Deed. The Offshore Security Trustee shall be entitled to impart any information concerning the Insurer and the Reinsurers, the Finance Documents, the Project Documents, the Underlying Insurances, the Reinsurance Policies, this Deed, any Major Project Party or the Project as the Offshore Security Trustee shall consider appropriate to any successor or proposed successor of the Offshore Security Trustee or to any person who may otherwise enter into contractual relations with the Offshore Security Trustee in relation to this Deed.

10.2	No Assignment by Insurer or Company
Other than as permitted by the Common Terms Agreement, neither the Insurer nor the Company may assign or transfer all or part of their respective rights, benefits or obligations under this Deed.

11.	NOTICES

11.1
All notices to be served by one person to another hereunder must be in English, shall be made in writing and, unless otherwise stated, may be made by fax or letter. Delivery of notices shall only be deemed to be effective if made to that other person at the address identified with its signature below and:

a.	if by way of fax, when received in legible form; or

b.	if by way of letter, when left at the relevant address or seven (7) days after being deposited in the post, postage prepaid, in an envelope and addressed to the recipient at that address, and, if a particular department or officer is specified as part of its address details, if addressed to that department or officer.

11.2
All documents given under or in connection with this Deed must be in English, or if not in English, and if so required by the Global Facility Agent, accompanied by an English translation (at the expense of the Company) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

12.	LAW

12.1	This Deed and any non-contractual obligations arising out of it are governed by the laws of England.

12.2
All disputes, claims, controversies and disagreements arising out of or in connection with this Deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules in force as of the date of this Deed, which Rules are deemed to be incorporated by reference into this paragraph. The number of arbitrators shall be three (3); the claimant and the respondent shall each nominate a coarbitrator for appointment and the LCIA Court shall select the presiding arbitrator. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. The parties waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.

12.3
To the extent that the Company or Insurer may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether before the issue of an award or judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Insurer hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

13.	EXECUTION & DELIVERY AS A DEED
Each of the parties to this Deed intends it to be a deed and confirms that it is executed and delivered as a deed, in each case, notwithstanding that some or all of the parties may only execute this Deed under hand.
AS WITNESS this Deed has been executed and delivered as a Deed by the duly authorised representatives of the parties hereto and delivered on the day and year first before written.

APPENDIX 1
Summary of Underlying Insurances and Reinsurance Policies

[To be inserted]

APPENDIX 2
The Reinsurers

[To be inserted]

APPENDIX 3
Form of Notice of Assignment of Reinsurances
To: [Reinsurer]
[Address]
Standard Chartered Bank as Offshore Security Trustee (the "Offshore Security Trustee") and [] as the insurer (the "Insurer") GIVE NOTICE that by a deed of assignment of reinsurances dated [] (the "Deed of Assignment") between the Offshore Security Trustee, the Company and the Insurer, the Insurer assigned to the Offshore Security Trustee acting on behalf of the Secured Parties all its present and future rights, title, benefit and interest in and to and in respect of, and all proceeds and other receivables under the following Reinsurance Policy:
[details of assigned Reinsurance Policy taken out with relevant Reinsurer] (each the "Relevant Reinsurance Policy" and together "Relevant Reinsurance Policies")

1.	Capitalised terms not defined in this notice of assignment shall have the same meaning as set forth in the Deed of Assignment.

2.
The Insurer irrevocably and unconditionally instructs the Reinsurer to pay, and the Reinsurer agrees to pay all Loss Proceeds, returned premiums and any other monies payable under or in relation to the Reinsurance Policies ("Proceeds") as follows:

(a)	if the Proceeds are in respect of third party claims to be paid directly to a third party under the Public Liability Insurance, such sums shall be paid directly to that third party; and

(b)	to the extent that sub-paragraph (a) above does not apply, or payments have not been made to the third party as contemplated therein, all amounts payable by the Reinsurers:

(i)
subject to (ii) and (iii) below, in respect of the insurances (other than delay in start-up or business interruption insurance or those amounts payable in accordance with paragraphs 5.1(i)-(iv) (Credits to the Insurance Proceeds Account)     Note: paragraph 5.1 (Credits to the Insurance Proceeds Account) of Schedule 3 (Accounts) of the Common Terms Agreement states: "In all respects in accordance with Schedule 10 (Insurances) and save as otherwise provided in this Agreement, the Coordination Deed and the Security Documents, the Company shall procure that all Insurance Proceeds and insurance equivalent payments received pursuant to the Terminal Use Agreement (other than amounts (i) which constitute Operating Revenues and shall therefore be paid into the Dollar Operating Revenues Account; (ii) which are payable directly to the EPC Contractor pursuant to the EPC Contract or as otherwise agreed by the Company and authorised by the Global Facility Agent (acting on the instructions of the Required Majority), in each case, as long as the EPC Contractor proceeds with the necessary repairs; (iii) in an amount which (when taken together with all other Insurance Proceeds relating to the same event) does not exceed US$10,000,000 (or its equivalent) which are to be applied directly in reinstatement of a lost or damaged asset or to any other remedial purpose for which such proceeds were paid (which shall be paid into the Dollar Operating Revenues Account); and (iv) which relate to third party liability which under the terms of the applicable insurance policy are payable directly to a third party claimant (and, if any such Insurance Proceeds described under paragraphs (i) to (iv) are credited into the Insurance Proceeds Account, the Company shall be entitled to a corresponding withdrawal therefrom)) are paid directly into the Insurance Proceeds Account." of Schedule 3 (Accounts) of the Common Terms Agreement), shall be paid to the account entitled "Insurance Proceeds Account" Number USD - 01270759450 with the Offshore Account Bank unless and until the Reinsurers receive written notice from the Offshore Security Trustee to the contrary, in which event the Reinsurers shall make all future payments as then directed by the Offshore Security Trustee;

(ii)
in respect of proceeds of Insurances relating to delay in start-up and business interruption, shall be paid to the account entitled "Dollar Operating Revenues Account" number USD - 01270753550 with the Offshore Account Bank, in each case unless and until the Reinsurers receive written notice from the Offshore Security Trustee to the contrary, in which event the

Reinsurers shall make all future payments as then directed by the Offshore Security Trustee; and

(iii)
in respect of those amounts up to US$10,000,000 payable directly to the EPC Contractor, shall be paid to the EPC Contractor unless and until the Reinsurers receive written notice from the Offshore Security Trustee to the contrary, in which event the Reinsurers shall make all future payments as then directed by the Offshore Security Trustee.

No other instruction, whether by the Insurer or by any person other than the Offshore Security Trustee, to make any payment to any other person on account shall be honoured by any Reinsurer unless given or countersigned by the Offshore Security Trustee, or such other person as that Offshore Security Trustee may notify to each Reinsurer in writing. A payment made in accordance with this provision shall, to the extent of that payment, discharge (A) the liability of each Reinsurer to pay the Insurer, and (B) the liability of each Insurer to the Insured under the Underlying Insurances. Each payment by each Reinsurer to a third party of a claim against any Insured under the Public Liability Insurance insured by the Insurer shall be applied directly to discharge fully and finally an insured liability of the Insured to that third party. The arrangements shall continue to apply notwithstanding the liquidation or insolvency of the Insurer.

3.
This Notice of Assignment and any Acknowledgement of Assignment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales. All disputes, claims, controversies and disagreements arising out of or in connection with this Notice of Assignment and any Acknowledgement of Assignment, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules in force as of the date of this Notice of Assignment, which Rules are deemed to be incorporated by reference into this paragraph. The number of arbitrators shall be three (3); the claimant and the respondent shall each nominate a coarbitrator for appointment and the LCIA Court shall select the presiding arbitrator. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. The Reinsurer(s) waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.

Please sign and return the enclosed Acknowledgment of Assignment.

_________________________                    _________________________
For and on behalf of                         For and on behalf of
Standard Chartered Bank                    []
as the Offshore Security Trustee                    as the Insurer

_________________________
For and on behalf of
BAHRAIN LNG W.L.L.
as the Company

APPENDIX 4
Form of Acknowledgement of Assignment of Reinsurances
To:    [], as Insurer

To:    Standard Chartered Bank, as Offshore Security Trustee for and on behalf of the Secured Parties
and
To:    Bahrain LNG W.L.L. (the "Company")

Dear Sirs,
We acknowledge receipt of a notice of assignment from the Company dated [] (the "Notice of Assignment"), a copy of which is attached and duly note how the Notice of Assignment provides the manner in which we are required to perform our obligations under the Relevant Reinsurance Policies (as defined in the Notice of Assignment), as detailed more precisely below.
Words and expressions defined in the Notice of Assignment shall have the same meanings in this letter.
Our compliance with the terms and conditions of the Notice of Assignment is given in reliance upon the confirmation by the Company, in the Notice of Assignment, that such compliance shall be and be deemed to constitute due performance of our obligations under the Relevant Reinsurance Policies and results in good discharge to the extent of the performance.
We confirm that all premium and other payments due as at the date of this letter of acknowledgement have been paid in full. We will pay all sums due, and give notices, under or in respect of the Relevant Reinsurance Policies as directed in the Notice of Assignment.
We duly note the interest of the Offshore Security Trustee in the Relevant Reinsurance Policies as ultimate assignee of the benefit of the Relevant Reinsurance Policies.
We confirm that we have not, as at the date of this letter, received notice that any person (other than the Company or any assignee of the benefit of the Relevant Reinsurance Policies) has or will have any right or interest whatsoever in, or has made or will be making any claim or demand on the Relevant Reinsurance Policies or any part thereof, and if, after the date hereof, we receive any such notice, we shall immediately give written notice thereof to the Offshore Security Trustee.
We will comply with the terms of the Notice of Assignment to the extent that such compliance will not constitute a breach of any applicable law or regulation and provided always that we shall not be required to pay more than once in respect of the same loss or any part, whether by the Company, any liquidator or otherwise.
We agree that the Offshore Security Trustee may disclose such necessary information as it receives in relation to the Relevant Reinsurance Policies to the Finance Parties.
We confirm that we are organised and validly existing under the laws of the jurisdiction of our incorporation and we have the necessary power to enter into, be bound by and perform the obligations we assume under this Acknowledgement of Assignment and the Relevant Reinsurance Policies to which we are expressed to be a party.

We have obtained and maintained in full force all consents and authorisations required to enable us to enter into performance and ensure the validity of this Acknowledgement of Assignment and the transactions contemplated thereby.
We shall not be entitled to assign or transfer all or any of our rights, benefits or obligations hereunder, without the prior written consent of the Offshore Security Trustee.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
Yours faithfully,

…………………………………………..
for and on behalf of
[Name of Reinsurer]

Execution Page
The Company
BAHRAIN LNG W.L.L.

By:

Address:    GBCORP Tower, 18th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain         Financial Harbour District, P.O. Box 1426, Sea Front, Manama, Bahrain
Tel:        +973 17 101 400
Fax:        +973 17 101 422
Attention:    Mr. Qaisar Zaman
Email:        qzaman@nogaholding.com

The Offshore Security Trustee
Standard Chartered Bank

By:
Address:    Standard Chartered Bank
1 Basinghall Avenue
London
EC2V 5DD

Fax:        02078859728
Attention:    Asset Servicing - Manager
Email:        loansagencyuk@sc.com
The Insurer
[]

By:

Address:    []

Tel:        []
Fax:        []
Attention:    []

Schedule 11
FORM OF LETTER OF CREDIT

To:        Standard Chartered Bank as the Offshore Security Trustee
Address:    [·]

Attention:     [·]
Date:
We, by this letter, establish in your favour our irrevocable standby Letter of Credit no. [·] (the "Letter of Credit") at the request of [insert name of relevant Sponsor/nogaholding]. This Letter of Credit is issued in connection with the obligations of Bahrain LNG W.L.L. (the "Company") under the common terms agreement dated [·] 2016 (the "Common Terms Agreement").

1.
We understand that you may from time to time agree to amendments to, or other variations of, the terms of the Common Terms Agreement and our obligations under this Letter of Credit, as set out below, will apply notwithstanding any such amendments or other variations or extensions provided that our maximum aggregate liability to you under this Letter of Credit shall not exceed US$ [·] and that we shall not be required to pay claims made by you under this Letter of Credit which are received by us after [5 p.m.] ([·] time) on [·] (the "Expiry Date").

2.
Following presentation to us at [·] of a demand in substantially the form set out in Schedule 1 hereto (a "Demand"), we shall by no later than [3] Business Days (as defined in the Common Terms Agreement) after the date of presentation of the Demand pay to you the lesser:

i.	of the amount of the Demand; and

ii.	US$[·] less the aggregate amount of any Demands which have been paid by us under this Letter of Credit.

3.	We agree that we will not seek recourse (including by way of counter-indemnity) to the Company and we hereby waive any and all rights we might otherwise have against the Company.

4.	More than one demand may be presented under this Letter of Credit but the maximum aggregate amount payable by us hereunder shall not exceed US$[·].

5.
You may transfer your rights under this Letter of Credit in its entirety (but not in part) to any person ("Successor Security Trustee") who may, from time to time and for the time being, be appointed as Offshore Security Trustee pursuant to the Coordination Deed (as defined in the Common Terms Agreement). You shall promptly thereafter give notice to us of the appointment of the Successor Security Trustee. With effect from the date of service of such notice the Successor Security Trustee shall assume all your rights and obligations under this Letter of Credit and this Letter of Credit shall be construed as if all references to you were replaced by references to the Successor Security Trustee.

6.
This Letter of Credit will expire on the Expiry Date and the demand(s) and certificate(s) referred to in paragraphs 1 and 2 of this Letter of Credit must be presented by you to us on or before [5 p.m.] [·] time) on that date. We undertake that all demands made in accordance with this Letter of Credit by such time will be met with due honour.

7.	This Letter of Credit is a transaction separate from any other on which it may be based.

8.
This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits ("UCP") ([·] revision) International Chamber of Commerce Publication No. 600 (except for Article 48 thereof which limits transferability) and shall be governed by and construed in accordance with English law and in the event of any dispute relating hereto we hereby agree to submit to the exclusive jurisdiction of the Courts of England. To the extent that the UCP conflicts with the terms of this Letter of Credit, the terms of this Letter of Credit shall prevail.

Signed [·] as duly authorised signatory for and on behalf of [·].

SCHEDULE 1
FORM OF DEMAND FOR PAYMENT
To:    [·]
[Date]
Attention:    [·]

Dear Sirs
Irrevocable Standby Letter of Credit No. [·] Dated [·]
We hereby demand payment of the sum of US$[·] under your above referenced Letter of Credit. We require payment of US$[·] to be made by telegraphic transfer to:
[Name of bank]

Address:

Sort Code:
Account Number:

Yours faithfully
Standard Chartered Bank
Offshore Security Trustee

Schedule 12
RESERVED DISCRETIONS
Key:

Level 1:
The Company shall not exercise the right/discretion or take the contemplated action without the prior written consent of the Global Facility Agent or, where indicated below by “LTC”, the Lender’s Technical Consultant provided that, where applicable, the Company may exercise the right/discretion or take the contemplated action if: (a) the Company, acting reasonably, has given the Global Facility Agent or the LTC (as the case may be) sufficient notice of the need to exercise the right/discretion or take the contemplated action and all necessary information relating thereto; and (b) the Global Facility Agent or the LTC (as the case may be) has failed to respond to the Company’s request for consent with a reasonable period and the failure by the Global Facility Agent or the LTC (as the case may be) to provide such consent would put TermCo in breach of a Project Document.

Level 2:	The Company shall exercise the right/discretion or take the contemplated action if required to do so by the Global Facility Agent.

Level 3:
The Company shall in writing notify the Global Facility Agent or, where indicated below by “LTC”, the Lenders’ Technical Consultant, of the occurrence of the relevant event referred to with supporting information/data/documentation which relate to such event.

Capitalised terms in the tables below shall have the meanings ascribed to them in the relevant Project Document.
A.    Project Development Agreement

No.	Clause	Description of Right / Discretion	Level
			1	2	3
5.2
Any request to the Customer for consent to the modification of the Terminal (or any part thereof) that would give rise to any non- conformity with the terms of the Project Development Agreement and the Technical Specifications.
X
2A	5.2
Any request to the Customer for consent to the modification of the Terminal (or any part thereof) that would not give rise to any non-conformity with the terms of Project Development Agreement and the Technical Specifications.
X
	5.3	Reports on any material technical or operational matter provided by TermCo to the Customer.			X LTC
	6.1	Payment of any liquidated damages.			X
	6.3(a)	Claim for an extension to the Commercial Start Date due to a Government Risk Event or Force Majeure Event.			X
	6.3(b)	Incurring any material additional costs as a result of a Government Risk Event.			X
	6.4(b)	Agreement of the Provisional Commercial Start Date.			X
	6.4(g)	Incurring any material additional costs as a result of a Customer Delay Event.			X
	8.5	The Customer makes a claim under the Performance Bond.			X
	9.2(c)	Entry into the Commissioning Agreement.	X
	11	Commencement of the Services prior to the Commercial Start Date.	X

B.Terminal Use Agreement

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	2.6	Request the Customer for consent to provide services to any other third party.	X
	6.5	The occurrence of a Monthly Use Differential.			X
9.6
Implementation of any material modification to the Terminal that is not:
(a)necessary to ensure compliance of the Terminal with the Required Performance Levels (as defined in the Terminal Specifications), in which case any consequent modification required to the Terminal shall be paid for by TermCo; or
(b)made in order to comply with International Standards, in which case any consequent modification required to the Terminal shall be paid for by TermCo; or.
X
4A	9.6
Implementation of any modification to the Terminal that is:
(a)necessary to ensure compliance of the Terminal with the Required Performance Levels (as defined in the Terminal Specifications), in which case any consequent modification required to the Terminal shall be paid for by TermCo; or
(b)made in order to comply with International Standards, in which case any consequent modification required to the Terminal shall be paid for by TermCo; or.
X
	9.10	Agreement of the QA/QM System.			X LTC
	10.3	Agreement with the Customer of the Terminal Manual and the Marine Manual.			X
	10.9	Any liability to pay demurrage for a delay in unloading any Approved LNG Ship.			X
	10.10	Any liability to pay for Excess Boil-Off.			X
	15.4	Agreement of the increase in the Monthly Charges as a result of any Change in Tax Law.			X
	17.1	Any reduction in the Monthly Charges of more than five hundred thousand Dollars (US$500,000) in any Month.			X
	19.5	Delivery of a Material Adverse Change Notice.		X	X
	19.5	Agreement of any adjustment to the Monthly Charges or other reimbursement mechanism.	X
	19.6	Delivery of a Material Beneficial Change Notice.			X
	19.6	Receipt of a notice from the Customer with respect to the existence of a Material Beneficial Change.			X
	19.6	Agreement of any mechanism to reimburse to the Customer any benefit from a Material Beneficial Change.	X
	19.7(a)	Delivery of a Change Notice.	X
	19.7(b)	Agreement on the remedial programme, works and budget (and compensation mechanism) with respect to remedial works caused by a Government Risk Event.	X
	20.2	Receipt of a Force Majeure Notice.			X
	20.2	Delivery of a Force Majeure Notice.			X

20.3	A decision by TermCo to terminate the Terminal Use Agreement due to prolonged Force Majeure (including with respect to Redeployment).	X
20.3	Receipt of notice of a termination from the Customer due to Force Majeure (including with respect to Redeployment).		X
22	Receipt of a direction from the Customer with respect to Redeployment.		X
23.1	Receipt of notice with respect to a temporary shut-down of the Terminal		X
23.2	Agreement of the Shut-Down Estimate.	X LTC
24	Receipt of a Requested Modification.		X
24.4	Agreement of any material amendments following receipt of an Amendment Notice.	X
25	Consent to any transfer or assignment by the Customer that requires TermCo’s consent.	X
27	Receipt of any termination notice from the Customer.		X
31	Commencement of any arbitration or Expert Determination by TermCo.	X
31	Receipt of any notice with respect to the commencement of any arbitration or Expert Determination by the Customer.		X
36	The occurrence of any material spillage, discharge or release of LNG or other substance.		X
Annex I	Receipt of any Redeployment Consent Notice.		X
C. Option Agreement

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	2	Receipt of any notice with respect to the exercise by the Customer of any Option.			X
	2	The exercise by TermCo of any Option to exercise an Option in respect of prolonged Force Majeure (including with respect to Redeployment).	X
	5	Agreement of the Purchase Price.	X
	14	Issuance of a Notice of Arbitration or Request for Expert Determination by TermCo.	X
	14	Issuance of a Notice of Arbitration or Request for Expert Determination by the Customer.			X

D. Government Guarantee

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	2	Any claim by TermCo under the guarantee or indemnity.			X
	12	Issuance of a Notice of Arbitration by TermCo.	X
	12	Issuance of a Notice of Arbitration by the Guarantor.			X
E. Land Lease Agreement

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	8	Results of the Survey and any material comments from the Owner.			X
	16	Commencement of arbitration by TermCo.	X
	16	Commencement of arbitration by the Guarantor.			X
F. Time Charter Agreement

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	5.1	Receipt of any Change Notice.			X
	5.1(c)	Any material remedial works programme and the costs of implementing the same.	X
	5.2(a)	Receipt of notice of any Essential Modification.			X
	5.2	Delivery to the Customer of a request for a Requested Modification.			X
	5.3(b)	Agreement to the scope and cost of any material Modification Work except any Essential Modification or other modification reasonably required in accordance with the Time Charter.	X LTC
	5.4	Any Essential Modification and the method for the payment or reimbursement of any Essential Modification.			X
	6.2	Consent to any change to the Builder’s delivery date.	X
	6.4(c)(vii)	Exercise of the Rejection Option, Acceptance Option or Repair Option.	X
	6.4(f)	Termination for late delivery.	X
	6.4(g)	Execution of the Certificate of Acceptance.	X LTC
	12.4	Notice of a material dispute regarding an invoice.			X
	16.1	Change to the Manager.	X
	16.4	Failure of any inspection (including placing the FSU Off-Hire)			X
	16.5	Any exercise to convert the Charter into a Bareboat Charter.	X
	22.4	Termination for Off-Hire.	X
	23.1	Agreement with respect to the schedule or location for the Scheduled Dry-Docking.			X

27.3
Consent to the grant of any security over the Vessel other than:
(i)any security granted pursuant to the Common Terms Agreement;
(i)liens in favour of the crew or of routine suppliers to the Vessel to an extent consistent with first class ship management practice (and which if any such liens arise or be enforced, Owner shall exercise due diligence to remove);
(ii)other liens arising by operation of law, which Owner shall exercise due diligence to avoid or, if they arise, remove.
X
27.4	Consent to the assignment of the Building Contract, Vessel earnings or insurances other than any assignment granted pursuant to the Common Terms Agreement.	X
28	Receipt of notice with respect to Force Majeure.		X
28	Delivery of notice by TermCo with respect to Force Majeure.		X
28.2 and 28.3	Termination by the Charterer for prolonged Force Majeure.	X
29.2	Termination by the Charterer due to an Event of Owner’s Default.	X
29.3	Exercise by the Charterer of its non-default termination rights.	X
29.4	Exercise by the Charterer of its early termination rights.	X
29.5	Exercise by the Charterer of the bareboat remedy.	X
29.6	Exercise by the Charterer of the Charterer’s purchase option.	X
33	The occurrence of any requisition of the Vessel by any Governmental Authority.		X
41.2	Termination by Owner for Charterer’s breach of its business principles/ethics obligations.		X
41.2	Termination by Charterer for Owner’s breach of its business principles/ethics obligations.	X
46.2	Commencement of arbitration by the Charterer.	X
46.2	Commencement of arbitration by the Owner.		X
50.4	Consent to any change to the Plans to the extent that such change requires an amendment to the Building Contract Specifications.		X
50.5	Agreement to implement any modification in an amount over $750,000	X
50.6	The Progress Report.		X
50.6	Notice of any Deficiencies.		X

50.9	Notice of extension of the delivery date.		X
Schedule V	Any material adjustment of the Fixed Operating Costs.	X LTC

G. FSU Guarantee

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	2, 3.8	Making a claim under the guarantee or the indemnity.			X
	9	Referral of a dispute by the Charterer to arbitration.	X
	9	Referral of a dispute by the Guarantor to arbitration.			X
H. EPC Contract

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	6.5	Any action to make good any material default by the Contractor to comply with its obligations under the EPC.			X LTC
	7.4	Notice of any breach by the Contractor of its obligations with respect to business practices.			X
	8.4	Approval of the Contractor’s Documents			X
	10.4	Claim under the Advance Payment Bond, Performance Bond or Warranty Bond.			X
	12.1	Consent to any assignment by the Contractor subject always to the provisions of the EPC Direct Agreement.	X
	12.2	Approval of subcontractors in respect of Critical Works or Activities costing more than USD 15,000,000.			X
	13.4	Agreement of revisions to the Contract Programme.	X LTC
	13.6	Receipt of reports from the Contractor.			X LTC
	14.1	Approval of the operating and maintenance manuals.			X
	15.8	Notice of an archaeological find or the discovery of Hazardous Substances.			X
	19.3	Approval of the FAT Procedures.			X
	19.8	Exercise of TermCo’s options following a failure by the Contractor to meet the Required Performance Levels.	X
	19.10	Receipt of Demobilisation Notice and receipt of a Delayed FAT Notice.			X
	19.10	Delivery of a Remobilisation Notice and delivery of a direction to remobilise and undertake the Final Acceptance Tests.			X
	20.2	Issuance of the Provisional Completion Certificate.	X
	21.10	Issuance of the Final Completion Certificate.	X
	22.2	The Contractor incurring a liability to pay Delay Liquidated Damages.			X
	23.2	Approval of an invoice for Advance Payment.			X
	23.3	Approval of an invoice.			X
	23.3	Dispute of any part of an invoice involving a material amount.			X
	23.3	Approval of the final payment.			X
24.2
Issuance by TermCo of an instruction to implement a Variation (including with respect to a Variation referred to in Clause 24.9) to the extent such variation is for an amount greater than US$1 million.
X LTC

24.3	Determination of the increase or decrease in the Contract Price due to a Variation.	X LTC	X
24.9	Notice by TermCo to suspend the Works.	X
26.2	Notice of any claim by the Contractor for an extension.		X
26.4	Agreement to any extension of time.	X
26.7	Extension of the Scheduled Provisional Completion Date by TermCo.	X
26.8(a)	Instruction to submit a revised Contract Programme.		X
26.8(c) and (d)	Instruction to accelerate the works.		X
27.2	Notice of a claim for additional Costs.		X
27.4	Agreement of an adjustment to the Contract Price.	X
28.1	Receipt of notice from the Contractor that a Direction constitutes a Variation or receipt of any other Claim from the Contractor.		X
28.6	Determination of a material Claim from the Contractor.		X
29.2	Issuance of a Force Majeure Notice.		X
29.3	Termination by TermCo for prolonged Force Majeure.	X LTC
29.3	Termination by the Contractor for prolonged Force Majeure.		X
32.4	Notice of a material insurance claim.		X
34.1	Termination due to Contractor’s default.	X
34.3	Exercise of the right to Reject the Works.		X
35.1	Termination due to TermCo’s default.		X
36	Termination for convenience.	X
38	Referral by TermCo of a dispute to arbitration or to an Expert.	X
38	Referral by the Contractor of a dispute to arbitration to an Expert.		X
I.Bonds

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	2	Making a claim under the Advance Payment Bond, Performance Bond or Warranty Bond.	X
J.O&M Contract

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	4.2	Issuance of any Direction by TermCo which may have a material impact in excess of $1 million on costs under the contract.	X
	4.4	Notice to the Operator to make good any failure under the contract.			X
	6.2	Amendment to the Pre-Mobilisation Services Budget by an amount equal to or greater than 15% of the existing budget.			X

6.5	Appointment of independent expert to review the Terminal.		X
6.12	Receipt of reports from the Operator.		X
7.1	Approval of adjustments to the contract following the delivery of a Replacement Vessel.	X LTC
7.3(c)	Information provided by the Operator.		X LTC
7.3(h)	Audit of the Operator’s books.		X
7.5
Consent to any material modification of the Terminal that is not:
(a)necessary to ensure compliance of the Terminal with the Required Performance Levels (as defined in the Terminal Specifications), in which case any consequent modification required to the Terminal shall be paid for by TermCo; or
(b)made in order to comply with International Standards, in which case any consequent modification required to the Terminal shall be paid for by TermCo; or.
X
7.11(d)	Liability for any Internal Use Liquidated Damages.		X
9.3(d)	Approval of the Terminal Manual and Marine Manual.	LTC	X
9.8	Liability for Boil-Off Liquidated Damages, Demurrage Liquidated Damages or Unloading Liquidated Damages.		X
11.4	Liability for Delivery Liquidated Damages.		X
12.3(b)	Agreement of the staffing plan.		X
12.3(d)	Approval of changes in staff.		X
13.1	Consent to assignment by the Operator.	X
13.2	Consent to subcontracting.		X
14.4	Approval of the QA/QM System.		X
14.8	The occurrence of any spillage, discharge or release of LNG or any other substance.		X
16(a)	Exercise of the option to temporarily shut-down the Terminal.		X
16(b)	Acceptance of the Shut-Down Estimate.		X
17.1	Notice of Defective Services.		X LTC
18.2	Payment of any invoice.		X
18.8	Notice of an adjustment dispute.		X
19.1	Notice of a Variation Price Request.		X
19.2	Issuance of an instruction to effect a Variation.		X
19.3	Determination of an adjustment to the Contract Price for an amount that is greater than US$250,000		X
19.6	Variation for convenience.		X
20.1	Suspension of the Services.		X
21.2	Notice of a claim for an adjustment to the Contract Price.		X
21.4	Adjustment to the Contract Price by an amount that is greater than US$250,000	X LTC
24.1	Approval of the insurance providers.		X
25.2	Occurrence of a limitation on the Operator’s liability being reached.		X

26.1	Termination due to Operator’s default.	X
27.1	Termination due to TermCo’s default.		X
28.1	Termination for convenience.	X
28.2(b)	Agreement of material changes to the contract following a change in ownership of the Operator.	X
28.2(c)	Termination due to change in ownership of the Operator.		X
30.2	Receipt of a Government Risk Event Notice.		X
31.2	Delivery of a Force Majeure Notice.		X
31.2	Receipt of a Force Majeure Notice.		X
32	Referral by TermCo of a dispute to arbitration or Expert Determination.	X
32	Referral by the Operator of a dispute to arbitration or Expert Determination.		X
K.O&M Contract Guarantee

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	2	Claim under the guarantee or indemnity.			X
	12	Referral by TermCo of a dispute to arbitration.	X
	12	Referral by the Guarantor of a dispute to arbitration.			X
L.Pipeline Interconnection Agreement

No.	Clause	Description of Right / Discretion	Level
			1	2	3
	15	Referral by TermCo of a Dispute to arbitration.	X
	15	Referral by the Pipeline Operator of a Dispute to arbitration.			X

Schedule 13
HEDGING STRATEGY
The Company shall hedge the interest rate risk in connection with the Commercial Bank Facility and the K-SURE Covered Facility (together, the "Floating Facilities") by entering into and maintaining Hedging Agreements with Hedge Providers in accordance with the following hedging strategy.

1.	The Floating Facilities shall be hedged:

(a)
from (and including) the date of Financial Close up to (and including) the Commercial Start Date, for at least ninety five per cent. (95%) of the aggregate principal amount outstanding and expected to be outstanding in respect of the Floating Facilities in respect of each Calculation Period and up to one hundred per cent. (100%) of the aggregate principal amount outstanding and expected to be outstanding in respect of the Floating Facilities in respect of each Calculation Period, in each case, as set out in the Financial Model or, if the debt profile as set out in the Financial Model no longer reflects the Company's expectation of the debt profile, the expected debt profile at the relevant time; and

(b)
from (but excluding) the Commercial Start Date up to (and including) the Final Maturity Date, for at least seventy five per cent. (75%) of the aggregate principal amount outstanding and expected to be outstanding in respect of the Floating Facilities in respect of each Calculation Period and up to one hundred per cent. (100%) of the aggregate principal amount outstanding and expected to be outstanding in respect of the Floating Facilities in respect of each Calculation Period, in each case, as set out in the Financial Model or, if the debt profile as set out in the Financial Model no longer reflects the Company's expectation of the debt profile, the expected debt profile at the relevant time.

2.
The Company may negotiate, at any time, the terms of hedging agreements that may be entered into (including by way of novation) with prospective hedge providers, provided that, the terms of such hedging agreements would (if entered into) be substantially in the form of the Template ISDA and comply with the terms of this Agreement and the Coordination Deed.

3.	The Company may hedge using standard interest rate swaps and it shall not be necessary for such products to have zero floors to any floating rate calculation.

Schedule 14
OPERATING PHASE REPORTING

1.	EXECUTIVE SUMMARY

1.1	Background

1.2	HSE Summary

1.3	Areas of Major Concern

1.4	Major Activities & Achievements in Current Period

1.5	Project Upcoming Decisions or Key Events

1.6	Key Milestones

2.	HEALTH, SAFETY AND ENVIRONMENT

2.1	Project Statistics

2.2	Narrative

2.3	Critical HSE Areas

3.	PROGRESS DATA

3.1	Design Engineering

3.2	Construction

3.3	Commissioning

4.	QUALITY ASSURANCE AND CONTROL

4.1	Narrative

4.2	Non-Conformance Reports

4.3	Inspections

4.4	Areas of Concern

5.	BUDGET AND COST DATA

5.1	Project Cost Narrative

6.	APPENDICES

6.1	Change Order Reports

Schedule 15
FORM OF RATIO CALCULATION CERTIFICATE
To:    Standard Chartered Bank as Global Facility Agent
Dated:    []

Dear Sirs
Common Terms Agreement (the "Common Terms Agreement") dated [] 2016
Terms used but not defined herein shall have the same meaning given to them in the Common Terms Agreement.

1.	This certificate is delivered to you under clause 20.4 (Delivery of Draft Calculations) of the Common Terms Agreement.

2.	The Projected DSCR for all Projected DSCR Calculation Periods up to and including the Final Maturity Date is []:1 and has been calculated based on the following Assumptions:

a.
[insert Assumptions on which it is based]     Note: to the extent not included in the Assumptions, include the information required under clause 20.4(b) (Delivery of Draft Calculations) of the Common Terms Agreement.

3.	The LLCR for the relevant LLCR Calculation period is []:1 and has been calculated based on the following Assumptions:

a.
[insert Assumptions on which it is based]     Note: to the extent not included in the Assumptions, include the information required under clause 20.4(b) (Delivery of Draft Calculations) of the Common Terms Agreement.

Yours faithfully

[name of chief financial officer of the Company]
[Signature page to Bahrain LNG Common Terms Agreement]

EXECUTION PAGES

THE COMPANY

By: DIRECTOR	)	
	)	
	)	....
Name: Qaisar M Zaman	)	Authorised Signatory
	)	

Notice Details:

Address:	GBCORP Tower, 13th Floor, Building No. 1411, Road No. 4626, Block No. 346, Bahrain Financial Harbour District, P.O. Box 2417, Sea Front, Manama, Kingdom of Bahrain
Tel:	+973 17 101 400
Fax:	+973 17 101 422
Attn:	Mr. Qaisar Zaman
Email:	qzaman@nogaholding.com

[Signature page to Bahrain LNG Common Terms Agreement]

THE MANDATED LEAD ARRANGERS

Signed for and on behalf of
AHLI UNITED BANK B.S.C.

By:	)	
	)	Shyam Sunder B 1075
	)	....
Name:	)	Authorised Signatory
	)	
By:	)	
	)	Derek Lunt A1084
	)	....
Name:	)	Authorised Signatory
	)	

Notice Details (Credit and Documentation):

Address: Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain

Attn: Shyam Sunder / Mohammed Turabi / Mahmood Mohamed / Sayed Qudsi A

Tel: +973 1758 5849 / +973 1758 6158 / +973 1758 5643 / +973 1758 6104

Email: shyam.sunder@ahliunited.com / mohammed.turabi@ahliunited.com / Mahmood.mohamed@ahliunited.com / sayed.qudsi@ahliunited.com

Notice Details (Operational and Administrative):

Address: Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain

Attn: Tahani Al-Wadaei / Sushil Pandey / Sanjay Parthasarathy

Tel: +973 1758 5871 / +973 1758 5763 / +973 1758 6116

Email: tahini.alwadaei@ahliunited.com / sushil.pandey@ahliunited.com / sanjay.parthasarathy@ahliunited.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
ARAB PETROLEUM INVESTMENTS CORPORATION (APICORP)

By:	) ....
	) Authorised Signatory
Name:	) Nicolas Thevenot - Executive Vice President & Head Corporate Finance
By:	) ....
	) Authorised Signatory
Name:	) Rajesh Ramanathan - Senior Vice President - Project Finance Corporate Finance

Notice Details:

Address:	P.O.Box 9599, Dammam – 31423, Kingdom of Saudi Arabia
Tel:	+966 13 8470444
Fax:	+966 13 8470011/0022
Attn:	Nicolas Thévenot (EVP & Head of Corporate Finance) / Ali Fadel (Head of Legal)
Email:	nthevenot@apicorp-arabia.com / afadel@apicorp-arabia.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
BANCO SANTANDER, S.A.

By: ROMINA ESTHER VENTURA
VICE · PRESIDENT
Name:

Authorised Signatory

By: IÑIGO PEREZ PEIRO
ASSOCIATE
Name:

Authorised Signatory

Notice Details:

Address:	Ciudad Grupo Santander, Avenida de Cantabria, s/n Edificio Encinar, Ground Floor, 28660 Boadilla del Monte, Madrid, Spain
Tel:	+34 91289 1380 / +34 91289 1028
Fax:	+34 91257 1682
Attn:	Credit Matters: Romina Ventura / Sunjung Lee / Hector Muñoz Administrative Matters: Vanessa Berrio / Jose Luis Diaz Cassou / Janice Sze
Email:	Team for credit and administrative matters: reventura@gruposantander.com / sulee@gruposantander.com / hemuoz@gruposantander.com / iigperez@gruposantander.com vaberrio@gruposantander.com / joldiaz@gruposantander.com / jwksze@gruposantander.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: Fabien STAL
Managing Director

Name:

) ....
) Authorised Signatory
)

By: Edouard Ficat
Director

Name:

) ....
) Authorised Signatory
)

Notice Details:

Address:	Crédit Agricole CIB, 12 place des Etats-Unis, 92120 Montrouge, France
Attn:	Eleonora Teissier / Frédérique Rey
Tel:	+33 1 57 87 19 58 / +33 1 41 89 18 22
Fax:	+33 1 41 89 19 83
Email:	eleonora.teissier@ca-cib.com / frederique.rey@ca-cib.com

With a copy to:

Address:	Crédit Agricole CIB, 12 place des Etats-Unis, 92120 Montrouge, France
Attn:	Edouard Ficat / Samy Zouaoui
Tel:	+33 1 41 89 65 86 / +33 1 41 89 31 38
Fax:	+33 1 57 87 18 41
Email:	edouard.ficat@ca-cib.com / samy.zouaoui@ca-cib.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
ING BANK, a branch of ING-DIBA AG

By:	Michael Zander Managing Director Structured Finance & Sponsor Coverage	)	………………………………
Name:		)	Authorised Signatory
By:		)	………………………………
Name:	B. Ponsioen DIRECTOR	)	Authorised Signatory

Notice Details:

Address: Hamburger Allee 1, 60486 Frankfurt am Main, Germany

Tel: +49-69-759-36430 / +49-69-759-36241 / +49-69-759-36149 / +82 (2) 317 1870

Attn: Dounia Makhloufi / Dan Hadarean / Dokyun Kim / Yangho Oh

Email: dounia.makhloufi@ing.de / dan-radu.hadarean@ing.de / dokyun.kim@ing.de / yangho.oh@asia.ing.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
THE KOREA DEVELOPMENT BANK

By: Insuk Park)
)
) ....
Name: Insuk Park) Authorised Signatory
Head of Plant Team)
Project Finance Department II

Notice Details:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5688
Fax:	+82-2-787-5693
Attn:	Jaebum Park
Email:	jaebeom@kdb.co.kr

With a copy to:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5660
Fax:	+82-2-787-5693
Attn:	Wongi Hong
Email:	wongi.hong@kdb.co.kr

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
NATIXIS

By:)
)
Name: Adel Elsolh (A) NATIXIS DIFC - Dubai)
) ....
) Authorised Signatory

By:)
)
Name: Alexandre Dot (A) NATIXIS DIFC - Dubai)
) ....
) Authorised Signatory

Notice Details (Credit Matters):

Address:	68-76 quai de la Rapée, 75012 Paris, France
Fax:	+33 1 58 19 38 40
Attn:	Bibengabo Gueye / Andrew Okana
Email:	bibengabo.gueye@natixis.com / andrew.okana@natixis.com

Notice Details (Operational Matters):

Address:	40 avenue des terroirs de France, hall Garonne, 75012 Paris, France
Fax:	+33 1 58 32 63 10
Attn:	Patricia Addelisse / Frederico Dos Santos / Roshan Chandrasena / Nazreen Abdulbari
Email:	patricia.addelisse@natixis.com / frederico.dossantos@natixis.com / LD-M-DUBAI-OPERATIONS@ae.natixis.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
SOCIÉTÉ GÉNÉRALE

By:	)	....
	)	
	)	
Name:	)	Authorised Signatory
	)	Dieter Langman
		VP- Energy Project Finance

Notice Details (Credit Matters):

Address:	Société Générale, 189, rue d'Aubervilliers, 75886 PARIS, CEDEX 18 OPER/FIN/SMO/SCP
Attn:	Thomas Illouz / Racha Wizani / Mathieu Chevallier
Tel:	+33 1 57 29 40 43 / +33 1 57 29 02 75 / +33 1 58 98 78 98
Email:	thomas.illouz@sgcib.com / racha.wizani@sgcib.com / mathieu.chevallier@sgcib.com

Notice Details (Operational Matters):

Address:	Société Générale, 189, rue d'Aubervilliers, 75886 PARIS, CEDEX 18 OPER/FIN/STR/DMT6
Attn:	Lydie Cameus / Alexandre Ortiz Gonzalez
Tel:	+33 1 58 98 28 74 / +33 1 42 14 72 59
Email:	par-oper-caf-dmt6@sgcib.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

By:) Abbas Husain
) ....
) Authorised Signatory
)
Name:) Abbas Husain
Managing Director
Head, Project and Export Finance
Middle East, North Africa & Pakistan

Notice Details:

Address:	Standard Chartered Bank, Dubai International Financial Centre, Building One, DIFC Gate Precinct, Level 7, P.O. Box 999, Dubai, United Arab Emirates
Fax:	+971 4 428 2599
Attn:	(1) Sachin Patwardhan / Portfolio Analysis and Management Team, (2) Bilal Khalid / Rohit Balakrishnan
Email:	patwardhan.sachin@sc.com / bilal.khalid@sc.com / rohit.balakrishnan@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE GLOBAL FACILITY AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:)
)
Charles Mildred)
Associate Director, Agency UK/Europe) ....
Name: Standard Chartered Bank) Authorised Signatory
)

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE K-SURE COVERED FACILITY AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:		)	
	Charles Mildred **Associate** Director, Agency UK/Europe	)	
		)	....
Name:	Standard Chartered Bank	)	Authorised Signatory
		)	

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE COMMERCIAL FACILITIES AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:	)	
Charles Mildred Associate Director, Agency UK/Europe	)	
	)	....
Name: Standard Chartered Bank	)	Authorised Signatory
	)	

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE OFFSHORE SECURITY TRUSTEE

Signed for and on behalf of
STANDARD CHARTERED BANK

By:	Charles Mildred Associate Director, Agency UK/Europe Standard Chartered Bank	)	………………………………
Name:		)	Authorised Signatory

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE ONSHORE SECURITY AGENT

Signed for and on behalf of
AHLI UNITED BANK B.S.C.

By:	)	Shyam Sunder B 1075
	)	
	)	....
Name:	)	Authorised Signatory
	)	
By:	)	
	)	Derek Lunt A1084
	)	....
Name:	)	Authorised Signatory
	)	

Notice Details (Credit and Documentation):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Shyam Sunder / Mohammed Turabi / Mahmood Mohamed / Sayed Qudsi A
Tel:	+973 1758 5849 / +973 1758 6158 / +973 1758 5643 / +973 1758 6104
Email:	shyam.sunder@ahliunited.com / mohammed.turabi@ahliunited.com / Mahmood.mohamed@ahliunited.com / sayed.qudsi@ahliunited.com

Notice Details (Operational and Administrative):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Tahani Al-Wadaei / Sushil Pandey / Sanjay Parthasarathy
Tel:	+973 1758 5871 / +973 1758 5763 / +973 1758 6116
Email:	tahini.alwadaei@ahliunited.com / sushil.pandey@ahliunited.com / sanjay.parthasarathy@ahliunited.com

[Signature page to Bahrain LNG Common Terms Agreement]

THE OFFSHORE ACCOUNT BANK

Signed for and on behalf of
STANDARD CHARTERED BANK

By:	)	
	)	
	)	....
Name: Charles Mildred, Associate Director, Agency UK/Europe, Standard Chartered Bank	)	Authorised Signatory
	)	

Notice Details:

Fax: 020 7885 9728

Attn: Asset Servicing - Manager

Email: loansagencyuk@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE ONSHORE ACCOUNT BANK

Signed for and on behalf of
AHLI UNITED BANK B.S.C.

By:	)	Shyam Sunder B 1075
	)	
	)	....
Name:	)	Authorised Signatory
	)	

By:	)	Derek Lunt A1084
	)	
	)	....
Name:	)	Authorised Signatory
	)	

Notice Details (Credit and Documentation):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Shyam Sunder / Mohammed Turabi / Mahmood Mohamed / Sayed Qudsi A
Tel:	+973 1758 5849 / +973 1758 6158 / +973 1758 5643 / +973 1758 6104
Email:	shyam.sunder@ahliunited.com / mohammed.turabi@ahliunited.com / Mahmood.mohamed@ahliunited.com / sayed.qudsi@ahliunited.com

Notice Details (Operational and Administrative):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Tahani Al-Wadaei / Sushil Pandey / Sanjay Parthasarathy
Tel:	+973 1758 5871 / +973 1758 5763 / +973 1758 6116
Email:	tahini.alwadaei@ahliunited.com / sushil.pandey@ahliunited.com / sanjay.parthasarathy@ahliunited.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE K-SURE COVERED FACILITY SYNDICATION ARRANGER

Signed for and on behalf of
THE KOREA DEVELOPMENT BANK

By: Insuk Park)
)
) ....
Name: Insuk Park) Authorised Signatory
Head of Plant Team)
Project Finance Department II

Notice Details:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5688
Fax:	+82-2-787-5693
Attn:	Jaebum Park
Email:	jaebeom@kdb.co.kr

With a copy to:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5660
Fax:	+82-2-787-5693
Attn:	Wongi Hong
Email:	wongi.hong@kdb.co.kr

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE ORIGINAL HEDGE PROVIDERS

Signed for and on behalf of
AHLI UNITED BANK B.S.C.

By:	)	Shyam Sunder B 1075
	)	
	)	....
Name:	)	Authorised Signatory
	)	
By:	)	Derek Lunt A1084
	)	
	)	....
Name:	)	Authorised Signatory
	)	

Notice Details (Credit and Documentation):

Address: Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain

Attn: Shyam Sunder / Giuseppe Fornieri / Mohammed Turabi / Sameh Baqer / Mahmood Mohamed / Sayed Qudsi A

Tel: +973 1758 5849 / +973 1758 5825 / +973 1758 6158 / +973 1758 5823 / +973 1758 5643 / +973 1758 6104

Email: shyam.sunder@ahliunited.com / giuseppe.fornieri@ahliunited.com / mohammed.turabi@ahliunited.com / sameh.baqer@ahliunited.com / mahmood.mohamed@ahliunited.com / sayed.qudsi@ahliunited.com

Notice Details (Operational and Administrative):

Address: Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain

Attn: Tahani Al-Wadaei / Sushil Pandey / Khalid Yousif / Sanjay Parthasarathy / Mahmood Khursheed

Tel: +973 1758 5871 / +973 1758 5763 / +973 1758 5703 / +973 1758 6116 / +973 1758 5707

Email: tahini.alwadaei@ahliunited.com / sushil.pandey@ahliunited.com / khalid.yousif@ahliunited.com / sanjay.parthasarathy@ahliunited.com / mahmood.khursheed@ahliunited.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: Fabien STAL
Managing Director) .... Authorised Signatory

Name:

By:) .... Authorised Signatory

Name: Director

Notice Details:

Tel:	+33 1 41 89 48 07
Fax:	+33 1 41 49 39 16
Attn:	IRD Product Documentation
Email:	DMC-DERIVATIVE-DOCUMENTATION@ca-cib.com
	In case of event of default:
	eventsofdefaultcreditagricolecorporateandinvestmentbankrisk@ca-cib.com

With a copy to:

Address:	Crédit Agricole CIB, 9 quai du Président Paul Doumer Courbevoie, 92920, Paris, France
Tel:	+33 1 41 89 96 79
Fax:	+33 1 41 89 66 65
Attn:	Zohra Bouharchich
Email:	zohra.bouharchich@ca-cib.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
THE KOREA DEVELOPMENT BANK

By: Lee Seonho)
)
) ....
Name: Seonho Lee) Authorised Signatory
Head of FX & Derivatives Products Unit)
FX & Derivatives Trading Department

Notice Details:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-7315
Fax:	+82-2-787-7397
Attn:	Eusok Sul
Email:	eusoksul@kdb.co.kr

With a copy to:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5688
Fax:	+82-2-787-5693
Attn:	Jaebum Park
Email:	jaebeom@kdb.co.kr

[Signature page to Bahrain LNG Common Terms Agreement]

215931479200559

Signed for and on behalf of
ING BANK N.V.

By:	)	
	)	Dirk Jan Wickering
	)	.... Legal Counsel...
Name:	)	Authorised Signatory
	)	
By:	)	
	)	
	)	....
Name:	)	Authorised Signatory
	)	

Marc-David van der Molen
ING Wholesale Banking/
Financial Markets
Head of FM NL

Notice Details:

Address:	Foppingadreef 7, P.O. Box 1800, NL-1000 BV Amsterdam, The Netherlands
Tel:	+31-20-563-8222
Fax:	+31-20-501-3381
Attn:	Head of Legal Financial Markets
Email:	Trade.Processing.Derivatives.AMS@INGBank com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
SOCIÉTÉ GÉNÉRALE

By:	)	
	)	
	)	....
Name:	)	Authorised Signatory
	)	Dieter Langman
		VP - Energy Project Finance

Notice Details:

Address: Société Générale, Immeuble Basalte, Cours Valmy, 92987 Paris La Défense Cedex, France

Fax: +33 1 42 13 67 10

Attn: Mrs Pascale Moreau – MARK/FIC/IFD

Email: pascale.moreau@sgcib.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
NATIXIS

By: Adel Elsolh (A) NATIXIS DIFC - Dubai))) ……………………………………

Name:) Authorised Signatory
)

By:))

Alexandre Dot (A) NATIXIS DIFC - Dubai) ……………………………………

Name:) Authorised Signatory
)

Notice Details:

Address:	40 avenue des terroir de France, hall Garrone, 75012 Paris, France
Tel:	+33 1 58 55 21 45
Fax:	+33 1 58 55 25 16
Attn:	Back Office Dérivés
Email:	sfh-notification@natixis.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

THE ORIGINAL COMMERCIAL LENDERS

Signed for and on behalf of
AHLI UNITED BANK B.S.C.

By:))) Shyam Sunder B 1075
Name:) Authorised Signatory)

By:))) Derek Lunt A1084
Name:) Authorised Signatory)

Notice Details (Credit and Documentation):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Shyam Sunder / Mohammed Turabi / Mahmood Mohamed / Sayed Qudsi A
Tel:	+973 1758 5849 / +973 1758 6158 / +973 1758 5643 / +973 1758 6104
Email:	shyam.sunder@ahliunited.com / mohammed.turabi@ahliunited.com / Mahmood.mohamed@ahliunited.com / sayed.qudsi@ahliunited.com

Notice Details (Operational and Administrative):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Tahani Al-Wadaei / Sushil Pandey / Sanjay Parthasarathy
Tel:	+973 1758 5871 / +973 1758 5763 / +973 1758 6116
Email:	tahini.alwadaei@ahliunited.com / sushil.pandey@ahliunited.com / sanjay.parthasarathy@ahliunited.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
STANDARD CHARTERED BANK

By:

Name:

) Abbas Husain ....
) Authorised Signatory
)
) Abbas Husain
) Managing Director
Head, Project and Export Finance
Middle East, North Africa & Pakistan

Notice Details:

Address:	Standard Chartered Bank, 1 Basinghall Avenue, London, EC2V 5DD
Tel:	+44 20 7885 8888 (for courier purposes only)
Fax:	+44 20 7885 8085
Attn:	Legal Department

[*Signature page to Bahrain LNG Common Terms Agreement*]

By: **Helen Hui**
Managing Director
Head, Corporate & Institutional Banking

Name:

Authorised Signatory

Notice Details (Drawdown Notifications):

Fax: +852 2267 0822

Attn: HK, Loans Processing

Email: HKFax.Loanadmin@sc.com / Loansprocessing.HK@sc.com

For queries or escalations:

Tel: +91 44 422 19183 / +91 44 422 14574 / +91 44 422 14998
+91 44 434 17417 (as secondary contact)

Attn: Krishnaswamy Srinivasan / Prathiba Murugan / Parthiban Sambandam
Narasimhan, Esl (as secondary contact)

Email: HKFax.Loanadmin@sc.com / srinivasan.krishnaswamy@sc.com / prathiba.murugan@sc.com / parthiban.sambandam@sc.com
Esl.narasimhan@sc.com (as secondary contact)

Please mark a copy to jen.ahn@sc.com and HKFax.Loanadmin@sc.com for all drawdown-related emails.

Notice Details (Non-Drawdown Notifications):

Address: Standard Chartered Bank, Dubai International Financial Centre, Building One, DIFC Gate Precinct, Level 7, P.O. Box 999, Dubai, United Arab Emirates

Fax: +971 4 428 2599

Attn: (1) Sachin Patwardhan / Portfolio Analysis and Management Team, (2) Bilal Khalid / Rohit Balakrishnan

Email: patwardhan.sachin@sc.com / bilal.khalid@sc.com / rohit.balakrishnan@sc.com

With a copy to:

Address: Standard Chartered Bank (Hong Kong) Limited, 22/F Standard Chartered Bank Bldg, No. 4-4A Des Voeux Rd, Central, HK

Tel: +852 2821 1437

Attn: Jen Ahn

Email: jen.ahn@sc.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
ARAB PETROLEUM INVESTMENTS CORPORATION (APICORP)

By:) ………………………………………
) Authorised Signatory

Name:) Nicolas Thevenot - Executive Vice President & Head Corporate Finance

By:) ………………………………………
) Authorised Signatory

Name:) Rajesh Ramanathan - Senior Vice President - Project Finance Corporate Finance

Notice Details:

Address: P.O.Box 9599, Dammam – 31423, Kingdom of Saudi Arabia

Tel: +966 13 8470444

Fax: +966 13 8470011/0022

Attn: Nicolas Thévenot (EVP & Head of Corporate Finance) / Ali Fadel (Head of Legal)

Email: nthevenot@apicorp-arabia.com / afadel@apicorp-arabia.com

[Signature page to Bahrain LNG Common Terms Agreement]

THE ORIGINAL K-SURE COVERED FACILITY LENDERS

Signed for and on behalf of
BANCO SANTANDER, S.A.

By: ROMINA ESTHER VENTURA
VICE. PRESIDENT
Name:

)))) ....
) Authorised Signatory

By: IÑIGO PEREZ PEIRO
ASSOCIATE
Name:

)))) ....
) Authorised Signatory

Notice Details:

Address:	Ciudad Grupo Santander, Avenida de Cantabria, s/n Edificio Encinar, Ground Floor, 28660 Boadilla del Monte, Madrid, Spain
Tel:	+34 91289 1380 / +34 91289 1028
Fax:	+34 91257 1682
Attn:	Credit Matters: Romina Ventura / Sunjung Lee / Hector Muñoz Administrative Matters: Vanessa Berrio / Jose Luis Diaz Cassou / Janice Sze
Email:	Team for credit and administrative matters: reventura@gruposantander.com / sulee@gruposantander.com / hemuoz@gruposantander.com / iigperez@gruposantander.com vaberrio@gruposantander.com / joldiaz@gruposantander.com / jwksze@gruposantander.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: Fabien STAL) ....
Managing Director) Authorised Signatory

Name:)

By:) ....
Director) Authorised Signatory

Name:)

Notice Details:

Address:	Crédit Agricole CIB, 12 place des Etats-Unis, 92120 Montrouge, France
Attn:	Eleonora Teissier / Frédérique Rey
Tel:	+33 1 57 87 19 58 / +33 1 41 89 18 22
Fax:	+33 1 41 89 19 83
Email:	eleonora.teissier@ca-cib.com / frederique.rey@ca-cib.com

With a copy to:

Address:	Crédit Agricole CIB, 12 place des Etats-Unis, 92120 Montrouge, France
Attn:	Edouard Ficat / Samy Zouaoui
Tel:	+33 1 41 89 65 86 / +33 1 41 89 31 38
Fax:	+33 1 57 87 18 41
Email:	edouard.ficat@ca-cib.com / samy.zouaoui@ca-cib.com

[Signature page to Bahrain LNG Common Terms Agreement]

Signed for and on behalf of
ING BANK, a branch of ING-DIBA AG

By:	Michael Zander Managing Director Structured Finance & Sponsor Coverage	)))))	.... Authorised Signatory
Name:			
By:		)))))	.... Authorised Signatory
Name:	B. Ponsioen DIRECTOR		

Notice Details:

Address:	Hamburger Allee 1, 60486 Frankfurt am Main, Germany
Tel:	+49-69-759-36430 / +49-69-759-36241 / +49-69-759-36149 / +82 (2) 317 1870
Attn:	Dounia Makhloufi / Dan Hadarean / Dokyun Kim / Yangho Oh
Email:	dounia.makhloufi@ing.de / dan-radu.hadarean@ing.de / dokyun.kim@ing.de / yangho.oh@asia.ing.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
THE KOREA DEVELOPMENT BANK

By: Insuk Park	)	
	)	
	)	....
Name: Insuk Park	)	Authorised Signatory
Head of Plant Team	)	
Project Finance Department II		

Notice Details:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5688
Fax:	+82-2-787-5693
Attn:	Jaebum Park
Email:	jaebeom@kdb.co.kr

With a copy to:

Address:	14 Eunhaeng-ro, Youngdeungpo-gu, Seoul 07242, Republic of Korea
Tel:	+82-2-787-5660
Fax:	+82-2-787-5693
Attn:	Wongi Hong
Email:	wongi.hong@kdb.co.kr

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
NATIXIS (DIFC Branch)

By:) ……………………………………

Name: Adel Elsolh (A) NATIXIS DIFC - Dubai) Authorised Signatory

By:) ……………………………………

Name: Alexandre Dot (A) NATIXIS DIFC - Dubai) Authorised Signatory

Notice Details (Credit Matters):

Address:	68-76 quai de la Rapée, 75012 Paris, France
Fax:	+33 1 58 19 38 40
Attn:	Bibengabo Gueye / Andrew Okana
Email:	bibengabo.gueye@natixis.com / andrew.okana@natixis.com

Notice Details (Operational Matters):

Address:	40 avenue des terroirs de France, hall Garonne, 75012 Paris, France
Fax:	+33 1 58 32 63 10
Attn:	Patricia Addelisse / Frederico Dos Santos / Roshan Chandrasena / Nazreen Abdulbari
Email:	patricia.addelisse@natixis.com / frederico.dossantos@natixis.com / LD-M-DUBAI-OPERATIONS@ae.natixis.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Signed for and on behalf of
SOCIÉTÉ GÉNÉRALE

By:)))) ……………………………………………
Name:) Authorised Signatory
Dieter Langman
VP- Energy Project Finance

Notice Details (Credit Matters):

Address:	Société Générale, 189, rue d'Aubervilliers, 75886 PARIS, CEDEX 18 OPER/FIN/SMO/SCP
Attn:	Thomas Illouz / Racha Wizani / Mathieu Chevallier
Tel:	+33 1 57 29 40 43 / +33 1 57 29 02 75 / +33 1 58 98 78 98
Email:	thomas.illouz@sgcib.com / racha.wizani@sgcib.com / mathieu.chevallier@sgcib.com

Notice Details (Operational Matters):

Address:	Société Générale, 189, rue d'Aubervilliers, 75886 PARIS, CEDEX 18 OPER/FIN/STR/DMT6
Attn:	Lydie Cameus / Alexandre Ortiz Gonzalez
Tel:	+33 1 58 98 28 74 / +33 1 42 14 72 59
Email:	par-oper-caf-dmt6@sgcib.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

By: **Helen Hui**
Managing Director
Head, Corporate & Institutional Banking
Name:

Authorised Signatory

Notice Details (Drawdown Notifications):

Fax:	+852 2267 0822
Attn:	HK, Loans Processing
Email:	HKFax.Loanadmin@sc.com / Loansprocessing.HK@sc.com

For queries or escalations:

Tel:	+91 44 422 19183 / +91 44 422 14574 / +91 44 422 14998 +91 44 434 17417 (as secondary contact)
Attn:	Krishnaswamy Srinivasan / Prathiba Murugan / Parthiban Sambandam Narasimhan, Esl (as secondary contact)
Email:	HKFax.Loanadmin@sc.com / srinivasan.krishnaswamy@sc.com / prathiba.murugan@sc.com / parthiban.sambandam@sc.com Esl.narasimhan@sc.com (as secondary contact)

Please mark a copy to jen.ahn@sc.com and HKFax.Loanadmin@sc.com for all drawdown-related emails.

Notice Details (Non-Drawdown Notifications):

Address:	Standard Chartered Bank, Dubai International Financial Centre, Building One, DIFC Gate Precinct, Level 7, P.O. Box 999, Dubai, United Arab Emirates
Fax:	+971 4 428 2599
Attn:	(1) Sachin Patwardhan / Portfolio Analysis and Management Team, (2) Bilal Khalid / Rohit Balakrishnan
Email:	patwardhan.sachin@sc.com / bilal.khalid@sc.com / rohit.balakrishnan@sc.com

With a copy to:

Address:	Standard Chartered Bank (Hong Kong) Limited, 22/F Standard Chartered Bank Bldg, No. 4-4A Des Voeux Rd, Central, HK
Tel:	+852 2821 1437
Attn:	Jen Ahn
Email:	jen.ahn@sc.com

[*Signature page to Bahrain LNG Common Terms Agreement*]

Dated 15 November 2016

BAHRAIN LNG W.L.L.
as Company

STANDARD CHARTERED BANK
as Commercial Facilities Agent

STANDARD CHARTERED BANK
as Global Facility Agent

- and -

COMMERCIAL LENDERS

_____________________________________
COMMERCIAL FACILITIES AGREEMENT
_____________________________________

i

THIS AGREEMENT is made on ______ November 2016 between:

(1)
BAHRAIN LNG W.L.L., a limited liability company incorporated and existing under the laws of Bahrain, having commercial registration number 95522-1 with its principal office at GBCORP Tower, 13th Floor Building No. 1411, Road No. 4626, Block 346 Bahrain Financial Harbour District, P.O. Box 2417, Sea Front, Manama, Bahrain (the "Company");

(2)	STANDARD CHARTERED BANK, as the commercial facilities agent for and on behalf of the Commercial Lenders (the "Commercial Facilities Agent");

(3)	STANDARD CHARTERED BANK, as global facility agent for and on behalf of itself and the other Finance Parties under the Finance Documents (the "Global Facility Agent"); and

(4)
THE FINANCIAL INSTITUTIONS, set out in Schedule 1 (The Original Commercial Lenders and Facilities Commitments) as the original lenders of the Commercial Bank Facility and Contingent Facility (the "Commercial Lenders").

RECITALS:

(A)	The Company wishes to undertake the Project.

(B)
The Company has entered into a common terms agreement on or about the date hereof (the "Common Terms Agreement") with, inter alios, Standard Chartered Bank as the Global Facility Agent, Commercial Facilities Agent and Offshore Security Trustee and Ahli United Bank B.S.C. as the Onshore Security Agent, and the Commercial Facilities Finance Parties, in respect of the common terms and conditions for the financing of the Project.

(C)
In respect of a portion of the financing of the Project, the Commercial Lenders have agreed to provide the Company with: (i) Dollar commercial bank loan facilities in an amount not exceeding US$145,462,784.00; and (ii) Dollar contingent loan facilities in an amount not exceeding US$13,800,000, in each case, on the terms and subject to the conditions set out in this Agreement.

(D)	This Agreement is entered into with the benefit of the provisions, and subject to the terms, of the Common Terms Agreement.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Arbitral Tribunal" has the meaning given to it in Clause 18 (Arbitration).
"Break Costs" means the amount (if any) by which:

(a)
the interest (other than that attributable to the applicable Margin) which a Commercial Lender should have received for the period from the date of receipt of all or any part of its participation in a Facilities Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Facilities Advance or Unpaid Sum, had the amount of that Facilities Advance or Unpaid Sum received been paid on the last day of that Interest Period; or

(b)
where a Commercial Lender funds its participation in a Facilities Advance requested by the Company in a Notice of Drawdown and such Facilities Advance is not made by reason of the operation of any one or more of the provisions of the Finance Documents, the interest to the last day of the Interest Period that would have been applicable to such Facilities Advance (other than that attributable to the applicable Margin) which the Commercial Lender would have received from the Company if the Facilities had been made, exceeds:

(c)
the amount which that Commercial Lender would be able to obtain by placing an amount equal to the amount of that Facilities Advance or Unpaid Sum received by it or the amount of the funding arranged by it (as the case may be) on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery of funding and ending on the last day of the current Interest Period.

"Commercial Bank Facility" means the facility described in Clause 2.1 (Grant of the Commercial Bank Facility).
"Commercial Bank Facility Deferred Amount" has the meaning given to it in Clause 5.1(b) (Repayment of Commercial Bank Facility Loan).
"Commercial Bank Facility Repayment Instalment" has the meaning given to it in Clause 5.1(a) (Repayment of Commercial Bank Facility Loan).
"Commercial Facilities" means the Commercial Bank Facility and the Contingent Facility.
"Commercial Facilities Finance Parties" means the Commercial Facilities Agent and the Commercial Lenders.
"Commitment Fee" means the fee or fees specified in Clause 11.1 (Commitment fee).
"Contingent Facility" means the facility described in Clause 2.2 (Grant of the Contingent Facility).
"Contingent Facility Deferred Amount" has the meaning given to it in Clause 5.2(b) (Repayment of Contingent Facility Loan).
"Contingent Facility Repayment Instalment" has the meaning given to it in Clause 5.2(a) (Repayment of Contingent Facility Loan).
"Dispute" has the meaning given to it in Clause 18 (Arbitration).
"Existing Dispute" has the meaning given to it in Clause 18 (Arbitration).
"Facilities Advance" means a Commercial Bank Facility Advance or a Contingent Facility Advance.
"Facilities Commitments" means with respect to any Commercial Lender the aggregate of its Commercial Bank Facility Commitment and its Contingent Facility Commitment.
"Interest Period" means in relation to a Facilities Advance, each period determined in accordance with Clause 6.1 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 7.3 (Default Interest Periods).
"Interpolated Screen Rate" means, in relation to any Facilities Advance, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Facilities Advance; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Facilities Advance, each as of the Specified Time for the currency of that Facilities Advance.

"LCIA" has the meaning given to it in Clause 18 (Arbitration).
"Majority Commercial Lenders" means:

(a)
if there are no Facilities Advances outstanding under this Agreement, a Commercial Lender whose Facilities Commitments aggregate more than sixty six and two thirds per cent (66.67%) of the Total Facilities Commitments, or, if the Total Commercial Facilities Commitments have been reduced to zero, aggregated more than sixty six and two thirds per cent (66.67%) of the Total Commercial Facilities Commitments immediately prior to the reduction; or

(b)	at any other time, a Commercial Lender whose participations in the Facilities Advances aggregate more than sixty six and two thirds per cent (66.67%) of all the Facilities Advances then outstanding, provided that, the participation or Facilities Commitments of any Commercial Lender that does not respond to the Commercial Facilities Agent within the Majority Voting Period shall be excluded from the calculations of aggregate participations and Facilities Commitments, as the case may be, described above.
"Majority Voting Period" means a period of fourteen (14) days or, if requested by any Commercial Lender with respect to any decision that requires the vote of the Majority Commercial Lenders, twenty-one (21) days, from notification by the Commercial Facilities Agent that a decision requires the vote of the Majority Commercial Lenders.
"Margin" means:

(a)	in relation to a Commercial Bank Facility Advance under the Commercial Bank Facility:

(i)	during the period from and including, Financial Close until, and including, the Commercial Start Date, 2.8 per cent per annum;

(ii)	during the period from (but excluding) the Commercial Start Date until, and including, the date falling four (4) years after the Commercial Start Date, 2.8 per cent per annum;

(iii)
during the period from (but excluding) the date falling four (4) years after the Commercial Start Date until, and including, the date falling eight (8) years after the Commercial Start Date, 3.1 per cent per annum;

(iv)
during the period from (but excluding) the date falling eight (8) years after the Commercial Start Date until, and including, the date falling twelve (12) years after the Commercial Start Date, 3.4 per cent per annum;

(v)	during the period from (but excluding) the date falling twelve (12) years after the Commercial Start Date until, and including, the Final Maturity Date, 3.6 per cent per annum.

(b)	in relation to a Contingent Facility Advance under the Contingent Facility:

(vi)	during the period from and including, Financial Close until, and including, the Commercial Start Date, 2.8 per cent per annum;

(vii)	during the period from (but excluding) the Commercial Start Date until, and including, the date falling four (4) years after the Commercial Start Date, 2.8 per cent per annum;

(viii)
during the period from (but excluding) the date falling four (4) years after the Commercial Start Date until, and including, the date falling eight (8) years after the Commercial Start Date, 3.1 per cent per annum;

(ix)
during the period from (but excluding) the date falling eight (8) years after the Commercial Start Date until, and including, the date falling twelve (12) years after the Commercial Start Date, 3.4 per cent per annum;

(x)	during the period from (but excluding) the date falling twelve (12) years after the Commercial Start Date until, and including, the Final Maturity Date, 3.6 per cent per annum.
"Market Disruption Event" has the meaning given to it in Clause 8.3 (Market Disruption).
"Party" means a party to this Agreement.
"Original Commercial Bank Facility Repayment Schedule" has the meaning given to it in Clause 5.1(b) (Repayment of Commercial Bank Facility Loan).

"Original Contingent Facility Repayment Schedule" has the meaning given to it in Clause 5.2(b) (Repayment of Contingent Facility Loan).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period, unless market practice differs in the London interbank market for a currency, in which case the Quotation Day will be determined by the Commercial Facilities Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one (1) day, the Quotation Day will be the last of those days).
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Commercial Facilities Agent at its request by the Reference Banks:

(a)
(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

"Related Dispute" has the meaning given to it in Clause 18 (Arbitration).
"Requested Disbursement Date" means the Drawdown Date specified in accordance with clause 5.3(a) (Completion of a Notice of Drawdown) of the Common Terms Agreement.
"Required Payment" means any outstanding payment that has arisen and is owing to the Commercial Facilities Agent due to a Commercial Lender failing to make payment of a scheduled Facilities Advance.
"Revised Commercial Bank Facility Repayment Schedule" has the meaning given to it in Clause 5.1(c) (Repayment of Commercial Bank Facility Loan).
"Revised Contingent Facility Repayment Schedule" has the meaning given to it in Clause 5.2(c) (Repayment of Contingent Facility Loan).
"Rules" has the meaning given to it in Clause 18 (Arbitration).
"Total Commercial Facilities Commitments" means at any time, the aggregate of the Facilities Commitments of all Commercial Lenders.

1.2	Interpretation

(a)	Capitalised terms used (but not otherwise defined) in this Agreement and its recitals have the meaning given to them in the Common Terms Agreement.

(b)	The provisions of clauses 1.2 (Interpretation) and 1.3 (Currency Symbols and Definitions) of the Common Terms Agreement apply to this Agreement as if set forth herein, mutatis mutandis.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4	Common Terms Agreement
This Agreement and the Common Terms Agreement shall be viewed as, and shall constitute, one agreement so far as concerns the terms and conditions applicable to the Commercial Bank Facility and the Contingent Facility and the rights and obligations of the parties thereto. In case of any conflict or inconsistency between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of the Common Terms Agreement shall prevail.

1.5	Coordination Deed
The rights of the Commercial Lenders under, and in respect of, this Agreement shall be exercised in accordance with and subject to the terms of the Coordination Deed. In case of any conflict between the terms of this Agreement and the terms of the Coordination Deed, as among the Parties to this Agreement, the terms of the Coordination Deed shall prevail and, in the case of any conflict between the terms of the Coordination Deed and the terms of the Common Terms Agreement, as among the Parties to this Agreement, the terms of the Coordination Deed shall prevail.

2.	GRANT OF THE COMMERCIAL FACILITIES AND PURPOSE

2.1	Grant of the Commercial Bank Facility
Subject to the terms and conditions of this Agreement and the Common Terms Agreement, the Commercial Lenders shall make available to the Company a Dollar loan in an aggregate amount not exceeding US$145,462,784.00.

2.2	Grant of the Contingent Facility
Subject to the terms and conditions of this Agreement and the Common Terms Agreement, the Commercial Lenders shall make available to the Company a Dollar loan in an aggregate amount not exceeding US$13,800,000.

2.3	Purpose

(a)	The Commercial Bank Facility shall be used for the purpose set out in paragraph (a) of clause 3.1 (Purpose) of the Common Terms Agreement.

(b)
The Contingent Facility shall be used for the purpose set out in paragraph (c) of clause 3.1 (Purpose) of the Common Terms Agreement, provided however, that no amounts may be applied to satisfy the DSRA Required Balance.

2.4	Company's Obligations
The obligations of the Company under this Agreement shall constitute absolute, unconditional and irrevocable financial obligations to the Commercial Lenders.

3.	CONDITIONS OF UTILISATION

3.1	Initial Conditions Precedent
The Company may not deliver a Notice of Drawdown under this Agreement unless the Commercial Facilities Agent and the Company have received notice from the Global Facility Agent under clause 4.6 (Notice of Satisfaction) of the Common Terms Agreement confirming that the conditions precedent listed in clause 4.1 (Conditions Precedent to Financial Close) of the Common Terms Agreement have either been satisfied or waived in writing by the Global Facility Agent in accordance with the Coordination Deed.

3.2	Conditions Precedent to each Facilities Advance

(a)
A Facilities Advance may only be made if the Commercial Facilities Agent shall have received a Notice of Drawdown (with a copy to the Global Facility Agent), appropriately completed in accordance with paragraph (a) of clause 5.3 (Completion of a Notice of Drawdown) of the Common Terms Agreement, executed by a person duly authorised to do so on behalf of the Company.

(b)
The Commercial Facilities Agent shall notify the Company and the Global Facility Agent promptly upon receiving all the relevant documents and evidence in a satisfactory form in accordance with paragraph (a) of Clause 3.2 (Conditions Precedent to each Facilities Advance). The Commercial Facilities Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

3.3	Further Conditions Precedent

(a)	The Commercial Lenders will only be obliged to comply with Clause 4.4 (Commercial Lenders' participation in Facilities Advances) if:

(i)	by the Requested Disbursement Date, the Commercial Facilities Agent has:

(A)
received from the Global Facility Agent notification that the conditions, documents and evidence set out in clause 4.2 (Conditions Precedent to all Advances) of the Common Terms Agreement have been satisfied or waived; and

(B)	confirmed that the proposed Facilities Advance will be in compliance with clauses 5.2 (Delivery of a Notice of Drawdown) and 5.3 (Completion of a Notice Drawdown) of the Common Terms Agreement; and

(ii)	the Facilities Advance requested in the Notice of Drawdown is in compliance with clause 5.1 (Pro-rata Utilisation) of the Common Terms Agreement.

(b)
The Commercial Facilities Agent shall notify the Company and the Global Facility Agent promptly upon receiving all the relevant documents and evidence in a satisfactory form in accordance with paragraph (a) of this Clause 3.3 (Further Conditions Precedent).

(c)
The conditions in Clause 3.2 (Conditions Precedent to each Facilities Advance) and this Clause 3.3 (Further Conditions Precedent) are for the benefit of the Commercial Facilities Finance Parties and may be waived in respect of any Facilities Advance only by the Commercial Facilities Agent (acting in accordance with the provisions of this Agreement and the Coordination Deed).

3.4	Additional Conditions Precedent to Contingent Facility Advances
A Contingent Facility Advance may only be made if the Commercial Facilities Agent shall have received notice from the Global Facility Agent that the conditions precedent listed in clause 4.3 (Additional Conditions Precedent to Contingent Facility Advances) of the Common Terms Agreement have either been satisfied or waived.

3.5	Facilities Advance Funding
On each Notice of Drawdown when the Commercial Lenders are required to make a Facilities Advance, each of the Commercial Lenders shall make available to the Commercial Facilities Agent, in Dollars in immediately available funds, such Commercial Lender's pro rata share of each Facilities Advance requested in the corresponding Notice of Drawdown. The failure of any Commercial Lender to advance its pro rata share of any Facilities Advance so requested shall not relieve any other Commercial Lender of its obligation to advance its pro rata share of such Facilities Advance on such Drawdown Date, but no Commercial Lender shall be responsible for the failure of any other Commercial Lender to advance its pro rata share of any Facilities Advance.

4.	UTILISATION

4.1	Delivery of a Notice of Drawdown
The Company may utilise the Commercial Facilities by delivery to the Commercial Facilities Agent of a duly completed Notice of Drawdown in accordance with paragraph (a) of clause 5.2 (Delivery of a Notice of Drawdown) and clause 5.6 (Limitations on Utilisation) of the Common Terms Agreement.

4.2	Completion of a Notice of Drawdown
Each Notice of Drawdown is irrevocable and will not be regarded as having been duly completed unless it complies with the provisions of clause 5.3 (Completion of a Notice of Drawdown) of the Common Terms Agreement.

4.3	Currency and Amount

(a)	The currency specified in a Notice of Drawdown must be in Dollars.

(b)
The amount specified in a Notice of Drawdown shall comply with paragraphs (b) (in the case of the Commercial Bank Facility Advance) and (d) (in the case of the Contingent Facility Advance) of clause 5.4 (Currency and Amount) of the Common Terms Agreement.

4.4	Commercial Lenders' participation in Facilities Advances

(a)
If the conditions set out in this Agreement have been met on the date of the Notice of Drawdown, each Commercial Lender shall make its participation in each Facilities Advances available through its Facility Office.

(b)	The amount of each Commercial Lender's participation in each Facilities Advance will be equal to:

(i)
in respect of the Commercial Bank Facility, the proportion borne by its relevant Available Commercial Bank Facility Commitment to the Available Commercial Bank Facility immediately prior to making the Commercial Bank Facility Advance; and

(ii)
in respect of the Contingent Facility, the proportion borne by its relevant Available Contingent Facility Commitment to the Available Contingent Facility immediately prior to making the Contingent Facility Advance.

(c)
The Commercial Facilities Agent shall notify each Commercial Lender of the currency and the amount of each Facilities Advance, and the currency and the amount of its participation in that Facilities Advance by the Specified Time on the date falling no less than three (3) Business Days before the proposed Drawdown Date.

4.5	Nature of Company's obligations

(a)
The obligations of the Company under this Agreement shall not be in any way conditional upon the performance by any person of its obligations under any other Transaction Document nor affected by any dispute under or unenforceability of any other Transaction Document for any other reason whatsoever.

(b)
Neither the Commercial Facilities Agent nor any Commercial Lender shall be under any obligation to enquire into the adequacy or enforceability of the Transaction Documents or as to whether any default, dispute or non‑performance has arisen thereunder.

5.	REPAYMENT

5.1	Repayment of Commercial Bank Facility Loan

(a)
Subject to paragraphs (b) to (e) (inclusive) of this Clause 5.1 (Repayment of the Commercial Bank Facility Loan), the Company shall repay the Commercial Bank Facility Loan in instalments on the Repayment Dates and in the amounts equal to the percentages of all Commercial Bank Facility Loans made to the Company as at close of business in London on the last day of the Availability Period set out in Schedule 2 (Repayment Schedule) (as reduced from time to time by any prepayment and as may be adjusted by the Parties subject to either (i) the terms of the Coordination Deed or (ii) paragraph (c) below) (each a "Commercial Bank Facility Repayment Instalment").

(b)
If the First Repayment Date occurs less than six (6) months prior to the Second Repayment Date (or on the same date as the Second Repayment Date), the amount of Commercial Bank Facility Loans to be repaid by the Company on the First Repayment Date shall be reduced on a pro rata basis by the following amount (the "Commercial Bank Facility Deferred Amount"):

D = O * N1/180
Where:
D = the Commercial Bank Facility Deferred Amount (expressed as a percentage);
O = an amount equivalent to the fixed percentage (expressed as a whole number rather than a percentage) of the Commercial Bank Facility Repayment Instalment due on the First Repayment Date pursuant to the repayment schedule set out in Schedule 2 (Repayment Schedule) on the date of this Agreement (the "Original Commercial Bank Facility Repayment Schedule"); and
N1 = the number of days between (a) the date falling six (6) months after the Initial Scheduled Commercial Start Date; and (b) the First Repayment Date.
For example:

(i)
if the First Repayment Date occurs ninety (90) days prior to the Second Repayment Date, an amount equal to fifty per cent (50%) of the Commercial Bank Facility Repayment Instalment shown in the Original Commercial Bank Facility Repayment Schedule will be payable by the Company on the First Repayment Date; and

(ii)
if the First Repayment Date occurs on the date contemplated by paragraph (b) of the definition thereof, the entirety of the amount payable by the Company on the First Repayment Date will constitute a Commercial Bank Facility Deferred Amount for application in accordance with paragraph (c) below.

(c)
If paragraph (b) above applies to the First Repayment Date, the Company shall supply to the Commercial Facilities Agent a revised repayment schedule to replace Schedule 2 (Repayment Schedule) reflecting the application of any Commercial Bank Facility Deferred Amount to the remaining Commercial Bank Facility Repayment Instalments on each Repayment Date (other than the Final Maturity Date) commencing on the Second Repayment Date, on a pro rata basis to the amount otherwise falling due on each such Repayment Date (the "Revised Commercial Bank Facility Repayment Schedule").

(d)
Notwithstanding anything contained in paragraphs (b) and (c) above, the application of the Commercial Bank Facility Deferred Amount shall only be permitted if after such deferral the Projected DSCR for each Calculation Date falling on or prior to the Final Maturity Date calculated on the basis of the Revised Commercial Bank Facility Repayment Schedule would be not less than 1.25:1.

(e)	Any Commercial Bank Facility Loan outstanding on the last Repayment Date (if any) shall be repaid in full on the Final Maturity Date.

5.2	Repayment of Contingent Facility Loan

(a)
Subject to paragraphs (b) to (e) (inclusive) of this Clause 5.2 (Repayment of the Contingent Facility Loan), the Company shall repay the Contingent Facility Loan in instalments on the Repayment Dates and in the amounts equal to the percentages of all Contingent Facility Loans made to the Company as at close of business in London on the last day of the Availability Period set out in Schedule 2 (Repayment Schedule) (as reduced from time to time by any prepayment, including but not limited to, a prepayment under clause 6.6 (Mandatory Prepayment from Excess Cash Flow) of the Common Terms Agreement, and as may be adjusted by the Parties subject to either (i) the terms of the Coordination Deed or (ii) paragraph (c) below) (each a "Contingent Facility Repayment Instalment").

(b)
If the First Repayment Date occurs less than six (6) months prior to the Second Repayment Date (or on the same date as the First Repayment Date), the amount of the Contingent Facility Loans to be repaid by the Company on the First Repayment Date shall be reduced on a pro rata basis by the following amount (the "Contingent Facility Deferred Amount"):

D = O * N1/180
Where:
D = the Contingent Facility Deferred Amount (expressed as a percentage);
O = an amount equivalent to the fixed percentage (expressed as a whole number rather than a percentage) of the Contingent Facility Repayment Instalment due on the First Repayment Date pursuant to the repayment schedule set out in Schedule 2 (Repayment Schedule) on the date of this Agreement (the "Original Contingent Facility Repayment Schedule"); and
N1 = the number of days between (a) the date falling six (6) months after the Initial Scheduled Commercial Start Date and (b) the First Repayment Date.
For example:

(i)	if the First Repayment Date occurs ninety (90) days prior to the Second Repayment Date, an amount equal to fifty per cent (50%) of the Contingent Facility Repayment Instalment shown in the Original Contingent Facility Repayment Schedule will be payable by the Company on the First Repayment Date; and

(ii)
if the First Repayment Date occurs on the date contemplated by paragraph (b) of the definition thereof, the entirety of the amount payable by the Company on the First Repayment Date will constitute a Contingent Facility Deferred Amount for application in accordance with paragraph (c) below.

(c)
If paragraph (b) above applies to the First Repayment Date, the Company shall supply to the Commercial Facilities Agent a revised repayment schedule to replace Schedule 2 (Repayment Schedule) reflecting the application of any Contingent Facility Deferred Amount to the remaining Contingent Facility Repayment Instalments on each Repayment Date (other than the Final Maturity Date) commencing on the Second Repayment Date, on a pro rata basis to the amount otherwise falling due on each such Repayment Date (the "Revised Contingent Facility Repayment Schedule").

(d)
Notwithstanding anything contained in paragraphs (b) and (c) above, the application of the Contingent Facility Deferred Amount shall only be permitted if after such deferral the Projected DSCR for each Calculation Date falling on or prior to the Final Maturity Date calculated on the basis of the Revised Contingent Facility Repayment Schedule would be not less than 1.25:1.

(e)	Any Contingent Facility Loan outstanding on the last Repayment Date (if any) shall be repaid in full on the Final Maturity Date.

5.3	Amounts paid to or received by the Commercial Facilities Agent

(a)
Amounts paid to or received by the Commercial Facilities Agent pursuant to this Agreement shall be promptly paid by the Commercial Facilities Agent to the Commercial Lenders or the Global Facility Agent (or retained by the Commercial Facilities Agent in the case of amounts payable to it pursuant to item (i) below) for application in the following order of priority:

(i)	first, to the outstanding fees, costs, expenses and indemnities then due and payable to the Commercial Facilities Agent;

(ii)	second, to the outstanding fees, costs, expenses and indemnities then due and payable to the Global Facility Agent;

(iii)	third, pro rata in accordance with the respective fees, costs, expenses, and indemnities then due and payable to the Commercial Lenders hereunder and under the Finance Documents;

(iv)	fourth, in or towards payments pro rata of any accrued interest, fees or commission then due and payable to the Commercial Lenders under the Finance Documents;

(v)	fifth, in or towards payment pro rata of any principal sum due to the Commercial Lenders but unpaid under the Finance Documents; and

(vi)	sixth, in or towards payment pro rata of any other sum due to the Commercial Facilities Agent or the Commercial Lenders but unpaid under the Finance Documents, provided however, that the Commercial Facilities Agent shall not be required to pay such amounts to any Commercial Lender if and to the extent that such Commercial Lender has failed to reimburse the Commercial Facilities Agent for any Required Payment and interest thereon, in which case such amounts shall be applied to the payment of such unpaid reimbursement obligation in relation to any such Required Payment.

(b)	The Commercial Facilities Agent must, if so directed by the Majority Commercial Lenders, vary the order set out in paragraphs (a)(i) to (a)(vi) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Company.

5.4	Prepayment and cancellation

(a)	The Company may only prepay or cancel any part of the Commercial Facilities in accordance with clause 6 (Prepayment and Cancellation) of the Common Terms Agreement.

(b)	The undrawn Commitment of each Commercial Lender will automatically be cancelled on the last day of the Availability Period relating to:

(i)	the Commercial Bank Facility; and

(ii)	the Contingent Facility.

6.	INTEREST PERIODS

6.1	Interest Periods

(a)	Each Interest Period for a Facilities Advance prior to the Commercial Start Date will be one (1) month, and thereafter, six (6) months.

(b)
Subject to paragraphs (c), (d) and (e) below, each Interest Period shall end on the same numbered day (the "later equivalent day"), in the calendar month in which it is to end, as the numbered day on which the first Interest Period for that Facilities Advance would have ended, in each case in the absence of (and before) any adjustment pursuant to Clause 6.2 (Non-Business Days). Where there is no later equivalent day then, subject to paragraphs (c), (d) and (e) below, the relevant Interest Period shall end on the last calendar day of the calendar month in which it is to end, subject to adjustment pursuant to Clause 6.2 (Non-Business Days).

(c)	An Interest Period for a Facilities Advance shall not extend beyond the Final Maturity Date.

(d)
Each Interest Period for a Facilities Advance under this Agreement shall start on the Drawdown Date for such Facilities Advance or (if already made) on the last day of its preceding Interest Period save in relation to any Interest Period which would otherwise end during the month preceding, or extending beyond, a Repayment Date, in which case, such Interest Period shall be of such duration that it shall end on that Repayment Date.

(e)
The Company agrees that the Interest Periods pursuant to this Clause 6.1 (Interest Periods) shall conform to the requirements of any Hedging Agreements entered into from time to time, so far as practically possible.

6.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

6.3	Consolidation of Facilities Advances

(a)
If two (2) or more Interest Periods relating to Commercial Bank Facility Advances made in the same currency end on the same date, those Commercial Bank Facility Advances will be consolidated into, and treated as, a single Commercial Bank Facility Advance made under the Commercial Bank Facility on the last day of the Interest Period.

(b)
If two (2) or more Interest Periods relating to Contingent Facility Advances made in the same currency end on the same date, those Contingent Facility Advances will be consolidated into, and treated as, a single Contingent Facility Advance made under the Contingent Facility on the last day of the Interest Period.

(c)
Any Facilities Advance under the Commercial Bank Facility or the Contingent Facility made during an Interest Period for a previous Facilities Advance (an "Existing Interest Period") will, subject to paragraphs (d) and (e) below, have an initial Interest Period ending on the last day of such Existing Interest Period.

(d)
The Commercial Facilities Agent shall be entitled to shorten any Interest Period for any Facilities Advance to ensure that the aggregate principal amount of Facilities Advances with an Interest Period ending on a Repayment Date is not less than the amount of principal due to be repaid on that Repayment Date.

(e)
If paragraph (c) above would result in a Facilities Advance having an Interest Period of less than one (1) month, then the initial Interest Period for such Facilities Advance will be such period as the Commercial Facilities Agent and the Company may agree.

(f)
If the Commercial Facilities Agent makes any change to the Interest Period referred to in paragraph (d) of this Clause 6.3 (Consolidation of Facilities Advances), it shall promptly notify the Company and the Commercial Lenders.

7.	PAYMENT AND CALCULATION OF INTEREST

7.1	Payment of Interest

(a)	On the last day of each Interest Period, the Company shall pay accrued interest on the Facilities Advance to which that Interest Period relates.

(b)
In the event the Company prepays all or any part of a Facilities Advance or Unpaid Sum on any day other than the last day of an Interest Period, the Company shall pay interest accrued on that Facilities Advance or Unpaid Sum (or part thereof) from the first day of the Interest Period during which such prepayment occurs until the date of prepayment, and, in addition, any amounts payable pursuant to Clause 8.5 (Break Costs).

7.2	Calculation of interest
The rate of interest on each Facilities Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin relating to the relevant Facilities Advance at that time; and

(b)	LIBOR.

7.3	Default Interest Periods

(a)
Default interest shall accrue on any Unpaid Sum from the due date up to the date of actual payment (both before and after judgement) at a rate of two (2) per cent per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Facilities Advance in the currency of the Unpaid Sum, as the case may be, for successive Interest Periods, each of a duration selected by the Commercial Facilities Agent. Any interest accruing under this Clause 7.3 (Default Interest Periods) shall be immediately payable by the Company on demand by the Commercial Facilities Agent.

(b)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

7.4	Notification of rates of interest
The Commercial Facilities Agent shall promptly notify the Commercial Lenders and the Company of the determination of a rate of interest under this Agreement.

8.	CHANGES TO THE CALCULATION OF INTEREST

8.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Facilities Advance, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Facilities Advance.

(b)
Reference Bank Rate: If paragraph (a) above applies but it is not possible to calculate the Interpolated Screen Rate for that Facilities Advance, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time on the Quotation Day for the currency of that Facilities Advance, and for a period equal in length to the Interest Period of that Facilities Advance.

8.2	Absence of quotations
Subject to Clause 8.3 (Market Disruption), if LIBOR is to be determined by reference to the Reference Bank(s) but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Bank(s).

8.3	Market Disruption

(a)
If a Market Disruption Event occurs in relation to a Facilities Advance for any Interest Period, then the rate of interest on each Commercial Lender's share of that Facilities Advance for that Interest Period shall be the rate per annum which is the sum of:

(i)	the applicable Margin;

(ii)
the rate specified by notice to the Commercial Facilities Agent from that Commercial Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Commercial Lender of funding its participation in that Facilities Advance from whatever source it may reasonably select.

(b)	In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Commercial Facilities Agent to determine LIBOR for Dollars for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Commercial Facilities Agent receives notification from a Commercial Lender or Commercial Lenders that the cost to it (or them) of obtaining matching deposits from whatever source it reasonably selects would be in excess of LIBOR for the relevant Interest Period.

8.4	Alternative Basis of Interest or Funding

(a)
If a Market Disruption Event occurs and the Commercial Facilities Agent or the Company so requires, the Commercial Facilities Agent and the Company shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Commercial Lenders and the Company, be binding on all Parties.

8.5	Break Costs
The Company shall, within three (3) Business Days of demand by a Commercial Lender, pay to that Commercial Lender its Break Costs attributable to:

(a)	all or any part of a Facilities Advance or an Unpaid Sum being paid by the Company on a day other than the last day of an Interest Period for that Facilities Advance or Unpaid Sum; or

(b)
a Commercial Lender funding its participation in a Facilities Advance requested by the Company in a Notice of Drawdown where such Facilities Advance is not made by reason of the operation of any one or more of the provisions of this Agreement, and in each case as set out in a certificate of the Commercial Lender in reasonable detail.

9.	INCREASED COSTS

9.1	Increased Costs

(a)
Subject to Clause 9.3 (Exceptions), the Company shall, within five (5) Business Days of a demand by the Commercial Facilities Agent, pay for the account of a Commercial Lender the amount of any Increased Costs incurred by that Commercial Lender or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement:

(i)	"Increased Costs" means:

(A)	a reduction in the rate of return from a Commercial Facility or on a Commercial Lenders' (or its Affiliates') overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Commercial Lender or any of its Affiliates to the extent that it is attributable to the Commercial Lender having entered into its Commercial Bank Facility Commitment or Contingent Facility Commitment, or funding or performing its obligations under this Agreement or the Common Terms Agreement, as the case may be; and

(ii)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

9.2	Increased Cost Claims

(a)
A Commercial Lender intending to make a claim pursuant to Clause 9.1 (Increased Costs) shall notify the Commercial Facilities Agent of the event giving rise to the claim, following which the Commercial Facilities Agent shall promptly notify the Company.

(b)	Each Commercial Lender shall, as soon as practicable after a demand by the Commercial Facilities Agent, provide a certificate confirming the amount of its Increased Costs.

9.3	Exceptions
Clause 9.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Company;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by clause 8.2(b) (Gross-up of Payments/Tax Indemnity) of the Common Terms Agreement or a payment in respect of Excluded Tax;

(d)	attributable to the wilful breach by the relevant Commercial Lender or its Affiliates of any law or regulation; or

(e)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III after the date of this Agreement) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Commercial Lender or any of its Affiliates).

10.	MITIGATION BY THE COMMERCIAL LENDERS

10.1	Mitigation by the Commercial Lenders

(a)
Each Commercial Lender shall, in consultation with the Company, use reasonable endeavours to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, Clause 9 (Increased Costs) provided that, in order to comply with such duty, no Commercial Lender shall be required to transfer any of its rights and obligations under the Finance Documents to an entity other than another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents or reduce any rights of the Commercial Lenders, in each case, under the Finance Documents.

10.2	Limitation of Liability

(a)
The Company shall promptly indemnify each Commercial Lender for all costs and expenses reasonably incurred by that Commercial Lender as a result of steps taken by it under Clause 10.1 (Mitigation by the Commercial Lenders).

(b)
A Commercial Lender is not obliged to take any steps under Clause 10.1 (Mitigation by the Commercial Lenders) if, in the opinion of that Commercial Lender (acting reasonably), to do so might be prejudicial to it or would be unlawful.

11.	COMMITMENT FEES

11.1	Commitment Fee

(a)
The Company shall pay to the Commercial Facilities Agent (for the account of each Commercial Lender under the Commercial Bank Facility), a commitment fee in Dollars of one per cent (1%) per annum, which shall start accruing from the earlier of Financial Close and the date which falls thirty (30) days after the signing date of this Agreement, until the last day of the Availability Period on that Commercial Lender's Available Commercial Bank Facility Commitment.

(b)
The Company shall pay to the Commercial Facilities Agent (for the account of each Commercial Lender under the Contingent Facility), a commitment fee in Dollars of one per cent (1%) per annum, which shall start accruing from the earlier of Financial Close and the date which falls thirty (30) days after the signing date of this Agreement, until the last day of the Availability Period on that Commercial Lender's Available Contingent Facility Commitment.

(c)	The accrued commitment fees shall be payable:

(i)	on the last day of each successive period of one (1) month which ends during the Availability Period;

(ii)	on the last day of the Availability Period; and

(iii)	on the cancelled amount of the relevant Commercial Lender's Commitment at the time the cancellation is effective.

12.	ROLE OF COMMERCIAL FACILITIES AGENT

12.1	Appointment of the Commercial Facilities Agent

(a)
Subject to Clause 12.10 (Resignation of the Commercial Facilities Agent), each of the Commercial Lenders hereby irrevocably appoints the Commercial Facilities Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Commercial Lenders authorises the Commercial Facilities Agent to exercise the rights, powers, authorities and discretions specifically given to the Commercial Facilities Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
The Commercial Facilities Agent's duties, rights and discretions are only those which are expressly specified in this Agreement and the Finance Documents, and no other duties, rights or discretions shall be implied.

12.2	Duties of the Agent

(a)	The Commercial Facilities Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Commercial Facilities Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Commercial Facilities Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Commercial Facilities Agent receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the Commercial Lenders.

(d)
If the Commercial Facilities Agent is aware of the non-payment of any principal, interest, Commitment Fee or other fee payable to a Commercial Lender (other than the Commercial Facilities Agent) under this Agreement it shall promptly notify the other Commercial Lenders.

(e)	The Commercial Facilities Agent's duties under this Agreement are solely mechanical and administrative in nature.

12.3	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Commercial Facilities Agent as a trustee or fiduciary of any other person.

(b)	The Commercial Facilities Agent shall not be bound to account to any Commercial Lender for any sum or the profit element of any sum received by it for its own account.

12.4	Rights and discretions of the Commercial Facilities Agent

(a)	The Commercial Facilities Agent may:

(i)	rely on:

(A)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(B)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(ii)	assume that:

(A)	any instructions received by it from the Majority Commercial Lenders, any Commercial Lender or any group of Commercial Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (iii) above, may assume the truth and accuracy of that certificate.

(b)	The Commercial Facilities Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Commercial Lenders) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under clause 27.2 (Non-Payment by Company) of the Common Terms Agreement); and

(ii)	any right, power, authority or discretion vested in any Party or the Majority Commercial Lenders has not been exercised.

(c)	The Commercial Facilities Agent may, at its own cost, engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Commercial Facilities Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Commercial Facilities Agent (and so separate from any lawyers instructed by the Commercial Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)
The Commercial Facilities Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Commercial Facilities Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Commercial Facilities Agent may act in relation to the Finance Documents through its personnel and agents.

(g)	The Commercial Facilities Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, the Commercial Facilities Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

12.5	Excluded Obligations of the Commercial Facilities Agents
Notwithstanding anything to the contrary expressed or implied herein, the Commercial Facilities Agent shall not:

(a)	be bound to enquire as to:

(i)	whether or not any representation made by any person in connection with a Transaction Document is true;

(ii)	the occurrence or otherwise of any Event of Default or Potential Event of Default;

(iii)	the performance by any other party to a Transaction Document of its obligations thereunder; or

(iv)	any breach of or default by the Company or any other person of or under its obligations under any Transaction Document;

(b)	be bound to account to any Commercial Lender for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person any information if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

(d)	be under any obligations other than those for which express provision is made in the Finance Documents; or

(e)	be bound to take any action which it reasonably considers to be contrary to law or regulation.

12.6	Majority Commercial Lenders' instructions

(a)
Subject to the Coordination Deed, the Commercial Facilities Agent shall (i) exercise any right, power, authority or discretion vested in it as Commercial Facilities Agent in accordance with any instructions given to it by the Majority Commercial Lenders (or, if so instructed by the Majority Commercial Lenders, refrain from exercising any right, power, authority or discretion vested in it as Commercial Facilities Agent), which such instructions shall be binding on all of the Commercial Lenders and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Commercial Lenders.

(b)	Subject to the Coordination Deed, any instructions given by the Majority Commercial Lenders will be binding on all the Commercial Lenders.

(c)
The Commercial Facilities Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Commercial Lenders as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Commercial Facilities Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(d)
The Commercial Facilities Agent may refrain from acting in accordance with the instructions of the Majority Commercial Lenders (or, if appropriate, the Commercial Lenders) until it has received any indemnification and/or security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(e)
In the absence of instructions from the Majority Commercial Lenders, (or, if appropriate, the Commercial Lenders) the Commercial Facilities Agent may act (or refrain from taking action) as it considers to be in the best interest of the Commercial Lenders.

12.7	No duty to monitor
The Commercial Facilities Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

12.8	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Commercial Facilities Agent will not be liable for:

(i)	any failure:

(A)	to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any Finance Document;

(B)	to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of such person;

(C)
to effect or procure registration of or otherwise perfect or protect any of the Security Interests by registering the same under any applicable registration laws in any territory (other than for additional costs (excluding losses) arising due to any such failure);

(D)
to take, or to require of the Company or any other person to take, any steps to render any of the Security Interests effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

(E)	to require any further assurances in relation to any of the Security Documents, provided that, prior to the enforcement of any Security Interests, the Commercial Facilities Agent shall be so liable if directly resulting from its gross negligence or wilful default;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Commercial Facilities Agent) may take any proceedings against any officer, employee or agent of the Commercial Facilities Agent in respect of any claim it might have against the Commercial Facilities Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Commercial Facilities Agent may rely on this Clause 12.8 (Exclusion of liability).

(c)
The Commercial Facilities Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Commercial Facilities Agent if the Commercial Facilities Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Commercial Facilities Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Commercial Facilities Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Commercial Lender, on behalf of any Commercial Lender and each Commercial Lender confirms to the Commercial Facilities Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Commercial Facilities Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Commercial Facilities Agent's liability, any liability of the Commercial Facilities Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Commercial Facilities Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Commercial Facilities Agent at any time which increase the amount of that loss. In no event shall the Commercial Facilities Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Commercial Facilities Agent has been advised of the possibility of such loss or damages.

12.9	Commercial Lenders' indemnity to the Commercial Facilities Agent
Each Commercial Lender shall (in proportion to its share of the Facilities Commitments or, if the Facilities Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Commercial Facilities Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence, in relation to any FATCA-related liability or any other category of liability whatsoever) incurred by the Commercial Facilities Agent (otherwise than by reason of the Commercial Facilities Agent's gross negligence or wilful misconduct) in acting as Commercial Facilities Agent under this Agreement, save to the extent the same is recovered from the Company.

12.10	Resignation of the Commercial Facilities Agent

(a)	The Commercial Facilities Agent may resign and appoint one of its Affiliates as successor by giving not less than thirty (30) days prior written notice to the other Commercial Lenders and the Company.

(b)
Alternatively the Commercial Facilities Agent may resign by giving not less than thirty (30) days prior written notice to the other Commercial Lenders and the Company, in which case the Majority Commercial Lenders (after consultation with the Company) may appoint a successor Commercial Facilities Agent.

(c)
If the Majority Commercial Lenders have not appointed a successor Commercial Facilities Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Commercial Facilities Agent (after consultation with the Company) may appoint a successor Commercial Facilities Agent.

(d)
The retiring Commercial Facilities Agent shall, at the sole cost of the Company, make available to the successor Commercial Facilities Agent such documents and records and provide such assistance as the successor Commercial Facilities Agent may reasonably request for the purposes of performing its functions as Commercial Facilities Agent under the Finance Documents.

(e)	The Commercial Facilities Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor;

(ii)	the Commercial Facilities Agent's rights, benefits and obligations under the Finance Documents being transferred to its successor; and

(iii)	the Commercial Facilities Agent's successor confirming its agreement to be bound by the provisions of the Finance Documents and all the other related agreements to which it is a party.

(f)
Upon the appointment of a successor, the retiring Commercial Facilities Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 12 (Role of Commercial Facilities Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Commercial Lenders may, by notice to the Commercial Facilities Agent, require it to resign in accordance with paragraph (b) above. In this event, the Commercial Facilities Agent shall resign in accordance with paragraph (b) above (and, if an Insolvency Event has occurred in respect of the Commercial Facilities Agent, the Majority Commercial Lenders or the Company may remove the Commercial Facilities Agent immediately from its appointment hereunder by notice to the Commercial Facilities Agent, the Commercial Lenders and otherwise in accordance with paragraph (b)). The Commercial Lenders shall, acting reasonably, consider any request by the Company to replace the Commercial Facilities Agent if the Commercial Facilities Agent is entitled to make a deduction or withholding in accordance with Clause 12.18 (Commercial Facilities Agent's Taxes).

12.11	Resignation of the Commercial Facilities Agent due to FATCA
The Commercial Facilities Agent shall resign in accordance with this Clause 12.11 (Resignation of the Commercial Facilities Agent due to FATCA) (and, to the extent applicable, shall use reasonable endeavors to appoint a successor Commercial Facilities Agent pursuant to Clause 12.11 (Resignation of the Commercial Facilities Agent due to FATCA)) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Commercial Facilities Agent under this Agreement, either:

(a)
the Commercial Facilities Agent fails to respond to a request under clause 8.6 (FATCA Information) of the Common Terms Agreement and the Company or a Commercial Lender reasonably believes that the Commercial Lender will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Commercial Facilities Agent pursuant to clause 8.6 (FATCA Information) of the Common Terms Agreement indicates that the Commercial Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)
the Commercial Facilities Agent notifies the Company and the Commercial Lenders that the Commercial Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Commercial Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Commercial Facilities Agent were a FATCA Exempt Party, and the Company or that Commercial Lender, by notice to the Commercial Facilities Agent, requires it to resign.

12.12	Confidentiality

(a)
In acting as agent for the Commercial Lenders, the Commercial Facilities Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Commercial Facilities Agent, it may be treated as confidential to that division or department and the Commercial Facilities Agent shall not be deemed to have notice of it.

12.13	Other Finance Documents
Each Commercial Lender irrevocably authorises the Commercial Facilities Agent to execute on its behalf the Finance Documents which are expressed to be executed by the Commercial Facilities Agent as agent for such Commercial Lender.

12.14	Commercial Facilities Agent's Business
The Commercial Facilities Agent may accept deposits from, lend money to and generally engage in any kind of lending or other business with any person including the Company and any party to any Transaction Document.

12.15	Exclusion of the Commercial Facilities Agent's Liabilities
The Commercial Facilities Agent does not accept any responsibility for the accuracy and/or completeness of any other information supplied in connection with any Transaction Document or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and the Commercial Facilities Agent shall not be under any liability as a result of taking or omitting to take any action in relation thereto save in the case of gross negligence or wilful misconduct.

12.16	Commercial Lender's Responsibility
It is understood and agreed by each Commercial Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company, each other party to any Transaction Document and the Project and, accordingly, each Commercial Lender warrants to the Commercial Facilities Agent that it has not relied on and will not hereafter rely on the Commercial Facilities Agent:

(a)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been approved by or circulated to such Finance Party by the Commercial Facilities Agent);

(b)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any Finance Document, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any Finance Document, any Security Interest to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)
to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any Finance Document or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)
to check or enquire on its behalf into the ownership, value or sufficiency of any property the subject of any of the Security Interests, the priority of any of the Security Interests, the right or title of any person in or to any property comprised therein or the existence of any Security Interest affecting the same; or

(e)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any person or the Project.

12.17	Commercial Facilities Agent as a Commercial Lender
The Commercial Facilities Agent shall, if it is also a Senior Lender, have the same rights and powers under this Agreement as any other Senior Lender and may exercise those rights and powers as though it were not the Commercial Facilities Agent.

12.18	Commercial Facilities Agent's Taxes
The Commercial Facilities Agent shall be entitled to make the deductions and withholdings (on account of Taxes or otherwise) from payments to any person under the Finance Documents which it is required by any Applicable Law to make, in respect of anything done by it in its capacity as Commercial Facilities Agent or otherwise by virtue of its capacity as Commercial Facilities Agent. The Company agrees that the Secured Obligations shall only be discharged by virtue of receipt of recovery by the Commercial Facilities Agent of proceeds recovered following enforcement, or of payments made by the Commercial Facilities Agent hereunder, to the extent that the ultimate recipient actually receives monies from the Commercial Facilities Agent.

12.19	Impaired Commercial Facilities Agent

(a)
If, at any time, the Commercial Facilities Agent becomes an Impaired Agent, the Company or a Finance Party which is required to make a payment under the Finance Documents in accordance with clause 36.1 (Payments to the Senior Lenders and Hedge Providers) of the Common Terms Agreement may instead either (i) pay that amount directly to the required recipient or (ii) pay that amount to the Relevant Account. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the Relevant Account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party to a Finance Document which has made a payment in accordance with this Clause 12.19 (Impaired Commercial Facilities Agent) shall be discharged of the relevant payment obligation under the Finance Documents and will not take any credit risk with respect to the amounts standing to the credit of the Relevant Account.

(d)
Promptly upon the appointment of a successor Commercial Facilities Agent in accordance with Clause 12.11 (Resignation of the Commercial Facilities Agent due to FATCA), each Party to a Finance Document which has made a payment to a Relevant Account in accordance with this Clause 12.19 (Impaired Commercial Facilities Agent) must give all requisite instructions to the bank with whom the Relevant Account is held to transfer the amount (together with any accrued interest) to the successor Commercial Facilities Agent for distribution in accordance with clause 36.3 (Distributions by the Agents) of the Common Terms Agreement.

12.20	Communication when Commercial Facilities Agent is an Impaired Agent
If the Commercial Facilities Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Commercial Facilities Agent, communicate with each other directly and (while the Commercial Facilities Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Commercial Facilities Agent will be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision will not operate after a replacement Commercial Facilities Agent has been appointed.

13.	EVENTS OF DEFAULT

(a)
The Facilities Advances (and any other sums then owed by the Company to the Commercial Lenders under this Agreement) shall become immediately due and payable upon a declaration to that effect by the Global Facility Agent pursuant to clause 28.1 (Remedies Following Event of Default) of the Common Terms Agreement, whereupon the Commercial Facilities Agent shall become entitled to select as the duration of each Interest Period that begins thereafter any period of six (6) months or less.

(b)
The Available Commercial Bank Facility Commitments and Available Contingent Facility Commitments of each Commercial Lender shall be cancelled upon a declaration to that effect by the Global Facility Agent pursuant to clause 28.1 (Remedies Following Event of Default) of the Common Terms Agreement.

14.	AMENDMENTS AND WAIVERS

14.1	Required Consents

(a)
Subject to the Coordination Deed and Clause 1.3 (Third Party Rights) Clause 14.2 (Exceptions) below, any term of this Agreement may be amended or waived only by an agreement in writing signed by the Company and the Majority Commercial Lenders, or by the Commercial Facilities Agent acting on the instructions of the Majority Commercial Lenders and any such amendment or waiver will be binding on all the Parties.

(b)
The Commercial Facilities Agent may effect, on behalf of any Commercial Lender, any amendment or waiver permitted by this Clause 14 (Amendments and Waivers). The Commercial Facilities Agent must notify the other Parties promptly of any amendment or waiver effected by it under this paragraph.

14.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Commercial Lenders in Clause 1.1 (Definitions);

(ii)	an extension of the date of payment of any amount to a Commercial Lender under a Commercial Facility;

(iii)
a reduction in any Margin or a reduction in the amount or change in currency of any payment of principal, interest, fees payable or other amount payable to a Commercial Lender under a Commercial Facility;

(iv)	any provision which expressly requires the consent of all the Commercial Lenders;

(v)
an increase in, or an extension of, any Facilities Commitment of any Commercial Lender, the Total Commercial Facilities Commitments or any requirement that a cancellation of any part of the Total Commercial Facilities Commitments reduces the Facilities Commitment of the Commercial Lender rateably under the Commercial Facilities; or

(vi)	this Clause 14 (Amendments and Waivers),
shall not be made without the prior written consent of all the Commercial Lenders (or by the Commercial Facilities Agent on their behalf) and the Company.

(b)	Any reduction in the Facilities Commitments of a Commercial Lender, other than in accordance with clause 6.3 (Voluntary Cancellation) or clause 6.16 (Right of Cancellation and Repayment in Relation to a Single Lender) of the Common Terms Agreement, shall require that Commercial Lender's prior written consent.

(c)	Any amendment or waiver which relates to the rights or obligations of the Commercial Facilities Agent may only be made with the consent of the Commercial Facilities Agent.

(d)
Notwithstanding paragraphs (a), (b) and (c) above, a Fee Letter relating to a fee payable to the Commercial Facilities Agent may be amended or waived with the agreement of the Commercial Facilities Agent and the Company.

15.	PAYMENT MECHANICS

15.1	Payments to the Commercial Facilities Agent

(a)
Save as otherwise provided in any Finance Document, each payment received by the Commercial Facilities Agent for the account of a Commercial Lender shall be made available by the Commercial Facilities Agent to such Commercial Lender (or, as the case may be, its own account) for value on the due date for payment in same day funds to such account or bank as the Commercial Facilities Agent may have specified for this purpose.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Commercial Facilities Agent specifies.

15.2	Distributions by the Commercial Facilities Agent
Each payment received by the Commercial Facilities Agent under the Finance Documents for another Party shall, subject to Clause 15.3 (Distributions to the Company) and Clause 15.4 (Clawback), be made available by the Commercial Facilities Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Commercial Lender, for the account of its Facility Office), to such account as that Party may notify to the Commercial Facilities Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency.

15.3	Distributions to the Company
The Commercial Facilities Agent may (in accordance with clause 37 (Set-off) of the Common Terms Agreement) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

15.4	Clawback

(a)
Where a sum is to be paid to the Commercial Facilities Agent under the Finance Documents for another Party, the Commercial Facilities Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Commercial Facilities Agent pays an amount to another Party and it proves to be the case that the Commercial Facilities Agent had not actually received that amount, then the Party to whom that amount was paid by the Commercial Facilities Agent shall on demand refund the same to the Commercial Facilities Agent together with commission on that amount from the date of payment to the date of receipt by the Commercial Facilities Agent, calculated by the Commercial Facilities Agent to reflect its actual cost of funds.

(c)
If the Commercial Facilities Agent is willing to make available amounts for the account of the Company before receiving funds from the Commercial Lenders, then if and to the extent that the Commercial Facilities Agent does so but it proves to be the case that it does not then receive funds from a Commercial Lender in respect of a sum which it paid to the Company:

(i)	the Company shall on demand refund it to the Commercial Facilities Agent; and

(ii)
the Commercial Lender by whom those funds should have been made available or, if that Commercial Lender fails to do so, the Company, shall on demand pay to the Commercial Facilities Agent the amount (as certified by the Commercial Facilities Agent) which will indemnify the Commercial Facilities Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Commercial Lender.

15.5	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

16.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

17.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law.

18.	ARBITRATION

(a)
Any dispute, controversy or claim arising out of or relating to this Agreement, the breach, termination, existence or validity thereof or any non-contractual obligations arising out of or relating to this Agreement (a "Dispute") shall be referred to and finally settled by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (respectively, the "LCIA" and the "Rules") as in force at the date of this Agreement (which Rules are deemed to be incorporated by reference into this Clause 18 (Arbitration) (save as expressly amended herein)). Service of any request made pursuant to this Clause 18 (Arbitration) shall be in accordance with the provisions for the sending of notices under clause 38 (Notices) of the Common Terms Agreement.

(b)
The arbitral tribunal (the "Arbitral Tribunal") shall consist of three (3) arbitrators. The claimant(s) in their request for arbitration shall jointly nominate one (1) arbitrator and the respondent(s) shall jointly nominate one (1) arbitrator provided that if a party fails to nominate an arbitrator within thirty (30) days of receipt of the request for arbitration, such appointment shall be made, at the request of such other party, by the LCIA. The third arbitrator, who shall serve as the presiding arbitrator, shall be jointly nominated by the other two arbitrators within thirty (30) days of the confirmation of the second arbitrator. If the presiding arbitrator is not nominated within this time period, the LCIA shall appoint such arbitrator.

(c)
The seat, or legal place, of arbitration shall be London, England and the procedural law applicable to the arbitration proceedings shall be English law. The language used in the arbitral proceedings shall be English and all documents submitted in the arbitral proceedings shall be in the English language or, if in another language, accompanied by an English translation.

(d)
Any award of the Arbitral Tribunal shall be immediately binding on the Parties. Any monetary award shall be made and payable in dollars and the Arbitral Tribunal shall be authorised to grant pre-award and post-award interest at commercial rates. The Parties waive any right of application to determine a preliminary point of law under section 45 of the Arbitration Act 1996 or appeal on a point of law to a court of law under section 69 of the Arbitration Act 1996.

(e)	This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(f)	Nothing in these dispute resolution provisions shall be construed as preventing any Party from seeking conservatory or similar interim relief from any court of competent jurisdiction.

(g)
The Arbitral Tribunal shall have the power to allow third parties to be joined in the arbitration as a party in accordance with the Rules and may make a single, final award determining all Disputes between them.

(h)
Where: (a) a Dispute has been referred to arbitration under this Agreement or under the Common Terms Agreement, any other Facility Agreement, the Equity Subscription and Retention Agreement, the Coordination Deed, the English Charge and Assignment, the Assignment of Reinsurances, any Subordination Agreement, any Subordinated Loan Assignment Agreement, any Hedging Agreement, any Direct Agreement (except the Consolidated Project Agreement Direct Agreement) (each an

"Existing Dispute"); and (b) a new Dispute has arisen under this Agreement relating either to issues or to facts which are substantially the same as those to be determined in an Existing Dispute (a "Related Dispute");

(i)	the Parties may agree that the Arbitral Tribunal appointed or to be appointed in respect of such Existing Dispute shall also be appointed in respect of such Related Dispute; and

(ii)
if an Arbitral Tribunal has been appointed in the Existing Dispute, and no Arbitral Tribunal has been appointed in a Related Dispute or is composed of the same arbitrators as in the Existing Dispute, the Arbitral Tribunal in the Existing Dispute shall have the power, upon the request of a party to the Existing Dispute or a Related Dispute, to order the consolidation of the whole or part of both sets of arbitration proceedings in accordance with the Rules, provided it determines that:

(A)	it would be just and equitable and procedurally efficient to do so; and

(B)	no party to either the Existing Dispute or the Related Dispute would be materially prejudiced as a result.

(i)	This agreement to arbitrate shall be binding upon the successors, assigns and any trustee or receiver of each party

19.	SOVEREIGN IMMUNITY
To the extent that the Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether before the issue of an award or judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL COMMERCIAL LENDERS AND FACILITIES COMMITMENTS

Name of Original Commercial Lender	Commercial Bank Facility (US$)	Contingent Facility (US$)
Ahli United Bank B.S.C.	44,079,631.00	4,181,818.00
Arab Petroleum Investments Corporation (APICORP)	66,119,447.00	6,272,727.00
Standard Chartered Bank (Hong Kong) Limited	35,263,706.00	3,345,455.00
Total	145,462,784.00	13,800,000.00

SCHEDULE 2
REPAYMENT SCHEDULE

Repayment Date	Commercial Bank Facility Percentage	Contingent Facility Percentage
First Repayment Date	2.0898%	2.0898%
Second Repayment Date	2.0981%	2.0981%
Second Repayment Date + 6 Months	1.9617%	1.9617%
Second Repayment Date + 12 Months	1.9840%	1.9840%
Second Repayment Date + 18 Months	2.0717%	2.0717%
Second Repayment Date + 24 Months	2.0849%	2.0849%
Second Repayment Date + 30 Months	2.1733%	2.1733%
Second Repayment Date + 36 Months	2.1906%	2.1906%
Second Repayment Date + 42 Months	2.2556%	2.2556%
Second Repayment Date + 48 Months	2.2771%	2.2771%
Second Repayment Date + 54 Months	2.3567%	2.3567%
Second Repayment Date + 60 Months	2.3939%	2.3939%
Second Repayment Date + 66 Months	2.4862%	2.4862%
Second Repayment Date + 72 Months	2.5173%	2.5173%
Second Repayment Date + 78 Months	2.6109%	2.6109%
Second Repayment Date + 84 Months	2.6473%	2.6473%
Second Repayment Date + 90 Months	2.7219%	2.7219%
Second Repayment Date + 96 Months	2.7638%	2.7638%
Second Repayment Date + 102 Months	2.8521%	2.8521%
Second Repayment Date + 108 Months	2.9082%	2.9082%
Second Repayment Date + 114 Months	3.0057%	3.0057%
Second Repayment Date + 120 Months	3.0596%	3.0596%
Second Repayment Date + 126 Months	3.1587%	3.1587%
Second Repayment Date + 132 Months	3.2191%	3.2191%
Second Repayment Date + 138 Months	3.3108%	3.3108%

Second Repayment Date + 144 Months	3.3781%	3.3781%
Second Repayment Date + 150 Months	3.4757%	3.4757%
Second Repayment Date + 156 Months	3.5553%	3.5553%
Second Repayment Date + 162 Months	3.6592%	3.6592%
Second Repayment Date + 168 Months	3.7414%	3.7414%
Second Repayment Date + 174 Months	3.8466%	3.8466%
Second Repayment Date + 180 Months	3.9367%	3.9367%
Second Repayment Date + 186 Months	4.0435%	4.0435%
Second Repayment Date + 192 Months	2.8355%	2.8355%
Second Repayment Date + 198 Months	2.8874%	2.8874%
Final Maturity Date	1.4416%	1.4416%

[Signature page to Commercial Facilities Agreement]

EXECUTION PAGES

THE COMPANY

By: Qaisar M Zaman)
)
) ....
Name: DIRECTOR) Authorised Signatory
)

Notice Details:

Tel: +973 17 101 400

Fax: +973 17 101 422

Attn: Mr. Qaisar Zaman

Email: qzaman@nogaholding.com

[Signature page to Commercial Facilities Agreement]

THE COMMERCIAL FACILITIES AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:))))) .... Authorised Signatory

Name: Charles Mildred
Associate Director, Agency UK/Europe
Standard Chartered Bank

Notice Details:

Address:	Standard Chartered Bank, 1 Basinghall Avenue, London, EC2V 5DD
Fax:	020 7885 9728
Attn:	Asset Servicing - Manager
Email:	loansagencyuk@sc.com

[*Signature page to Commercial Facilities Agreement*]

THE GLOBAL FACILITY AGENT

Signed for and on behalf of
STANDARD CHARTERED BANK

By:		)	
		)	
Name:	Charles Mildred Associate Director, Agency UK/Europe Standard Chartered Bank	)	…………………………
		)	Authorised Signatory
		)	

Notice Details:

Address:	Standard Chartered Bank, 1 Basinghall Avenue, London, EC2V 5DD
Fax:	020 7885 9728
Attn:	Asset Servicing - Manager
Email:	loansagencyuk@sc.com

[*Signature page to Commercial Facilities Agreement*]

THE COMMERCIAL LENDERS

Signed for and on behalf of
AHLI UNITED BANK B.S.C.

By:) .... Shyam Sunder B 1075

Name:) Authorised Signatory

By:) .... Derek Lunt A1084

Name:) Authorised Signatory

Notice Details (Credit and Documentation):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Shyam Sunder / Mohammed Turabi / Mahmood Mohamed / Sayed Qudsi A
Tel:	+973 1758 5849 / +973 1758 6158 / +973 1758 5643 / +973 1758 6104
Email:	shyam.sunder@ahliunited.com / mohammed.turabi@ahliunited.com / Mahmood.mohamed@ahliunited.com / sayed.qudsi@ahliunited.com

Notice Details (Operational and Administrative):

Address:	Ahli United Bank B.S.C., 2495 Al Seef District, PO Box 2424, Manama 428, Kingdom of Bahrain
Attn:	Tahani Al-Wadaei / Sushil Pandey / Sanjay Parthasarathy
Tel:	+973 1758 5871 / +973 1758 5763 / +973 1758 6116
Email:	tahini.alwadaei@ahliunited.com / sushil.pandey@ahliunited.com / sanjay.parthasarathy@ahliunited.com

[*Signature page to Commercial Facilities Agreement*]

Signed for and on behalf of
ARAB PETROLEUM INVESTMENTS CORPORATION (APICORP)

By:	)))	…………………………………………
Name:	))	Authorised Signatory Nicolas Thevenot - Executive Vice President & Head Corporate Finance
By:	)))	…………………………………………
Name:	))	Authorised Signatory Rajesh Ramanathan - Senior Vice President - Project Finance Corporate Finance

Notice Details:

Address:	P.O.Box 9599, Dammam – 31423, Kingdom of Saudi Arabia
Tel:	+966 13 8470444
Fax:	+966 13 8470011/0022
Attn:	Nicolas Thévenot (EVP & Head of Corporate Finance) / Ali Fadel (Head of Legal)
Email:	nthevenot@apicorp-arabia.com / afadel@apicorp-arabia.com

[*Signature page to Commercial Facilities Agreement*]

By: Helen Hui
Managing Director
Head, Corporate & Institutional Banking

Name:

) ....
) Authorised Signatory

Notice Details (Drawdown Notifications):

Fax: +852 2267 0822

Attn: HK, Loans Processing

Email: HKFax.Loanadmin@sc.com / Loansprocessing.HK@sc.com

For queries or escalations:

Tel: +91 44 422 19183 / +91 44 422 14574 / +91 44 422 14998
+91 44 434 17417 (as secondary contact)

Attn: Krishnaswamy Srinivasan / Prathiba Murugan / Parthiban Sambandam
Narasimhan, Esl (as secondary contact)

Email: HKFax.Loanadmin@sc.com / srinivasan.krishnaswamy@sc.com /
prathiba.murugan@sc.com / parthiban.sambandam@sc.com
Esl.narasimhan@sc.com (as secondary contact)

Please mark a copy to jen.ahn@sc.com and HKFax.Loanadmin@sc.com for all drawdown-related emails.

Notice Details (Non-Drawdown Notifications):

Address: Standard Chartered Bank, Dubai International Financial Centre, Building One, DIFC Gate Precinct, Level 7, P.O. Box 999, Dubai, United Arab Emirates

Fax: +971 4 428 2599

Attn: (1) Sachin Patwardhan / Portfolio Analysis and Management Team, (2) Bilal Khalid / Rohit Balakrishnan

Email: patwardhan.sachin@sc.com / bilal.khalid@sc.com / rohit.balakrishnan@sc.com

With a copy to:

Address: Standard Chartered Bank (Hong Kong) Limited, 22/F Standard Chartered Bank Bldg, No. 4-4A Des Voeux Rd, Central, HK

Tel: +852 2821 1437

Attn: Jen Ahn

Email: jen.ahn@sc.com

[Signature page to Commercial Facilities Agreement]